Y



   As filed with the Securities and Exchange Commission on April 21, 1999
                                                              File No. 333-38189
================================================================================




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 -------------





                        POST-EFFECTIVE AMENDMENT NO. 8 TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                                 -------------


                     BOSTON CAPITAL TAX CREDIT FUND IV L.P.
                                       and
                             BCTC IV ASSIGNOR CORP.

     (Exact name of registrants as specified in their governing instruments)


                          One Boston Place, Suite 2100
                           Boston, Massachusetts 02108
                    (Address of principal executive offices)


                  Richard J. DeAgazio, Executive Vice President
                          Boston Capital Partners, Inc.
                          One Boston Place, Suite 2100
                          Boston, Massachusetts 02108
                     (Name and address of agent for service)

                                 -------------

                                    Copy to:
                              Scott Nemeroff, Esq.
                                 Peabody & Brown
                             1255 23rd Street, N.W.
                             Washington, D.C. 20037


     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

================================================================================

                    BOSTON CAPITAL TAX CREDIT FUND IV L.P.'S
                        POST-EFFECTIVE AMENDMENT NO. 8 TO
                       REGISTRATION STATEMENT ON FORM S-11



                              CROSS REFERENCE SHEET


Item                                                                            Location in
 No.                       Caption                                              Prospectus
 ---                       -------                                              ----------
1.         Forepart of Registration Statement and Outside Front Cover
           Page of Prospectus ................................................. Cover Page

2.         Inside Front and Outside Back Cover
           Pages of Prospectus ................................................ Inside Front and Outside
                                                                                Bank Cover Pages

3.         Summary Information, Risk Factors and Ratio of Earnings to
           Fixed Charges....................................................... Summary; Conflicts of Interest;
                                                                                Risk Factors

4.         Determination of Offering Price..................................... *

5.         Dilution............................................................ *

6.         Selling Securities Holders.......................................... *

7.         Plan of Distribution................................................ The Offering

8.         Use of Proceeds..................................................... Estimated Use of Proceeds;
                                                                                Investment Objectives and
                                                                                Acquisition Policies

9.         Selected Financial Data............................................. *

10.        Management's Discussion and Analysis of Financial Condition
           and Results of Operations........................................... Investment Objectives and
                                                                                Acquisition Policies; Investment in
                                                                                Operating Partnerships

11.        General Information as to Registrant................................ Summary; Management; Investment
                                                                                Objectives and Acquisition
                                                                                Policies; Summary of Certain
                                                                                Provisions of the Fund Agreement



12.        Policy With Respect to Certain Activities........................... Summary; Investment Objectives and
                                                                                Acquisition Policies; Summary of
                                                                                Certain Provisions of the Fund
                                                                                Agreement; Reports

13.        Investment Policies of Registrant................................... Summary; Investment Objectives and
                                                                                Acquisition Policies; Investment in
                                                                                Operating Partnerships

14.        Description of Real Estate.......................................... Investment Objectives and
                                                                                Acquisition Policies; Investment in
                                                                                Operating Partnerships

15.        Operating Data...................................................... *

16.        Tax Treatment of Registrant and its Security Holders................ Summary; Risk Factors; Federal
                                                                                Income Tax Matters

17.        Market Price of and Dividends on Registrant's Common Equity
           and Related Stockholder Matters..................................... *

18.        Description of Registrant's Securities.............................. Summary; Risk Factors; Investment
                                                                                Objectives and Acquisition
                                                                                Policies; Sharing Arrangements:
                                                                                Profits, Credits, Losses, Net Cash
                                                                                Flow and Residuals

19.        Legal Proceedings................................................... *

20.        Security Ownership of Certain Beneficial
           Owners and Management............................................... Management; Conflicts of Interest;
                                                                                The Offering

21.        Directors and Executive Officers.................................... Management

22.        Executive Compensation.............................................. Management; Compensation and Fees;
                                                                                Conflicts of Interest

23.        Certain Relations and Related Transactions.......................... Management; Conflicts of Interest;
                                                                                Compensation and Fees



24.        Selection, Management and Custody of
           Registrant's Investment............................................. Investment Objectives and
                                                                                Acquisition Policies; Investment in
                                                                                Operating Partnerships; Management;
                                                                                Compensation and Fees; Conflicts of
                                                                                Interest

25.        Policies With Respect to Certain Transactions....................... Conflicts of Interest; Management

26.        Limitations of Liability............................................ Risk Factors; Fiduciary
                                                                                Responsibility of the General
                                                                                Partner; Summary of Certain
                                                                                Provisions of the Fund Agreement

27.        Financial Statements and Information................................ Reports of Independent Certified
                                                                                Public Accountants and Financial
                                                                                Statements

28.        Interests of Named Experts and
           Counsel(1).......................................................... *

29.        Disclosure of Commission Position on
           Indemnification for Securities Act Liabilities...................... Fiduciary Responsibility of the
                                                                                General Partner

------------
(1) Omitted since answers are negative or inapplicable.

                                                                               Y
                                JUNE ______, 1999
                       SUPPLEMENT NO. __ TO PROSPECTUS FOR
                     BOSTON CAPITAL TAX CREDIT FUND IV L.P.
                                      DATED
                            __________________, 1999

                   (SUPPLEMENT OFFERING BCTC IV SERIES 36 AND
                  IDENTIFYING CERTAIN ANTICIPATED INVESTMENTS)

         This Supplement is part of, and should be read in conjunction with, Boston Capital's Prospectus. Capitalized terms used herein but not defined have the meanings ascribed to them in the Prospectus. This Supplement No. __ supersedes all previous supplements to the prospectus.


Series 36's Purpose--

o to invest in other limited partnerships that will each develop, own and operate an apartment complex used as low and moderate income housing.

Terms of Offering--

o Series 36 is offering at least 250,000 ($2.5 million) and up to 2,500,000 ($25 million) Beneficial Assignee Certificates that are the equivalent of limited partnership interests in Series 36;

o the price of the certificates is $10 a piece with a minimum investment of $5,000;

o    this offering will end no later than December 31, 1999; and

o your money will be held in escrow until at least 250,000 certificates are sold.

Series 36's Investors Will Receive--

o    federal housing tax credits;

o    tax losses that can offset passive income from any other investments; and

o    profits, if any, from the sale of the apartment complexes.

            Prior Performance of Boston Associates and Its Affiliates

Boston Capital Tax Credit Fund IV L.P. (the "Fund") has issued other series in other offerings--Series 20 to Series 35. The Fund has issued a total of ___________________ certificates, raised $_____________ and admitted ________
investors within Series 20 through 35, and may still sell up to $____________ to the public if all the certificates in Series 36 are sold. See "Prior Performance of Boston Associates and Its Affiliates" in the Prospectus for information about Series 20 through 32.

The Fund received orders for a total of _________ Series 35 certificates ($______________), and issued the last of these certificates on _______ ____, 1999. The fees paid as of ___________ ___, 1999 to Boston Capital and affiliates for Series 35 totaled $_____________. No additional Series 35 certificates will be offered.


                 Investment Objectives and Acquisition Policies

Series 36's principal business is to invest, as a limited partner, in other limited partnerships (the "operating partnerships"), each of which will develop, own and operate an apartment complex which is expected to qualify for federal housing tax credits in order to achieve the investment goals set forth in the Prospectus.

To achieve these investment objectives, Series 36 will invest in apartment complexes with a goal of generating tax credits, upon completion and occupancy of all the apartment complexes averaging approximately $1.00 to $1.10 per certificate annually--10%-11% annual tax credit as a percentage of capital invested--for the ten-year credit period. Series 36 has selected a 10%-11% annual tax credit as a percentage of capital invested, as an investment objective, after consulting with the underwriter regarding tax-free returns currently available to investors in other similar tax credit investments. No additional tax credits will be available for the remaining term of the fifteen-year federal housing tax credit compliance period. This calculation assumes:

o    the applicability of current tax law;

o each apartment complex is occupied with qualifying individuals throughout the fifteen-year federal housing tax credit compliance period; and

o    investors cannot use any passive tax losses generated by Series 36.

Possible Internal Rate of Return

The internal rate of return is the rate at which the present value of your future tax benefits would equal the cost of your investment. In essence, it illustrates your future tax credit benefit as a return of principal and interest in today's dollars.

For investors in the 15% - 39.6% tax bracket respectively, the tax-free rate of return goal is approximately 2.5% -5% exclusive of any cash available for distribution if:

     o none of the apartment complexes invested in have any value at the end of the fifteen-year federal housing tax credit compliance period; and

     o investors do use for tax purposes the assumed loss of the investor's entire capital contributions.

The tax-free rate of return will exceed 2.5% -5% if:

     o the value of the apartment complexes exceeds indebtedness plus sale expenses; and

     o    investors receive distributions from these sales or refinancings.

In accordance with the rules for the allocation of federal housing tax credits, Series 36's investment goal is for the following annual tax-free amounts for each $10,000 investment in Series 36: $200 in 1999; $400 - $600 in 2000; $1,000
- $1,100 in 2001 - 2008; $900 - $1,000 in 2009; and $200 - $500 in 2010. This
tax credit investment goal is not a forecast of anticipated tax credits, nor does it represent a yield or return on investment. Rather it is an investment goal of Series 36 for the credit period applicable to its investments. There is no assurance that any particular tax-free internal rate of return will be achieved.

The attainment of Series 36's investment objectives will depend on many factors, including the ability of Boston Associates to select suitable investments on a timely basis, the timely completion and successful management of such investments and future economic conditions in the United States. Accordingly, there can be no assurance that Series 36 will meet its investment objectives.

                             Anticipated Investments

Series 36 expects to invest in the eight operating partnerships described below. Each operating partnership will use a significant part of the funds invested by Series 36 to pay fees to the operating general partners. See the table entitled "Terms of Investment in Operating Partnerships" in this Supplement.

While Boston Associates believes that Series 36 is reasonably likely to acquire interests in the apartment complexes described below, it may not be able to do so. Before any acquisition is made, Boston Associates will complete its due diligence review as to the operating partnership and its apartment complex. This process will include the review and analysis of information concerning, among other matters, market competition and environmental factors. If any significant adverse information is obtained by Boston Associates, either action will be taken to mitigate the adverse factor(s), or the acquisition will not be made. It is also possible that the acquisition terms may differ significantly from those described below. Accordingly, investors should not rely on the ability of Series 36 to invest in these apartment complexes or under the described investment terms in deciding whether to invest in Series 36. If Series 36 raises the entire $25 million, the anticipated acquisition of the operating partnership interests, described below, will represent approximately 79% of the total money which Series 36 currently expects to spend.


Management's Discussion and Analysis of Financial Condition and Results of Operations
---------------------------------------------------------------------------

         Because Series 36 is currently in the offering phase, it has no material assets or any operating history. Series 36 expects to acquire interests in the following eight operating partnerships, nine of which are to be newly constructed and one of which is to be rehabilitated:

       Partnership                                               Operating General Partner(s)
       -----------                                               ----------------------------

1.     Broadway Glen L.P.                                              McNeil Associates
         (the "Broadway Glen Partnership")
         -- rehabilitation

2.     Beckwood Manor Ten L.P.                                         Phillips Development
         (the "Chestnut Partnership")                                    Corporation
         -- new construction

3.     P.D.C. Seventeen L.P.                                           Phillips Development
         (the "Club Manor Partnership")                                  Corporation
         -- new construction

4.     Northrock L.P. (the "Northrock Partnership") -- new             MRV, Inc.
         construction

5.     The Rosemary L.P.                                               The Gatehouse Group
         (the "Rosemary Partnership")
         -- new construction

6.     South Gate Village L.P.                                         National Housing
         (the "South Gate Partnership")                                  Corporation
         -- new construction

7.     Washington Mews L.P.                                            Affirmed Housing Group
         (the "Washington Mews Partnership")
         -- new construction

8.     Beckwood Manor Two L.P.                                         Phillips Development
         (the "Woodland Hills Partnership")                              Corporation
         -- new construction

None of the operating general partners or the management companies are affiliated with Boston Associates. Construction has begun on the Northrock Partnership and the Washington Mews Partnership.

Permanent Mortgage Loan financing for the apartment complexes will be provided from a variety of sources. Boston Associates believes that each of the apartment complexes will have adequate property insurance. The tables included in this Supplement describe in greater detail information concerning the apartment complexes and the anticipated terms of investment in each operating partnership.

The priority return base for Series 36 is $1.05 per certificate (10.5%). The priority return base is the level of return that investors must receive before Boston Associates may receive a 5% share in the proceeds from the sale or refinancing of apartment complexes. In establishing the priority return base, Boston Associates does not represent that Series 36 is expected to provide this level of return to investors. Boston Associates will receive fees and compensation for services prior to investors receiving the priority return.

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES


                                                          INFORMATION CONCERNING THE APARTMENT COMPLEXES


                                                    Basic       Government       Permanent       Mortgage     Annual
        Partnership     Location          Number    Monthly     Assistance       Mortgage        Interest     Reserve
        Name            of Property       of        Rents (1)   Anticipated      Loan (2)        Rate         Amount
                                          Units
---------------------------------------------------------------------------------------------------------------------------------
1.      Broadway        Chelsea,          120       $641        U.S.             Massachusetts   6.3%         $36,000
        Glen            Massachusetts               1BR         Department of    Housing
        Partnership                                 $771        Housing and      Finance
                                                    2BR         Urban            Agency
                                                                Development      $4,120,500      2.56%
                                                                mortgage         (3)
                                                                insurance        Federal
                                                                through the      Housing
                                                                Section 241      Authority
                                                                Program          $2,554,616
                                                                U.S.             (4)
                                                                Department of
                                                                Housing and
                                                                Urban
                                                                Development
                                                                mortgage
                                                                insurance
                                                                through the
                                                                Section 236
                                                                Program


               Annual
Management     Management
Agent          Fee

-------------------------
Grove          6% of net
Property       rental
Services       income

-----------------------
(1)  Exclusive of utilities, unless indicated otherwise.

(2) Except as and to the extent noted in the following footnote, the terms of all permanent mortgage loans, described in the following footnotes, which have a term to maturity which is shorter than the term employed for the amortization schedule provide or are expected to provide that the entire outstanding balance of principal of and interest on such permanent mortgage loan shall be due and payable in full at the maturity of such mortgage loan.

(3) The terms of the Broadway Glen Partnership's anticipated permanent first mortgage loan in the amount of $4,120,500 are expected to include a term of 20 years, an interest rate of 6.3% and payments of principal and interest on the basis of a 40-year amortization schedule.

(4) The terms of the Broadway Glen Partnership's anticipated permanent second mortgage loan in the amount of $2,554,616 are expected to include a term of 20 years, an

                                                    Basic       Government       Permanent       Mortgage     Annual
        Partnership     Location          Number    Monthly     Assistance       Mortgage        Interest     Reserve
        Name            of Property       of        Rents (1)   Anticipated      Loan (2)        Rate         Amount
                                          Units
---------------------------------------------------------------------------------------------------------------------------------

2.      Chestnut        Marianna,         24        $360        RHS Sec. 515     $997,000        1% (13)      $10,000
        Partnership     Arkansas                    2BR         with 100%
                                                    $415        rental
                                                    3BR         assistance

3.      Club Manor      Arkadelphia,      24        $434        HOME             Arkansas        4%           $4,800
        Partnership     Arkansas                    2BR         Investment       Development
                                                                Partnerships     Finance
                                                                Program          Authority
                                                                                 $615,000 (5)

4.      Northrock       Topeka,           76        $357-       Federal          Capital         7.5%         $13,300
        Partnership     Kansas                      $450        Housing Tax      Federal
                                                    1BR         Credits          Savings
                                                    $436-                        $2,800,000
                                                    $575                         (6)
                                                    2BR
                                                    $503-
                                                    $675
                                                    3BR


               Annual
Management     Management
Agent          Fee

-------------------------
Phillips       $21 per
Management     occupied
Company        unit per
               month

Phillips       6% of net
Management     rental
Company        income



Midland        6% of net
Management,    rental
Inc.           income

----------------------
     interest rate of 2.56% and payments of principal and interest on the basis of a 40-year amortization schedule.

(5) The terms of the Club Manor Partnership's anticipated permanent first mortgage loan in the amount of $615,000 are expected to include a term of 30 years, an interest rate of 4% and payments of principal and interest on the basis of a 30-year amortization schedule.

(6) The terms of the Northrock Partnership's anticipated permanent first mortgage loan in the amount of $2,800,000 are expected to include a term of 15 years, an interest rate of 7.5% and payments of principal and interest on the basis of a 25-year amortization schedule.

                                                    Basic       Government       Permanent       Mortgage     Annual
        Partnership     Location          Number    Monthly     Assistance       Mortgage        Interest     Reserve
        Name            of Property       of        Rents (1)   Anticipated      Loan (2)        Rate         Amount
                                          Units
---------------------------------------------------------------------------------------------------------------------------------

5.      Rosemary        West Palm         53        $513        U.S.             First Union     8.25%        $15,900
        Partnership     Beach, Florida              2BR         Department of    National
                                                    $394-       HUD              Bank            3%
                                                    $594        mortgage         $849,500 (7)
                                                    3BR         insurance        City of West
                                                                through the      Palm Beach,     0%
                                                                Section 108      Florida
                                                                program          $900,000 (8)
                                                                HOME             City of West    0%
                                                                Investment       Palm Beach,
                                                                Partnerships     Florida
                                                                Program          $111,213 (9)
                                                                Community        City of West
                                                                Development      Palm Beach,
                                                                Block Grant      Florida
                                                                Program          Affordable
                                                                                 Housing
                                                                                 Trust
                                                                                 $476,451 (10)

               Annual
Management     Management
Agent          Fee

-------------------------
Gatehouse      6% of net
Management     rental
               income

------------------------
(7) The terms of the Rosemary Partnership's anticipated permanent first mortgage loan in the amount of $849,500 are expected to include a term of 25 years, an interest rate of 8.25% and payments of principal and interest on the basis of a 25-year amortization schedule.

(8) The terms of the Rosemary Partnership's anticipated permanent second mortgage loan in the amount of $900,000 are expected to include a term of 20 years, an interest rate of 3% and payments of interest only provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 20-year term.

(9) The terms of the Rosemary Partnership's anticipated permanent third mortgage loan in the amount of $111,213 are expected to include a term of 20 years and an interest rate of 0%, provided, however, that the terms of the permanent third mortgage loan will provide for the deferral and accrual of payments of principal and for the payment of the entire outstanding balance of principal at the end of the 20-year term.

(10) The terms of the Rosemary Partnership's anticipated permanent fourth mortgage loan in the amount of $476,451 are expected to include a term of 20 years and an interest rate of 0%, provided, however, that the terms of the permanent fourth mortgage loan will provide for the deferral and accrual of payments of principal and for

                                                    Basic       Government       Permanent       Mortgage     Annual
        Partnership     Location          Number    Monthly     Assistance       Mortgage        Interest     Reserve
        Name            of Property       of        Rents (1)   Anticipated      Loan (2)        Rate         Amount
                                          Units
---------------------------------------------------------------------------------------------------------------------------------

6.      South Gate      Aberdeen,         108       $246-       Federal          Merchant        8.05%        $21,600
        Partnership     Maryland                    $550        Housing Tax      Capital LLC
                                                    2BR         Credits          $3,650,000
                                                    $620                         (11)
                                                    3BR

7.      Washington      Martinsburg,      50        $340-       Federal          Dynex           8%           $10,000
        Mews            West Virginia               $380        Housing Tax      Commercial
        Partnership                                 1BR         Credits          $798,000
                                                    $400-                        (12)
                                                    $450
                                                    2BR

8.      Woodland        McNeil,           19        $295        RHS Sec. 515     $830,000        1% (13)      $8,400
        Hills           Arkansas                    1BR         with 100%
        Partnership                                 $368        rental
                                                    2BR         assistance


               Annual
Management     Management
Agent          Fee

-------------------------
Humphrey       6% of net
Companies      rental
               income



Quantum        6% of net
Management     rental
               income




Phillips       $21 per
Management     occupied
Company        unit per
               month

------------------------
     the payment of the entire outstanding balance of principal at the end of the 20-year term.

(11) The terms of the South Gate Partnership's anticipated permanent first mortgage loan in the amount of $3,650,000 are expected to include a term of 20 years, an interest rate of 8.05% and payments of principal and interest on the basis of a 35-year amortization schedule.

(12) The terms of the Washington Mews Partnership's anticipated permanent first mortgage loan in the amount of $798,000 are expected to include a term of 20 years, an interest rate of 8% and payments of principal and interest on the basis of a 30-year amortization schedule.

(13) Rural Housing Service ("RHS") (formerly Farmers Home Administration) 515 loan with a term of 50 years and a stated interest rate of between 7.5% and 9.5%, written down to an effective rate of 1% through an interest credit subsidy, and payments of principal and interest on the basis of a 50 year amortization schedule.

                  TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS

                                         Ownership                                                      Fund's
                                         Interest(%)                                                    Approximate
                                         Profits,                                                       Average
                                         Losses,        Operating                                       Annual
                        BCTC IV          Credit/Net     General         Operating        Operating      Anticipated
         Partnership    Capital          Cash Flow/     Partner         Deficit          Partnership's  Federal
         Name           Contribution     Backend        Contribution    Guarantee        Credit Base    Credit
   --------------------------------------------------------------------------------------------------------------------------
 1.      Broadway       $2,335,406       99.99/90/90    $100            $100,000 in      $6,472,888      $315,595
         Glen                                                           the aggregate
         Partnership                                                    for 3 years

 2.      Chestnut       $308,741         100/50/50      $100            Unlimited in     $1,255,000      $41,722
         Partnership                                                    duration and
                                                                        amount

 3.      Club Manor     $271,238         99/25/25       $100            Unlimited in     $1,355,607      $36,838
         Partnership                                                    amount for 5
                                                                        years

 4.      Northrock      $1,720,646       99.99/50/50    $100            Unlimited in     $2,818,703      $232,520
         Partnership                                                    amount for 3
                                                                        years

 5.      Rosemary       $2,833,547       95/90/80       $100            $250,000 in      $5,852,956      $382,912
         Partnership                                                    the aggregate
                                                                        for 3 years

 6.      South Gate     $4,870,036       99.99/10/20    $100            $189,000 in      $7,982,504      $667,128
         Partnership                                                    the aggregate
                                                                        for 5 years

 7.      Washington     $1,943,265       99/10/20       $100            $100,000 in      $3,500,952      $262,603
         Mews                                                           the aggregate
         Partnership                                                    for 3 years

 8.      Woodland       $256,281         100/50/50      $100            Unlimited in     $1,042,000      $34,633
         Hills                                                          duration and
         Partnership                                                    amount




                                                Annual
                             Development        Partnership     Asset
                             Fee/Other          Management      Management
                             Distributions      Fee to          Fee to
         Partnership         to Operating       Operating       Boston
         Name                GP                 GP              Capital
   ---------------------------------------------------------------------------
 1.      Broadway             $600,000          $30,000         $5,000
         Glen
         Partnership

 2.      Chestnut             $219,000          $1,000          $1,000
         Partnership


 3.      Club Manor           $230,000          $1,500          $1,500
         Partnership


 4.      Northrock            $421,290          $6,800          $6,800
         Partnership


 5.      Rosemary             $485,206          $25,000         $5,000
         Partnership


 6.      South Gate           $285,320          $50,000         $8,000
         Partnership


 7.      Washington           $398,000          $8,000          $3,000
         Mews
         Partnership

 8.      Woodland             $185,000          $1,000          $1,000
         Hills
         Partnership

THE BROADWAY GLEN PARTNERSHIP
(Broadway Glen Apartments)

         Broadway Glen Apartments is an existing 120-unit apartment complex for families which is to be rehabilitated in Chelsea, Massachusetts. Broadway Glen Apartments will consist of 21 one-bedroom units and 99 two-bedroom units contained in 1 building. The complex will offer a community room and central laundry facilities.

         Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting, cable television hook-up, an emergency call system and a patio or porch.

         Rehabilitation of Broadway Glen Apartments is anticipated to begin in July, 1999. The operating general partner anticipates that completion of rehabilitation and occupancy will occur as follows:

   Number of Units     Completion               Number of Units      Rent-Up
   ---------------     ----------               ---------------      -------
          120          December, 1999                 120            January, 2000

THE CHESTNUT PARTNERSHIP
(Chestnut Apartments)

         Chestnut Apartments is a 24-unit apartment complex for families which is to be constructed on Hicky Street in Marianna, Arkansas. Chestnut Apartments will consist of 20 two-bedroom units and 4 three-bedroom units contained in 3 buildings. The complex will offer a playground and central laundry facilities.

         Individual units will contain a refrigerator, range with hood, disposal, air conditioning and a patio or porch.

         Construction of Chestnut Apartments is anticipated to begin in June, 1999. The operating general partner anticipates that construction completion and occupancy will occur as follows:

  Number of Units     Completion               Number of Units      Rent-Up
  ---------------     ----------               ---------------      -------
         12           February, 2000                 12             March, 2000
         12           March, 2000                    12             April, 2000

THE CLUB MANOR PARTNERSHIP
(Club Manor II Apartments)

         Club Manor II Apartments is a 24-unit apartment complex for families which is to be constructed in Arkadelphia, Arkansas. Club Manor II Apartments will consist of 24 two-bedroom units contained in 1 building. The complex will offer a meeting room and central laundry facilities.

         Individual units will contain a refrigerator, range, air conditioning and a patio or porch.

         Construction of Club Manor II Apartments is anticipated to begin in November, 1999. The operating general partner anticipates that construction completion and occupancy will occur as follows:

   Number of Units     Completion               Number of Units      Rent-Up
   ---------------     ----------               ---------------      -------
          24           May, 2000                      8              June, 2000
                                                      8              July, 2000
                                                      8              August, 2000

THE NORTHROCK PARTNERSHIP
(Northrock Apartments)

         Northrock Apartments is a 76-unit apartment complex for families which is being constructed in Topeka, Kansas. Northrock Apartments will consist of 24 one-bedroom units, 32 two-bedroom units and 20 three-bedroom units contained in 10 buildings. The complex will offer a community room and central laundry facilities.

         Individual units will contain a refrigerator, range and a patio or porch.

         Construction of Northrock Apartments began in December, 1998. The operating general partner anticipates that construction completion and occupancy will occur as follows:

   Number of Units     Completion               Number of Units      Rent-Up
   ---------------     ----------               ---------------      -------
          25           September, 1999                12             November, 1999
          25           October, 1999                  12             December, 1999
          26           November, 1999                 13             January, 2000
                                                      13             February, 2000
                                                      13             March, 2000
                                                      13             April, 2000

THE ROSEMARY PARTNERSHIP
(Rosemary Apartments)

         Rosemary Apartments is a development of 53-single-family homes which is to be constructed in West Palm Beach, Florida. Rosemary Apartments will consist of 1 two-bedroom home and 52 three-bedroom homes.

         Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting, cable television hook-up and a patio or porch.

         Construction of Rosemary Apartments is anticipated to begin in April, 2000. The operating general partner anticipates that construction completion and occupancy will occur as follows:

 Number of Units     Completion               Number of Units      Rent-Up
 ---------------     ----------               ---------------      -------
        10           November, 2000                 10             January, 2001
        10           December, 2000                  5             February, 2001
        10           January, 2001                   5             March, 2001
        10           February, 2001                  5             April, 2001
        13           March, 2001                     5             May, 2001
                                                     5             June, 2001
                                                     5             July, 2001
                                                     5             August, 2001
                                                     5             September, 2001
                                                     3             October, 2001


THE SOUTH GATE PARTNERSHIP
(South Gate Village Apartments)

         South Gate Village Apartments is a 108-unit apartment complex for families which is to be constructed on the 700 block of Philadelphia Boulevard in Aberdeen, Maryland. South Gate Village Apartments will consist of 72 two-bedroom units and 36 three-bedroom units contained in 4 buildings. The complex will offer a community room, pool and central laundry facilities.

         Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting, cable television hook-up and a patio or porch.

         Construction of South Gate Village Apartments is anticipated to begin in August, 1999. The operating general partner anticipates that construction completion and occupancy will occur as follows:

   Number of Units     Completion               Number of Units      Rent-Up
   ---------------     ----------               ---------------      -------
          27           April, 2000                    12             February, 2000
          27           May, 2000                      12             March, 2000
          27           June, 2000                     12             April, 2000
          27           July, 2000                     12             May, 2000
                                                      12             June, 2000
                                                      12             July, 2000
                                                      12             August, 2000
                                                      12             September, 2000
                                                      12             October, 2000


THE WASHINGTON MEWS PARTNERSHIP
(Washington Mews Apartments)

         Washington Mews Apartments is a 50-unit apartment complex for families which is being constructed in Martinsburg, West Virginia. Washington Mews Apartments will consist of 45 one-bedroom units and 5 two-bedroom units contained in 6 buildings. The complex will offer a community room and central laundry facilities.

         Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting, cable television hook-up and a patio or porch.

         Construction of Washington Mews Apartments began in March, 1999. The operating general partner anticipates that construction completion and occupancy will occur as follows:

   Number of Units     Completion               Number of Units      Rent-Up
   ---------------     ----------               ---------------      --------
          25           December, 1999                 8              January, 2000
          25           January, 2000                  8              February, 2000
                                                      8              March, 2000
                                                      8              April, 2000
                                                      9              May, 2000
                                                      9              June, 2000

THE WOODLAND HILLS PARTNERSHIP
(Woodland Hills Apartments)

         Woodland Hills Apartments is a 19-unit apartment complex for families which is to be constructed on Old Waldo Road in McNeil, Arkansas. Woodland Hills Apartments will consist of 4 one-bedroom units and 15 two-bedroom units contained in 5 buildings. The complex will offer central laundry facilities.

         Individual units will contain a refrigerator, range with fan, disposal, air conditioning and a patio or porch.

         Construction of Woodland Hills Apartments is anticipated to begin in July, 1999. The operating general partner anticipates that construction completion and occupancy will occur as follows:

  Number of Units     Completion               Number of Units      Rent-Up
  ---------------     ----------               ---------------      --------
         7            January, 2000                  6              February, 2000
         6            February, 2000                 6              March, 2000
         6            March, 2000                    7              April, 2000


                                 * * * * * * * *

                                                                               Y


                                   PROSPECTUS

                     BOSTON CAPITAL TAX CREDIT FUND IV L.P.
                                Series 35 and 36



Boston Capital's Purpose--

     to invest in other limited partnerships that will each develop, own and operate an apartment complex used as low and moderate income housing.

Terms of Offering--

     Series 35 will be offered first and Series 36 will begin after Series 35 is finished;


     Each series is offering at least 2,000,000 Beneficial Assignee Certificates that are the equivalent of limited partnership interests in each series;


     the price of the certificates is $10 a piece with a minimum investment of $5,000; and

     your money will be held in escrow until at least 250,000 certificates are sold.

Boston Capital's Investors Will Receive--

     federal housing tax credits;

     tax losses that can offset passive income from any other investments; and

     profits, if any, from the sale of the apartment complexes.

These Securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Commission or any state securities commission passed upon the accuracy or adequacy of the Prospectus. Any representation to the contrary is a criminal offense.

Risk Factors as to Boston Capital, which begin on page __ of this Prospectus--

     tax credit rules can be complicated and the failure of apartment complexes to comply with them can result in the loss of tax credits;

     the use of tax credits is limited so the investor may not be able to use them all;

     tax credits may be the only material benefit from the investment;

     when the apartment complexes are eventually sold, there may not be enough money to return the original investment;

     there are limits on the transferability of the certificates; and

     it is unlikely that there will be a market for the certificates.

-------------------------------------------------------
The Offering                            Per Certificate
------------                            ---------------
Public Price                            $10.00
Selling Commissions and Fees            .90
Proceeds to Boston Capital              9.10
Apartment Complexes                     7.20--7.30
Working Capital Reserves                .40
Fees and Expenses of General
  Partner and Affiliates                1.40--1.50
-------------------------------------------------------

                         BOSTON CAPITAL/Services, Inc.
                   The date of this Prospectus is May 1, 1999

The attorney general of the state of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful. Boston Capital Tax Credit Fund IV L.P. is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

Any investor or prospective investor may obtain, without charge, a copy of any document included as an exhibit to the Registration Statement filed with the Securities and Exchange Commission with respect to the securities offered hereby upon written request to Boston Capital Tax Credit Fund IV L.P., c/o Boston Capital Partners, Inc., One Boston Place, Suite 2100, Boston, Massachusetts 02108, Attention: Richard J. DeAgazio.

The use of forecasts in this offering is prohibited. Any representation to the contrary and any prediction, written or oral, except as set forth in this Prospectus, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in Boston Capital is not permitted.

For a period of ninety days after the date of this Prospectus, all dealers effecting transactions in the registered securities, whether or not participating in the distribution, may be required to deliver a prospectus. This obligation is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The investment described in this Prospectus has been registered with the Internal Revenue Service (the "IRS") as a tax shelter pursuant to procedures set forth in the Tax Reform Act of 1984. The IRS has given the fund registration tax shelter identification number 93355000022. Investors must include it on their tax returns for the period of time in which they are investors. Issuance of a registration number does not indicate that this investment or the claimed tax benefits have been reviewed, examined or approved by the IRS.

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information and representation must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby in any state in which or to any person to whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Boston Capital since the respective dates at which information is given herein, at the date hereof; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

                                                TABLE OF CONTENTS
                                                -----------------
                                                                                                     Page
                                                                                                     ----

Summary.........................................................................................    1
Additional Summary Information for Corporate Investors..........................................    17
Suitability of an Investment in Certificates....................................................    19
Estimated Use of Proceeds.......................................................................    24
Risk Factors....................................................................................    26
   General Risks of Boston Capital's Investments................................................    26
     Investors will not be able to evaluate all of the apartment complexes in which the
        series will invest......................................................................    26
     Sale of less than all certificates may result in fewer investments for Boston Capital......    27
     Boston Associates may not be able to buy certificates to fund start up costs of
        Boston Capital..........................................................................    27
     Investors may not receive cash if apartment complexes are sold.............................    27
     A decrease in an individual investor's taxable income will limit his benefit
        received from tax credits...............................................................    27
     Investors may not be able to liquidate their investment promptly at a reasonable price.....    28
     Investors are liable for a period of time for the amount of their returned contributions
        to any Boston Capital creditors.........................................................    28
     Investors may have limited rights of action against Boston Associates......................    29
     A series may be liable for the liabilities of other series.................................    29
     An independent underwriter will not make an independent investigation
        of Boston Capital.......................................................................    29
     The prohibition on mergers in the Fund Agreement may limit the operational
        flexibility of Boston Capital...........................................................    30
   Real Estate Risks............................................................................    30
     If the expenses of apartment complexes are greater than their income,
        Boston Capital may have to pay any operating shortfalls.................................    30
     Leveraged investments may increase the risk of loss because of the debt payments...........    30

     Operating General Partners have limited financial resources and if they fail to
        meet their obligations, Boston Capital may have limited remedies against them...........     30
     Government regulations regarding apartment complexes receiving government assistance may limit the flexibility of those complexes to rent to tenants or increase
        rents, thereby restricting the economic benefit of Boston Capital........................    31
  Tax Risks......................................................................................    32
     IRS may challenge Boston Capital's tax positions which could result in the loss
        or recapture of tax benefits.............................................................    32
     IRS may audit Boston Capital which might increase the chance that investors'
        returns are audited......................................................................    32
     Apartment complexes must adhere to complex rules in order to be eligible for tax credits....    32
     Under the tax code, investors are limited in what they can deduct from passive activities so it is possible that investors may not be able to use all
        of the tax benefits......................................................................    33
     The restrictions imposed by the alternative minimum tax and business credit
        issues may limit the tax liability that can be offset by tax credits.....................    33
     IRS may unfavorably change the allocation of credits and losses.............................    33
     Investors may realize taxable gain on sale or disposition of certificates...................    34
     Investors may have tax liability in excess of cash..........................................    34
Fiduciary Responsibility of Boston Associates....................................................    35
Conflicts of Interest............................................................................    37
     Inconsistent Interests......................................................................    37
     Common Management; Selection of Operating Partnership Interests.............................    39
     Public Limited Partnerships.................................................................    40
     Other Transactions with Boston Associates or Its Affiliates.................................    41
     Expenses....................................................................................    41
     Annual Report...............................................................................    42
     Services....................................................................................    42
     Miscellaneous...............................................................................    43
     Employment of Professionals.................................................................    43
Compensation and Fees............................................................................    44
Investment Objectives and Acquisition Policies...................................................    48

     Investment Objectives.......................................................................    48
     Acquisition Policies........................................................................    51
     Repurchase Events...........................................................................    55
     Adjuster Provisions.........................................................................    56
     Loans.......................................................................................    56
     Capital Contributions.......................................................................    58
     Boston Capital's Limited Liability..........................................................    59
     The Operating General Partners..............................................................    60
     Regulatory Restrictions.....................................................................    61
     Unused or Returned Funds....................................................................    61
     Preliminary Investments and Reserves........................................................    63
     Borrowing Policies..........................................................................    63
     Other Policies..............................................................................    64
Investment in Operating Partnerships.............................................................    64
Tax Credit Programs..............................................................................    65
     The Tax Credit..............................................................................    66
     Summary of the Tax Credit Program...........................................................    66
     Qualified Apartment Complexes...............................................................    69
     Eligible Basis and Qualified Basis..........................................................    71
     Use of the Tax Credit.......................................................................    72
     Credits Subject to State Allocation.........................................................    74
     Qualified Allocation Plans..................................................................    74
     State Housing Tax Credit Program............................................................    75
     Historic Tax Credit.........................................................................    76
Government Assistance Programs...................................................................    77
     Rural Housing Services ("RHS") Programs.....................................................    78
     USHUD Mortgage Loan Insurance Programs and Insurance Subsidy Programs.......................    79
     USHUD Rental Assistance Program.............................................................    83
     Transfer of Physical Assets.................................................................    86
     Government National Mortgage Association/Federal National Mortgage Association..............    86
     State and Local Financing Programs..........................................................    87

     HOME Program................................................................................    89
Management.......................................................................................    90
     The General Partner.........................................................................    90
     Boston Capital Partners, Inc. and Its Affiliates............................................    90
Prior Performance of Boston Associates and Its Affiliates........................................    95
     Private Placements (with Similar Investment Objectives).....................................    98
     Public Offerings............................................................................    99
Description of Certificates......................................................................    102
      The Certificates...........................................................................    102
      Transfers..................................................................................    102
Sharing Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals......................    105
      From Boston Capital to the Investors.......................................................    105
      From the Operating Partnerships to Boston Capital..........................................    107
      Authority of the Boston Associates to Vary Allocations to Preserve and Protect Partners'
         and Investors' Intent...................................................................    108
      Allocations of Profits, Credits and Losses and Cash Distributions Pending
         Final Issuance of Certificates..........................................................    109
Federal Income Tax Matters.......................................................................    109
      General Considerations.....................................................................    109
      Brief Overview of Federal Income Tax Considerations........................................    110
      Opinions of Counsel........................................................................    110
      Classification as a Partnership............................................................    111
      Investments in Operating Partnerships......................................................    111
      Tax Treatment of Electing Large Partnerships...............................................    112
      Limitations on Use of Credits and Losses...................................................    112
      Allocation of Fund Income, Gain, Credits and Loss..........................................    114
      Depreciation...............................................................................    114
      Historic Tax Credit and Its Recapture......................................................    115
      Tax Treatment of Certain Partnership Expenses..............................................    115
      Sales or Disposition of Operating Partnership Property.....................................    115

      Sales or Disposition of Certificates.......................................................    116
      Transferability--Termination of Boston Capital.............................................    116
      Tax Rates and Capital Gains................................................................    116
      Alternative Minimum Tax....................................................................    117
      Tax Returns and Tax Information............................................................    117
      Tax Shelter Registration...................................................................    117
      Changes in Tax Law.........................................................................    117
      Opinions of Counsel........................................................................    117
      Tax Rates..................................................................................    119
      Classification as a Partnership............................................................    120
      Classification of Investors as Partners for Tax Purposes...................................    122
      Fund Allocations and Distributions.........................................................    122
      Federal Housing Tax Credit.................................................................    133
      State Designation of Apartment Complexes...................................................    133
      Historic Tax Credit........................................................................    134
      Passive Loss and Tax Credit Limitations....................................................    136
      Individuals................................................................................    137
      Corporations...............................................................................    138
      All Taxpayers..............................................................................    139
      At-Risk Limitation on Credits and Losses...................................................    140
      Purchase of Existing Apartment Complexes from Tax-Exempt or Governmental Entities..........    141
      Investment by Tax-Exempt Entities..........................................................    143
      Recapture of Tax Credits...................................................................    144
      Depreciation...............................................................................    146
      Construction Period Expenditures...........................................................    147
      Fees Paid From Capital Contributions or Boston Capital or Operating Partnership Cash Flow..    148
      Sale or Disposition of Certificates........................................................    150
      Sale or Other Disposition of an Apartment Complex and Interests in Operating Partnerships..    151
      Excess Investment Interest Limitation......................................................    153
      Certain Tax Elections......................................................................    153
      IRS Audit Considerations...................................................................    154
      Limitations for Deductions Attributable to Activities Not Engaged in for Profit............    156

      Overall Evaluation of Tax Benefits.........................................................    158
      Certain Other Tax Considerations...........................................................    158
      Future Federal Income Tax Legislation and Regulations......................................    162
      State and Local Taxes......................................................................    162
The Offering.....................................................................................    163
      Selling Arrangements.......................................................................    166
      Escrow Arrangements........................................................................    169
Summary of Provisions of the Fund Agreement......................................................    169
      Withdrawal of the General Partner..........................................................    170
      Removal of Boston Associates...............................................................    170
      Liability of Partners and Investors to Third Parties.......................................    170
      Withdrawal of Capital and Redemption of Investors' Interest................................    171
      Management of Boston Capital...............................................................    171
      Mergers and Rollups........................................................................    171
      Voting Rights and Meetings.................................................................    172
      Amendments to Fund Agreement...............................................................    173
      Dissolution and Liquidation................................................................    174
      Tax Election...............................................................................    174
      Tax Matters Partner Designation............................................................    174
      Books and Records..........................................................................    174
      Successor in Interest......................................................................    175
      Power of Attorney..........................................................................    175
      Applicable Law.............................................................................    175
Sales Literature.................................................................................    175
Experts..........................................................................................    176
Investor Reports.................................................................................    176
Legal Matters....................................................................................    177
Registration Statement...........................................................................    177
Glossary.........................................................................................    178
Appendix I--Reports of Independent Certified Public Accountants. Financial
              Statements and Tabular Information Concerning Prior Limited Partnerships...........    I-1 (183)

Exhibit A--Fund Agreement........................................................................    A-1 (247)
Exhibit B--Investor Form.........................................................................    B-1
                                                                                                     ---

                                     SUMMARY

This Summary outlines the main points of the offering, but does not replace a full and careful reading of this Prospectus, and is qualified by this Prospectus. All prospective investors should read this Prospectus in its entirety.

Boston Capital Tax Credit Fund IV L.P. ("Boston Capital") is organized as a limited partnership because that structure allows the pass through of tax benefits. Each series of certificates issued by Boston Capital assigns beneficial interests in the limited partner interests allocated to that series to the purchaser of those certificates. Certificates of beneficial interests are being issued instead of direct limited partner interests because dealing with the transfer of the certificates is less cumbersome than dealing with the transfer of direct limited partner interests. Each series of certificates issued by Boston Capital is separate from the other series.

The structure of the investment in Boston Capital involves two tiers. In the bottom tier is the operating partnership which will be the owner of an apartment complex. Any tax credits, profits, losses or net cash produced by the operations of, or sale or refinancing transactions with regard to, an apartment complex for the Operating Partnership will be shared between Boston Capital and the general partners of the Operating Partnership in percentages to be negotiated between Boston Capital and each Operating Partnership. Boston Capital expects that it will usually receive 99% of the tax credits, profits and losses available from the Operating Partnership. Boston Capital will allocate 99% of the profits, losses, tax credits it receives and 99% of the net cash flow it has available from operations to the owners of the certificates and 1% of those items will go to the general partner, Boston Capital Associates IV L.P. ("Boston Associates").

Net proceeds from sale or refinancing transactions will be split 95% to investors and 5% to Boston Associates; however, if investors have not received a return from cash distributions and tax credits equal to 11% per year on a cumulative basis from the quarter in which they invested, Boston Associates's 5% share will be subordinated until investors have received enough to meet the priority return.

The following organization chart shows the basic structure of the investment and the identity of the parties:



                                                                                                    INVESTORS-----
                                                                                                     / \          |
                                                                                                      | 100%      |
                                                                                                      |           |
                                                                                                      |           |
                                                                                       proceeds/      |           |  capital
                                                                                       tax benefits (3)        contributions
                                                                                                      |           |
                                                                                                    CERTIFICATES  |
                                                                                                      |           |
                                                                                                      |           |
                    capital                                           capital                         |           |
General             contributions                                     contributions                   |           |
Partner------------------------------------------}SERIES{-------------------------------------------Assignor     \ /
Boston{-------------------------------------------35 & 36------------------------------------------}Limited Partner
Associates                                        / \  |                                            BCTC IV Assignor
                                                   |   |
                                                   |   |
                         proceeds/                 |   |              proceeds/
                         tax benefits (2)          |   |              tax benefits (3)
                                                   |   |
                                                   |   |
                             proceeds/             |   |              capital contributions
                             tax benefits (1)      |   |
                                                   |   |
                                                   |   |
                                                   |   |
                                                   |   |
                                                  limited partner
                                                   |   |
                         tax                       |   |
                         benefits (1)              |   |
                                                   |  \ /
Operating{----------------------------------------Operating
General Partners---------------------------------}Partnership
                                                  / \  |
                         capital contributions     |   |
                                                   |   |
                                                   |   |
                                          tax      |   |
                                          benefits |   |                cost of apartment complex
                                                   |  \ /
                                                  Apartment Complex






(1) Split percentages to be negotiated.

(2) 1% of tax credits, profits, losses, net cash flow; 5% of net proceeds from sale or refinancing transactions after the priority return.

(3) 99% of tax credits, profits, losses, net cash flow; 95% of net proceeds from sale or refinancing transactions after receiving the priority return.

                                  Risk Factors

Investors should be aware that an investment in Boston Capital entails risk. The "Risk Factors" section of this Prospectus contains a detailed discussion of the material risks.

General risks associated with Boston Capital's investments include:

The only benefit of this investment may be tax credits. Investors may not get their capital back from the sale or refinancing of the apartment complexes. In such instance, a material portion of the tax credits will represent a return of the money originally invested in Boston Capital.

Boston Capital will depend upon the ability, integrity and expertise of Boston Associates, as general partner, in selecting the appropriate mix of properties.

There is no trading market for certificates and there are no assurances that any market will develop. Accordingly, investors may not be able to sell their certificates promptly and should therefore consider certificates to be a long-term investment.

Investors will not have the benefit of an independent underwriter's investigation of Boston Capital because the lead underwriter is an affiliate of Boston Associates.

Real Estate Risks:

If a lender forecloses on an apartment complex that has not timely paid its mortgage, a significant portion of tax credits previously received will be taken back.

Tax Risks:

The use of tax credits can be limited because of the complicated nature of the tax credit rules in the Internal Revenue Code. Failure to comply with any of these complicated rules by an apartment complex could cause the loss of some of the tax credits.

Tax credits are generated over a ten-year period, but Boston Capital intends to hold the apartment complexes for at least fifteen years. Although investors are not required to hold their certificates for any particular period of time, there is no assurance a market will develop and there are restrictions on their transfer in the agreement of limited partnership.

There are significant continuing occupancy requirements that each apartment complex must comply with for a fifteen-year period after the federal housing tax credits are first taken. Failure to comply with these requirements could result in the loss of some tax credits.

Tax credits cannot be used to offset alternative minimum tax.

                                  The Offering

Boston Capital is offering certificates in separate series on a best efforts basis which means that no specified amount of capital will be raised. Each series of certificates will consist of at least 250,000 certificates ($2,500,000). Only one series will be offered at a time. Boston Associates and the Dealer-Manager are responsible for deciding when one series stops and the next one starts. Boston Capital will separately account for, and issue information with respect to each series. No series of certificates will be sold unless at least 250,000 certificates are sold. Each series will invest in separate pools of apartment complexes that qualify for tax credits. The description of the apartment complexes which the current series expects to invest in are described in the supplement delivered with this Prospectus. The investment and tax risks for each series will be materially identical.

Boston Capital will place initial monies raised in an escrow account until the $2,500,000 minimum is achieved for each series. During that time, interest will be earned at savings account rates. The interest will be paid to the investor even if the minimum is not reached.

Boston Capital will use approximately $0.72 to $0.73 of each dollar raised for investments in apartment complexes. About one-half of the balance will be used to pay fees and expenses to Boston Associates or its affiliates. See "Estimated Use of Proceeds," and "Compensation and Fees" in this Prospectus. The offering of each series will not exceed twelve months.

                                  Suitability of an Investment in Certificates

--------------------------------------------------------------------------------------------------------------------
Considerations for Individual Investors                           Considerations for Corporate Investors
--------------------------------------------------------------------------------------------------------------------
individuals should invest in tax credits                          tax credits cannot be used against the corporate
only if they expect to have income taxes which                    alternative minimum tax;
the tax credits can offset.
--------------------------------------------------------------------------------------------------------------------
tax credits cannot be used against the                            the general limitations on business tax credits
alternative minimum tax;                                          apply;
--------------------------------------------------------------------------------------------------------------------
tax credits cannot be used in IRA, Keogh                          corporations generally have no limits on the
or other retirement plans;                                        amount of tax credits and passive losses they
                                                                  may use each year; and
--------------------------------------------------------------------------------------------------------------------
non-resident aliens cannot use tax credits;                       closely held, personal service and S corporations
and                                                               are specially limited in their use of tax credits.
--------------------------------------------------------------------------------------------------------------------
married persons filing separately and living
together in any year may not use tax credits against
taxes owed in that year on income derived from wages,
salaries, dividends or interest income.
--------------------------------------------------------------------------------------------------------------------

See "Suitability of an Investment in Certificates" for a detailed explanation of these limitations for each category of investor and a description of the minimum net worth and income requirements that various states impose on investors.

                            Estimated Use of Proceeds

We will use the proceeds in the following way:

invest approximately $0.72 to $0.73 of each dollar we raise directly in constructing or rehabilitating the apartment complexes;

hold $0.04 of each dollar in working capital reserves; and use the rest to pay fees and expenses to Boston Associates and others. See "Estimated Use of Proceeds" for a detailed breakdown of Boston Capital's estimate of the use of the capital it raises.

                  Fiduciary Responsibility of Boston Associates

Boston Associates will act as a fiduciary to Boston Capital. Boston Capital will partially indemnify Boston Associates, and therefore may be required to pay some of Boston Associates's business costs in connection with its operation of Boston Capital that Boston Capital would not otherwise be required to pay. As described under "Conflicts of Interest," Boston Associates will be permitted to engage in some activities that potentially may involve a conflict of interest, such as sponsoring other programs investing in apartment complexes that generate tax credits without providing the benefits of those activities to Boston Capital investors.

                              Conflicts of Interest

The interests of investors may conflict with the interests of Boston Associates. Its affiliates are committed to the management of many other limited partnerships that have investments similar to those made by Boston Capital. Boston Associates and its affiliates, including the Dealer-Manager, will receive substantial fees, commissions, compensation and other income from transactions with and by Boston Capital regardless of the success of your investment.

                              Compensation and Fees

Boston Associates will manage the business of Boston Capital, including the investment and management of its assets, and will receive substantial compensation and fees from Boston Capital and/or the apartment complexes in connection with this offering. The section of this Prospectus entitled "Compensation and Fees" specifies the compensation payable to Boston Associates and its affiliates. The most significant items of compensation are as follows:

---------------------------------------------------------------------------------------------------------------
Compensation Category               Who Receives the                What the Compensation Equals
                                    Compensation
---------------------------------------------------------------------------------------------------------------
Reimbursement for                   Boston Associates or its        o equal to all accountable expenses paid to
Accountable Expenses                affiliates                        third parties
---------------------------------------------------------------------------------------------------------------
Dealer-Manager Fee                  Boston Capital                  o equal to $0.20 per certificate sold;
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                    Services, Inc.                  o also may receive selling commissions of
                                                                      up to $0.70 per certificate sold; and
                                                                    o also may receive accountable and
                                                                      non-accountable due diligence expense
                                                                      reimbursements of up to $0.15 per
                                                                      certificate sold
---------------------------------------------------------------------------------------------------------------
Asset Acquisition Fee               Boston Capital                  o equal to $0.85 per certificate sold
                                    Partners, Inc.
---------------------------------------------------------------------------------------------------------------
Annual Fund Management              Boston Associates               o annually equal to 0.5% of the aggregate
and Reporting Fees                  or its affiliates                 cost of the apartment complexes, which is
                                                                      the sum of equity invested by Boston
                                                                      Capital in the apartment complex plus the
                                                                      amount of mortgage debt on the apartment
                                                                      complex; and
                                                                    o could be about $36,000 per year if
                                                                      $2,500,000 is raised and $504,000 if
                                                                      $35,000,000 is raised
---------------------------------------------------------------------------------------------------------------
Share of Boston Capital             Boston Associates               o 1% of tax credits;
Distributions                                                       o 1% of any cash distributions; and
                                                                    o 5% of net proceeds of the sale of the
                                                                      apartment complexes
---------------------------------------------------------------------------------------------------------------

                 Investment Objectives and Acquisition Policies

Boston Capital's principal business is to invest, as a limited partner, in other limited partnerships (the "operating partnerships"), each of which will develop, own and operate an apartment complex which is expected to qualify for tax credits in order to:

(1) Generate tax credits, which can be used by investors to offset federal income taxes from all sources. These tax credits include federal housing tax credits, and a small number of historic tax credits in limited instances. Occupancy requirements must be met for each apartment complex during the initial fifteen-year period.

(2) Preserve and protect Boston Capital's capital. Boston Capital requires the general partners of the Operating Partnerships to:

guarantee completion of the apartment complex;

fund any construction cost overruns;

pay operating shortfalls for a limited period; and

guarantee a specific amount of tax credits.

(3) Provide tax benefits in the form of passive losses. Individual investors generally may deduct tax losses only to the extent of their income other than wages, salaries, dividends and interest.

(4) Distribute net cash, if any, from the sale or refinancing of apartment complexes. Investors can get money back from the sale or refinancing of an apartment complex equal to your original investment only if the net sales price is large enough to pay fees and expenses paid in this offering, estimated to be 27% of your initial investment, plus all costs of the sale of the apartment complexes.

To achieve these investment objectives, each series will invest in apartment complexes with a goal of generating tax credits, upon completion and occupancy of all the apartment complexes, averaging approximately $1.00 to $1.10 per certificate annually--10%-11% annual tax credit as a percentage of capital invested--for the ten-year credit period. If this annual tax credit goal is met, it should result in an approximate tax-free internal rate of return of 2.5%-5% even assuming none of the apartment complexes invested in has any value in excess of indebtedness plus sale expenses at the end of the fifteen-year federal housing tax credit compliance period, and investors use for tax purposes the assumed loss of the investor's entire capital contributions. There is no assurance that any particular tax-free internal rate of return will be achieved.

The internal rate of return is the rate at which the present value of your future tax benefits will be equal to the cost of your investment. In essence, it illustrates your future tax credit benefit as return of principal and interest in today's dollars. The tax-free internal rate of return can exceed 2.5%-5% if the value of the apartment complexes exceeds indebtedness plus sale expenses and the investors receive distributions from those sale or refinancing transactions.

Boston Capital has selected a 10%-11% annual tax credit as a percentage of capital invested, as an investment objective after consulting with the underwriter regarding tax-free returns currently available to investors in other similar tax credit investments. No additional tax credits will be available for the remaining term of the fifteen-year federal housing tax credit compliance period. This calculation assumes:

the applicability of current tax law;

each apartment complex is occupied with qualifying individuals throughout the fifteen-year federal housing tax credit compliance period; and

investors cannot use any passive tax losses generated by Boston Capital.

The attainment of Boston Capital's investment objectives will depend on many factors, including the ability of Boston Associates to select suitable investments on a timely basis, the timely completion and successful management of such investments and future economic conditions in the United States. Accordingly, there can be no assurance that Boston Capital will meet its investment objectives.

                     Boston Capital and Investor Protections

Boston Capital will try to protect your investment in a number of ways. First, each series will invest its capital in each apartment complex in stages based on completion of construction, rental of apartments to qualified tenants and demonstrated experience in covering operating costs through rental income. In this way Boston Capital will try to put as little capital at risk as possible in the stages of an apartment complex's life cycle that are most uncertain.

Second, Boston Capital's permission will be required to make major decisions, such as the decision to sell an apartment complex. Other specific protections are as follows:

Tax Credit Adjuster. If the amount of tax credits achieved by an apartment complex is less than expected, Boston Capital will decrease its capital contribution to that apartment complex. Decreasing its capital contribution to one apartment complex may increase its effective return and may allow Boston Capital to buy other tax credits from another apartment complex.

Construction Guarantees. The Operating General Partner(s) will provide financial assurances that construction of the apartment complex will be completed in a timely manner and in accordance with all requirements necessary to obtain the required certificates of occupancy. The cost of completing the construction may be greater than the operating general partner's guarantee.

Operating Deficit Guarantees. The operating general partner(s) may guarantee to cover operating expenses arising from the operation of each apartment complex. The amount of such operating deficit guarantees may, in some instances, be limited to a specified term and/or dollar amount.

Repurchase of Operating Partnership Interest. The operating general partner(s) must repay Boston Capital's capital contributions if the apartment complex fails to: (1) receive the allocation of tax credits; (2) remain eligible for tax credits during the period when capital contributions of Boston Capital are due to the operating partnership; or (3) obtain permanent mortgage loan financing.

                               Tax Credit Programs

Section 42 of the tax code offers tax credits to encourage investments in qualified apartment complexes for use by persons of low and moderate income. The U.S. Bureau of Census estimates that by the year 2000, there will be an unmet national demand for twelve million units of affordable rental housing.

The tax code pre-funded and made available to eligible properties $3.3 billion of federal housing tax credits, that is $1.25 annually per resident of each state, each year since 1987. In 1993, Congress passed permanent legislation that annually funds this ten-year tax credit allocation for additional tax credits properties. The allocation of tax credits to a particular building is for the full ten-year credit period and no reauthorization of the tax credit program is required for any such existing allocation of tax credits.

Investors in a partnership that owns an apartment complex are eligible to receive, for a ten-year period, a credit against federal tax liability. A tax credit is a dollar for dollar reduction in tax liability, while a tax deduction is a subtraction from adjusted gross income. The laws and rules authorizing tax credits defined:

the types of apartment complexes that qualify for the federal housing tax credit;

the income attributes of tenants that must live in the apartment complex; and

the rents the tenants may be charged and costs of construction or renovation of the apartment complexes.

These rules are complicated and must be followed for investors to receive tax credits, and are described in the section of this Prospectus entitled "Tax Credit Programs."

Because tax credits do not reduce a taxpayer's basis, a taxpayer's gain upon the sale or other disposition of certificates is not increased by the allowed tax credits.

The federal housing tax credit program requires that its rules be complied with during the fifteen-year period after tax credits are first taken. To the extent the tax credit rules are not adhered to during the fifteen-year period, investors would have to repay a portion of the tax credits previously generated by the non-complying dwelling units in the applicable apartment complex. See "Tax Credit Programs--The Federal Housing Tax Credit."

Investors may use the increased cash flow from the use of tax credits to make other investments such as dollar cost averaging into mutual funds, saving for retirement or future college expenses, funding life insurance expenses or simply diversifying a tax advantaged or conventional investment portfolio. The tax credit benefit itself also may be used to offset the tax liability arising from retirement plan withdrawals or used to reduce quarterly estimated tax payments.

                                   Management

Boston Capital maintains its principal office c/o Boston Capital Partners, Inc., One Boston Place, Suite 2100, Boston, Massachusetts 02108-4406, telephone (617) 624-8900.

The general partner of Boston Capital Tax Credit Fund IV L.P. is Boston Capital Associates IV L.P. ("Boston Associates"), a Delaware limited partnership. The general partner of Boston Associates is Boston Capital Associates, a Massachusetts general partnership whose two partners are Herbert F. Collins ("Collins") and John P. Manning ("Manning"), the principals of Boston Capital Partners. The business address of Boston Associates is the same as that of Boston Capital.

Boston Associates has complete authority in the overall management and operation of each series and will have responsibility for supervising Boston Capital's selection, negotiation and investment in apartment complexes.

            Prior Performance of Boston Associates and Its Affiliates


Affiliates of Boston Capital have raised approximately $2 billion in equity from approximately 70,000 investors in more than 350 investment programs to acquire interests in approximately 2,000 properties containing approximately 95,000 apartment units in 48 states and territories, representing approximately $4.55 billion in original development cost.


The section of this Prospectus entitled "Prior Performance of Boston Associates and Its Affiliates" contains a discussion of the prior real estate investment programs in which Boston Associates's affiliates have been involved and it is not intended as an assurance of future performance. The Prior Performance Tables attached to this Prospectus following the Financial Statements contain tabular and statistical data regarding the prior investment programs of Boston Associates's affiliates that have invested in low-income and government-assisted housing.

                           Description of Certificates

Investors will invest in certificates, representing assignments of units of the beneficial interest of Boston Capital issued to BCTC IV Assignor Corp., a Delaware corporation that is wholly owned by Collins and Manning (the "Assignor Limited Partner"). The Assignor Limited Partner was formed for the purpose of serving in that capacity for Boston Capital and will not engage in any other business. Investors will be entitled to all the rights and economic benefits of a limited partner of Boston Capital, including the rights to a percentage of Boston Capital's income, gain, credits, losses, deductions and distributions. No investor will be personally liable for the debts, liabilities, contracts or other obligations of Boston Capital. See "Summary of the Voting Rights Provisions of the Fund Agreement-Liability of Partners and Investors to Third Parties." Investors will be bound by the terms of the Fund Agreement of Limited Partnership. The Assignor Limited Partner agrees that on any matter calling for a vote of the limited partners, it will vote the assigned limited partnership interests only if and as directed by the investors.

We anticipate the certificates to be transferable, subject to some restrictions. No more than 50% of the certificates will be permitted to be transferred in any twelve-month period. This prevents any potential recapture of tax credits upon the transfer of certificates. See "Description of Certificates," "Risk Factors--Certain Other Risks--Transferability" and "Federal Income Tax Matters--Recapture of Tax Credits." We will identify each certificate as representing a particular series.

                 Sharing Arrangements: Profits, Credits, Losses
                           Net Cash Flow and Residuals

Boston Capital will allocate or distribute, as applicable, to the investors:

99% of its tax credits and tax losses from normal operations; and

99% of its cash generated after all expenses are paid, if any.

The remaining amount will go to Boston Associates provided that Boston Associates's distribution of cash will be subordinated to the achievement of the priority return to investors.


From Boston Capital to investors, if there is a sale or refinancing of an apartment complex or the sale of Boston Capital's interest in an operating partnership, Boston Capital will distribute 95% of the proceeds to the investors, and 5% of the proceeds to Boston Associates; provided that Boston Associates's distribution will be subordinated to the achievement of the priority return to investors.

                           Federal Income Tax Matters

The section of this Prospectus entitled "Federal Income Tax Matters" contains a more detailed discussion of the numerous federal income tax issues already mentioned in this Summary. It is expected that each purchaser of a certificate
(1) will be treated as a partner for federal income tax purposes; and (2) will be entitled to its allocable share of the tax credits, profits and losses from the respective series. It is also expected that federal income tax will be imposed only at the partner level with regard to an investment in Boston Capital avoiding the double taxation applicable to corporations. The "Federal Income Tax Matters" section of this Prospectus also contains the legal opinions of Peabody & Brown as to all material federal income tax matters with respect to an investment in Boston Capital. See pages __ and __ of this Prospectus for a summarization of the precise nature of the legal opinions being given with respect to these matters.

                     Summary of the Voting Rights Provisions
                             of the Fund Agreement--
              Liability of Partners and Investors to Third Parties

The Fund Agreement that will govern the relationship between the investors and Boston Associates is a legal document, described in the section of this Prospectus entitled "Summary of Provisions of the Fund Agreement." Other important portions of the Fund Agreement are summarized under "Sharing
Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals" and "Description of Certificates." Investors should particularly be aware of the following terms of the Fund Agreement:

Voting rights. The Fund Agreement gives a majority of certificates the right to:

(1) approve or disapprove the sale of all or substantially all of the assets of a series at any one time;

(2)  amend the Fund Agreement, subject to important limitations;

(3)  remove Boston Associates with or without cause and elect a replacement; and

(4)  dissolve Boston Capital.

The majority vote of each series will still bind investors who do not vote with the majority in interest of their fellow investors.

Changes in the rights of investors.

The Fund Agreement may not be amended to:

(1)  alter the rights and obligations of each investor under the Fund Agreement;
     or

(2) modify the order of distributions or allocations of tax credits or cash distributions without the approval of any affected investor.

Changes in investment objectives and policies. Boston Associates cannot change the investment objectives or policies of a series unless the Fund Agreement is amended by the approval of a majority in interest of the investors in that series. If such an amendment is made, the majority vote will still bind investors who do not vote with the majority in interest of their fellow investors.

Mergers and rollups. The Fund Agreement specifically prohibits the merger or combination of Boston Capital with any other entity.

Under the Revised Uniform Limited Partnership Act as enacted in the State of Delaware, a limited partner in a limited partnership is liable only for the amount of the capital contributions that the limited partner agrees to make.

If a limited partner does not participate in the management of a partnership and does not receive a distribution from the limited partnership or have knowledge at the time of the distribution that the distribution was in violation of the Revised Uniform Limited Partnership Act of the State of Delaware or the applicable partnership agreement, he or she will have no additional financial liability to the limited partnership or to creditors of the limited partnership. All rights accorded limited partners in a limited partnership under the laws of the State of Delaware extend to investors under the terms of the Fund Agreement.

                                Investor Reports

Each investor will receive:

     an acknowledgment of receipt of the investment;

     a letter after the applicable Closing Date, confirming the assignment of certificates;

     quarterly reports with unaudited financial information for each of the first three fiscal quarters of each year;

     annual reports with audited financial statements; and

     Schedule K-1 and other necessary tax information.

                                    Experts

Counsel for Boston Capital is:

Peabody & Brown
1255 23rd Street N.W.
Washington, D.C. 20037

Accountants for Boston Capital are:

Reznick Fedder & Silverman
4520 East-West Highway, Suite 300
Bethesda, Maryland 20814

             ADDITIONAL SUMMARY INFORMATION FOR CORPORATE INVESTORS

An investment in Boston Capital may enable C Corporations to reduce current taxes due, increase cash flow and increase net income for the purposes of financial reporting.

If the cost method of accounting is available to an investor, the investment in certificates would be carried as an asset on its balance sheet. The passive losses would not be recorded for the purposes of financial reporting.

                            Use of Losses and Credits

Generally, there are no special limitations on a corporation's ability to use either tax credits or passive losses to reduce its taxes on all sources of income, including active income, passive income and portfolio income, except for specific rules applicable to the use of all business tax credits and except in the case of closely held corporations and personal service corporations. Closely held corporations may not use tax credits and passive losses to reduce taxes on portfolio income, but may reduce taxes on active and passive income. Generally, personal service corporations will be allowed to use tax credits and passive losses to reduce taxes only on passive income. Because a corporation subject to Subchapter S of the tax code is treated as a pass-through entity for federal tax purposes, each shareholder is generally subject to the limitations on the use of tax credits and passive losses which apply to individuals. See "Federal Income Tax Matters--Passive Loss and Tax Credit Limitations" and "Suitability of an Investment in Certificates."

In computing alternative minimum tax, losses and credits from passive activities may be used only to offset income from passive activities of a taxpayer. See "Federal Income Tax Matters--Other Tax Considerations--Alternative Minimum Tax."

                   Income Statement and Balance Sheet Example

Assume a C Corporation makes an investment of $1,000,000 in a series and Boston Capital allocates to the C Corporation $110,000 of tax credits and $60,000 of losses. Further, assume that the cost method of accounting is available to the corporation for its investment in the series. Such investment and allocations would have a number of effects upon the income statement and the balance sheet of the corporation. The following chart illustrates the expected principal effects:

-----------------------------------------------------------------------------------------------------------
Income Statement                                          Balance Sheet
-----------------------------------------------------------------------------------------------------------
o income tax liability can be reduced by up to            o current assets would increase by $131,000
  $131,000--$110,000 of credits plus 35% of the             because of the increase in cash flow caused by
  $60,000 of losses--if the corporation can fully           the reduction in tax liability;
  use both losses at a 35% marginal rate and
  credits;                                                o the $1,000,000 investment would reduce
                                                            current assets, but increase long term
o the use of tax credits does not create a deferred         investment by the same amount;
  tax liability and, consequently, does affect net
  income to the extent that the tax credits are           o under the cost method of accounting, the
  used, thereby increasing earnings per share;              investment is shown at cost and is not reduced
  and                                                       by losses; therefore, the use of losses does not
                                                            affect net income for financial reporting
o the use of losses creates a deferred tax liability        purposes;
  and, consequently, does not affect net income
  because the reduction in current tax liability is       o the deferred income tax liability of $21,000 is
  exactly offset by deferred tax liability.                 recorded as a liability; and

                                                          o depending upon the corporation's dividend
                                                            policies, an increase in net earnings could
                                                            increase retained earnings by $110,000--the
                                                            amount of tax credits.
-----------------------------------------------------------------------------------------------------------

Such an investment would likely have other effects on the income statement of a corporation. For example, if the corporation were to liquidate short term investments such as certificates of deposit in order to generate funds to invest in Boston Capital, the income from such investments would no longer be available. While this would reduce the corporation's tax liability by the amount of tax on the foregone income from such investments, it would also reduce net income and earnings per share by the amount of foregone net after-tax income from such investments.

The example above assumes that the corporation is not a closely held corporation, a personal service corporation or a corporation subject to Subchapter S of the tax code which would limit their use of losses and credits from passive activities. Moreover, the above example assumes that the corporation is not subject to the alternative minimum tax or the limitations on the use of business tax credits, and that the corporation has sufficient tax liability to use the full amount of the tax credits and losses from passive activities.

The example above is presented for illustrative purposes only and should not be deemed a projection or representation with respect to the amount, availability, or timing of any benefit arising from an investment in certificates. The example above is not intended to be a complete discussion of all of the possible income tax effects or financial statement effects of the situation described. Each potential corporate investor is strongly advised to consult its own tax advisor regarding the effect of an investment in Boston Capital.

Considerations for Corporate Investors.
---------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                               C-Corporations                   Closely Held Corporations         Personal Service Corporations

-------------------------------------------------------------------------------------------------------------------------------
Definition                     o not subject to Subchapter      o more than 50% owned, by         o principal activity is the
                                 S of the tax code                value directly or                 performance of personal
                                                                  indirectly, by five or            services by a corporation's
                                                                  fewer individuals, using          employees-owners.
                                                                  the rules of ownership
                                                                  attribution, at any time
                                                                  during the last half of the
                                                                  relevant taxable year
-------------------------------------------------------------------------------------------------------------------------------

Income offset by tax           o income from all sources        o active or passive income,       o passive income
credits and losses                                                excluding portfolio income
-------------------------------------------------------------------------------------------------------------------------------

Time frame that you must       o ten-to-twelve years after      o ten-to-twelve years             o ten-to-twelve years
reasonably expect to have        your investment in               after your investment             after your investment
appropriate income to offset     certificates                     in certificates                   in certificates
-------------------------------------------------------------------------------------------------------------------------------

                  SUITABILITY OF AN INVESTMENT IN CERTIFICATES

All Investors.
--------------

The certificates being for sale through this Prospectus are suitable for all investors who (1) reasonably expect to have a tax liability during the next twelve years against which the tax credits can be used to offset their federal income tax liability, regardless of income; and (2) have adequate financial means to bear the lack of liquidity and the economic risks associated with long-term investments in real estate. Boston Capital does not deem sales of certificates completed until five days after an investor has received this Prospectus, during which you may receive a refund of your subscription.

The certificates may not be suitable for investors that must pay the alternative minimum tax or are tax-exempt. Moreover, if the investor distributes its certificates as a gift, the donor and the not the donee must satisfy all applicable suitability requirements.


Alternative Minimum Tax/Tentative Minumum Tax.
----------------------------------------------


The tax code imposes an alternative minimum tax on all taxpayers, except certain qualifying small corporations, to the extent that this tax exceeds their regularly computed income tax liability. Generally, the alternative minimum tax requires that taxpayers pay a percentage of income as taxes, regardless of the presence of certain items that the taxpayer would otherwise be able to deduct. Tax credits cannot be used to offset this tax. Consequently, an investment in certificates may not be a suitable investment for an investor expecting to be subject to the alternative minimum tax or an investor that expects the difference between his tax liability and the tentative minimum tax to be minimal.


Regardless of whether or not a prospective investor is otherwise subject to the alternative minimum tax, each prospective investor must determine what his tentative minimum tax would be, in order to determine the maximum amount of tax credits which you can use in any given year. The amount of tax credits which an investor may use in any year may not exceed the difference between (1) your income tax as computed under the normal formula for determining income tax liability; and (2) your tentative minimum tax as computed under the alternative minimum tax formula.

For example, an investor, not otherwise subject to the alternative minimum tax, with $15,000 in regular income tax liability and $10,000 in tentative minimum tax liability, could use up to $5,000 in tax credits to offset his regular income tax liability. Any additional tax credits allocated to such investor for the applicable year which could not be utilized in that year, could be carried back one year or forward twenty years, subject to limitations on carry-backs for certain taxpayers. See the sections in this Prospectus entitled "Risk Factors--Alternative Minimum Tax Could Reduce or Eliminate the Benefits of the Investment" and "Federal Income Tax Matters--Certain Other Considerations--Alternative Minimum Tax."

Tax-Exempt Entities.
--------------------

It is unlikely that a tax-exempt entity would be able to use tax credits because of its lack of income tax liability. However, if a tax-exempt entity has, and expects to continue to have, unrelated business taxable income ("UBTI"), it could use tax credits to offset the federal tax on such income. See "Federal Income Tax Matters--Investment by Tax-Exempt Entities."

Considerations for Individual and Other Non-Corporate Investors.
----------------------------------------------------------------

o investors must have minimum annual gross income for the current year of $45,000 and a net worth--excluding home, home furnishings and automobiles--of not less than $45,000; or net worth--excluding home, home furnishings and automobiles--of not less than $150,000;

o if more than one investor purchases certificates together, each investor must satisfy all applicable suitability requirements;

o even an investor without passive income can use the investment in certificates for ten-to-twelve years to reduce federal income taxes by up to $25,000 in any tax year, but not in excess of the investor's federal income tax liability;

o married individuals filing separately may not use tax credits to offset taxes on non-passive income unless they live apart for the entire year;

o if married persons live apart for the entire year, each individual may use tax credits to offset taxes on up to $12,500 of non-passive income for that year;

o there are special rules governing an investor's ability to carry unused tax credits and historic tax credits forward to future years. See "Federal Income Tax Matters - Passive Loss and Tax Credit Limitations"; and

o investors can fully use the historic tax credit only if the adjusted gross income is not greater than $200,000 in that year; the use of the historic tax credit is phased out when adjusted gross income is between $200,000 and $250,000; and investors cannot use the historic tax credit at all if their adjusted gross income is greater than $250,000.

Consideration for Foreign Investors.
------------------------------------

o definition: natural person and resident of the United States, but a citizen of another country;

o must have, and expect to have in the future, income subject to taxation by the United States sufficient to use the expected tax credits to offset federal income tax liability;

o the tax code may require Boston Capital to withhold up to 30% of any distributions;

o the Foreign Investment in Real Property Tax Act may require Boston Capital to withhold part of any distribution of proceeds from the sale of an apartment complex or interest in an operating partnership otherwise due; and

o should consult a legal, tax and/or business advisor because your tax consequences of an investment in certificates by foreign investors may differ significantly from those described in this Prospectus.

Various states have established suitability standards for investors that are in addition to those established by Boston Capital and which must be met by investors residing in any such state, as illustrated by the following chart:

------------------------------------------------------------------------------------------------------------------------------
State                         Minimum Annual              Minimum Net Worth                 Other
                              Gross Income                (exclusive of home, home
                                                          furnishings, automobiles)
------------------------------------------------------------------------------------------------------------------------------
California                    $60,000 plus                $60,000; or                       For investments by or on behalf
Iowa                          _ _ _ _ _ _ _ _ _ _ _ _ _   _ _ _ _ _ _ _ _ _ _ _ _ _         of a fiduciary account, the
Washington                                                                                  suitability requirements must be
                                                                                            met by either the donor of the
                              no minimum plus             $175,000                          funds for investment, or the
                                                                                            beneficiaries of the fiduciary
                                                                                            account (in which case, the
                                                                                            beneficiaries' share of the
                                                                                            fiduciary account may be
                                                                                            included in determining
                                                                                            whether such standards are met).
------------------------------------------------------------------------------------------------------------------------------
Maine                         $50,000, and                $50,000; or                       Additional investments not
                              _ _ _ _ _ _ _ _ _ _ _ _ _   _ _ _ _ _ _ _ _ _ _ _ _ _         made at the time if initial
                                                                                            investment must be for a
                                                                                            minimum of $5,000.
                              no minimum, plus            $200,000
------------------------------------------------------------------------------------------------------------------------------
Nebraska                      no minimum requirements     no minimum requirements           Allowed at lease five business
                                                                                            days after they receive this
                                                                                            Prospectus until the sale of
                                                                                            certificates is final.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
State                         Minimum Annual              Minimum Net Worth                 Other
                              Gross Income                (exclusive of home, home
                                                          furnishings, automobiles)
------------------------------------------------------------------------------------------------------------------------------
New Hampshire                 $50,000                     $125,000; or
                              - - - - - - - - - - - - -   - - - - - - - - - - - - -
                              no minimum, plus            $250,000
------------------------------------------------------------------------------------------------------------------------------
New Jersey                    $50,000, plus               $60,000; or
                              - - - - - - - - - - - - -   - - - - - - - - - - - - -
                              no minimum, plus            $150,000
------------------------------------------------------------------------------------------------------------------------------
Pennsylvania                  amount equal to or greater  amount sufficient to sustain      o Investors must be in a
                              than ten times investor's   the risks described in this         financial position to enable
                              dollar amount of            Prospectus                          them to realize to a
                              certificates purchased                                          significant extent the
                                                                                              benefits described in this
                                                                                              Prospectus;
                                                                                            o investments in certificates
                                                                                              must be otherwise suitable
                                                                                              for each investor; and
                                                                                              investor will not be
                                                                                              admitted to Boston Capital
                                                                                              until at least $5,000,000
                                                                                              has been raised.
------------------------------------------------------------------------------------------------------------------------------
South Dakota                  $60,000, plus               $60,000; or
                              - - - - - - - - - - - - -   - - - - - - - - - - - - -
                              no minimum, plus            $175,000
------------------------------------------------------------------------------------------------------------------------------
Tennessee                     no minimum requirements     no minimum requirements           Investors may withdraw their
                                                                                            subscriptions within five
                                                                                            business days from receipt or
                                                                                            confirmation whichever is later.
------------------------------------------------------------------------------------------------------------------------------
Texas                         $60,000, plus               $60,000; or
                              - - - - - - - - - - - - -   - - - - - - - - - - - - -
                              no minimum, plus            $175,000
------------------------------------------------------------------------------------------------------------------------------
Arizona                       no minimum requirements     no minimum requirements           Must execute an investors form
Arkansas                                                                                    provided by the Soliciting
California                                                                                  Dealer or Dealer-Manager on
Iowa                                                                                        behalf of Boston Capital.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
State                         Minimum Annual              Minimum Net Worth                 Other
                              Gross Income                (exclusive of home, home
                                                          furnishings, automobiles)
------------------------------------------------------------------------------------------------------------------------------
Maine
Massachusetts
Michigan
Minnesota
Missouri
Nebraska
New Hampshire
New Jersey
New Mexico
North Carolina
Oklahoma
Oregon
South Dakota
Texas
Washington
Wisconsin
------------------------------------------------------------------------------------------------------------------------------

                            ESTIMATED USE OF PROCEEDS

The proceeds of the offering will provide all of the working capital, without which each series will not be able to achieve its investment objectives. The following table sets forth the estimated use of the sum of the proceeds of the sale of certificates for each series. These figures represent Boston Capital's present estimates; the actual figures may differ. We will use the proceeds in the following way:

o invest approximately $0.72 to $0.73 of each dollar we raise directly in constructing or rehabilitating the apartment complexes;

o    hold $0.04 of each dollar in working capital reserves; and

o    use the rest to pay fees and expenses to Boston Associates and others.

Boston Capital will hold all proceeds of the offering in trust for the benefit of the investors to be used only for the purposes set forth below.

                                                Dollar                       Dollar
                                                Amount    Percentage         Amount     Percentage
                                                ------    ----------         ------     ----------

Gross Offering Proceeds per series           $2,500,000     100.0%        $40,000,000      100.0%
                                             ==========     =====         ===========      =====

Less Public Offering Expenses:
  Selling Commissions (1)                    $  175,000       7.0%        $ 2,800,000        7.0%
  Dealer-Manager Fee                             50,000       2.0%            800,000        2.0%
  Organization and Offering
    Expenses (2)                                112,500       4.5%          1,400,000        3.5%
Total Offering Expenses                         337,500      13.5%          5,000,000       12.5%
                                             ----------     -----         -----------      -----

Amount Available after offering expenses:    $2,162,500      86.5%        $35,000,000       87.5%
                                             ==========     =====         ===========      =====

Acquisition Expenses (3)                         50,000       2.0%            800,000        2.0%
Asset Acquisition Fee (3)                       212,500       8.5%          3,400,000        8.5%
Working Capital Reserve (4)                     100,000       4.0%          1,600,000        4.0%
                                             ----------     -----         -----------      -----

Capital Contributions to Operating
   Partnerships (5)                          $1,800,000      72.0%        $29,200,000       73.0%
                                             ==========     =====         ===========      =====

(1) Selling Commissions of up to 7% payable to brokers, most of whom are not affiliated with Boston Capital. See "The Offering-Selling Arrangements."

(2) Includes among others legal, accounting, escrow, printing, travel, marketing, registration, qualification, distribution, filing and other accountable expenses paid by the series directly, or in connection with the organization of the series, the structuring of the series' investments and the offering of certificates. organization and offering expenses also include an accountable expense reimbursements to Boston Capital in the amount of up to 0.5% of total offering proceeds and a non-accountable expense allowance to Boston Capital in the amount of up to 1.0% of total offering proceeds to be paid to Boston Capital and its affiliates, as described under the caption "The Offering-Selling Arrangements." If actual organization and operating expenses exceed these estimates, they will still be paid from the offering proceeds; provided, however, if the organization and offering expenses and the selling commissions exceed 15% of the total offering proceeds, the excess will be paid by Boston Associates and not the series.

(3) Consists of legal and accounting fees and travel, communication and other expenses to be paid to third parties and amounts to be paid to Boston Associates for selecting, evaluating, negotiating and closing the series investments in apartment complexes. Acquisition expenses do not include, and Boston Capital will not incur, any expenses for mortgage origination and real estate brokerage fees from the proceeds of the offering.

(4) Money in the working capital reserve will be available for contingencies relating to the operation, management and administration of the apartment complexes, operating partnerships and Boston Capital, including payment of the annual Fund Management Fee, to the extent other funds are not so available. In addition, funds held in the working capital reserve can be used for option and/or other payments and interest expense incurred to secure the acquisition of apartment complexes.

(5) At a minimum, the amount of offering proceeds which will be invested in apartment complexes will be the greater of: (1) 82.5% of the total offering proceeds reduced by 0.1625% for each 1% of financing encumbering the apartment complexes; or (2) 69.5% of the total offering proceeds. It is anticipated that each apartment complex will be leveraged with significant mortgage debt.

                                  RISK FACTORS

Investing in certificates involves various risks. Therefore, prospective investors should consider, in addition to the matters set forth elsewhere in this Prospectus, the following risk factors before making a decision to purchase certificates.

                  General Risks of Boston Capital's Investments
 Investors will not be able to evaluate all of the apartment complexes in which the series will invest.

Boston Associates has not yet identified all of the apartment complexes in which the series will invest. Investors must rely on the ability of Boston Associates to find suitable investments for Boston Capital. Investors should read the sections "Management" and "Prior Performance of Boston Associates and Its Affiliates" to learn about the prior real estate experience of Boston Associates. All of Boston Capital's investments are required to meet Boston Capital's investment objectives and acquisition policies, as described in the section of this Prospectus entitled "Investment Objectives and Acquisition Policies." Boston Capital does not guarantee that it will be able to find investments meeting its investment objectives or that any investment it does make will generate income for investors or increase in value over time.

Sale of less than all certificates may result in fewer investments for Boston Capital. The more certificates that are sold, the more money Boston Capital will have to invest in apartment complexes. If fewer than all of the certificates in any series are sold, Boston Capital will invest in fewer apartment complexes. The fewer the apartment complexes Boston Capital invests in, the less diversified its portfolio of apartment complexes will be. Also if Boston Capital invests in several apartment complexes in the same geographic area, there will be less diversity. In such circumstances, apartment complexes which suffer poor operating results can have a greater negative effect on Boston Capital's operations as a whole. See "The Offering--Issuance of Certificates in Series."

Boston Associates may not be able to buy certificates to fund start up costs of Boston Capital. Boston Capital can borrow money in order to make investments in apartment complexes before all of the money is raised from the offering. Any such loan is to be repaid from the money that is raised from the offering. If insufficient money is raised in the offering to repay such loans, Boston Associates has agreed to buy enough certificates to provide Boston Capital with money to repay such loan(s). If Boston Associates does buy certificates, they will be purchased on the same terms as any other investor, except Boston Associates will not pay commissions and fees that otherwise would go to it or its affiliates. There is a possibility that Boston Associates will not have enough money to meet these obligations.

Investors may not receive cash if apartment complexes are sold. There is no assurance that investors will receive any cash distributions from the sale or refinancing of an apartment complex. The price at which an apartment complex is sold may not be large enough to pay the mortgage and other expenses which must be paid at such time. If that happens, investors will not get all of their investment back, and the only benefit from an investment in Boston Capital will be the tax credits received.

A decrease in an individual investor's taxable income will limit his benefit received from tax credits. A change in an individual investor's personal tax situation which reduces his taxable income will substantially reduce, defer or eliminate the benefits to him of the tax credits. If an investor's adjusted gross income increases to more than $200,000 in a particular year, any allocated historic tax credits also will be substantially reduced, deferred or eliminated.

Investors may not be able to liquidate their investment promptly at a reasonable price. Although it is possible that the certificates in all series may be listed on a national securities exchange, there is no guarantee that such a listing can or will be accomplished or that a public trading market will develop. Currently, no certificates have been listed on a national securities exchange. The transfer of certificates will be limited in some cases. Investors should consider their investment in Boston Capital to be a long term investment. See "Description of Certificates--Transfers" and "Federal Income Tax Matters--Classification as a Partnership" and "-- Fund Income."

Boston Associates can impose restrictions on the transfers of certificates in order to prevent a termination of Boston Capital for tax purposes or prevent a classification of Boston Capital as something other than a partnership for federal income tax purposes. In addition, Boston Associates will not allow sales of certificates to an investor who does not meet the then applicable suitability standards. See "Federal Income Tax Matters--Sale or Disposition of Certificates."

Investors are liable for a period of time for the amount of their returned contributions to any Boston Capital creditors. In general, limited partners are not liable for partnership obligations unless they take an active part in the day-to-day management or control of the partnership's business. The Delaware Revised Uniform Limited Partnership Act presently allows the investors to exercise all of their rights in the Fund Agreement without jeopardizing their limited liability. All rights given limited partners under the laws of the State of Delaware extend to investors under the terms of the Fund Agreement. Unless an investor is deemed to be taking part in the control of Boston Capital's business, his liability is limited to the amount invested in Boston Capital.

Under Delaware law, if an investor has received the return of any part of his investment without violation of Delaware law or the Fund Agreement, the investor is liable for a period of one year for the amount of his returned contribution which would be necessary to pay Boston Capital's creditors for liabilities incurred during the period the contribution was held by Boston Capital. However, if any of the money returned to an investor was returned in violation of applicable Delaware law or the Fund Agreement, then the investor is liable for a period of three years for the amount of the contribution wrongfully returned.

Investors may have limited rights of action against Boston Associates. Under Delaware law, Boston Associates is required to exercise good faith and integrity in handling the affairs of Boston Capital. The Fund Agreement provides that Boston Associates will not be liable to investors for its actions or omissions made in good faith and in a manner it reasonably believes was allowed under the Fund Agreement and in the best interest of Boston Capital. However, if Boston Associates's conduct constitutes fraud, bad faith, negligence or misconduct, it would be liable to investors. Therefore, investors may have more limited rights of action against Boston Associates than would otherwise be available, absent these provisions in the Fund Agreement.

A series may be liable for the liabilities of other series. Certificates are issued in series, and the Fund Agreement provides that each series will be treated for economic purposes as a separate partnership, sharing in a separate and distinct pool of apartment complexes. The rights of investors in all series will be identical in all other respects, except with respect to voting rights and accounting matters applicable only to a particular series. See "The Offering--Issuance of Certificates and Series."

It is possible, however, that each series may not stand on its own with respect to outside creditors. In such an event, such creditors would be able to reach all of the assets of Boston Capital, despite the fact that the matter affecting the creditor related only to a particular series. Therefore, in the event that a creditor makes a claim against the assets of Boston Capital and it can be determined that such claim relates to one series only, Boston Associates will assume liability for any such claim to the extent that the series does not have sufficient funds to satisfy the claim. In the event there is a proper claim against more than one series, if the proportional liability of a particular series can be determined, such series will be liable only for such proportional amount of the claim. Boston Capital intends to require that the various series reimburse each other to the extent that expenses relating to a particular series are borne by another series, but a series may be financially unable to do so. There is a risk, therefore, that investors in a particular series will be affected by the performance of another series. This could result in lower returns on their investments than would otherwise be the case.

An independent underwriter will not make an independent investigation of Boston Capital. The Dealer-Manager will receive commissions and other compensation as an agent of Boston Capital. The Dealer-Manager has not retained counsel separate from Boston Capital's counsel, but has conducted such due diligence investigation as it deems necessary under the circumstances. However, because the Dealer-Manager is an affiliate of Boston Associates, investors will not have the benefit of an independent investigation of Boston Capital as is customarily made by independent underwriters.

The prohibition on mergers in the Fund Agreement may limit the operational flexibility of Boston Capital. Although at this time, Boston Associates has no intent to effect a merger of Boston Capital with any other entity, the presence of this prohibition in the Fund Agreement may make it more difficult to effect any sort of change in control that would involve a merger in the future.

                                Real Estate Risks

If the expenses of apartment complexes are greater than their income, Boston Capital may have to pay any operating shortfalls. If the expenses of an apartment complex are greater than its income, Boston Capital may have to provide money to pay the shortfall. Otherwise, the apartment complex may need to be sold on disadvantageous terms in order to raise money. Also if the apartment complex does not generate enough income to pay its mortgage payments and property taxes, the lender could foreclose and Boston Capital could lose its investment, including a partial recapture of tax credits.

Leveraged investments may increase the risk of loss because of the debt payments. Each of the apartment complexes will have mortgage debt which leverages Boston Capital's investment in the apartment complex. Leveraging allows Boston Capital to increase the amount of property that can be invested in with the amount of money raised from the offering, and thus increase the amount of tax credits available to Boston Capital. However, leveraging also can increase the risk of loss. If there is a foreclosure of a mortgage loan on an apartment complex, there can be a tax liability to investors including a partial recapture of tax credits previously taken.

Operating general partners have limited financial resources and if they fail to meet their obligations, Boston Capital may have limited remedies against them. The operating general partner is responsible for completing the construction or renovation and then renting and operating the apartment complex. If there are cost overruns in the construction or renovation, or if rental income is not enough to pay operating expenses, the operating general partner usually is required to pay such shortfalls with its own money.

In addition, the operating general partners generally will be required to pay Boston Capital some amounts if the amount of tax credits generated by the apartment complex falls below an agreed upon level. See "Investment Objectives and Acquisition Policies--Acquisition Policies." There is no guarantee that such operating general partners will have enough money to meet their obligations. If any of the operating general partners fail to meet their obligations to make these payments, the remedies of Boston Capital may be limited to removing the operating general partner as general partner of the operating partnership.

Government regulations regarding apartment complexes receiving government assistance may limit the flexibility of those complexes to rent to tenants or increase rents, thereby restricting the economic benefit to Boston Capital. Some of the apartment complexes may receive government assistance. Generally, rents in an apartment complex receiving government assistance cannot be increased without the prior approval of the applicable government agencies. If needed rent increases are not approved in a timely manner, an apartment complex may have operating deficits.

Some government regulations may restrict the type of tenants that can rent apartments in the apartment complex. This would reduce the pool of potential renters available to rent apartments in the apartment complex. Other government assistance programs provide rent supplement payments to tenants. These payments are fixed in amount, unless Congress and/or the appropriate agency has approved funding for an increase in the payments. If there are no increases in rent supplement payments, the operating expenses of an apartment complex could increase without a corresponding increase in rental income, ultimately leading to a foreclosure on the apartment complex and the loss or recapture of tax credits.

Apartment complexes that receive government assistance generally are subject to restrictions on when and how they can be sold or refinanced. Due to these restrictions, it may not be possible to sell or refinance an apartment complex when it is in the economic interest of Boston Capital or investors to do so.

                                    Tax Risks

IRS may challenge Boston Capital's tax positions which could result in the loss or recapture of tax benefits. Boston Capital will not request any tax rulings from the IRS. Thus, there is no certainty as to the tax consequences of investing in Boston Capital. Peabody & Brown, counsel to Boston Capital and Boston Associates, provides its legal opinion with regard to many of the material tax issues involved in investing in Boston Capital. However, Peabody & Brown's opinion does not cover some material tax issues because those issues depend upon the specific investments made by Boston Capital which have not yet been identified. Peabody & Brown's opinion is not binding on the IRS or on any court. It is possible that the IRS will challenge tax deductions and tax credits Boston Capital claims. If such a challenge is successful, it will have a material and adverse effect on the tax benefits expected from an investment in Boston Capital. Each investor is urged to speak with his or her own tax advisor with respect to the federal and state tax consequences from an investment in Boston Capital.

IRS may audit Boston Capital which might increase the chance that investors' returns are audited. The IRS may audit the income tax returns of Boston Capital and the operating partnerships. In fact, the IRS has audited twenty-seven limited partnerships of a total of more than 3450 such limited partnerships with which affiliates of Boston Capital are associated. Twenty-six of these audits have been settled with the IRS without material changes and one is still pending. If the income tax returns of Boston Capital or an operating partnership are audited, the returns of investors also may be audited.

Apartment complexes must adhere to complex rules in order to be eligible for tax credits. In order for an investor to receive tax credits, the apartment complexes must satisfy the complex rules for the federal housing tax credit and, in some cases, the historic tax credit. The rules that determine whether an apartment complex is eligible for tax credits and the rules regarding the use of tax credits are complicated. The tax credits are generated during ten-to-twelve years of an investment in each apartment complex. Therefore, investors must reasonably expect to owe federal income taxes for each of the next twelve years against which tax credits can be used. If an apartment complex is not built on time, or fails to meet applicable income and rent restrictions, it will not generate any tax credits. Typically, Boston Capital invests in an apartment complex before construction has been completed and before the apartment complex has been rented.

Even though tax credits are generated during a ten-to-twelve year period, the apartment complex must satisfy the applicable income and rent restrictions during an initial fifteen-year compliance period. If an apartment complex fails to satisfy the applicable income and rent restrictions at any time during the initial fifteen-year tax credit compliance period, there will be a recapture of a portion of the tax credits and a loss of tax credits for the year the failure took place and for future years. In addition, if Boston Capital sells its interest in an apartment complex during the initial fifteen-year compliance period, a portion of tax credits previously received could be recaptured. Prior to investing in any apartment complex, Boston Capital will require legal opinions that state, based on specific assumptions, that investors will be entitled to the tax benefits from the apartment complex owned by the operating partnership. See "Investment Objectives and Acquisition Policies--Acquisition Policies" and "Federal Income Tax Matters--Federal Housing Tax Credit" and "--Historic Tax Credit."

Under the tax code, investors are limited in what they can deduct from passive activities so it is possible that investors may not be able to use all of the tax benefits. The tax credits and losses allocated to investors will be "passive activity credits and losses" and may be deducted by investors only to the extent of their income from other passive activities or tax on net passive income, except in some limited circumstances. See "Federal Income Tax Matters--Passive Loss and Tax Credit Limitations."

The restrictions imposed by the alternative minimum tax and business tax credit issues may limit the tax liability that can be offset by tax credits. Tax credits are subject to an IRS rule governing general business credits that limits the amount of tax liability that may be offset. Also, neither federal housing tax credits nor historic tax credits can be used to reduce any liability for the alternative minimum tax.

IRS may unfavorably change the allocation of credits and losses. Boston Capital will allocate ninety-nine per cent of all of its profits, credits and losses. If the IRS audits Boston Capital, it may try to reallocate profits, credits and losses in a manner less favorable to the investors. In the opinion of Boston Capital's attorneys, if the matter were litigated, it is more likely than not that the allocations will be respected. See "Federal Income Tax Matters--Allocation of Profits, Credits, Losses, and Other Items in Accordance with Fund Agreements" and "Calculation of Investor's Basis in His Certificates or Fund Interests" and "Sharing Arrangements: Profits, Credits, Losses, Credits, Net Cash Flow and Residuals."

Investors may realize taxable gain on sale or disposition of certificates. Upon the sale or other taxable disposition of certificates, investors will realize taxable income to the extent that their allocable share of the nonrecourse mortgage indebtedness on the apartment complexes, together with the money they receive from the sale of the certificates, is greater than the original cost of their certificates. This realized taxable income is reduced to the extent that investors have suspended passive losses or credits. It is possible that the sale of certificates may not generate enough cash to pay the tax obligations arising from the sale. See "Federal Income Tax Matters--Depreciation," "--Sale of Fund Interests" and "--Certain Other Tax Considerations--Alternative Minimum Tax."

Investors may have tax liability in excess of cash. Investors eventually may be allocated profits for tax purposes which exceed any cash Boston Capital distributes to them. Under these circumstances, unless an investor has passive losses or credits to reduce such tax liability, the investor will have to pay federal income tax without a corresponding cash distribution from Boston Capital. Similarly, in the event of a sale or foreclosure of an apartment complex or a sale of certificates, an investor may be allocated taxable income, resulting in tax liability, in excess of any cash distributed to him or her as a result of such event. See "Federal Income Tax Matters--Sale or Disposition of Certificates" and "--Sale or Other Disposition of an Apartment Complex and Interests in Operating Partnerships."

                  FIDUCIARY RESPONSIBILITY OF BOSTON ASSOCIATES

Boston Associates, as general partner, is accountable to the limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling Boston Capital's affairs. A court in which any legal action against Boston Associates is instituted will interpret what constitutes good faith and integrity.

Where the question has arisen, courts have held that a limited partner may institute legal action on behalf of himself and all other similarly situated limited partners--a class action--to recover damages for a breach by a general partner of its fiduciary duty, or on behalf of the partnership--a partnership derivative action--to recover damages from third parties.

The Fund Agreement provides that an investor may bring a derivative action on behalf of a series to recover a judgment to the same extent as a limited partner has such rights under the Delaware Revised Uniform Limited Partnership Act (the "Act"). The Act provides for such rights although it requires that the person bringing a derivative action be a limited partner of the partnership.

There is no specific Delaware judicial or statutory authority governing the question of whether an assignee of a limited partner has the right to bring a derivative action where a specific provision exists in the Fund Agreement granting such rights. Furthermore, there is no express statutory authority for a limited partner's class action in Delaware, and whether a class action may be brought by investors to recover damages for breach of the general partner's fiduciary duties in Delaware state courts is unclear. Accordingly, there is no assurance that legal remedies will be available or affordable if fiduciary duties are breached, although it is anticipated that the ability of the investors to enforce their rights against Boston Associates will be substantially the same as the rights of the limited partners.

Under applicable Delaware law, Boston Associates, as general partner, is accountable to investors as a fiduciary and, consequently, is required to exercise good faith and integrity in handling the affairs of the series. However, the Fund Agreement provides that Boston Associates and some of its affiliates shall not be liable, responsible, or accountable in damages or otherwise to Boston Capital or to any of the investors for any act or omission performed or omitted by Boston Associates or some of its affiliates in good faith and in the best interest of Boston Capital, except for conduct constituting fraud, bad faith, negligence, misconduct or breach of fiduciary duty. Boston Capital also indemnifies Boston Associates and some of its affiliates against and for loss, liability or damages--including all judgments, costs and attorneys' fees and amounts expended in the settlement of any claims of liability or damages--incurred by them in good faith and in a manner reasonably believed by them to be in Boston Capital's best interests, in connection with any act or omission in connection with the business of Boston Capital, provided that the course of conduct which caused the loss or liability is not attributable to fraud, bad faith, negligence, misconduct or breach of fiduciary duty with respect to any such act or omission. Such indemnification is recoverable only out of the assets of Boston Capital and not from investors. Under the provisions of the Fund Agreement, investors may have a more restricted right of action against Boston Associates and some of its affiliates than would be the case absent these provisions.

The Fund Agreement provides that neither Boston Associates, nor its affiliates, the Dealer-Manager nor Boston Capital shall be indemnified against such liabilities arising under federal or state securities laws, rules or regulations, unless: (1) Boston Associates, or its affiliates, the Dealer-Manager or Boston Capital are successful in defending such action, such claim is dismissed or a court of competent jurisdiction approves a settlement of such claim; and (2) such indemnification is specifically approved by a court of law which shall have been advised as to the current position of the Securities and Exchange Commission and the securities department of Massachusetts and other applicable state securities laws administrators regarding indemnification for violations of securities law. Notwithstanding the foregoing, the Assignor Limited Partner shall be indemnified only as long as it is an affiliate of Boston Associates.

To the extent that the provisions of the Fund Agreement include indemnification for liabilities arising under the Securities Act of 1933, such indemnification is, in the opinion of the Securities and Exchange Commission and certain state securities divisions, contrary to public policy and therefore unenforceable. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification will place before the court the position of the Securities and Exchange Commission and certain state securities divisions with respect to the issue of indemnification for securities law violations.

Investors should also be aware that Boston Associates could have various defenses available to it if the investors were to bring an action for breach of its fiduciary duty. Such defenses could include technical defenses such as those based on statutes of limitations. Also, Boston Associates could attempt to establish that even though it made an error in judgment, it had, in good faith, attempted to act in the best interest of Boston Capital. In other words, a mere mistake in judgment may not constitute a breach of fiduciary duty.

The matter of the fiduciary responsibility of general partners is an evolving area of the law and investors who have questions concerning the duties of Boston Associates should consult with their legal counsel. Boston Capital will not incur the cost of that portion of any insurance, other than public liability insurance, which insures any party against any liability, the indemnification for which is prohibited within this Prospectus.

                              CONFLICTS OF INTEREST

Boston Associates, the Dealer-Manager and Boston Capital Partners, Inc. are affiliates. John P. Manning and Herbert F. Collins equally own all the stock in Boston Capital Partners, Inc. Messrs. Manning and Collins, along with Richard J. DeAgazio, equally own all the stock of BCS Group, Inc., the parent company of the Dealer-Manager. Any transactions between Boston Capital and Boston Associates and its affiliates will be entered into without the benefit of arm's-length bargaining and will involve conflicts of interest.

Management and operation of Boston Capital will subject Boston Associates to certain conflicts of interest. Some agreements and arrangements among Boston Capital and Boston Associates and its affiliates have been established by Boston Associates and are not the result of arm's-length negotiations. Although some provisions of the Fund Agreement are designed to mitigate such conflicts of interest by limiting the authority of Boston Associates and its ability to enter into transactions with Boston Capital, such conflicts cannot be completely eliminated. See "Fiduciary Responsibility of Boston Associates" for a discussion of Boston Associates's fiduciary duties to the investors, which, in general, require Boston Associates to consider the best interests of investors in managing Boston Capital.

In considering the risks and merits of an investment in Boston Capital, prospective investors should carefully consider the following potential conflicts of interest:

Inconsistent Interests.
-----------------------

Your interests may be inconsistent in some respects with Boston Associates's interests. Also, Boston Capital's interests in the operating partnerships may be inconsistent in some respects with the interests of the applicable operating general partners.

These inconsistent interests arise due to: (1) Boston Associates's interest in Boston Capital; (2) Boston Associates's receipt of fees from Boston Capital, and in some cases, from one or more operating partnerships; and (3) Boston Associates's ongoing business relationships with some of the operating general partners.

Conflicts of interest between Boston Associates and its affiliates also arise in connection with their performance of activities, such as the decisions they can make in the following circumstances without your prior consent:

o withholding payments of capital contributions to the operating partnerships;
o    removing any of the operating general partners; and
o exercising the repurchase obligation of the operating general partners upon the occurrence of a repurchase event.

Other transactions, such as terminating Boston Capital's business, selling operating partnership interests, selling or refinancing an apartment complex, or liquidating an operating partnership, may produce profits for Boston Associates and/or its affiliates and/or the operating general partner(s) at a time when it produces adverse tax or other consequences for you. Conversely, Boston Capital's or an operating partnership's decision to continue business may be advantageous to them at a time when termination may be advantageous to you.

Each Operating Partnership Agreement will restrict the right of the applicable operating general partner(s) to sell or otherwise dispose of an apartment complex and to refinance the permanent mortgage loan as to an apartment complex without the approval of Boston Associates. In general, Boston Associates will consent to the sale or disposition of an apartment complex where such sale or disposition is consistent with Boston Capital's investment policies. See "Investment Objectives and Acquisition Policies--Acquisition Policies."

The operating general partners of some or all of the operating partnerships may receive a Sales Preparation Fee upon the sale of the applicable apartment complex for their services in preparing that apartment complex for sale. The amount of the Sales Preparation Fee is expected to be 3% of the gross sale price of the applicable apartment complex. It is not expected that any comparable fee will be payable for any refinancing of the permanent mortgage loan for an apartment complex. Therefore, the interest of the operating general partners to arrange for the sale of an apartment complex--and thereby receive a Sales Preparation Fee--may be in conflict with the interest of Boston Capital, and therefore the investors, to receive benefits from a refinancing of the permanent mortgage loan.

The inherent conflict caused by the affiliation of a builder of an apartment complex and an operating general partner causes certain government agencies to require that an independent architect review the work of each builder so affiliated. Because many of the management agents are expected to be affiliated with the operating general partners, a continuing conflict of interest will exist because there may not be any independent review of their performance on behalf of the operating partnership.

Each Operating Partnership Agreement should provide that if an apartment complex is subject to substantial building code violations which are not cured within six months after notice from the applicable governmental agency or department, or if certain operational performance standards are not met, then, at Boston Associates's request and subject to the applicable agency's approval, the operating general partners must terminate the Management Agreement and appoint a new management agent, which shall not be an affiliate of the operating general partners.

Under the Fund Agreement and the Operating Partnership Agreements, Boston Associates or the operating general partner(s), as applicable, are or will be authorized to employ their respective affiliates to perform services for, or to sell goods to, Boston Capital or the operating partnership, as applicable, thus, potentially causing additional conflicts of interest.

The Fund Agreement, however, sets forth significant restrictions on the terms of agreements for the provision of any goods and services to Boston Capital by Boston Associates and its affiliates. Such restrictions generally require the terms of transactions with affiliates to be no less favorable to Boston Capital than the terms obtainable from nonaffiliated entities rendering similar services as an ongoing activity in the same geographical location. As general partner of Boston Capital, Boston Associates must fulfill its fiduciary duty to exercise good faith and integrity in handling all of Boston Capital's affairs.

Common Management; Selection of Operating Partnership Interests.
----------------------------------------------------------------

Boston Associates and its affiliates are committed to the continuing management of numerous public and private limited partnerships which have invested or will invest in limited partnerships that own apartment complexes similar to the operating partnerships in which Boston Capital will invest. The operating general partners also are committed to the continuing management of other limited partnerships which are similar to the operating partnerships. Moreover, operating general partners may be general partners of other partnerships that may own apartment complexes located proximate to or in the same market area, and compete with Boston Capital's apartment complexes.

Public Limited Partnerships.
----------------------------

If Boston Associates or any of its affiliates offer interests in public limited partnerships with similar investment objectives as Boston Capital and which will acquire operating partnership interests that would satisfy the same criteria and standards of operating partnership interests to be acquired by Boston Capital, Boston Associates and its affiliates will review the investment portfolio of each partnership, including any series being offered by each such entity. To the extent that they have selected and/or evaluated operating partnership interests, they will in their sole determination decide which entity will acquire the investment on the basis of various factors.

These factors include: (1) the amount of funds available and the length of time the funds have been available for investment; (2) the cash requirements of each entity; and (3) the effect of the acquisition on each entity's portfolio. If funds should be available to two or more public limited partnerships to acquire a given investment and all factors have been evaluated and deemed equally applicable to each entity, then Boston Associates and its affiliates will acquire investments for the entities on a basis of priority determined by the dates of formation of the entities, including any series being offered by each partnership.

In the event that two or more of Boston Capital's series have funds available at the same time for investment, and investment opportunities become available in operating partnership interests, conflicts may arise as to which of Boston Capital's series should invest in the investments involved. In that event, Boston Associates and its affiliates will review the investment portfolio of any such series in the same manner in which they evaluated the public limited partnerships in the preceding paragraph. Boston Capital will not invest, with respect to any series of certificates, in any operating partnership owned or controlled by any of its affiliates.

Boston Associates and its affiliates, will devote only as much of their time to Boston Capital's business as in their judgment and experience is reasonably required. Because Boston Associates's officers and employees are also officers and/or employees of other affiliates of Boston Associates, they will have conflicts of interest in allocating management time, services and functions among Boston Capital and any present and future partnerships or other ventures which are or may be organized by Boston Associates's affiliates. If necessary,

Boston Capital will hire its own employees to help carry out its business and operations. Boston Associates and its affiliates will allocate their management time, services and functions among the various operating partnership interests, and if additional series of certificates are issued, among the several series of certificates, as in their discretion best serves the interest of Boston Capital and investors. For an indication of the number and size of partnerships which are presently being managed by Boston Associates's affiliates, see "Prior Performance of Boston Associates and Its Affiliates."

Other Transactions With Boston Associates or Its Affiliates.
------------------------------------------------------------

Boston Associates and its affiliate(s) should provide services to Boston Capital in connection with finding, analyzing, structuring and acquiring operating partnership interests. Boston Associates and its affiliates, including the Dealer-Manager, will receive substantial fees, commissions, compensation and other income from transactions with Boston Capital as described in this Prospectus and the Fund Agreement. See "Compensation and Fees."

Expenses.
---------

All of Boston Capital's expenses must be billed directly to and paid by the respective series. Boston Associates and its affiliates may be reimbursed for the actual costs of goods and materials used for or by Boston Capital; provided, however, that unless Boston Associates or its affiliates purchase the goods or materials on behalf of Boston Capital from an independent third party, the reimbursement to Boston Associates or its affiliates therefor shall not exceed the lesser of the cost of such goods and materials or 90% of the competitive price which would be charged by non-affiliated persons. If Boston Associates or its affiliates purchase goods or materials from an independent third party which are used by Boston Capital, Boston Associates may be reimbursed at its cost as set forth in Section 5.01(e) of the Fund Agreement.

No reimbursement shall be permitted for services for which Boston Associates or its affiliates are entitled to compensation by way of a separate fee. Also excluded from the allowable reimbursement, except as permitted under Section 5.01(e) of the Fund Agreement, shall be general overhead expenses in connection with the ongoing administration of Boston Capital during its operational phase, such as rent or depreciation, utilities, capital equipment, other administrative expenses or salaries or fringe benefits incurred by or allocated to any of their controlling persons, as defined in Section V.E.1. of the NASAA Guidelines, which includes any of their officers, directors, senior management personnel or persons owning 5% or more of the equity of Boston

Associates or any affiliate thereof, or persons having the power to cause the direction of the Boston Associates or any of its affiliates.

Annual Report.
--------------

Boston Capital's annual report must contain a breakdown of any costs reimbursed to Boston Associates and its affiliates. Boston Associates and its affiliates shall cause its accountants to verify the allocation of such costs to Boston Capital. The method of verification shall, at minimum, provide: (1) a review of the time records of individual employees, the cost of whose services were reimbursed; and (2) a review of the specific nature of the work performed by each of those employees. Accountants will itemize the additional costs of the verification on a program-by-program basis. Boston Capital may reimburse Boston Associates for these costs in accordance with this provision only to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for such services as determined above.

Services.
---------

Any services beyond those described under "Compensation and Fees" and in the Fund Agreement that Boston Associates or its affiliates perform for Boston Capital may be provided only under extraordinary circumstances and must meet the following criteria:

o the compensation, price or fee must be comparable and competitive with the compensation, price or fee of any other person who is rendering comparable services or selling or leasing comparable goods which could reasonably be made available to Boston Capital and shall be on competitive terms; provided, however, that the services will be provided at a price which does not exceed the lesser of the cost of such services to Boston Associates or its affiliates or 90% of the competitive price which would be charged by non-affiliated persons rendering similar services in the same or comparable geographic location;

o the fees and other terms of the contract for services shall be disclosed in a supplement to this Prospectus if the services are rendered during the offering period or in the annual reports to be provided to investors pursuant to Article IX of the Fund Agreement;

o Boston Associates or its affiliates must be previously engaged in the business of rendering such services or selling or leasing such goods, independently of Boston Capital and as an ordinary and ongoing business; and

o all services or goods for which Boston Associates or its affiliates are to receive compensation shall be embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid. Each contract must contain a clause allowing termination without penalty on sixty days' notice. In addition, all such services must be necessary to the prudent operation of Boston Capital.

Miscellaneous
-------------

No rebates or give-ups may be received by Boston Associates or its affiliates, nor may Boston Associates or its affiliates participate in any reciprocal business arrangements that would circumvent the Fund Agreement. Furthermore, reciprocal business arrangements that would circumvent the restrictions of the Fund Agreement against dealing with affiliates are prohibited.

Boston Capital's monies may not be commingled with the funds of any other person. Nothing contained in this provision, however, shall prohibit Boston Associates from establishing a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of affiliated entities.

Boston Capital may invest in joint venture arrangements with another program formed by Boston Associates or its affiliates if the conditions set forth under "The Offering--Issuance of Certificates in Series" are met.

Boston Capital may obtain loans from Boston Associates or any affiliate of Boston Associates, subject to the limitations as to interest rates set forth under "Compensation and Fees," and as to borrowing policies under "Investment Objectives and Acquisition Policies--Borrowing Policies." However, Boston Associates may not borrow money from Boston Capital.

Employment of Professionals.
----------------------------

Peabody & Brown in Washington, D.C., is Counsel to Boston Capital, Boston Associates and affiliates of the Boston Associates, the Assignor Limited Partner, the Dealer-Manager and to other entities in which affiliates of Boston Associates are general partners.

If any dispute should arise between Boston Capital and Boston Associates or any affiliate of Boston Associates, depending on the nature of the dispute, Boston Associates may cause Boston Capital to retain separate counsel for such matters as and when appropriate.

Reznick Fedder & Silverman, of Bethesda, Maryland, are accountants and auditors for Boston Capital, Boston Associates, the Assignor Limited Partner and for other entities in which Boston Associates and/or its affiliates are general partners.

                              COMPENSATION AND FEES

The amounts and kinds of all of the compensation and fees to be paid to Boston Associates and its affiliates, during the various phases of the organization, operation and termination of Boston Capital are summarized below. None of the fees to be paid to Boston Associates and its affiliates has been or will be negotiated at arm's-length. No compensation that duplicates the fees to be paid to Boston Associates and its affiliates will be paid to the operating general partners or their affiliates in connection with organization and operation of the operating partnerships. Compensation and/or fees in one category in excess of the maximum amounts disclosed below may not be recovered by reclassifying them under a different category. Boston Capital shall not pay, directly or indirectly, a commission or fee to Boston Associates or its affiliates in connection with the reinvestment or distribution of sale or refinancing proceeds of the apartment complexes.

----------------------------------------------------------------------------------------------------------------------------
Compensation Category                 Who Receives the                    What the Compensation Equals
                                      Compensation
----------------------------------------------------------------------------------------------------------------------------
Reimbursement for Organization        Boston Associates and its           o equal to all costs and expenses paid in
& Offering Expenses                   affiliates                            connection with the organization of Boston
                                                                            Capital and offering of certificates,
                                                                            including but not limited to legal, accounting
                                                                            and investor communications and computer
                                                                            services, printing, travel, distribution,
                                                                            and filing;
                                                                          o actual amount depends on the number of
                                                                            certificates sold, but is not expected
                                                                            to exceed $800,000 if the maximum of
                                                                            $40,000,000 of certificates are sold in
                                                                            each series; and
                                                                          o if the Front End Fees, including Organization
                                                                            and Offering Expenses and Selling Commissions,
                                                                            exceed the amount allowed by Section IV.C.2
                                                                            of the NASAA Guidelines--up to 30.5% of the
                                                                            Gross Offering Proceeds--Boston Associates
                                                                            will pay the excess.

----------------------------------------------------------------------------------------------------------------------------
Selling Commissions                   Boston Capital Services, Inc.       o equal to $0.70 per certificate (7%) sold.

----------------------------------------------------------------------------------------------------------------------------
Dealer-Manager Fee                    Boston Capital Services, Inc.       o equal to $0.20 per certificate (2%) sold; and
                                                                            all or a portion of which may be reallowed to
                                                                            Soliciting Dealers.

----------------------------------------------------------------------------------------------------------------------------
Reimbursement for Accountable         Boston Capital Services, Inc.       o equal to up to $0.05 per certificate (0.5%);
Due Diligence Expenses                                                      and
                                                                          o Dealer-Manager anticipates that most of this
                                                                            reimbursement will be reallowed to
                                                                            Soliciting Dealers.

----------------------------------------------------------------------------------------------------------------------------
Non-Accountable Expense               Boston Capital Services, Inc.       o equal to up to $0.10 per certificate (1%)
Allowance                                                                   sold; and
                                                                          o Dealer-Manager anticipates that most of this
                                                                            reimbursement will be reallowed to Soliciting
                                                                            Dealers.

----------------------------------------------------------------------------------------------------------------------------
Asset Acquisition Fee                 Boston Capital Partners, Inc.       o equal to $0.85 per certificate (8.5%) sold.*
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Compensation Category                 Who Receives the                    What the Compensation Equals
                                      Compensation
----------------------------------------------------------------------------------------------------------------------------
Reimbursement for Investment          Boston Capital Partners, Inc.       o equal to all costs and expenses paid in
Expenses                                                                    connection with the structuring and making of
                                                                            Boston Capital's investments, including the
                                                                            reimbursement of any interest expense incurred
                                                                            in obtaining funds with which to make:
                                                                            1) loans and/or option and/or deposit
                                                                               payments to operating partnerships prior
                                                                               to Boston Capital's acquisition of an
                                                                               interest; and
                                                                            2) investments in operating partnerships prior
                                                                               to the sale of the number of certificates
                                                                               whose net offering proceeds would enable
                                                                               Boston Capital to acquire interests;
                                                                          o these reimbursements will not exceed $15
                                                                            million.

----------------------------------------------------------------------------------------------------------------------------
Annual Fund Management and            Boston Associates or its            o annually equal to 0.5% of the aggregate cost
Reporting Fees                        affiliates                            of the apartment complexes, which is the sum
                                                                            of equity invested by Boston Capital in the
                                                                            apartment complex plus the amount of
                                                                            mortgage debt on the apartment complex;
                                                                          o could be about $438,000 per year if
                                                                            $40,000,000 of certificates are sold in each
                                                                            series; and
                                                                          o the annual Fund Management Fee will be reduced
                                                                            by the amount of any Reporting Fees paid to
                                                                            affiliates of Boston Associates to the extent
                                                                            the combined amounts of the Fund Management Fee
                                                                            and the Reporting Fees exceed 0.5% of the
                                                                            aggregate cost of the applicable apartment
                                                                            complexes on an annual basis.

----------------------------------------------------------------------------------------------------------------------------
Management Fee                        Affiliates of Boston Associates     o equal to the lesser of:
                                                                            (1) 5% of the gross receipts of any apartment
                                                                                complex with respect to which property
                                                                                management services are provided by an
                                                                                affiliate of Boston Associates; or
                                                                            (2) the competitive fees for those services
                                                                                in the area.
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Compensation Category                 Who Receives the                    What the Compensation Equals
                                      Compensation
----------------------------------------------------------------------------------------------------------------------------
Loan Interest from Boston             Boston Capital or Operating         o not to exceed the interest or similar changes
Associates or Affiliates              Partnership                           or fees of unrelated lending institutions for
                                                                            similar loans.
----------------------------------------------------------------------------------------------------------------------------
Reimbursement of operating            Boston Associates or its            o equal to the actual costs of goods and
expenses of Boston Capital and/or     affiliates                            materials used for or by Boston Capital and/or
the Operating Partnerships                                                  the operating partnerships and obtained from
                                                                            entities unaffiliated with Boston Associates;
                                                                          o also may include administrative services
                                                                            necessary to the prudent operation of Boston
                                                                            Capital; and
                                                                          o may not include rent or depreciation, utilities,
                                                                            capital equipment, other ongoing administrative
                                                                            expenses or salaries or fringe benefits.
----------------------------------------------------------------------------------------------------------------------------
Share of Profits, Losses and          Boston Associates                   o 1% of tax credits and losses;
Credits and of Net Cash Flow                                              o 1% of any net cash flow distributions
Distribution                                                                (subordinated to the achievement of priority
                                                                            return); and
                                                                          o 5% of net proceeds of the sale of the
                                                                            apartment complexes.
----------------------------------------------------------------------------------------------------------------------------

*Reduced to the extent that any Acquisition Fees, Development Fees or consulting fees are paid to the Boston Affiliates or its affiliates by operating partnerships or operating general partners.

                 INVESTMENT OBJECTIVES AND ACQUISITION POLICIES

Investment Objectives.
----------------------

Each series' principal business is to invest, as a limited partner, in other limited partnerships (the "operating partnerships"), each of which will develop, own and operate an apartment complex that is expected to qualify for federal housing tax credits and/or historic tax credits and/or state housing tax credits. These apartment complexes may be newly constructed or substantially renovated. In addition, most of such apartment complexes are expected to be the recipients of further government assistance through government direct grant or loan, loan guarantee, mortgage insurance and/or subsidy programs.

Some of the operating partnerships in which Boston Capital intends to invest have been identified and are described in the supplement accompanying this Prospectus. Boston Capital will again supplement this Prospectus if and when negotiations with respect to acquisition of an operating partnership interest have progressed to an extent that there is a reasonable probability that Boston Capital will acquire that particular operating partnership interest. Boston Capital will supply these supplement(s) to all investors in the series of certificates then being offered and to all prospective investors.

Boston Capital has four objectives for its investments in operating partnerships, in order of importance;

(1) Generate tax credits during the first ten-to-twelve years of an investment in each operating partnership which investors can use to offset federal income taxes from all sources. These tax credits include federal housing tax credits, and in limited circumstances a small amount of historic tax credits. Each apartment complex must meet continuing occupancy requirements for the initial fifteen-year period beginning once tax credits are first taken.

(2) Preserve and protect Boston Capital's capital.
Boston Capital requires the general partners of the operating partnerships to:

o guarantee completion of the apartment complex;
o fund any construction cost overruns;
o pay operating shortfalls for a limited period; and
o guarantee a specific minimum amount of tax credits.

While these safeguards provide additional protection, there can be no assurance, however, that these measures will adequately protect investments in the respective partnerships.

(3) Provide tax benefits in the form of passive losses.
Individual investors generally may deduct any tax losses allocated to them only to the extent of your income derived from passive activities, namely, income other than wages, salaries, dividends and interest. See "Risk Factors--Tax Risks Associated with the Partnership Investments."

(4) Distribute net cash, if any, from the sale or refinancing of apartment complexes. Under certain favorable market and regulatory conditions, Boston Capital will distribute to investors part or all of your original investment when some or all of the properties are sold or refinanced. You can get money back from the sale or refinancing of an apartment complex equal to your original investment only if the net sales price is large enough to pay fees and expenses paid in this offering, estimated to be 27% of your initial investment, plus all costs of the sale.

Generally, the sale of Boston Capital's interest in an operating partnership or the sale by an operating partnership of its apartment complex will be subject to various restrictions including, but not limited to, the necessity of obtaining the approval of any governmental agency(ies) providing government assistance to the apartment complex, obtaining the consent of the operating general partner(s) and the furnishing of various legal opinions. These restrictions could lead to a longer holding period for certain apartment complexes or a sale of apartment complexes or operating partnership interests, as applicable, to purchasers subject to certain government restrictions and/or conditions.

Boston Capital will undertake to hold operating partnership interests for the initial fifteen-year federal housing tax credit compliance period. Boston Capital currently anticipates selling operating partnership interests, or the underlying apartment complexes, as soon as practicable after that time, consistent with the terms of the applicable Operating Partnership Agreements, the Fund Agreement, applicable governmental restrictions and the best interests of the investors. However, after the expiration of the ten-year period, an interest in an operating partnership may be sold, or Boston Capital may agree to the sale of the underlying apartment complex, in the sole discretion of Boston Associates when it deems such action to be in the best interest of investors. However, the continuing restrictions and compliance requirements of the federal housing tax credit program, as well as the uncertainty of a market for buildings such as the apartment complexes, may make it impossible for Boston Capital to liquidate some of its investments until well after the fifteenth year, even though tax credits are available only for a ten-year period as to each apartment complex.

To achieve these investment objectives, each series will invest in apartment complexes with a goal of generating tax credits, upon completion and occupancy of all the apartment complexes, averaging approximately $1.00 to $1.10 per certificate annually--10%-11% annual tax credit as a percentage of capital invested--for the ten-year credit period. If this annual tax credit goal is met, it should result in a tax-free internal rate of return of 2.5%-5% even assuming none of the apartment complexes invested in has any value in excess of indebtedness plus sale expenses at the end of the fifteen-year federal housing tax credit compliance period, and investors use for tax purposes the assumed loss of the investor's entire capital contributions. There is no assurance that any particular tax-free internal rate of return will be achieved.

The internal rate of return is the rate at which the present value of your future tax benefits will be equal to the cost of your investment. In essence, it illustrates your future tax credit benefit as return of principal and interest in today's dollars. The tax-free internal rate of return can exceed 2.5%-5% if the value of the apartment complexes exceeds indebtedness plus sale expenses and the investors receive distributions from those sale or refinancing transactions.

Boston Capital has selected a 10%-11% annual tax credit as a percentage of capital invested, as an investment objective, after consulting with the underwriter regarding tax-free returns currently available to investors in other similar tax credit investments. No additional tax credits will be available for the remaining terms of the fifteen-year federal housing tax credit compliance period. This calculation assumes:

o the applicability of current tax law;
o each complex is occupied with qualifying individuals throughout the fifteen-year federal housing tax credit compliance period; and
o investors cannot use any passive tax losses generated by the series.

The attainment of these investment objectives will depend on many factors, including the ability of Boston Associates to select suitable investments on a timely basis, the timely completion and successful management of such investments and future economic conditions in the United States. Accordingly, there can be no assurance that any series will meet its investment objectives.

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

Boston Capital selected the investment objectives after consulting with the Dealer-Manager regarding tax-free investments currently available to investors in other similar tax credit investments. Tax credits will not be available for an apartment complex until it has been placed in service and, with respect to tax credits, until its apartment units are occupied by qualified tenants. No tax credits will be available with respect to an apartment complex after the ten-year credit period applicable to each apartment complex. See "Tax Credit Programs--Use of the Tax Credit."

Acquisition Policies.
---------------------

Boston Capital will make investments in operating partnerships which Boston Associates believes to be consistent with Boston Capital's investment objectives. In the event that the applicable provisions of the tax code are not interpreted in the way Boston Associates has interpreted such provisions, and as are set forth in this Prospectus, or tax law changes occur which would materially adversely affect the ability of Boston Capital to attain its investment objectives by pursuing the acquisition policies described below, Boston Associates will have the right to modify appropriately such acquisition policies so as to afford Boston Capital a better opportunity to achieve its investment objectives. If Boston Capital's acquisition policies were to materially change after the final investment date, a material amendment to the Fund Agreement would generally require your consent.

Each operating partnership must use the straight line method of depreciation over a recovery period of 27.5 years, or forty years in the event Boston Capital elects to do so, with respect to the applicable apartment complex; provided, however, that with respect to any non-profit operating partnership, an amount equal to the tax-exempt entity's proportionate share of the ownership of the applicable apartment complex will be depreciated over forty years using the straight line method, unless certain allocations are made.

Boston Capital and/or its affiliates may arrange for Boston Capital to the borrow funds from lending institutions in order to acquire previously specified investments in operating partnerships after the minimum offering of 250,000 certificates with respect to a particular series has been sold and before sufficient additional net offering proceeds have been raised in a particular series to make such an investment. Any such loans shall be repaid, with interest, by Boston Capital from the net offering proceeds of the applicable series. Any such reimbursement of interest expense will be made (1) only from net offering proceeds allocated to the category of acquisition expenses as set forth in "Estimated Use of Proceeds"; and (2) only in accordance with the applicable limitations on Front End Fees as provided in this Prospectus.

If the minimum offering with respect to the particular series of certificates is sold and a sufficient number of certificates to provide Boston Capital with sufficient funds to repay the loan(s) has not been sold prior to the termination of the offering of the series of certificates, then Boston Associates and/or its affiliates will purchase a sufficient number of certificates to provide Boston Capital with funds to repay such loan(s). These certificates will be purchased on the same terms and conditions as other investors except Boston Associates will not pay selling commissions, the Dealer-Manager Fee, or other organization and offering expenses otherwise payable to the Dealer-Manager from Boston Capital.

In no event will the investment in any operating partnership interest acquired by Boston Capital exceed 20% of the gross offering proceeds of such series, based upon the maximum amount of certificates offered with respect to such series, unless investors are informed of such proposed investment by: (1) supplement to this Prospectus during the offering of such series; or (2) a report sent to investors within forty-five days of the close of the quarter in which the investment is made, if a reasonable probability that such investment will be made does not occur until after the offering of such series has concluded. In addition, Boston Capital will not invest in any operating partnership whose operating general partner is an affiliate of Boston Associates. The apartment complexes which are owned by the operating partnerships to be invested in by Boston Capital can be located anywhere in the United States, its territories or possessions. Boston Associates intends to seek as much diversity as reasonably possible in terms of the locations and sizes of the apartment complexes.

Boston Capital uses the following criteria to select particular operating partnerships for its investment:

o capability of the development group, including the history and performance of the sponsor, general contractor, architect, managing agent and others associated with development and operation of the apartment complex and their respective relationships with the operating general partner(s);
o    the financial strength of the operating general partner(s);
o analysis of all data supplied by the operating general partner(s) to the conventional lenders and/or applicable government agencies to obtain mortgage loan commitments, with special attention to the cost of construction, including provisions for assuring completion of construction of the apartment complex, geographic distribution, proposed rents, and costs of property operations;

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

o general rental market conditions in the area of the proposed apartment complex, including vacancy rates;
o    the operating expenses of comparable apartment complexes; and
o in the case of existing apartment complexes, the history and performance of the apartment complex.

If Boston Capital proposes to invest in an operating partnership that owns or expects to acquire and substantially renovate an older--ten or more years--apartment complex, Boston Associates will investigate the condition of the apartment complex and, if it determines that it is in the best interest of Boston Capital to do so, will obtain an engineering report and/or an appraisal pursuant to section V.L. of the NASAA Guidelines. Any appraisal obtained is only an estimate of value and should not be relied on as a measure of realized value. The appraised value of prospective apartment complexes will not be provided in supplements to this Prospectus.

The size of the tax credit base and the percentage interest to be acquired by Boston Capital in each operating partnership will be important factors in determining the acquisition price for each operating partnership interest. Boston Capital will generally attempt to acquire the following interests in each operating partnership:

o    a 90%-99% interest in the profits, credits and losses;
o a 15%-99% interest in the distributable cash flow of each operating partnership; and
o    the balance remaining with the operating general partner(s).

In addition, Boston Associates anticipates that the interest of a series in liquidation, sale or refinancing proceeds of each operating partnership will be between 15% and 95%, with the balance remaining with the operating general partner(s).

In order to preserve and protect each series' interest in the profits, credits and losses allocated, and the net cash flow distributed by the operating partnerships, the Operating Partnership Agreement will contain provisions that are intended to assure compliance with Section 704(b) of the tax code and the regulations thereunder, and Counsel will advise Boston Associates that it is more probable than not that, assuming that the capital account balances of the partners of the operating partnership are not significantly adjusted by reason of capital contributions other than those provided for in provisions of the Operating Partnership Agreement corresponding to Article IV of the Fund Agreement, the distributive share of each partner of the operating partnership of income, gain, credit, loss or deduction will be determined and allocated substantially in accordance with the initial intent of the partners of the operating partnership.

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

If construction or renovation of any apartment complex has not been completed as of the date a series invests in the applicable operating partnership, Boston Capital will obtain from the operating general partners assurances and financial guarantees intended to reduce the risks inherent during the construction period. The Operating Partnership Agreements will provide for construction completion assurances from the operating general partners or their affiliates, whereby completion will be substantially in accordance with the approved plans and specifications, and all requirements necessary to obtain the required certificates of occupancy for dwelling units will be met within an agreed-upon period from the date of commencement of construction.

These assurances are expected to be secured by one or more of the following mechanisms for the benefit of Boston Capital and the construction and/or permanent mortgage lender, and acceptable to Boston Associates, including but not limited to:

o    payment and performance bonds;
o    a letter of credit for all or some portion of the guarantee or assurance;
o the establishment of a reserve of funds held by an independent escrow agent or other party acceptable to Boston Associates; and
o the right of Boston Capital to withhold funds payable by Boston Capital to the operating partnership or by the operating partnership to the operating general partner or its affiliates, and to apply such funds to the completion of the apartment complex.

The specific types of security backing the construction guarantees will be negotiated with the operating partnerships prior to the execution of definitive acquisition agreements and will depend on Boston Associates's determination as to the relative financial strength of individual operating general partners and the status of construction at the time of the signing of definitive acquisition agreements. These security arrangements may not be sufficient to provide security for one hundred per cent of the operating general partner's obligations.

Boston Associates also will attempt to negotiate guarantees from the operating general partners to cover debt service and operating expenses arising from the operation of the applicable apartment complex. The amount of these operating deficit guarantees may be limited to a specified term and/or dollar amount. Throughout the offering period, this Prospectus will be supplemented to set forth descriptions of any operating partnerships in which the respective series has invested or in which Boston Associates reasonably believes such series will invest. The material terms of any operating deficit guarantee will be disclosed in that supplement. Each operating partnership will arrange for comprehensive casualty insurance coverage which is customary for property similar to the applicable apartment complex.

If a particular series invests in operating partnerships with the same or affiliated operating general partners representing an excess of 20% of the gross offering proceeds of a particular series, financial data for operating general partners giving construction and/or operating deficit guarantees will be provided to investors in a supplement to this Prospectus.

Repurchase Events.
------------------

We anticipate that the operating general partner(s) of each operating partnership will be obligated to repurchase the operating partnership interest if the operating partnership:

o fails to qualify for tax credits in the year that the applicable apartment complex is placed in service;
o fails to cause the applicable apartment complex to be placed in service or to achieve certain occupancy levels by a date certain;
o    fails to achieve permanent mortgage loan closing by a date certain; or
o fails to continue to qualify for tax credits during the period when capital contributions of Boston Capital are due to the operating partnership.

Additionally, we anticipate that, if any applicable government agency disapproves, or fails to give any required approval of, the admission of Boston Capital within 180 days of the admission of Boston Capital to an operating partnership, then, unless Boston Associates waives this requirement, the applicable operating general partner(s) will be obligated to repurchase the operating partnership interest of Boston Capital and to refund to it the installments of capital contribution which have been paid.

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

Adjuster Provisions.
--------------------

Each Operating Partnership Agreement is expected to contain adjuster provisions which will operate to reduce the amount of capital contributions that a series is obligated to make to an operating partnership in the event that, during the first several years of a series' investment but generally not less than sixty months (the "adjustment period"), the actual credit achieved by the operating partnership is less than 90%-100% of the projected credit with respect to the operating partnership. Any such reduction in, or return of, capital contributions to Boston Capital as described above will be available for reinvestment within the time period(s) allowed for investment described under "Unused or Returned Funds" below in this section; thereafter, any such funds will be returned to investors on a pro rata basis as a return of money originally invested.

We anticipate that the Operating Partnership Agreements will provide that, in the event that any such shortfall in the projected credit occurs after the adjustment period, Boston Capital will be treated as having made a constructive advance to the operating partnership with respect to that year (a "credit recovery loan") as to a certain percentage of the shortfall, plus the amount of any recapture, interest or penalty payable as a result of the shortfall for that year which will be repaid from liquidation, sale or refinancing proceeds with respect to that operating partnership. The credit recovery loan will bear interest at a rate to be negotiated.

It is anticipated that the above-described repurchase provisions, which are anticipated to apply with respect to tax credits expected to be generated by each operating partnership, will not be applicable, or will be limited, with respect to historic tax credits expected to be generated by an operating partnership, if applicable. See "Federal Income Tax Matters--Historic Tax Credit."

Loans.
------

In determining whether or not to acquire an interest in a particular operating partnership, Boston Capital and/or Boston Associates and/or its affiliates may make, or arrange for the making of loans, or option or deposit payments to one or more operating partnerships and/or the applicable operating general partner(s) prior to Boston Capital's acquisition of an interest(s). Boston Capital and/or Boston Associates and/or its affiliate may also enter into purchase contracts providing for a deposit.

The loan(s) may be repaid, with or without interest, by the applicable operating partnership from capital contributions made by Boston Capital to the operating partnership after the acquisition by Boston Capital of an interest therein. In some cases, the interest expense incurred by Boston Associates and/or its affiliates, in obtaining the funds with which to make such loan(s), may be reimbursed to the applicable entity by Boston Capital. In any such case, any reimbursement of interest expense by Boston Capital will be made only in the following circumstances:

o after the acquisition by Boston Capital of an interest in the applicable operating partnership, or in the event Boston Capital is unable or chooses not to invest in the operating partnership to which funds were loaned, only after such determination not to invest is made;
o from net offering proceeds allocated to the category of Acquisition Expenses; and
o only in accordance with the applicable limitations on Front End Fees as set forth in "Estimated Use of Proceeds."

Any interest charged by, or paid or reimbursed to, Boston Associates and/or its affiliate(s) in connection with any loan(s) will not exceed the interest cost to such entity(ies) in obtaining the funds with which to make such loan(s). The amount paid for such an option, or the amount of such a contract deposit, usually would not be returned if the investment were not made, and normally would be credited against Boston Capital's agreed-upon capital contributions to the applicable operating partnership if the investment were made. Boston Capital also may incur other costs, such as inspections, market studies, and appraisals, which cannot be recouped if Boston Capital determines not to invest in the particular operating partnership under consideration.

Consistent with Boston Capital's investment objectives, Boston Associates has discretion to select operating partnerships which have structured the financing of the applicable apartment complexes in any manner and from any source that the applicable operating general partner(s) believe(s) is feasible for the property, and that Boston Associates believes is both (1) feasible for the particular property; and (2) beneficial for investors. The financing may include, but is not limited to, tax-exempt bond financing, balloon mortgages, variable interest rates, renegotiable interest rates, deferral or principal payments and wraparound loans.

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


Capital Contributions.
----------------------

We anticipate to make our capital contributions to each operating partnership in approximately four installments, although we may pay the entire capital contribution to an operating partnership in full upon our admission as a limited partner of such operating partnership. To the extent that capital contributions to an operating partnership are made in multiple installments, such installments are expected to be conditioned upon the occurrence of specific events pertaining to qualifying for tax credits and/or to the construction or operation of the apartment complex. We anticipate such events to include:

o    allocation of tax credits;
o    occupancy of dwelling units;
o    issuance of certificates of occupancy;
o    construction loan closing;
     admission of a series to the operating partnership as a limited partner;
o substantial completion of construction or rehabilitation of the apartment complex;
o    final closing or funding of the permanent mortgage loan; and
o operation of the apartment complex at a specified occupancy and/or at a net income level for a specified period of time. The shorter the installment period, the less opportunity we will have to condition our capital contributions to an operating partnership and/or to currently reduce our capital contributions to an operating partnership pursuant to the above-described reduction provisions.

As a condition to Boston Capital's payment of the initial installment of capital contribution to an operating partnership, Boston Capital is expected to receive an opinion from counsel to the operating partnership which is anticipated to state, among other things, that:

o the interest of Boston Capital in the operating partnership is the interest of a limited partner with no personal liability for the obligations of the operating partnership;
o the operating partnership has good and marketable legal title to the apartment complex; and
o the operating partnership is duly formed under the laws of its state of origin as a limited partnership.

The operating general partners are expected to make certain representations and warranties to Boston Capital regarding, among other matters:

o    compliance with requirements of obtaining and retaining tax credits;

o the status of the operating partnership as a limited partnership in good standing;

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

o the fact that there are no defaults existing or anticipated under any material provisions of the project documents;
o    the net worth of the operating general partners; and
o adherence to certain standards with regard to the construction, or rehabilitation, development and operation of the apartment complex.

Boston Capital will also require the delivery of the opinion of Counsel that, assuming qualification for, and continuing compliance with the requirements of, tax credits, it is more likely than not that an investor will be entitled to his share of Boston Capital's share of tax credits generated by the apartment complex.

Boston Capital's Limited Liability.
-----------------------------------

Unless it is deemed, under applicable state law, that Boston Capital is taking part in the management or control of an operating partnership's business, Boston Capital will not have any liability for obligations of an operating partnership beyond its agreed-upon capital contributions to the operating partnership. Therefore, with the objective of limiting the liability of Boston Capital in each operating partnership to the amount of its capital contributions to the operating partnership, we anticipate that each Operating Partnership Agreement will state that: (1) Boston Capital will have no right to take part in the management or control of the business of the operating partnership, or to transact any business in the name of the operating partnership; and (2) Boston Capital will have certain rights under the terms of the Operating Partnership Agreements, which are expected to include:

o the right to approve or disapprove any sale or refinancing of the applicable apartment complex;
o the right to replace the applicable operating general partner(s) on the basis of the performance and discharge of the operating general partner(s)' obligations;
o the right to approve or disapprove the dissolution of the applicable operating partnership;
o the right to approve or disapprove amendments to the Operating Partnership Agreement materially and adversely affecting Boston Capital's investment in the operating partnership; and
o the right to direct the operating general partners to convene meetings and to submit matters to a vote.

In addition, Boston Capital and investors are expected to have access to the books and records of the operating partnerships and to receive annual and quarterly reports.

BCTC 94, Inc., a Delaware corporation, and an affiliate of Boston Associates, may be a special limited partner in some operating partnerships, with the right to become a general partner under limited circumstances relating to the operating partnership's or the applicable operating general partner's failure to perform its obligations under the applicable Operating Partnership Agreement.

The Operating General Partners.
-------------------------------

Under the terms of an Operating Partnership Agreement, we anticipate that the operating general partner(s) will be required to assume responsibility for:

o the achievement of permanent mortgage loan funding as to the applicable apartment complex, including the provision of all funds in excess of the construction loan, the permanent mortgage loan and net interim income necessary to close, and obtain funding of, the applicable permanent mortgage loan;
o the completion of the construction and development of the apartment complex owned by such operating partnership, including the provision of all funds in excess of proceeds of the construction loan and the permanent mortgage loan, and other funds available therefor, necessary to pay all costs of such construction or renovation, and thereafter; and
o the management and operation of the operating partnership, including the oversight of the rent-up and operational stages of the apartment complex.

The Operating Partnership Agreement also is expected to provide for the withdrawal of an operating general partner from the operating partnership upon the election of the operating general partner, subject to certain conditions. Upon such withdrawal, a substitute general partner, which may or may not be an affiliate of the operating general partner, may replace the withdrawing operating general partner.

In consideration for the operating general partner(s) performance of various services to the operating partnership, including the numerous obligations set forth above, the operating general partner(s) or their affiliates should receive certain Development Fees, incentive Operating Partnership Management Fees and, in certain cases, other such fees for services. In addition, for their services to an operating partnership, the operating general partners or their affiliates will receive a certain percentage of the cash flow from the operations of the operating partnership and/or available proceeds resulting from the sale or refinancing of an apartment complex or the liquidation of the operating partnership, after payment of certain priority items. Further, the operating general partner(s) or their affiliates may receive a real estate brokerage commission

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

and/or a Sales Preparation Fee in connection with the disposition of an apartment complex by the operating partnership, which shall be limited to a competitive real estate commission, in an amount not to exceed 6% of the contract price for the sale of the apartment complex. Neither Boston Associates nor its affiliates will receive any such real estate brokerage commission or Sales Preparation Fee.

We also anticipate that, as the operating general partners will have no direct participation in Boston Capital or its affairs, including the offering, Boston Capital and/or Boston Associates and/or its affiliates may indemnify the operating general partners against liabilities arising from the offering and/or Boston Capital's investment in an operating partnership, other than liabilities arising from the operating general partners' negligence.

Regulatory Restrictions.
------------------------

Each of the operating partnerships will be restricted in the manner in which it can operate the applicable apartment complex under the terms of the permanent mortgage loan documents and a Regulatory Agreement with the applicable state agency allocating tax credits and/or any regulatory agency providing government assistance. See "Tax Credit Programs--The Federal Housing Tax Credit" and "Government Assistance Programs."

Unused or Returned Funds.
-------------------------

Any portion of the capital contributions received from investors with respect to an applicable series of certificates available for the acquisition of operating partnership interests which has not been so used, or committed for use, within twenty-four months from the date of commencement of such series offering(s), subject to Boston Capital's authority to substitute operating partnership interests for previously identified operating partnership interests, shall be promptly returned to investors in that series. If subsequent series of certificates are offered, the funds will be returned only to the investors in that series in which the funds were raised.

The return of funds that were otherwise available for investment in operating partnership interests will include the return of funds used for any selling commission, but will not include interest on those funds, as any interest will be distributed as part of a series' net cash flow. Funds shall be deemed committed for use if they are included in the Working Capital Reserve or if written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings with respect to operating partnership interests have been executed, regardless of whether these acquisitions are consummated.

If, for any reason, including legislative changes in the tax laws, acquisition of operating partnership interests would no longer provide tax credits to the investors, any funds which have not been used for investment in operating partnership interests and which have not been deposited into the Working Capital Reserve will be promptly returned pro rata to investors, less expenses of Boston Capital.

Any return of capital contributions previously made by Boston Capital to operating partnerships during the first twenty-four months after the making of such capital contributions, and any other funds which have been earned or returned to Boston Capital with respect to operating partnership interests and any liquidation, sale or refinancing proceeds otherwise received within thirty-six months from Boston Capital's acquisition of operating partnership interests shall, in the discretion of Boston Associates, be invested in additional operating partnership interests, placed in the Working Capital Reserve or returned to the investors in proportion to their respective capital accounts as a return of the investors' money originally invested; provided however, that in no event shall Boston Associates make any reinvestments in operating partnership interests later than thirty-six months from the final investment date. Any funds, which are not so invested or placed in the Working Capital Reserve within six months of the completion of the construction period of all of the apartment complexes owned by the operating partnerships, shall be returned to investors in proportion to their respective capital accounts, as a return of the investor's money originally invested; provided however, that a sufficient portion of these funds shall be distributed to investors to cover their estimated income tax liabilities, if any, arising out of the receipt of the funds.

Preliminary Investments and Reserves.
-------------------------------------

Until investor funds are released by the Escrow Agent to Boston Capital, they will be invested in short-term certificates of deposit or time or demand deposits in commercial banks and in short-term government securities certificated by the full faith and credit of the United States Government. Thereafter, uninvested funds, otherwise available for investment in operating partnership interests, will be invested in permitted temporary investments. Permitted temporary investments are short-term, highly liquid investments, including without limitation, money market funds which invest in investment grade debt securities. Boston Capital will establish the Working Capital Reserve from the proceeds of this offering in an amount currently anticipated to be 4% of the gross offering proceeds; in no event will the Working Capital Reserve initially be established in an amount less than 4% of the gross offering proceeds. The reserves may be used to cure any problems arising from the apartment complexes; in addition, most apartment complexes will have their own additional reserve requirements.

Boston Capital may also use funds held in the Working Capital Reserve for options, loans and/or other payments and interest expense incurred which may be necessary to secure the acquisition of operating partnership interests. To the extent that the reserves are not needed for said purposes, they will be utilized to pay Boston Capital's expenses, including the annual Fund Management Fee, to the extent other Boston Capital monies are not available.

Borrowing Policies.
-------------------

Boston Capital will finance its investments entirely out of the net offering proceeds. However, Boston Capital can incur indebtedness for:

o the acquisition of operating partnership interests before sufficient net offering proceeds have been raised as long as those loan(s) are repaid in their entirety by Boston Capital from net offering proceeds;
o the making of loans, option, deposit or other payments to one or more operating partnerships and/or the applicable operating general partner(s) necessary to secure the acquisition of operating partnership interests;
o    working capital purposes;
o the prevention of default with respect to liens against the apartment complexes, if any; and
o the discharge of such liens entirely, or otherwise to protect Boston Capital's investment in operating partnership interests.

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

Boston Capital may, but does not presently intend to, borrow from Boston Associates or its affiliates. Any borrowing would be subject to the limitations set forth under "Compensation and Fees."

Other Policies.
---------------

1. Boston Capital will not issue senior securities; invest in other issuers for the purpose of exercising control unless such investments meet the criteria set forth in "Risk Factors--Joint Investment"; or underwrite the securities of other issuers or offer certificates in exchange for property.

2. Boston Capital and/or Boston Associate and/or its affiliates may agree to make and/or guarantee, certain interim loans which may be made to operating general partners and/or the operating partnerships and/or prospective operating partnerships not yet identified for possible investment by Boston Capital, and/or the applicable operating general partner(s) ("development loans"), and these development loans may be secured by payments of fees or installments of capital contribution to be made to the operating general partners or operating partnerships to the extent Boston Capital acquires an operating partnership interest.

3. Boston Capital will not invest in operating partnership interests jointly with other programs, except as described in "The Offering--Issuance of Certificates in Series."

4. Boston Capital may not repurchase or otherwise reacquire certificates.

5. Boston Capital will distribute annually to investors certain reports providing information as to each series of certificates, including audited financial statements.

6. Boston Capital may not sell, lease or lend its property to Boston Associates or any affiliate of Boston Associates, or purchase or lease property from Boston Associates or its affiliates, or acquire property from a program in which Boston Associates or its affiliates have an interest.

7. Boston Capital will not invest in real estate mortgages; however, the operating partnerships in which Boston Capital intends to invest will own apartment complexes that are subject to mortgage indebtedness.

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

                      INVESTMENT IN OPERATING PARTNERSHIPS

Boston Capital anticipates acquiring interests in operating partnerships that will develop, or renovate or own an interest in apartment complexes generating tax credits. The operating partnerships, the apartment complexes owned by the operating partnerships, and the terms of the acquisitions, financing and management are not presently known.

At such time during negotiations for any operating partnership interest with respect to any series, when, in the opinion of Boston Associates, a reasonable probability exists that the investment under negotiation will be made, this Prospectus will be supplemented to describe the proposed investment and the anticipated terms of the investment.

Upon the termination of any series offering period, we will make no further supplements to this Prospectus to investors in that series. Investors will not have any right to vote on or otherwise approve or disapprove any particular investment to be made by Boston Capital. Investors should not rely upon the initial disclosure of any proposed investment as an assurance that Boston Capital will ultimately consummate that proposed investment, or that any information provided concerning a proposed investment, including its agreed-upon terms, will not change between the date of such information and actual investment. Any supplement to this Prospectus relating to the offering of subsequent series of certificates will set forth any standards that will be applicable to substitution for operating partnership interests described therein, if any.

                               TAX CREDIT PROGRAMS

This section describes the federal housing tax credit program contained in
Section 42 of the tax code, as originally authorized by the Tax Reform Act of 1986 (the "1986 Tax Act"), and as modified by certain provisions of the Technical and Miscellaneous Revenue Act of 1988 (the "1988 Tax Act"), the Omnibus Budget Reconciliation Act of 1989 (the "1989 Tax Act"), the Omnibus Budget Reconciliation Act of 1990 (the "1990 Tax Act"), and the Omnibus Budget Reconciliation Act of 1993 (the "1993 Tax Act"). The changes to the program occasioned by the 1989 Tax Act and the 1990 Tax Act generally are effective only with respect to apartment complexes which receive allocations of tax credits after 1989 or 1990, respectively. Such apartment complexes are hereinafter referred to as "New Projects." Except as noted below, operating partnerships may use the tax credit in conjunction with other government assistance programs that are described in the section entitled "Government Assistance Programs."

The Tax Credit.
---------------

The 1986 Tax Act created a major government-assisted housing program with respect to low-income housing that is constructed, rehabilitated or acquired after December 31, 1986, by providing a tax credit to investors in certain low-income housing projects. The tax code provides that the tax credit is to be allocated by states, or in some cases local agencies, with a volume cap of $1.25 annually per resident of the state for each year, but only the credit arising in the first year of an apartment complex's credit allocation is counted against this limit. Once the tax credit is allocated to a particular building, the building owner does not need to reapply for the credit in later years, nor does the aggregate amount of the credit allocated to such building for later years reduce the amount of credits available for allocation to other apartment complexes in later years.

Properties financed with the proceeds of tax-exempt bonds fall outside of this allocation restriction if 50% or more of the costs of the property are so financed. Unlike other federal housing programs that are administered by USHUD or the Rural Housing Service of the U.S. Department of Agriculture (formerly known as the Farmers Home Administration) ("RHS"), this program is administered by the U.S. Department of the Treasury (the "Treasury Department"). As of the date of this Prospectus, the Treasury Department has issued regulations pertaining to a portion of the program; proposed regulations covering other important programmatic aspects have not been published and it cannot be predicted when such proposed regulations will be promulgated or what specific subjects will be covered. Accordingly, the program description set forth below is general and is based on the partial program regulations and statutory text, as amplified by the legislative history published in conjunction with the 1986 Tax Act, the 1988 Tax Act, the 1989 Tax Act, the 1990 Tax Act and the 1993 Tax Act.

Summary of the Tax Credit Program.
----------------------------------

For a ten-year period known as the credit period, investors in a partnership that owns an apartment complex providing low-income housing units are eligible to receive a credit against federal tax liability, i.e., a dollar-for-dollar reduction in that liability. The annual amount of this tax credit is determined by multiplying the annual credit percentage (the "applicable percentage") by the basis of that portion of an apartment complex which is occupied by low-income tenants (the "Qualified Basis," discussed below under "Eligible Basis and Qualified Basis").

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The applicable percentage varies essentially according to two major factors: (a)
whether an apartment complex is newly constructed, which includes certain substantially rehabilitated apartment complexes, or is an existing apartment complex; and (b) whether or not an apartment complex is federally subsidized. There are three basic tax credit categories:

(1) Non-federally subsidized new construction or substantial rehabilitation apartment complexes receive a tax credit in an amount up to a present value over ten years of 70% of the Qualified Basis of the apartment complex (the "70% Credit"). The 70% figure is the applicable percentage expressed in present value terms assuming the credit is received over ten years. The Treasury Department is required on a monthly interval to re-determine the appropriate yearly percentage that will yield a 70% present value over ten years, utilizing a prescribed discounting methodology based on the applicable federal rate of interest in effect in that month. Once established in the month an apartment complex is placed in service, the applicable percentage will apply to the entire credit period. For apartment complexes placed in service in March 1999, for example, the applicable percentage is equal to 8.18%.

Substantial rehabilitation is defined in the tax code as capital expenditures in connection with rehabilitation of a building, excluding the acquisition costs aggregated over a period of up to twenty-four months of at least $3,000 per low-income unit or 10% of the owner's basis in the apartment complex, whichever is higher. The 70% Credit for substantial rehabilitation may be utilized by an owner of an existing apartment complex without any transfer of ownership, or it may be utilized by a new owner after a change of ownership.

The 1988 Tax Act permits the taxpayer to elect to use, in lieu of the applicable percentage for the placed-in-service date, the applicable percentage for the month in which a binding agreement as to the building's credit allocation is entered into between the taxpayer and the appropriate credit agency. In addition, if the building is financed by the proceeds of tax-exempt bonds, the taxpayer may elect to utilize the applicable percentage in effect for the month the bonds were issued.

(2) Federally subsidized new construction or substantial rehabilitation apartment complexes receive a tax credit in an amount up to a present value over ten years of 30% of the Qualified Basis of the apartment complex (the "30% Credit"). As with the 70% Credit, the Treasury Department is directed to determine the appropriate percentage for apartment complexes placed in service in order to yield a tax credit with a 30% present value; for example, for apartment complexes placed in service in March 1999, the applicable percentage is 3.51%.

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

For purposes of the federal housing tax credit program, federal subsidies include only financing received from the proceeds of tax-exempt bonds and financing from direct or indirect federal loans with below market interest rates--such as the RHS Permanent Mortgage Loans anticipated to be obtained with respect to some of the apartment complexes--proceeds of which are or were used directly or indirectly with respect to the apartment complex. In some respects, the use of the term "federally subsidized" in Section 42 of the tax code is narrower than its customary definition. For example, subsidies under the USHUD
Section 8 Program and Community Development Block Grant funds are not considered federal subsidies for purposes of the tax credit. See "Government Assistance Programs" for a discussion as to whether a particular program is considered federally subsidized within the meaning of the Tax Reform Act of 1986.

An owner has the option of excluding federally subsidized loans from basis in calculating the credit amount and then using the 70% Credit against the remaining basis.

(3) Existing apartment complexes are eligible to receive the 30% Credit upon acquisition by new owners; provided however, that an owner also must accomplish substantial rehabilitation in order to receive the 30% acquisition credit. Existing apartment complexes are not eligible for the 30% Credit if the apartment complex was transferred, or if it underwent certain rehabilitation work, during the prior ten years, although the Treasury Secretary may waive this rule with respect to certain federally assisted or federally financed properties in order to avert certain mortgage assignments or claims against federal mortgage insurance funds or in certain other instances of financial distress. The 1989 Tax Act broadened this waiver authority to include properties purchased from failed thrift institutions, their receivers or conservators, or in order to preserve low income occupancy for certain federally assisted properties, effective upon enactment of the 1989 Tax Act. The owner of such an apartment complex may also utilize the 70% Credit with respect to the expenditures incurred to perform the required substantial rehabilitation, if such expenditures are not federally subsidized.

In addition to the three basic credit percentages, an owner may elect to make more of an apartment complex eligible for the tax credit after the ten-year credit period has already begun. The so-called "addition to Qualified Basis" provides an additional credit equal to two-thirds of the applicable percentage noted above, applied to the amount of such addition to Qualified Basis; any such additional credits are to be claimed and such credits are received over the remainder of the fifteen-year compliance period. Such additional credits, under certain

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

circumstances, are subject to the state credit allocation described in "Tax Credit Programs--Credits Subject to State Allocation," but are not subject to recapture.

Qualified Apartment Complexes.
------------------------------

The tax credit is available only with respect to buildings in qualified low-income housing apartment complexes. Qualified low-income housing apartment complexes are generally residential rental properties in which (1) 20% or more of the aggregate residential rental units are occupied by individuals with incomes of 50% or less of area median income, as adjusted for family size (the "20-50 Set-Aside Test"); or (2) 40% or more of the aggregate residential rental units are occupied by individuals with incomes of 60% or less of area median income, as adjusted for family size (the "40-60 Set-Aside Test"). In each case, the units are rent-restricted.

This requirement, referred to as the Minimum Set-Aside, must be met in order for any portion of the apartment complex to qualify for tax credits. All low-income units must be suitable for occupancy, must be used on a non-transient basis, and must be offered to the general public. Once the Minimum Set-Aside has been satisfied, all other low-income units meeting the Minimum Set-Aside will be taken into account in determining the Qualified Basis and hence, the amount of tax credits that are available. See "Tax Credit Programs--Eligible Basis and Qualified Basis."

Additionally, the gross rent paid by tenants of qualified low-income units cannot exceed 30% of the applicable qualifying income for a family of its size (the "Rent Restriction Test"). The Rent Restriction Test is based on the number of bedrooms in a unit, with an assumed number of occupants for each type of unit. Thus, as an example, all two bedroom units in a given apartment complex will have the same rent, based upon the assumption that three people occupy the unit, regardless of the actual number of residents.

Gross rent for this purpose includes the cost of any utilities, other than telephone. The Internal Revenue Service has issued a Notice (No. 89-6) stating that owners must generally follow USHUD, RHS or local housing authority utility allowances, depending on the type of building involved, and whether the tenant directly pays the cost of any utilities except telephone. Rental assistance payments such as those under the USHUD Section 8, Rent Supplement or Rental Assistance Payments Programs, described below in this section, and similar state or local rental subsidy programs, are not included in gross rent and thus an owner may receive a rental subsidy payment under such a program in addition to the amount paid by the tenant.

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

The Internal Revenue Service has issued a Notice (No. 89-6) stating that the cost of any services, such as meals or social services, that are paid by the tenant on a mandatory basis, must be included in the gross rent. However, the 1989 Tax Act allows certain fees paid to owners by governmental agencies or non-profit organizations for support services to tenants---which services allow residents to live independently--to be excluded from gross rent with respect to new projects.

Pursuant to Section 42(g)(3) of the tax code, an apartment complex must, in general, meet the requirements with respect to the 20-50 Set-Aside Test or 40-60 Set-Aside Test, as well as the Rent Restriction Test, not later than at the end of the first year of the credit period. Special rules are provided in the case of apartment complexes that consist of multiple buildings.

The taxpayer may elect whether it will meet the 20-50 Set-Aside Test or the 40-60 Set-Aside Test; but once made, the election is irrevocable. The apartment complex must remain in compliance with the rules governing the federal housing tax credit program for a period of fifteen years, commencing with the beginning of the credit period, which is the first year the credit is taken with respect to a building. Boston Capital intends to require the operating general partners of each operating partnership in which it invests to represent that either the 20-50 Set-Aside Test or the 40-60 Set-Aside Test will be met by the end of the first year of the credit period.

For projects substantially rehabilitated, there is a separate fifteen-year compliance period that commences in the year that the substantial rehabilitation is completed. Thus, with respect to a building undergoing substantial rehabilitation, the effective compliance period will be increased by the time differential between acquisition and the completion of the substantial rehabilitation. With respect to new projects, the credit period for the 30% Credit for acquisition may not commence until the tax credit for substantial rehabilitation is allowed.

The 1989 Tax Act provides for an extension of the compliance period for new projects. Under this provision, the credit agency and owner must enter into an agreement establishing an extended compliance period of at least thirty years. The owner of a property, however, may, one year prior to the end of the fifteen-year compliance period, request that the credit agency present a contract to purchase the apartment complex or the low-income portion of the apartment complex. The purchase price would be equal to the sum of (1) the outstanding mortgage debt on the property; (2) the cash invested with respect to the apartment complex, increased by a cost

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of living adjustment, not to exceed 5% in any year; plus (3) other capital contributions; minus (4) cash distributions from, or available for distribution from, the apartment complex.

In the event that the apartment complex is not initially occupied entirely by low-income tenants, this provision relates only to the low-income portion of the apartment complex. If the credit agency does present such a contract to the owner, the apartment complex can be sold for that price, but the apartment complex would continue to be subject to the restrictions of the federal housing tax credit program for at least a total of thirty years, including the initial fifteen-year compliance period. If no contract is presented, then the owner may sell the apartment complex at any price obtainable and without use restrictions or convert it to market rate use, with the qualification that existing low-income tenants may not be evicted--except for good cause--or have their rents raised beyond amounts allowed under the Rent Restriction Test for a three-year period after the initial fifteen-year compliance period. Furthermore, the low-income restrictions would terminate upon a foreclosure or deed-in-lieu of foreclosure.

Eligible Basis and Qualified Basis.
-----------------------------------

The Qualified Basis of a building within a qualified low-income housing apartment complex is defined generally as the portion of the Eligible Basis in a qualified building attributable to low-income rental units. This proportion is the lesser of (1) the proportion of occupied low-income units to all residential rental units, whether or not occupied; or (2) the proportion of floor space in the occupied low-income units to the total floor space of the residential rental units, whether or not occupied, in the building.

In general, the Eligible Basis of a building within a low-income housing apartment complex is its adjusted basis. With respect to new construction, Eligible Basis will be the cost of new construction determined as of the end of the first year of the credit period, under an amendment contained in the 1989 Tax Act, effective retroactively to 1987. For substantial rehabilitation, Eligible Basis would be comprised of rehabilitation costs aggregated over a period not exceeding twenty-four months, which expenditures meet the threshold levels described under "Summary of the Federal Housing Tax Credit Program." No acquisition credit is allowable in the absence of substantial rehabilitation.

Land costs may not be included in Eligible Basis. Because only the adjusted basis of a building may be included in Eligible Basis, adjustments to basis described under Section 1016 of the tax code, except for depreciation,

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must be taken into account. For example, the reduction in basis equal to any historic tax credit allowed with respect to an apartment complex would be taken into account when computing Eligible Basis. In contrast, the tax credit does not reduce a building's basis.

Further, for purposes of determining Qualified Basis, the Eligible Basis includes not only the adjusted basis of the residential rental units, but also the adjusted basis of facilities and certain personal property, such as major appliances, for use by the tenants, as well as other facilities reasonably required by the apartment complex.

Residential rental property may qualify for the tax credit even though a portion of the building in which the residential rental units are located is available for commercial use. However, no portion of the cost of such non-residential property may be included in the Eligible Basis. The Statement of Managers of the 1986 Tax Act states the intention of Congress that the costs of such mixed use facilities would be allocated according to a reasonable method that properly reflects proportionate benefit to be derived directly or indirectly by the non-residential rental property and the residential units. The portion of the cost of apartment complexes owned by operating partnerships allocable to commercial space, if any, may be determined on a pro rata basis using a ratio of the square footage of commercial space to the total square footage of the apartment complex.

Eligible Basis may not include in any taxable year the amount of any federal grant, regardless of whether such grant is includable in gross income. A federal grant--as opposed to a loan or a rental subsidy--includes any grant funded in whole or in part by the federal government, to the extent funded with federal funds. Grants which may not be included in Eligible Basis include any Urban Development Action Grants, Rental Historic Grants and Housing Development Action Grants.

Use of the Tax Credit.
----------------------

Taxpayers who own an interest in a qualified low-income apartment complex over a ten-year period can claim tax credits. In the first year the tax credit is claimed, the allowable tax credit amount is determined using an averaging convention to reflect the number of months that units comprising the Qualified Basis were occupied by low-income individuals during the year and is reduced to reflect the period of time during the first year that the operating partnership owned the building(s) in question.

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For example, if half of the low-income units included in Qualified Basis were first occupied in October and the remaining half were first occupied in December, the allowable tax credit in the first year would reflect that these units were occupied on average only two months or one-sixth of the year for a calendar year owner. As another example, if an operating partnership purchased a fully occupied building on July 1 and the building remained fully occupied throughout that first year, the allowable tax credit to the applicable operating partnership in that first year would be equal to one-half of the total tax credit for which the building would be eligible for that year.

To the extent that there is such a reduction of the tax credit amount in the first year, an additional tax credit in the amount of that reduction is available in the eleventh taxable year. Furthermore, a partner's allocable share of tax credit in the year in which that partner is admitted or a year in which the partner disposes of his interest will be determined under general partnership allocation rules, according to the legislative history accompanying the 1986 Tax Act. Thus, the amount of tax credit available to an investor will be affected not only by the first year averaging convention described in this paragraph, but also by the period of time an investor holds an interest in Boston Capital during any particular year in the credit period. See "Federal Income Tax Matters--Allocation of Profits, Credits and Losses to Investor in Year of Purchase of Certificates" and "--Allocation of Profits, Credits and Losses Upon Sale of Certificates.")

In order to use the tax credit fully, a taxpayer who is an individual, an S corporation or a closely held corporation other than a leasing company must be at risk with respect to his investment in such low-income housing.

Generally, the qualified basis of any low-income housing apartment complex is reduced for at-risk purposes by the amount of any non-qualified nonrecourse financing with respect to that property. Such a reduction would reduce a partner's qualified investment in a low-income apartment complex and therefore, directly reduce such partner's share of any tax credit.

Qualified commercial financing is not considered non-qualified nonrecourse financing, and therefore a taxpayer will be considered to be at-risk for purposes of the tax credit with respect to such financing. For purposes of the tax credit, qualified commercial financing is defined as financing with respect to any property if (1) the property is acquired by the taxpayer from a person who is not a related person; and (2) the financing is borrowed from a qualified person or represents a loan from any federal, state or local government instrumentality.

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

A qualified person for purposes of the tax credit is a person who is actively and regularly engaged in the business of lending money and who is not (1) the person from whom the taxpayer acquired the property; or (2) a person who receives a fee with respect to the taxpayer's investment in the property.

Credits Subject to State Allocation.
------------------------------------

All buildings, except those financed through proceeds of tax-exempt bonds subject to the tax-exempt bond limitation included in the tax code, must be allocated tax credit authority by the applicable state or local credit agency in the jurisdiction in which the apartment complex is located. Boston Capital will only acquire interests in operating partnerships owning apartment complexes which have received a preliminary tax credit allocation by the appropriate credit agency. Although an actual allocation of tax credit authority may not be made until the year a building is placed in service, credit agencies are permitted to enter into binding commitments to allocate future credit authority. A provision contained in the 1988 Tax Act allows an allocation to be made if an owner's basis in the apartment complex, including the cost of land, at the close of the allocation year is more than 10% of the reasonably anticipated basis in such apartment complex as of the close of the second year after the allocation year, and the building is placed in service by the close of the second year following the allocation.

Furthermore, the possibility exists that an existing building may receive an allocation for a year but not meet the 10% requirement described in the immediately preceding paragraph and not be placed in service until the following year, in which case under present law, the allocation would be lost and there is no assurance that the credit agency would make credit available during the following year. We anticipate that each of the Operating Partnership Agreements will provide that we may require the operating general partner(s) to repurchase our interest in the operating partnership in the event that the apartment complex is not placed in service in the year for which the tax credit is allocated and does not meet the above-described 10% test. In addition, the credit agency is required to reduce the applicable percentage and/or the Qualified Basis from the amounts for which the apartment complex would otherwise be eligible if the credit agency believes that the full amounts are not necessary in light of other sources of assistance which are available to the apartment complex.

Qualified Allocation Plans.
---------------------------

Credit agencies must publish, after public comment is received, qualified allocation plans which set forth selection criteria to be used in determining housing priorities of the credit agency. The 1989 Tax Act mandates

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that, during the stage at which the credit agency is determining which apartment complexes to select for an allocation, it give preference to apartment complexes that serve the lowest income tenants for the longest periods of time.

The credit agencies also must take other criteria into account in selecting apartment complexes for an allocation. Boston Associates is unable to predict what impact, if any, this entire provision will have with respect to any apartment complex or the availability of apartment complexes for investment. Furthermore, the 1989 Tax Act requires that for new projects, credit agencies evaluate certain financial information relating to apartment complexes and allocate tax credits in an amount that does not exceed the amount determined necessary for the financial feasibility and long-term viability of the apartment complex. In making this determination, the credit agency must consider the following:

o    source and use of funds;
o    total financing for the apartment complex;
o    proceeds expected to be generated as a result of tax benefits; and
o the percentage of tax credits used for project costs other than the cost of intermediaries.

Boston Associates is unable to predict how this provision will affect any apartment complex or the availability of apartment complexes for investment. However, each state credit agency has adopted a qualified allocation plan and has procedures in place for analyzing the amount of tax credits to be allocated, which plans and procedures differ in many respects from each other. In addition, pursuant to the 1989 Tax Act, credit agencies have procedures in place to monitor compliance affirmatively and to report any noncompliance with the tax credit program to the IRS.

State Housing Tax Credit Programs.
----------------------------------

Boston Capital may offer one or more series of certificates exclusively to investors of a specific state and invest, through operating partnerships, exclusively in apartment complexes that will generate both tax credits and housing tax credits available under the laws of the state in which the apartment complexes are located ("state housing tax credits"). Such series could also invest in apartment complexes in such a state generating historic tax credits. As of the date of this Prospectus, Hawaii, Missouri and California are the only states which have adopted legislation authorizing state housing tax credits. The supplement to this Prospectus which offers any such series investing in apartment complexes generating state housing tax credits will describe the applicable state program in detail.

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Because of the ability of the California Housing Tax Credit program, and potentially other state housing tax credit programs, to generate a proportionally greater amount of tax credits in the earlier years of a series' investment than those which would be generated under the federal housing tax credit program, Boston Associates anticipates that any series that invests, through operating partnerships, in apartment complexes qualifying for both federal and state housing tax credits could realize a greater proportion of tax credits in the earlier years of the series' investments than a series that does not invest in apartment complexes qualifying for state housing tax credits.

Similarly, we anticipate that any series which invests, through operating partnerships, in apartment complexes qualifying under state housing tax credit programs could realize a different aggregate amount of tax credits from a series which invests an equivalent amount of net proceeds in apartment complexes which do not qualify for state housing tax credits. Accordingly, the supplement to this Prospectus that offers any series anticipated to generate both types of tax credits will discuss the achievement of Boston Capital's business objectives in terms of generating both tax credits and state housing tax credits for the benefit of the investors in that particular series.

Historic Tax Credit.
--------------------

The tax code also provides for a separate tax credit equal to 20% of qualified rehabilitation expenditures for certified historic structures and certain other buildings originally placed in service before 1936 (the "historic tax credit"). Certain of the apartment complexes may qualify for this credit in addition to the tax credit. A certified historic structure is defined as a building which
(1) is listed in the National Register of Historic Places; or (2) is located in a registered historic district and is certified by the Secretary of the Interior as being of historic significance to the district. Qualified rehabilitation expenditures are defined as amounts properly chargeable to the capital account, incurred for real property, and made in connection with a qualified rehabilitated building. In general, a qualified rehabilitated building is one that has been substantially rehabilitated. The rehabilitation also must be certified rehabilitation, which is rehabilitation certified by the Secretary of the Interior as consistent with the historic character of the property or the district in which the property is located. Costs of acquiring a building or enlarging it are not qualified rehabilitation expenditures.

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The tax basis of a rehabilitated structure is reduced by 100% of the allowed historic tax credit. Accordingly, the basis of an apartment complex receiving historic tax credits could be reduced for purposes of computing the tax credit for the year.

The use of the historic tax credit by individuals, including shareholders of S corporations or closely held corporations is limited by the amount that the taxpayer has at-risk with respect to the investment that generates the historic tax credit. In general, the taxpayer must satisfy the same at-risk requirements applicable to the tax credit. See "Federal Income Tax Matters--At-Risk Limitations." In addition, to be considered at-risk with respect to an investment which generates historic tax credits, it is also necessary that (1) the amount of any nonrecourse financing with respect to the property not exceed 80% of the credit base of the property; and (2) the financing not be provided by a person who is related to the taxpayer.

Historic tax credits used by investors are subject to full or partial recapture by an investor who transfers one-third or more of his certificates within five years of the date which the applicable apartment complex was placed in service, in proportion to the percentage of certificates so transferred. In addition, if an apartment complex is sold or otherwise disposed of during this five-year period, the historic tax credits will be recaptured in an amount that varies depending on the date of sale or disposition. See "Federal Income Tax Matters--Recapture of Tax Credits."

                         GOVERNMENT ASSISTANCE PROGRAMS

The tax credit can be used in conjunction with apartment complexes that are not government assisted as well as those that receive assistance from federal, state or local governments. Boston Capital intends to acquire interests in operating partnerships owning apartment complexes that are assisted by federal, state or local programs, although we may invest in non-assisted apartment complexes as well. Following is a summary of various major government assistance programs now in existence which can be used with the tax credit.

In order to qualify for tax credits, an operating partnership and its related apartment complex must meet the basic rules for the federal housing tax credit program set forth in the tax code in addition to the applicable administrative rules for the housing assistance programs discussed in this section. There are presently some inconsistencies between the federal housing tax credit program requirements and certain other government assistance program rules which will complicate or block the full use of some assistance programs.

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Although the following discussion presents several examples of the inconsistencies, it is not inclusive. At the present time, the procedures for the resolution of inconsistencies and the likelihood of favorable clarification are not clear. Furthermore, there can be no assurance that the terms of the applicable programs, or the regulations governing them, will not change. Boston Associates is unable to predict at this time which of the government assistance programs described below will be utilized with respect to apartment complexes owned by the operating partnerships in which Boston Capital may undertake to acquire interests.

Rural Housing Service ("RHS") Programs.
---------------------------------------

Section 515 of the Housing Act of 1949 authorizes the U.S. Department of Agriculture to provide direct below-market-rate mortgage loans for rural rental housing. As of May 1, 1995, the responsibility for administration of the Section 515 program has been reassigned to RHS. Such loans are extended to qualified sponsors, organized exclusively for the purpose of providing housing, in amounts up to 97% of the total development cost of the applicable apartment complex, as determined pursuant to RHS regulations, and for terms up to fifty years. In addition, RHS may provide an owner with mortgage interest subsidies, which effectively lower the interest rate on a permanent mortgage loan made by RHS to 1% after the satisfactory completion of construction of the apartment complex, the benefits of which the owner must pass on to eligible tenants in the form of lower rents.

RHS regulations limit cash distributions to owners of apartment complexes which it finances with both mortgage loans and interest subsidies to a maximum annual return of 8% per annum, on a cumulative basis, on the required 3% to 5% equity contribution. RHS also requires that monthly payments to a reserve account be made until the maximum amount of 10% of the total construction cost of the apartment complex has been set aside. As of May 1, 1995, the Section 515 program has lapsed but it may be renewed.

An owner wishing to sell the apartment complex must obtain RHS approval. For apartment complexes funded after December 21, 1979, applicable law and regulations also require the owner to utilize the assisted housing for tenants eligible under the Section 515 Program for the twenty-year period following the closing of the RHS mortgage. With respect to apartment complexes funded before December 21, 1979, Congress, in the Housing and Community Development Act of 1987, adopted a measure to preserve the low-income tenancy of the apartment complex by requiring that the owner sell the apartment complex at its fair market value to a non-profit organization rather than prepay the loan, or otherwise accept incentives for the extension of low-income

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

use restrictions, to the extent available. On November 21, 1989, Congress passed the Department of Housing and Urban Development Reform Act of 1989 (the "1989 USHUD Act"). Pursuant to the 1989 USHUD Act, loans obligated after December 15, 1989, provide that the owner cannot prepay during the fifty-year term of the mortgage.

Although a RHS mortgage may not be prepaid during its fifty-year term, an owner may sell or otherwise transfer its apartment complex upon RHS approval, subject to the mortgage. Furthermore, RHS approval is required before an owning partnership may encumber title to its apartment complex, admit or remove a general partner or permit a general partner to maintain a certain percentage interest in that operating partnership.

Section 515 apartment complexes are eligible only for the 30% Credit, because they are the beneficiaries of a federal below-market-rate loan.

USHUD Mortgage Loan Insurance Programs and Insurance Subsidy Programs.
----------------------------------------------------------------------

Boston Capital may invest, through operating partnerships, in apartment complexes having mortgage loans which are insured by USHUD. Such mortgage insurance by itself is not considered a federal subsidy for purposes of the federal housing tax credit program, and USHUD-insured apartment complexes having no other federal subsidy would be eligible for the 70% Credit. However, Boston Capital currently anticipates that any USHUD-insured apartment complexes it invests in would have additional federal, state or local assistance, so that the applicable credit would be either the 30% or the 70% Credit, depending upon the particular form of assistance.

1. Section 221(d)(4) Mortgage Insurance Program. Section 221(d)(4) of the National Housing Act of 1934, as amended, provides for federal insurance of private construction and permanent mortgage loans to finance new or rehabilitated rental apartment complexes containing five or more units. This program provides housing for families of moderate income, families eligible for assistance under the USHUD Section 8 Program and families that have been displaced as a result of urban renewal, government action or disaster.

Under USHUD regulations, the amount of any USHUD-insured mortgage loan cannot exceed the lesser of the amount of the USHUD insurance commitment, as amended from time to time, or 90% of the replacement cost of the apartment complex, as determined by a certified public accountant following the accounting procedures

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specified by USHUD. Under current regulations, the maximum interest rate that may be charged on the mortgage loans insured by USHUD shall be at the rate agreed to by the borrower and the lender. Further, USHUD must approve each disbursement made from the construction loan, and determine when the apartment complex is 100% complete.

A permanent mortgage loan insured under Section 221(d)(4) is to be repaid over a term not to exceed forty years from the final closing date. Payments of principal, interest and USHUD mortgage insurance premiums are to be made in equal monthly installments. Under the terms of USHUD-approved loan documents applicable to this mortgage insurance program, neither an owning partnership nor any partner of such partnership will have personal liability to repay the construction or permanent mortgage loans or to pay the interest on such loans.

Under current USHUD regulations, up to 15% of the original principal amount of the permanent mortgage loan may be prepaid at any time, in any one calendar year, without penalty. A mortgage loan insured under Section 221(d)(4) may be prepaid without the consent of USHUD. This prepayment right may be prohibited by, or subject to the approval of, USHUD and the lender, in the case of apartment complexes financed with tax-exempt bonds. In those cases when the Government National Mortgage Association ("GNMA") is the "take-out" lender and purchases the permanent mortgage loan from a private mortgagee at final closing, GNMA imposes a 3% penalty (which penalty declines at the rate of one-eighth of 1% per year) which is charged for any prepayment made in excess of the allowable 15% in any year prior to the twenty-fourth anniversary of the date of the mortgage note. In cases where the permanent mortgage loan is held by other parties, a prepayment penalty also may apply.

At the initial closing of a USHUD-insured apartment complex mortgage loan, USHUD and the apartment complex owner enter into a Regulatory Agreement. Operation and sale, transfer or other disposition of the apartment complex, or change in the ownership of the apartment complex, are governed by the terms of such Regulatory Agreement.

Under current USHUD regulations, rental rates for an apartment complex are initially determined by USHUD with the objectives of not exceeding apartment complex rents for comparable units in the same market area at the estimated time of occupancy and of providing some cash available for distribution after payment of mortgage interest and principal, USHUD mortgage insurance premium, required reserve fund deposits, and

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estimated operating expenses. All rent increases must be approved by USHUD prior to their becoming effective unless, pursuant to USHUD regulations effective in 1983, an owner has exercised its authority to establish alternative rents and charges. Where an owner makes an election of deregulation of USHUD rent procedures, local rent control may apply to the apartment complex.

In the event of a default by the mortgagor of a USHUD-insured mortgage loan, which is not cured within thirty days or such extended time period to which USHUD and the mortgage lender consent, the mortgage lender has the right to elect either to foreclose upon the mortgage securing the loan, or to assign the loan to USHUD in return for payment of its insurance benefits. If the loan is assigned to USHUD, the owner retains legal title to the apartment complex. However, if the default continues, USHUD may foreclose upon the mortgage and become the legal owner.

2. Section 220 Mortgage Insurance Program. Section 220 of the National Housing Act, as amended, provides for federal insurance of private mortgages in a similar manner to Section 221(d)(4), but is restricted to residential property in certain urban areas that are in need of revitalization. The requirements and conditions under Section 220 are otherwise substantially as described above for the Section 221(d)(4) mortgage insurance program.

3. Section 236 Mortgage Insurance and Subsidy Program. Section 236 of the National Housing Act, as amended, also provides for federal insurance of private mortgages with terms of up to forty years for up to 90% of the replacement cost of apartment complexes. Rentals for applicable apartment complexes were required to be initially established so that, at 95% occupancy, after payment of mortgage interest and principal payments, reserves, and operating expenses, the cash available for distribution to the owner would not exceed a 6% return on its USHUD-determined equity investment in such apartment complex, although shortfalls in any year may be paid in subsequent years.

The Section 236 program also provides interest subsidies, which are interest reduction payments from USHUD to the public or private lender, on behalf of the apartment complex owner, in the amount of the difference between the payment required for principal, interest and USHUD mortgage insurance premiums on the permanent mortgage loan, and that which would be required if the permanent mortgage loan carried an interest

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rate of 1% per year. The owner must pass on the benefits of the interest rate subsidy to the eligible tenants in the form of lower rents.

4. Section 221(d)(3) Mortgage Insurance Program and 221(d)(3) (BMIR) Subsidy Program. Section 221(d)(3) of the National Housing Act, as amended, provides for federal insurance of private mortgages in a manner similar to the Section 221(d)(4) mortgage insurance program, but allows for insurance of 100% of the total development cost of apartment complexes for non-profit and cooperative mortgagors. In addition, the statutory maximum mortgage amount per dwelling unit is less for Section 221(d)(3) than for Section 221(d)(4). Section 221(d)(3) mortgage loan insurance may be obtained by public agencies, non-profit, limited dividend or cooperative organizations, and private builders or investors who sell apartment complexes to those organizations.

5. Section 223(f) Mortgage Insurance-Purchase and/or Refinancing of Existing Apartment Complexes. Pursuant to Section 223(f) and Section 207 of the National Housing Act, as amended, USHUD provides for federal insurance of private mortgage loans in connection with the purchase and/or refinancing of existing apartment complexes. This program is intended to provide for the preservation of existing housing and neighborhoods through moderate rehabilitation of the property and improved maintenance and management. If an apartment complex were "substantially rehabilitated" under the tax code definition using financing pursuant to the Section 223(f) program, the 70% Credit would be applicable with respect to the rehabilitation expenditures.

Under USHUD regulations, the apartment complex must be at least three years old, consist of five or more dwelling units, generally, have attained an occupancy level which produces rental income sufficient to pay operating expenses and annual debt service, and have established a reserve fund for replacement. Generally, a Section 223(f) insured mortgage loan cannot exceed 85% of the USHUD-estimated value of the apartment complex, or 70% if the apartment complex is to be refinanced without a change in ownership. The term of the mortgage loan cannot be less than ten years nor greater than thirty-five years.

A mortgage loan insured under either Section 223(f) program contains provisions restricting prepayment, except after a specified period or with approval of USHUD. The mortgage may contain provisions for a prepayment charge.

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USHUD Rental Assistance Programs.
---------------------------------

1. Section 8 Housing Assistance Payments Programs. Although the Section 8 Programs applicable to new construction and substantial rehabilitation have been repealed, Boston Capital may invest in operating partnerships which own apartment complexes that were originally assisted under these programs. It should be noted that the definition of "federally assisted" contained in Section 42 of the tax code does not include the Section 8 Program. Accordingly, a newly constructed or substantially rehabilitated apartment complex receiving Section 8 subsidy assistance may be entitled to the 70% Credit with respect to the entire Qualified Basis, if newly constructed, or with respect to the rehabilitation expenditures, if substantially rehabilitated within the meaning of Section 42 of the tax code, if it is placed in service after acquisition by Boston Capital of an interest in the applicable operating partnership.

(a) The Section 8 New Construction and Substantial Rehabilitation Programs. The
Section 8 Programs provide for monthly payments to apartment complex owners on behalf of qualified tenants who are occupying the number of dwelling units in the apartment complex agreed to between USHUD and the apartment complex owner as being eligible for Section 8 payments. The Section 8 Programs do not provide construction or permanent financing and are not mortgage insurance programs, although apartment complexes assisted by the Section 8 Programs can be financed by a USHUD-insured mortgage loan. See "Government Assistance Programs--USHUD Mortgage Insurance-221(d)(4) Program." Payments to the apartment complex owner under the Section 8 new construction or substantial rehabilitation programs are made pursuant to the terms of a Housing Assistance Payments Contract ("HAP Contract") for periods generally not exceeding twenty years, commencing when the eligible dwelling units are completed, are ready for occupancy and have been inspected by USHUD.

Generally, only very low-income families are eligible to rent units assisted with Section 8 payments. Very low-income families or elderly or handicapped persons must have annual incomes, determined pursuant to USHUD regulations, that do not exceed 50% of the median income of the community, adjusted to reflect family size as determined by published USHUD figures.

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Tenants must, in most instances, pay rent to the apartment complex owner, plus a
USHUD-approved allowance for utilities if utilities are separately charged to the tenants, which together equals 30% of the tenant family's annual income and does not exceed 50% of the median income of the community, adjusted to reflect family size as determined by published USHUD figures.

USHUD establishes a contract rent for each unit in an apartment complex which is equal to the total rental revenue that the apartment complex owner is to receive for that unit. That part of the contract rent that is not covered by the tenant's rent obligation is paid to the apartment complex owner under the HAP Contract. If a tenant's annual income subsequently increases, the portion of the rent he pays will increase and the corresponding Section 8 payments to the owner will be reduced, assuming that the contract rent of the unit does not increase. The 1988 Tax Act allows an owner to increase the rent of a Section 8 tenant whose income had increased in order to compensate for the decreased Section 8 subsidy payment notwithstanding the Rent Restriction Test. See "Government Assistance Programs--The Federal Housing Tax Credit-Qualified Apartment Complexes." Rent subsidies, for these or any programs, may decrease or be interrupted for the period a unit is unrented.

USHUD may cause the Section 8 payments for an apartment complex to cease if, after due notice to the apartment complex owner and an opportunity to remedy the situation, USHUD determines that the apartment complex owner is not providing decent, safe and sanitary housing or is in default under any of its contractual undertakings to USHUD.

Initially established prior to construction, contract rents normally cannot be changed when the HAP Contract is executed. Thereafter, however, the contract rents will be adjusted in accordance with annual adjustment factors determined yearly by USHUD. While application of these factors can either increase or decrease the contract rents, provided that they cannot drop below the initially established contract rents, it is anticipated that the contract rents will be increased each year. In addition, USHUD may permit additional adjustments to the contract rents to reflect increases in the actual and necessary expenses of owning and maintaining the units resulting from substantial general increases in real property taxes, assessments, utility rates or utilities not covered by regulated rates, if the owner can demonstrate that such general increases have caused increases in operating costs not adequately covered by the contract rent increase calculated by applying the annual adjustment factors. Contract rent adjustments generally, may not result in material differences between the

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contract rents and the rents for comparable unassisted units in the apartment complex or in the community. Pursuant to the Housing and Community Development Act of 1987 and the Stewart B. McKinney Homeless Assistance Amendments Act of 1988, USHUD may not reduce contract rents in effect on April 15, 1987, unless the apartment complex's mortgage loan has been refinanced.

One requirement imposed by USHUD regulations on apartment complexes with HAP Contracts effective after November 1979 is to limit the amount of the owner's annual cash distribution from operations to 10% of the owner's equity investment in an apartment complex if the apartment complex is intended for occupancy by families, and to 6% of the owner's equity investment in an apartment complex intended for occupancy by elderly persons.

The owner's equity investment in the apartment complex is 10% of the apartment complex's replacement cost as determined by USHUD. If cash distributions in any year are less than the established ceiling, the amount of the shortfall may be paid out in a subsequent year without counting against that subsequent year's established ceiling on cash distributions. The limitations on cash distributions do not apply to non-elderly apartment complexes of fifty units or fewer, or to apartment complexes where not more than 20% of the units are receiving Section 8 payments.

(b) The Section 8 Existing Housing Leasing Program. Under the Section 8 existing housing leasing program, operated through local housing authorities ("PHAs"), tenants are given a housing certificate or voucher which is used to pay a significant portion of the tenant's rent in the private market. After the tenant obtains a certificate or voucher, the tenant is allowed to search for housing available in the private market, subject to housing quality and suitability standards. Although the certificate and voucher program differ in certain key respects, they both are dependent on the availability of an adequate stock in the existing rental market.

Pursuant to the Housing and Community Development Act of 1987 and the Stewart B. McKinney Homeless Assistance Act of 1988, PHAs are provided authority to assign up to 15% of the assistance which has been made available to that PHA to particular structures for a period of five years, with options to renew for up to an additional ten years, subject to the availability of funds for this program.

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(c) HAP Contract Renewals. Many HAP Contracts are reaching expiration within the next several years. No program has been established for the universal renewal of such contracts. All project-based contracts expiring in fiscal year 1997 are renewable for one year at current rents, up to 120% of fair market rents. USHUD is also implementing plans for certain loans to be marked-to-market. This entails reducing payments under a project-based HAP Contract as part of a restructuring of the project's USHUD-insured mortgage loan.

Rent Supplement Programs. Section 236(f)(2) of the National Housing Act, as amended, and Section 101 of the Housing and Urban Development Act of 1965, as amended, each provide for the making by USHUD of rent supplement payments to low-income tenants in apartment complexes which receive other forms of federal assistance, such as Section 236 interest reduction payments. The payments for each tenant, made directly to the owner of the apartment complex, generally will be in such amounts as to enable the tenant to pay rent equal to 30% of adjusted family income. Generally, 20%-40% of the units in an apartment complex receiving other subsidy assistance are eligible for this additional assistance.

USHUD has converted rent supplement assistance to assistance under the Section 8 program. Such Section 8 payments generally provide higher rents to owners than rent supplement payments, but are paid only if a tenant is occupying the unit.

Transfer of Physical Assets Procedure.
--------------------------------------

Federal regulations provide that certain types of transfers of ownership in apartment complexes that receive USHUD mortgage insurance and/or subsidies must be approved in advance by USHUD. This transfer of physical assets process must be pursued when there is a transfer of the partnership interests of a partnership which affects or changes the control of the partnership. RHS also has instituted similar approval procedures for transfers of ownership interests in RHS-assisted apartment complexes.

Government National Mortgage Association/Federal National Mortgage Association. Government National Mortgage Association ("GNMA"), a governmental corporation within USHUD, was established to provide a secondary market for certain federally assisted or subsidized mortgages.

Under the tandem programs, no longer in effect, GNMA purchased mortgages from primary lenders at prices favorable to the lenders, and then resold those mortgages to the Federal National Mortgage Association

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("FNMA") and others at market prices, absorbing the difference as a subsidy.
Mortgage loans eligible for purchase were insured under certain USHUD programs, including Sections 220, 221(d)(3), 221(d)(4) and 236.

State and Local Financing Programs.
-----------------------------------

A number of states and some local governmental entities have established housing finance agencies ("HFAs") to assist in the development and financing of low- and moderate-income housing. While the majority of HFAs are independent public authorities governed by an appointed board of directors or commissioners, certain HFAs have been established as agencies or departments of the applicable state or local government.

HFAs are empowered by their enabling legislation to issue their own obligations--short-term notes and long-term revenue bonds--which, due to the status of the HFAs as governmental entities, are under certain conditions exempt from federal income taxation. These obligations are sold in the tax-exempt municipal bond market at interest costs to the HFAs below conventional money market rates. The HFAs then use the proceeds of the sale of their notes and/or bonds to make or purchase mortgage loans for low and moderate-income multifamily apartment complexes.

Several HFAs provide mortgage financing for multifamily housing developments financed with USHUD-insured mortgage loans. Generally, in cases where the mortgage loans of HFAs also are USHUD-insured, the underwriting and regulatory standards and procedures of USHUD pursuant to the applicable USHUD mortgage insurance program are employed without any substantial additional requirements.

Most HFAs provide direct construction and permanent mortgage loans for multifamily housing without USHUD mortgage insurance by self-insuring the loans. In cases where the mortgage loans of HFAs are not USHUD-insured, the HFAs generally undertake the processing and evaluation of the mortgage loan application itself, review the loan application for economic feasibility, and review the market need and demand for, and the architectural and construction characteristics of, the multifamily apartment complex. In such cases, the HFAs generally also monitor the construction progress, marketing, rent-up and management of the apartment complex.

Although HFAs' criteria and requirements for non-USHUD insured direct construction and permanent mortgage loans vary, generally such loans are available to limited partnership private owners in an amount up to 90% of an HFA's estimate of the total development cost of the housing development, and are for terms of up to forty

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years. The loans can finance newly constructed or substantially rehabilitated multifamily rental housing intended for occupancy by individuals and families, elderly individuals and handicapped individuals of low and moderate income, and limit the amount of operating income from the apartment complex which may be distributed to the owner annually. The HFAs' direct loan programs frequently include requirements as to operating assurances, escrow, working capital and other deposits which may be greater in amount and extend for a longer period than similar requirements under USHUD mortgage insurance programs. While certain of these operating assurances may be funded from mortgage loan proceeds, most are to be provided by the developer/owner either in cash, in the form of letters of credit or through the pledge of certain equity syndication proceeds.

In addition to the limitation on cash flow distributions from apartment complex operations noted above, HFAs' direct mortgage loan programs generally impose limitations on the prepayment of the mortgage loan and on the sale, refinancing or change in use of the apartment complex. They also may require that a restrictive covenant be placed on record prohibiting the use of the apartment complex for any purpose other than rental housing. Further, they may require approval of the sale of certain interests in an owning limited partnership.

In order to maintain the tax-exempt nature of obligations issued by HFAs, owners must comply with restrictions in the tax code. In this respect, the 1986 Tax Act added certain restrictions on the use of tax-exempt financing by state and local housing financing agencies under Section 103(b) of the tax code that make this program more restrictive. Before passage of the 1986 Tax Act, 20% of the units were required to be rented to households with incomes at or below 80% of median income, and there was no adjustment for the size of the family. Under the 1986 Tax Act, 20% of the units must be rented to households at 50% of median income, or 40% of the units must be rented to households at 60% of area median income--the same targeting as for the tax credit--and adjustment for family size is required. In addition, the low-income occupancy requirements must be met for at least a fifteen-year period. The amount of tax-exempt bond authority available to a state or local agency is subject to a strict state bond cap.

The tax credit may be utilized with respect to apartment complexes financed by tax-exempt bonds issued by state or local agencies. In such cases, the credit allocation is not subject to the state credit cap, as the bonds are subject to the state bond allocation cap. However, apartment complexes financed through tax-exempt bond financing are considered federally assisted, and thus are only eligible for the 30% Credit.

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HOME Program.
-------------

The HOME Investment Partnership Act ("HOME") is authorized under Title II of the Cranston-Gonzalez National Affordable Housing Act, enacted into law in 1990. HOME is a formula-based federal housing program intended to support a wide variety of state and local affordable housing programs, with an emphasis on rental housing.

HOME funds, which are allocated by USHUD on a formula basis to participating state and local governments, can be used by such governments to expand the supply of affordable housing and increase the number of households who can be served by assisted housing programs. Funds can be used for acquisition, construction, moderate or substantial rehabilitation activities or for tenant-based rental assistance programs.

State and local jurisdictions are statutorily required to meet matching requirements in order to qualify for HOME funding. This match requirement is currently 25%.

Participating jurisdictions are allowed to use funds for equity investments, interest-bearing or non-interest-bearing loans, advances, interest subsidies or other forms of assistance that USHUD finds to be consistent with the purpose of law. Any loan to a project with an interest rate below the applicable federal borrowing rate, would be eligible only for the 30% Credit because the project would be considered to be federally subsidized. However, apartment complexes receiving below market interest rate loans pursuant to the HOME program which are newly constructed or substantially rehabilitated could be eligible for the 70% Credit. In order to qualify for this treatment, the owner must agree that not less than 40% of the dwelling units must be occupied by individuals whose incomes are 50% or less of the area median gross income for the area in which the property is located; in the case of properties in New York City, 40% is reduced to 25%. Moreover, the increase in Eligible Basis allowed for projects situated in qualified census tracts and difficult development areas does not apply to properties subject to this provision. This amendment is effective for loans made after August 10, 1993.

The amount of funds which a participating jurisdiction may invest on a per-unit basis in an apartment complex may not exceed the per-unit limits established by USHUD under Section 221(d)(3) of the National Housing Act.

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Generally, 90% of the families assisted under the HOME Program must have incomes that do not exceed 60% area median income, with the remaining 10% having incomes not exceeding 80% of area median income, adjusted for family size. It should be noted that the rents allowed for such remaining units may exceed the amounts permitted for units under the federal housing tax credit program.

                                   MANAGEMENT

The General Partner.
--------------------

Boston Capital Associates IV L. P. ("Boston Associates"), the general partner of the partnership, is a Delaware limited partnership, the general partner of which is Boston Capital Associates, a Massachusetts general partnership, whose only partners are Herbert F. Collins and John P. Manning, the principals of Boston Capital Partners, Inc. Mr. Collins and Mr. Manning have equal rights and responsibilities with respect to Boston Capital Associates, including equal rights to any compensation and/or distributions therefrom. The limited partner of the general partner is a general partnership whose partners are certain officers and employees of Boston Capital and its affiliates. The general partner has only a nominal net worth but Boston Capital Associates, the general partner of Boston Associates, has a net worth of not less than $1,000,000. Boston Capital Associates has contingent liabilities with regard to prior programs and investors are urged to review the audited Balance Sheet of Boston Capital Associates and the notes thereto, which are incorporated herein by reference.

The Investment Committee of Boston Capital Partners, Inc. will have exclusive responsibility for selecting and approving investments for each series. The Investment Committee will initially be comprised of the persons identified below. In addition to selecting and approving investments, the Committee will establish the terms and conditions pursuant to which such investments will be made.

The members of the Investment Committee are:

Herbert F. Collins, Chairman, Boston Capital Partners, Inc.; John P. Manning, President, Boston Capital Partners, Inc.; Christopher W. Collins, Executive Vice President, Boston Capital Partners, Inc.

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Boston Capital Partners, Inc. and Its Affiliates.
-------------------------------------------------

Boston Capital is the successor in interest through merger of Greater Boston Development, Inc., which was founded in 1974 by Herbert F. Collins and John P. Manning, Boston Capital Partners, Inc. Chairman of the Board and President, respectively.

Boston Capital Partners, Inc. is an investment banking firm specializing in the equity syndication of affordable residential properties through the use of public and private limited partnerships.

Boston Capital Services, Inc., the Dealer-Manager and an affiliate of Boston Capital Partners, Inc. was founded in 1982 by Messrs. Herbert F. Collins and John P. Manning, and Richard J. DeAgazio, who is the President of the Dealer-Manager and an Executive Vice President of Boston Capital Partners, Inc. Messrs. Collins, Manning and DeAgazio are the sole shareholders of the Dealer-Manager. The Dealer-Manager is an SEC-registered soliciting dealer and a member of the National Association of Securities Dealers, Inc.

Boston Capital Communications Limited Partnership ("Boston Capital Communications") either manages directly or monitors the management of the portfolio of real estate-based assets which Boston Capital has syndicated.

Boston Capital Communications' management responsibilities include the collection, analysis and distribution of pertinent information to the investors who have invested in the Boston Capital Partners, Inc. real estate portfolio.

Herbert F. Collins, age 68, is co-founder and Chairman of the Board of Boston Capital Corporation. Nominated by President Clinton and confirmed by the United States Senate, Mr. Collins served as the Republican private sector member of the Thrift Depositor Protection Oversight Board. During 1990 and 1991 he served as Chairman of the Board of Directors for the Federal Home Loan Bank of Boston, a 314-member, $12 billion central bank in New England. Mr. Collins is the co-founder and past President of the Coalition for Rural Housing and Development. In the 1980s he served as Chairman of the Massachusetts Housing Policy Commission to evaluate current programs and recommend future housing policy. Additionally, he served as a member of the Board of Directors of the Metropolitan Boston Housing Partnership and on the Mitchell-Danforth Task Force, which helped structure the 1990 federal Tax Credit legislation. Mr. Collins also is a past Member of the Board of Directors of the National Leased Housing Association and has served as a member of

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the U.S. Conference of Mayors Task Force on "HUD and the Cities: 1995 and
Beyond." Mr. Collins also was a member of the Fannie Mae Housing Impact Advisory Council and the Republican Housing Opportunity Caucus. He is Chairman of the Business Advisory Council, and a member of the National Council of State Housing Agencies Tax Credit Commission. Mr. Collins graduated from Harvard College. President Bush appointed him to the President's Advisory Committee on the Arts at the John F. Kennedy Center for the Performing Arts. He is a leader in the civic community, serving on the Boards of Youthbuild Boston, the Pine Street Inn and the I Have a Dream Foundation.

John P. Manning, age 51, is co-founder, President and Chief Executive Officer of Boston Capital Corporation, where he is responsible for strategic planning and business development. In addition to his responsibilities at Boston Capital, Mr. Manning is a proactive leader in the industry. He served in 1990 as a member of the Mitchell-Danforth Task Force, to review and reform the Low Income Housing Tax Credit. He was the founding President of the Affordable Housing Tax Credit Coalition, is a member of the board of the National Leased Housing Association and sits on the Advisory Board of the publication Housing and Development Reporter. During the 1980s he served as a member of the Massachusetts Housing Policy Committee, as an appointee of the Governor of Massachusetts. In addition, Mr. Manning has testified before the U.S. House Ways and Means Committee and the U.S. Senate Finance Committee, on the critical role of the private sector in the success of the Low Income Housing Tax Credit Program. In 1996, President Clinton appointed him to the President's Advisory Committee on the Arts at the John F. Kennedy Center for the Performing Arts. In 1998, President Clinton also appointed Mr. Manning to the President's Export Council, which is the premiere committee comprised of major corporate CEOs to advise the President in matters of foreign trade. Mr. Manning is also a member of the Board of Directors of the John F. Kennedy Presidential Library in Boston. In the civic community, Mr. Manning is a leader, serving on the Board of Youthbuild Boston. Mr. Manning is a graduate of Boston College.

Richard J. DeAgazio, age 54, is Executive Vice President of Boston Capital Partners, Inc., and is President of Boston Capital Services, Inc., Boston Capital's NASD registered broker/dealer. Mr. DeAgazio formally served on the national Board of Governors of the National Association of Securities Dealers
(NASD), was the Vice Chairman of the NASD's District 11 Committee, and served as Chairman of the NASD's Statutory Disqualification Subcommittee of the National Business Conduct Committee. He also served on the NASD State Liaison Committee and the Direct Participation Program Committee. He currently serves as a member of

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the National Adjudicatory Council of the NASD. He is a founder and past
President of the National Real Estate Investment Association, past President of the Real Estate Securities and Syndication Institute (Massachusetts Chapter) and the Real Estate Investment Association. Prior to joining Boston Capital in 1981, Mr. DeAgazio was the Senior Vice President and Director of the Brokerage Division of Dresdner Securities (USA), Inc., an international investment banking firm owned by four major European banks, and was a Vice President of Burgess & Leith/ Advest. He has been a member of the Boston Stock Exchange since 1967. He is a leader in the community and serves on the Business Leaders Council of the Boston Symphony, Board of Directors of Junior Achievement of Massachusetts, the Board of Advisors for the Ron Burton Training Village and is on the Board of Corporators of Northeastern University. He graduated from Northeastern University.

Christopher W. Collins, age 43, is an Executive Vice President and a principal of Boston Capital Partners, Inc., and is responsible for, among other areas, overseeing the investment portfolio of funds sponsored by Boston Capital and the acquisition of real estate investments on behalf of such funds. Mr. Collins has had extensive experience in real estate development activities, having founded and directed the American Development Group, a comprehensive real estate development firm, and has also had extensive experience in the area of acquiring real estate investments. He is on the Board of Directors of the National Multi-Housing Council and a member of the Massachusetts Housing Finance Agency Multi-Family Advisory Committee. He graduated from the University of New Hampshire.

Kenneth F. Unger, age 39, is Senior Vice President of Marketing and Sales and National Sales Director of Boston Capital Services, Inc. Mr. Unger has had over eighteen years of experience in real estate syndication and investment banking. He is responsible for spearheading the marketing and sales effort of Boston Capital's public and private offerings. Prior to joining Boston Capital in 1989, Mr. Unger was a Vice President of Shearson Lehman Hutton, and prior to that a Vice President of Connecticut Mutual Financial Services, the broker-dealer affiliate of Connecticut Mutual Life Insurance Company. In addition to his sales and marketing expertise Mr. Unger has been extensively involved with the acquisition, financing and evaluation of real estate. He currently serves on the board of the NASD District 11 Committee. Mr. Unger is a graduate of Cornell University.

Anthony A. Nickas, age 38, is Chief Financial Officer of Boston Capital Partners, Inc. and serves as Chairman of the firm's Operating Committee. He has fifteen years of experience in the accounting and finance field and

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

has supervised the financial aspects of Boston Capital's project development and property management affiliates. Prior to joining Boston Capital in 1987, he was Assistant Director of Accounting and Financial Reporting for the Yankee Companies, Inc., and was an Audit Supervisor for Wolf & Company of Massachusetts, P.C., a regional certified public accounting firm based in Boston. He graduated with honors from Norwich University.

Kevin P. Costello, age 53, is Senior Vice President in charge of corporate investments for Boston Capital Partners, Inc. and serves on the firm's Operating Committee. He is responsible for all corporate investment activity and has spent twenty years in the real estate syndication and investment business. Mr. Costello's prior responsibilities at Boston Capital have involved the management of the Acquisitions Department and the structuring and distribution of conventional and tax credit private placements. Prior to joining Boston Capital in 1987, he held senior management executive positions in companies associated with real estate syndication as well as in the medical electronics industry. Mr. Costello graduated from Stonehill College and received his MBA with honors from Rutgers' Graduate School of Business Administration.

Jeffrey H. Goldstein, age 38, is Senior Vice President of Real Estate for Boston Capital Partners, Inc. Mr. Goldstein is a former member of the Board of Directors of the Council for Affordable and Rural Housing and formerly served as Chairman of the Finance Committee. Prior to joining Boston Capital in 1990, Mr. Goldstein was Manager of Finance for A.J. Lane & Co., a real estate development firm, served as Manager for Homeowner Financial Services, a financial consulting firm, and was an analyst responsible for budgeting and forecasting for the New York City Counsel-Finance Division. He graduated from the University of Colorado and received his MBA from Northeastern University.

A. Guy Hubschman, age 39, is Vice President of Sales of Boston Capital Services, Inc. Prior to joining Boston Capital in 1990, Mr. Hubschman was founder and President of Landmark Mortgage Inc., an independent mortgage origination firm specializing in residential first mortgages and refinancing, and prior to that was an Account Executive with Dean Witter Reynolds. He graduated with honors from Northeastern University.

Marc N. Teal, age 35, is Vice President of Partnership Accounting of Boston Capital Partners, Inc., overseeing the accounting and financial reporting for all of Boston Capital's public, corporate, and private partnerships. Prior to joining Boston Capital in 1990, Mr. Teal was a Senior Development Accountant for Cabot, Cabot, &

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

Forbes, a multifaceted real estate company and prior to that was a Senior Partnership Accountant for Liberty Real Estate Corp. He graduated from Bentley College and received a Masters in Finance from Suffolk University.

Eileen P. O'Rourke, age 43, is Vice President and Director of Asset Management and Tax for Boston Capital Partners, Inc. Ms. O'Rourke is responsible for the operations of the department. Specific responsibilities include but are not limited to: financial reporting, tax compliance, information systems and partnership issues. Ms. O'Rourke has over fifteen years experience in taxation and accounting. She initially joined Boston Capital in 1995 as the Director of Tax. Prior to joining Boston Capital, Mrs. O'Rourke was the Partnership Tax Controller at First Data Investor Services Group, Inc. where she directed the tax compliance of real estate public partnerships and the issuance of 200,000 investors' K-1's annually. Before that she held positions as a Senior Tax Accountant with Culp, Elliott and Carpenter, P.C. and as a Senior Auditor with the Internal Revenue Service. Ms. O'Rourke graduated with honors from Russell Sage College and is licensed as a Certified Public Accountant. She is a member of the American Institute of Certified Public Accountants and New England Women in Real Estate.

            PRIOR PERFORMANCE OF BOSTON ASSOCIATES AND ITS AFFILIATES

During the ten-year period from January 1, 1989 to December 31, 1998, affiliates of Boston Associates and their respective predecessors in interest have served as general partners of four public limited partnerships and twenty-one private limited partnerships including thirteen corporate limited partnerships and one direct placement corporate limited partnership for a total of twenty-five real estate programs. All of the twenty-one private limited partnerships are organized in a two-tier structure. In a two-tier structure, investors acquire an interest in a limited partnership (the "upper tier") which in turn acquires a limited partnership interest in a limited partnership which owns the real estate (the "lower tier"). A two-tier structure allows an investor to indirectly own interests in more than one lower-tier limited partnership through their investment in a single upper-tier partnership.

Affiliates of Boston Associates and their respective predecessors in interest raised $1,767,506,421 in subscriptions from 59,540 investors during this ten-year period. A total of 1,325 properties(1), with a total development cost of $3,506,009,647 were acquired for the public and private limited partnerships. These

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

properties are geographically located 11% in the Northeast, 12% in the Mid-Atlantic, 33% in the Southeast, 23% in the Midwest, 11% in the Southwest, and 10% in the West.

The foregoing information covering the period from January 1, 1989 to December 31, 1998, can be summarized as follows:

         PROGRAMS                    PROPERTIES                   INVESTORS

                                            Total                                           Average
                                         Development                                    Capital Invested
       Type        Number    Number          Cost           Number       Capital          Per Property
       ----        ------    ------          ----           ------       -------          ------------

Public...........    4         947         $2,263,153,310     59,149     $972,522,458        $1,026,951
Private..........    21        378         $1,242,856,338        391     $794,983,963        $2,103,132
                     --        ---         --------------     ------     ------------        ----------

Total............    25      1,325         $3,506,009,647     59,540   $1,767,506,421        $1,333,967


REGIONS
                       Northeast      Mid-Atlantic       Southeast      Midwest       Southwest      West
Public............       11%               12%             34%           23%            10%         10%
Private...........       10%               13%             31%           24%            13%          9%
                         ---               ---             ---           ---            ---          --
Total.............       11%               12%             33%           23%            11%          10%

Of these 25 prior limited partnerships, all have invested in apartment complexes (or operating partnerships which owned such complexes) financed and/or operated with one or more forms of government subsidy, primarily RHS. The states in which these apartment complexes are located and the number of properties in each state are as follows:(2)

Alabama......................  21
Arizona......................  13
Arkansas.....................  19
California...................  69

Colorado.....................  11
Connecticut..................   8
Delaware.....................   4
Florida......................  58
Georgia......................  82
Illinois.....................  12
Indiana......................  11
Iowa.........................  18
Kansas.......................  17
Kentucky.....................  46
Louisiana....................  76
Maine........................  22
Maryland.....................  23
Massachusetts................  17
Michigan.....................  49
Minnesota....................  19
Mississippi..................  61
Missouri.....................  72
Montana......................   4
Nebraska.....................   6
Nevada.......................   5
New Hampshire................   7
New Jersey...................  10
New Mexico...................  15
New York.....................  64
North Carolina...............  49
North Dakota.................  19
Ohio.........................  11
Oklahoma.....................  33
Oregon.......................   2
Pennsylvania.................  41
Puerto Rico..................   8
Rhode Island.................   5
South Carolina...............  35
South Dakota.................   4
Tennessee....................  17
Texas........................  63
Utah.........................   5
Vermont......................   6
Virginia.....................  66
Virgin Islands...............   9
Washington...................   2
West Virginia................   7
Wisconsin....................  15
Wyoming......................   1

(1) Includes seventy-four properties which are jointly owned by two or more investment partnerships or series within an investment partnership which represent a total of eighty-eight shared investments.
(2) The total number of properties by state does not reflect the eighty-eight shared investments of seventy-four operating partnerships. The net number of properties reflected is 1,237.

The twenty-five government-assisted partnerships which invested in residential apartment complexes accounted for 100% of the total development cost of all properties acquired by all limited partnerships sponsored over the ten-year period. Of the 1,325 total properties acquired during this ten-year period, forty properties were refinanced.

Of the total offerings during the ten-year period, twenty-five invested in government-assisted properties and had investment objectives which were similar to the investment objectives of Boston Capital, to the extent that the limited partnerships intended to provide, in order of priority, (1) certain tax benefits in the form of tax losses or low-income housing and rehabilitation tax credits which each such limited partnership's partners might use to offset income from other sources; (2) long-term capital appreciation through increases in the value of each apartment complex; and (3) cash distributions through potential sale or refinancing transactions. Distributions of current cash flow were not a primary objective of these partnerships, in that the government agencies which provide subsidies regulate both the amount of rent and the amount of cash distributions which may be made to partners.

Information concerning the public limited partnerships organized between January 1, 1996 and December 31, 1998 is contained in Appendix I-Tabular Information Concerning Prior Limited Partnerships.

Private Placements (with Similar Investment Objectives).
--------------------------------------------------------

During the ten-year period ending December 31, 1998, interests in twenty-one of the limited partnerships with similar investment objectives were sold to approximately 391 investors in private offerings intended to be exempt from the registration requirements of the Securities Act of 1933. A total of $794,983,963 in subscriptions was raised. Interests were acquired in a total of 378 properties, with a total development cost of $1,242,856,338.

The private limited partnerships involved new construction or renovation of apartment complexes, financed with mortgage indebtedness aggregating approximately $613,496,611 in addition to the equity investment of the prior limited partnerships of $794,983,963. The purchased properties equalled 100% of the total development cost of all non-commercial and non-conventional properties invested in by private limited partnerships.

Public Offerings.
-----------------

During the ten-year period ending December 31, 1998, interests in four limited partnerships with investment objectives similar to those of Boston Capital, were sold to approximately 59,149 investors in public offerings registered under The Securities Act of 1933. A total of $972,522,458 in subscriptions was raised. A total of 947 properties were purchased at a total development cost of $2,263,153,310.

Information regarding the public offerings is summarized as follows as of December 31, 1998:

                               Investors                  Properties             Type of Properties
                               ---------                  ----------             ------------------

                                                                 Total
                                                                Develop-                 Under    Historic
                                                                  ment       Recently     Con-      Tax
       Program        Closed  Number     Capital     Number       Cost      Completed   struction  Credit
       -------        ------  ------     -------     ------       ----      ---------   ---------  ------
Boston Capital
  Tax Credit
  Fund Limited
  Partnership
  (Series 2
  through 6)........ 1989      6,355    $84,747,940      86   $222,420,177     76        N/A        10

Boston Capital Tax
  Credit Fund II
  Limited
  Partnership
  (Series 7
  through 14)....... 1991     11,590   $186,398,018     310   $546,079,186    299        N/A        11

Boston Capital Tax
  Credit Fund III
  L. P. (Series 15
  through 19)....... 1993     13,946   $219,960,000     241   $550,956,681    229        N/A        12

Boston Capital Tax
  Credit Fund IV
  L. P. (Series 20
  through 34).......          27,258   $481,416,500     310   $943,647,266    270         36         4

During the four-year period ending December 31, 1998, affiliates of Boston Associates sponsored one public investment limited partnership with similar investment objectives. This public limited partnership owns interests in 243 operating partnerships which include ten properties jointly owned by two or more investment partnerships or series within an investment partnership, representing a total of ten shared investments. The total number of properties by state does not duplicate the ten shared investments. The net number of properties reflected is 233 located in:

   Alabama.......................    0
   Arizona.......................    2
   Arkansas......................    6
   California....................    5
   Colorado......................    1
   Connecticut...................    7
   Florida.......................    2
   Georgia.......................    8
   Illinois......................    1
   Indiana.......................    2
   Iowa..........................    3
   Kansas........................    1
   Kentucky......................   11
   Louisiana.....................   21
   Maine.........................    4
   Maryland......................    3
   Massachusetts.................    2
   Michigan......................    6
   Minnesota.....................    2
   Mississippi...................   22
   Missouri......................   11
   Montana.......................    1
   Nebraska......................    1
   Nevada........................    3
   New Hampshire.................    1
   New Jersey....................    4
   New Mexico....................    3
   New York......................   14
   North Carolina................    6
   North Dakota..................   12
   Ohio..........................    3
   Oklahoma......................    6
   Pennsylvania..................    4
   Puerto Rico...................    1
   Rhode Island..................    1
   South Carolina................    2
   South Dakota..................    0
   Tennessee.....................    8
   Texas.........................   23
   Utah..........................    2
   Vermont.......................    0
   Virginia......................   16
   Virgin Islands................    2
   Wisconsin.....................    0

All of the operating partnership acquisitions of the public limited partnership involved new construction or renovation of existing apartment complexes, financed with government-assisted mortgage indebtedness aggregating approximately $396,104,356 in addition to the equity investment of the investing partnerships of $398,178,500. These properties equalled 100% of the total development cost of properties acquired by public limited partnerships in the four-year period ended December 31, 1998.

 Upon request, the most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission relative to the public offerings will be provided to investors at no charge and the exhibits to each such Form 10-K and Form 10-Q will be provided for a reasonable fee. Table VI, included as an exhibit to the Registration Statement of which this Prospectus forms a part, presents a more detailed description of certain of these properties. Boston Associates will provide Table VI to any prospective investor without fee upon request. Any investor or prospective investor may obtain a copy of the most recent Form 10-K, Form 10-Q, or Table VI upon written request to Boston Capital Tax Credit Fund IV L.P. c/o Boston Capital Partners, Inc., One Boston Place, Suite 2100, Boston, MA 02108-4406, Attn: Richard J. DeAgazio.

                                    * * * * *

Since the inception of Boston Capital's predecessor in interest, affiliates of Boston Associates and their respective predecessors in interest have raised approximately $2 billion in equity from approximately 70,000 investors to acquire interests in approximately 2,000 properties containing approximately 95,000 apartments units in 48 states, Puerto Rico, The Virgin Islands and Washington, D.C., representing more than $4.62 billion in total development cost.

See "Tabular Information Concerning Certain Prior Limited Partnerships," Appendix I, for detailed information concerning the above limited partnerships. The information summarized in these tables is not necessarily indicative of the results that Boston Capital may experience. It should not be assumed that investors will experience returns, if any, comparable to those experienced by investors in prior partnerships. The operating history of many of these prior partnerships is brief, and tax returns and financial statements from only the initial years of some of these limited partnerships have been filed.

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

                           DESCRIPTION OF CERTIFICATES

The Certificates.
-----------------

Investors will invest in certificates, representing assignments of units of the beneficial interest of Boston Capital issued to BCTC IV Assignor Corp., a Delaware corporation that is wholly owned by Collins and Manning (the "Assignor Limited Partner"). The Assignor Limited Partner was formed for the purpose of serving in that capacity for Boston Capital and will not engage in any other business. Investors will be entitled to all the rights and economic benefits of a limited partner of Boston Capital, including the rights to a percentage of Boston Capital's income, gain, credits, losses, deductions and distributions. No investor will be personally liable for the debts, liabilities, contracts or other obligations of Boston Capital. See "Summary of the Voting Rights Provisions of the Fund Agreement-Liability of Partners and Investors to Third Parties." Investors will be bound by the terms of the Fund Agreement of Limited Partnership. The Assignor Limited Partner agrees that on any matter calling for a vote of the limited partners, it will vote the assigned limited partnership interests only if and as directed by the investors.

Under the Fund Agreement, all of the ownership attributes of limited partnership interests held by the Assignor Limited Partner are assigned to investors, including the right to receive a percentage of Boston Capital's income, gain, credits, losses, deductions, and distributions, as well as the right to take certain actions without the approval of Boston Associates and the right to inspect Boston Capital's books and records. All rights accorded limited partners under the laws of the State of Delaware extend to the investors under the terms of the Fund Agreement subject to the limitations set forth under "Fiduciary Responsibility of Boston Associates." Investors of different series will participate in different pools of operating partnership interests. The rights and ownership attributes of investors in all series will be identical in all other respects, except with respect to voting rights and accounting matters applicable to any particular series.

Transfers.
----------

We anticipate the certificates of each series to be transferable, subject to some restrictions, thirty days after the issuance of the final certificates with respect to the applicable series. To the extent that transfers are permitted, transferees of certificates will be recognized as investors on the last business day of the calendar month during which Boston Capital or its agent receives all necessary documentation with respect to the transfer--unless such

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

documentation is received fewer than five business days prior to the last business day of a calendar month, in which case the transferee will be recognized as the investor, on the last business day of the next calendar month following such receipt.

Although we anticipate certificates to be issued in a form facilitating trading, there are currently limitations on the transferability of certificates necessitated by the tax credit recapture provisions in the tax code. See "Federal Income Tax Matters--Federal Housing Tax Credit." The certificates of all series may be listed on a national securities exchange or included for quotation on NASDAQ only if deemed by Boston Associates to be in the best interest of Boston Capital and the investors, which is not currently anticipated.

If, however, prior to permitting the free transferability of certificates, our interpretations of the tax code would indicate that free transferability would cause Boston Capital to be treated as a corporation for federal income tax purposes, transferability of certificates will be restricted. Even if certificates are made freely transferable, in order to avoid recapture of tax credits upon the transfer of certificates, no more than 50% of the certificates will be permitted to be transferred in any twelve-month period.

No certificates will be listed for trading until Counsel renders its opinion that it is substantially more likely than not that such listing will not cause Boston Capital to be treated as a corporation for federal income tax purposes. Should listing occur, Boston Associates has the authority to make cash and property distributions and adjust capital accounts in order to permit certificates to be economically equal for purposes of public trading. Furthermore, there is no assurance that exchange listing or inclusion on NASDAQ will be accomplished or will be deemed by Boston Associates to be in the best interest of Boston Capital or the investors. Accordingly, there is no assurance that the certificates will be freely transferable. Furthermore, even if trading is not restricted, there is no assurance that a public trading market will develop. See "Risk Factors--Transferability" and "--Certain Federal Income Tax Risks--Tax Treatment of Publicly Traded Partnerships."

To the extent that transfers of certificates are otherwise permitted, neither a transfer nor an assignment of certificates will be permitted if such transfer or assignment would be in violation of any applicable federal or state securities laws, including investor suitability requirements. We do not anticipate that the suitability requirements will be applicable in the event that the certificates are listed on a national securities exchange.

Boston Associates will be required to determine that transferees meet the then-applicable investor suitability standards prior to permitting a transfer of certificates.

Boston Associates will stop or defer a transfer or assignment of certificates if it could result in the transfer of 50% or more of all limited partnership interests in Boston Capital within a twelve-month period, and Boston Associates believes that the resulting termination of Boston Capital for tax purposes would result in recapture of tax credits by some investors or would otherwise adversely affect the economic interests of the investors. In the event of a suspension, Boston Associates will notify the transferring or assigning investor and any deferred transfers or assignments will be effected, in chronological order to the extent practicable, as of the first day of the next succeeding period in which such transfers or assignments can be effected without either premature termination of Boston Capital for tax purposes or any adverse effects from such premature termination, as the case may be. In the event transfers or assignments are suspended for the foregoing reasons, Boston Associates will give notice of the suspension to investors as soon as practicable.

In its sole discretion, Boston Associates may at any time:
(1) halt trading in certificates;
(2) fail to list and/or cause the delisting of certificates from public trading markets;
(3) cause each purchaser of certificates to be admitted to Boston
Capital as a beneficiary;
(4) require the investors to become limited partners,
(5) restrict the circumstances under which certificates may be transferred; or
(6) take such other action as it may deem necessary or appropriate, including making any amendments to the Fund Agreement, in order to preserve the tax status of Boston Capital as a partnership, prevent Boston Capital's termination for federal income tax purposes, prevent the recapture of tax credits, prevent federal income tax treatment of Boston Capital as an association taxable as a corporation, insure that investors will be treated as limited partners of Boston Capital for federal income tax purposes or qualify Boston Capital as a pass-through entity.

Investors who wish to exchange their certificates for limited partnership interests may do so after the termination of the applicable series offering period by (1) delivering such documents as may be required by Boston Associates; and (2) paying Boston Capital's expenses in accomplishing such exchange, currently estimated to be $500. Such exchange will not be effective until Boston Associates consents, which consent cannot be unreasonably withheld or delayed. A holder of limited partnership interests may not reconvert his limited partnership interests into certificates. Limited partnership interests will not be transferable except by operation of law or with the consent of Boston Associates, which may be withheld in its sole discretion. The limited partnership interests are not liquid and will not be listed on any national securities exchange and it is not anticipated that any trading market will exist for such limited partnership interests Conversions of certificates into limited partnership interests shall be accomplished at such times as Boston Associates shall determine, but not less frequently than semiannually.

   SHARING ARRANGEMENTS: PROFITS, CREDITS, LOSSES, NET CASH FLOW AND RESIDUALS

Profits and losses are not the same as cash distributions. Profits and losses are determined for federal income tax purposes and include certain non-cash deductions allowable for federal income tax purposes such as depreciation. Accordingly, the Fund Agreement provides separately for allocations of profits and losses, net cash flow from operations, and sale or refinancing proceeds.

Allocations of profits, credits and losses and distributions of cash will be made on two separate levels. First, operating partnership allocations and distributions will be made between the applicable operating general partners and Boston Capital. Second, these allocations and distributions to Boston Capital will be further allocated and distributed by Boston Capital between Boston Associates and the investors.

The following discussion summarizes the provisions in the Fund Agreement and the expected provisions of the Operating Partnership Agreements for the allocations of profits, credits and losses and for the distribution of net cash flow, and liquidation, sale and refinancing proceeds. Investors' capital accounts will be reduced by all distributions made to them by Boston Capital. Accordingly, in order to assure proper treatment of the capital accounts, the capital account of each investor will be increased by the amount of all profits of Boston Capital, and will be reduced by the amount of all losses and certain credits of Boston Capital, in each case to the extent allocated to such investor.

Boston Capital will make he following allocations and distributions separately for each series of certificates:

From Boston Capital to the Investors
------------------------------------

1. Annual Cash Payments and Distributions from Normal Operations. Boston Capital will allocate or distribute to investors 99% of its net cash flow after it pays expenses, if any, to Boston Associates and its affiliates. These expenses include preparing tax returns, acquiring the property and paying the Fund Management Fee. Boston Associates will receive 1% of net cash flow after expenses are paid; provided, however, that investors have already received enough to meet the priority return. Before investors do receive the priority return, Boston Associates will receive some fees and compensation for services.

We do not anticipate that any significant amount of net cash flow will be distributed to the investors on an annual basis.

2. Profits, Credits and Losses. Boston Capital will allocate or distribute to investors 99% of its profits, credits and losses from normal operations.

Gains and losses recognized by Boston Capital upon the sale, exchange or other disposition of all or substantially all of the property owned by an operating partnership or Boston Capital's interest in an operating partnership shall be allocated in the order as follows:
(1) gain will be allocated to the partners and investors and Boston Associates in the amount of their negative capital accounts;
(2) gain will be allocated to the investors in amounts equal to any unreturned capital contributions;
(3) gain will be allocated 99% to the investors and 1% to Boston Associates.

Any losses will be allocated first to reduce any partners' or investors' positive capital accounts in proportion to their interest in Boston Capital; second in the amount of any unreturned capital contributions; and third, either to any partners who bear(s) the economic risk of any remaining losses, if any, or all in accordance with Boston Capital interests.

3. Distributions of Liquidation, Sale or Refinancing Proceeds. If there is a sale or refinancing of an apartment complex or the sale of Boston Capital's interest in an operating partnership, Boston Capital will use the proceeds in the following order:

(1) pay all of its third party debts and liabilities;
(2) establish any necessary reserves;

(3) repay any loans to Boston Associates or its affiliates;
(4) distribute any unreturned capital contributions to the partners and investors; and
(5) distribute 95% of the proceeds to investors and 5% to Boston Associates; provided that Boston Associates's distribution will be subordinated to the achievement of the priority return to investors.

Before investors do receive the priority return, Boston Associates will receive some fees and compensation for services.

From the Operating Partnerships to Boston Capital.
--------------------------------------------------

1. Annual Cash Payments and Distributions from Operations. We anticipate to make payments and distributions annually from the net cash flow of each operating partnership as follows, if and to the extent available and subject to the restrictions which may be imposed by the permanent mortgage loan documents and by a Regulatory Agreement. After the payment of the reporting fee, repayment of any subordinated loans and payment of any operating partnership management fees, the balance will be distributed to the partners in accordance with their interests in the operating partnership, anticipated to be from 10% to 99% to Boston Capital.

We do not anticipate that any significant amount of cash distributions will be made to us on an annual basis.

2. Profits, Credits and Losses. The profits, credits and losses from normal operations are anticipated to be allocated 90%-99% to Boston Capital and 1%-10% to the operating general partner(s).

Gains and losses recognized by the operating partnership upon the sale, exchange or other disposition of all or substantially all of its property are anticipated to be allocated in the order as follows:
(1) gain will be allocated to the partners in the amount of their negative capital accounts;
(2) gain will be allocated to the partners in amounts equal to their unreturned capital contributions; and
(3) gain will be allocated in accordance with the provisions of each Operating Partnership Agreement, which is anticipated to result in an allocation to Boston Capital of between 50% and 95%.

Any losses will be allocated first to reduce any partners' positive capital accounts in proportion to their interests in the operating partnership, second in the amount of any unreturned capital contributions, and third, either to any partners who bear the economic risk of such losses, if any, or all in accordance with the partners' interests in the operating partnership.

3. Distributions of Liquidation, Sale or Refinancing Proceeds.
--------------------------------------------------------------

Liquidation, sale or refinancing proceeds realized by any operating partnership on the sale of the applicable apartment complex or the refinancing of the applicable permanent mortgage loan are anticipated to be applied and/or distributed in the order as follows:
(1) payment of all third-party debts and liabilities of the operating partnership will be paid;
(2) establishment of any necessary reserves;
(3) payment of any unpaid debts and liabilities owed to the partners of the operating partnership of any affiliates, including payment of any Sales Preparation Fee and repayment of any loans, excluding any working capital loans attributable to operating partnerships with RHS financing;
(4) in some circumstances, distribution of any unreturned capital contributions to the partners, with a minimum of 5% of any proceeds going to the operating general partner(s) in operating partnerships receiving RHS financing; and
(5) distribution of the remainder, if any, in accordance with the terms of the Operating Partnership Agreement, between 20% and 95% anticipated to go to Boston Capital.

There can be no assurance that there will be any liquidation, sale or refinancing proceeds with respect to any apartment complex available for distribution to the partnership.

Authority of the Boston Associates to Vary Allocations to Preserve and Protect
------------------------------------------------------------------------------
Partners' and Investors' Intent.
--------------------------------

In order to preserve and protect the determinations and allocations provided for in the Fund Agreement, Boston Associates is authorized and directed to allocate income, gain, loss, deduction, or credit arising in any year differently from otherwise provided for in the Fund Agreement to the extent that allocating income, such items in the manner provided for in the Fund Agreement, in the judgment of the tax advisors to Boston Capital, would cause the determinations and allocations of each partner's and investors' distributive share of such items not to be permitted by Section 704(b) of the tax code and its Treasury Regulations. No amendment of the Fund Agreement or approval of any partner or investor shall be required in connection with any such new allocation. See "Federal Income Tax Matters--Fund Allocations and Distributions."

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An operating general partner of each operating partnership will have authority identical to that described above.

Allocations of Profits, Credits and Losses and Cash Distributions Pending Final
-------------------------------------------------------------------------------
Issuance of Certificates.
-------------------------

In the event that there is more than one date of issuance of certificates (an "investment date"), any cash available for distribution, and all profits, credits and losses allocable to the investors as a class for the period commencing with the first day following the previous investment date and ending on the last day preceding the next succeeding investment date shall be distributed or allocated solely to those persons who held certificates as of or prior to the investment date occurring within such period, on the basis of an interim closing of Boston Capital's books on such dates.

Profits, credits and losses will be allocated each month to the holder of record of a certificate as of the last day of such month. Allocation of profits, credits and losses among investors will be made in proportion to the number of certificates held by each investor.

Any distributions of net cash flow or liquidation, sale or refinancing proceeds will be made within 180 days of the end of the annual period to which they relate. Distributions will be made to the holders of record of a certificate as of the last day of each month in the ratio which the certificates held by such person on the last day of the calendar month bears to the aggregate number of certificates outstanding on the last day of the month.

                           FEDERAL INCOME TAX MATTERS

General Considerations.
-----------------------

The following discussion is solely a discussion of the material federal tax aspects of an investment in certificates by an investor, and is not a comprehensive treatment of all tax considerations affecting an investment in Boston Capital. In addition, although this discussion addresses issues with respect to which Boston Capital has obtained, and expects to obtain in connection with each investment date, an opinion of Counsel, it also discusses certain matters for information purposes only and other matters with respect to which Counsel does not or cannot opine. Boston Capital does not anticipate requesting a ruling from the IRS confirming any opinion of Counsel or with respect to any aspect of this offering, and Counsel's opinion is not binding on the IRS or on any court.


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

The following statements, together with the opinions of Counsel referred to below, are based upon the provisions of the tax code, existing and proposed regulations thereunder, current administrative rulings, and court decisions. However, no assurance can be given that legislative or administrative changes or future court decisions may not significantly modify the statements or opinions expressed here. Any changes may or may not be retroactive with respect to transactions prior to the effective date of the changes. In particular, as a result of the 1986 Tax Act, which significantly revised federal income tax law, the Treasury Department has been given broad authority to promulgate regulations implementing the provisions of the tax code and subsequent amendments thereof.

Although Boston Capital will be guided by competent tax advisors, uncertainty exists concerning certain tax aspects of the transactions being undertaken by Boston Capital. The IRS has announced, and is implementing, policies and procedures for the audit of tax shelter programs pursuant to which there is a significant possibility that partnerships such as Boston Capital and/or the operating partnerships, will be audited. Some of the tax positions being taken by Boston Capital and/or the operating partnerships may be challenged by the IRS, and there is no assurance that any challenge will not be successful. Thus, there can be no assurance that all of the anticipated tax benefits of a purchase of certificates will be realized.

Counsel's overall evaluation regarding the availability to an investor of the material tax benefits from an investment in Boston Capital, in the aggregate, appears on page ___.

The tax consequences of an investment in certificates will depend upon an investor's own personal tax and financial situation; therefore, each investor is urged to consult his own tax advisor with respect to the federal and state tax consequences arising from the purchase of certificates.

Brief Overview of Federal Income Tax Considerations. This section briefly summarizes certain of the federal income tax considerations associated with an investment in Boston Capital. Investors should read the sections that follow this "Brief Overview of Federal Income Tax Considerations" for a more detailed discussion of these federal income tax considerations.

Opinions of Counsel. Many tax issues involve rapidly evolving areas of the law and are not free from doubt. In addition, many tax issues involve factual issues that will depend on the individual circumstances present at the

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time an event occurs and therefore cannot be opined upon at this time. See
"Opinions of Counsel" below for a more complete discussion of these issues.

Classification as a Partnership. The ability of Boston Capital and the operating partnerships to pass through all income, credits, losses and deductions to the investors is dependent upon their classification as partnerships for tax purposes. Boston Capital does not plan to apply for a ruling from the IRS as to its status or the status of the operating partnerships as partnerships for federal income tax purposes, although Boston Capital will receive an opinion from Counsel that Boston Capital will be treated as a partnership and not as an association taxable as a corporation for federal income tax purposes. Prior to investing in any operating partnership, Boston Capital will obtain an opinion of Counsel that the operating partnership will be classified as a partnership for tax purposes. However, these opinions are based on various assumptions and representations and will not be binding on the IRS or the courts. If Boston Capital were determined to be a corporation for tax purposes, Boston Capital would be taxed on its earnings at corporate rates and any distributions to the investors would be treated as corporate distributions, which would be taxable as dividends to the extent of the earnings and profits of Boston Capital, and most importantly, the tax credits could not be passed through at that level. If the operating partnerships are treated as corporations for federal income tax purposes, similar consequences would follow on the operating partnership level. See "Classification as a Partnership" below for a more complete discussion of these items.

Investments in Operating Partnerships. The availability to prospective investors of the tax benefits that are anticipated to be derived from a purchase of certificates is dependent, in the first instance, on the following general principles of partnership taxation:

1. Each of the operating partnerships must be classified as a partnership for federal income tax purposes.

2. The allocation of the items of income, gain, tax credits, loss and deduction to Boston Capital by each operating partnership must have substantial economic effect or otherwise be in accordance with Boston Capital's interest in such operating partnership.

3. Boston Capital's tax basis in each of the operating partnerships must exceed the amount of losses allocated and cash distributed to Boston Capital from that operating partnership.

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4. Boston Capital's amount at-risk in each of the operating partnerships must exceed the amount of losses allocated and cash distributed to Boston Capital from that operating partnership.

5. Boston Capital's amount at-risk with respect to expenditures of each operating partnership that qualify for tax credits must equal or exceed the amount of those expenditures allocated to Boston Capital. See "Classification as a Partnership," "Calculation of Investor's Basis in the Certificates," "Allocation of Profits, Credits, Losses and Other Items in Accordance with the Fund Agreements," and "At-Risk Limitation on Credits and Losses" below for a more complete discussion of these issues.

Tax Treatment of Electing Large Partnerships. The 1997 Taxpayer Relief Act made certain changes in the reporting requirements of partnerships with more than 100 partners which elect to be "large partnerships."

For example, limitations have been placed on miscellaneous itemized deductions which may be taken. The 1997 Taxpayer Relief Act provides that 70% of miscellaneous itemized deductions are disallowed at the partnership level, thereby reducing the benefit of those deductions. Boston Capital does not presently intend to elect to be a "large partnership" subject to these new requirements.

Limitations on Use of Credits and Losses. Several rules exist that may limit the ability of an investor to deduct his or her share of Boston Capital's deductions and losses and use Boston Capital's tax credits. These limitations are:

(a) Passive Activity Loss and Credit Limitation. The tax code divides income and losses into three categories-active, passive, and portfolio, and divides tax credits into two categories--active and passive. Except to the extent of the exception described below, passive losses and credits can be applied to offset a taxpayer's tax liability attributed to passive income, but cannot be used to offset other types of income. These passive loss and credit limitations apply to taxpayers who are individuals, personal service corporations, estates and trusts. Regular "C" corporations which are not personal service corporations are not subject to these rules, although closely held corporations--defined as a corporation in which 50% or more of the stock is held, directly or indirectly, by five or fewer individuals--may use passive losses and credits to offset active trade or business income and tax liability resulting therefrom, but may not use passive losses and tax credits to offset portfolio income or tax liability resulting therefrom.

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

There is an exception to these passive activity rules which provides that tax credits will be eligible to offset the amount of tax liability attributable to up to $25,000 of non-passive income if the taxpayer is an individual, subject to certain specific additional limitations, relating to the alternative minimum tax and the rules governing general business credits. For example, this $25,000 allowance permits the use of $9,900, $9,000, or $7,750 of tax credits per year for individuals with at least $25,000 of income in the 39.6%, 36.0% or 31% marginal tax bracket, respectively. Taxpayers with income subject to tax at lower rates can use lesser amounts of tax credits in each case subject to the specific additional limitations referred to above. For example, an individual taxpayer with a full $25,000 of income in the 28% marginal tax bracket could use $7,000 of tax credits per year, and an individual taxpayer with $20,000 of income taxable at the minimum 15% rate would be able to use $3,000 of tax credits to offset that tax liability assuming he meets the other suitability requirements.

Boston Capital is expected to be treated as a passive activity and therefore, the profits and losses (other than the portfolio income) and tax credits will be treated as derived from a passive activity. Counsel has rendered no opinion regarding the manner in which the limitations on losses and credits from passive activities will apply to any particular investor, because these limitations are applied to the particular investor rather than at the Boston Capital level and will depend on the particular circumstances of each investor. Each investor is strongly advised to consult his or her own tax advisor regarding the effect on such investor of the limitation on the allowance of passive losses and credits. See "Passive Loss and Tax Credit Limitations" below for a more complete discussion of these issues.

(b) Basis Limitation. For each year, an investor may only take deductions and losses from his or her taxable income to the extent those deductions and losses do not exceed that investor's basis in his or her certificates at the end of the year. An investor's tax basis for his or her certificates generally will be equal to the capital contribution made plus his or her share of Boston Capital's nonrecourse liabilities to the extent that they do not exceed the fair market value of the assets subject thereto. Each year, such tax basis will be increased by the amount of profits allocated, and decreased by the amount of losses allocated, to the investor, and decreased by the amount of cash distributed to him or her. In addition, increases or decreases in an investor's share of nonrecourse debt will result in corresponding increases or decreases in the investor's tax basis. An investor may carry forward any disallowed deductions and losses and deduct them in later years when the investor's basis has increased (subject to application of the other limitations). It is anticipated that each investor will have sufficient

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

basis to claim all of Boston Capital's deductions and losses. See "Calculation of Investor's Basis in Certificates" below for a more complete discussion of these issues.

(c) At-Risk Limitation. For each year, an investor who is an individual or a closely held corporation may not deduct from taxable income his or her share of Boston Capital's deductions and losses to the extent they exceed the investor's at-risk amount at the end of the year. An investor will generally have an initial at-risk amount equal to the purchase price of the certificates. This initial at-risk amount will increase by (1) such investor's share of Boston Capital's income and gains and (2) increases in such investor's share of qualified nonrecourse debt and will decrease by (1) such investor's share of Boston Capital's deductions and losses, (2) the amount of cash and other distributions made to such investor and (3) decreases in such investor's share of qualified nonrecourse debt. The utilization of tax credits by an investor who is an individual or a closely held corporation will also be subject to at-risk limitations which provide that, in order to fully utilize the tax credits, the investor must be at-risk with respect to the tax credit property.

Based upon Boston Capital's anticipated investments, the at-risk rules should not limit the deductions or federal housing tax credit available to investors. See "At-Risk Limitation on Credits and Losses" below for a more complete discussion of these issues.

Allocation of Fund Income, Gain, Credits and Loss. Allocations of a partnership's income, gain, credits, loss or deduction under a partnership agreement will be given effect for federal income tax purposes if the allocations have "substantial economic effect" or are otherwise in accordance with the partner's interest in the partnership, taking into account all facts and circumstances. It is the opinion of Counsel that substantially all of Boston Capital's allocations will be respected for tax purposes. Boston Capital will not invest in an operating partnership without obtaining an opinion of Counsel that substantially all of the allocations under such Operating Partnership Agreement will be respected for tax purposes. There can be no assurance, however, that the IRS will not successfully challenge the allocations of profits and losses or tax credits under the Fund Agreement or any Operating Partnership Agreement.

Depreciation. In determining profits and losses for tax purposes, a partnership's income for any year is reduced by deductions representing depreciation of the partnership's assets. While deductions will be made on a

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

property-by-property basis, Boston Capital generally expects to claim straight line depreciation over 27.5 or 40 years with regard to all depreciable real property owned by the operating partnerships.

Historic Tax Credit and Its Recapture. In addition to the federal housing tax credit, the historic tax credit generally is available for certain rehabilitation expenditures incurred in improving certified historic structures and certain other buildings originally placed in service before 1936. If an expenditure is a qualified rehabilitation expenditure on a certified historic structure, the taxpayer is entitled to a credit equal to 20% of the expenditure against his or her income tax liability for that year.

Boston Capital may invest in operating partnerships that incur rehabilitation expenditures that will qualify for such historic tax credit, which would then be available to investors to reduce their federal income taxes, but the ability of an investor to utilize such credits may be restricted by the passive loss and credit limitation rules.

Any historic tax credit taken for qualified rehabilitation expenditures is subject to recapture in the event of early disposition of the property within five years from the date it is placed in service. See "Historic Tax Credit" and "Recapture of Tax Credits" below for a more complete discussion of these issues.

Tax Treatment of Certain Partnership Expenses. Boston Capital and each operating partnership may incur costs for which there is a conflict of authority regarding deductibility or the timing of deductibility and there is no assurance that the IRS will not challenge certain claimed deductions. The tax treatment of these items depends, to a significant extent, upon factual issues as the exact type and description of the services to be provided, whether in fact the payments are made as compensation for such services or whether such payments are actually cash distributions or syndication fees, whether the services provided are ordinary and necessary to the business of the partnership in question, and whether the amounts of the payments are reasonable. Since these issues vary on a case by case basis, Counsel cannot render an opinion on these issues. See "Certain Fees and Expenses" below for a more complete discussion of these issues.

Sales or Disposition of Operating Partnership Property. Each operating partnership's gain on a sale of property will be measured by the difference between the sale proceeds (including the amount of any indebtedness to which the property is subject) and the adjusted basis of the property. Consequently, the amount of tax payable

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by an investor on his or her share of Boston Capital's allocable share of such gain may in some cases exceed his or her share of the cash proceeds therefrom.

Where a taxpayer disposes of his or her entire interest in a passive activity in a transaction in which all of the gain or loss realized on such disposition is recognized, any loss from that activity that was disallowed by the passive loss rules will cease to be treated as a passive loss and any loss on such disposition will not be treated as arising from a passive activity. Depending upon the circumstances, the disposition of a property by an operating partnership may be subject to these rules. See "Sales or Other Disposition of an Apartment Complex and Interest in Operating Partnerships" below for a more detailed discussion of these issues.

Sales or Disposition of Certificates. Any gain realized on a sale of certificates by an investor who is not a "dealer" in the certificates or other similar securities generally will be a capital gain. In determining the amount received upon the sale or exchange of a certificate, an investor must include, among other things, his or her allocable share of Boston Capital's allocable share of each operating partnership's nonrecourse indebtedness.

Where a taxpayer disposes of his or her entire interest in a passive activity in a transaction in which all of the gain or loss realized on such disposition is recognized, any loss from that activity that was disallowed by the passive loss rules will cease to be treated as a passive loss and any loss on such disposition will not be treated as arising from a passive activity. Depending upon the circumstances, the disposition by an investor of his or her certificates may result in the application of this rule. See "Sale or Disposition of Certificates" for a more complete discussion of these issues.

Transferability--Termination of Boston Capital. The tax code provides that if 50% or more of the capital and profit interests in a partnership are sold or exchanged within a single twelve-month period, such partnership generally will terminate for federal income tax purposes. Consequently, under the Fund Agreement, 50% or more of the certificates may not be sold or exchanged within a single twelve-month period.

Tax Rates and Capital Gains. The maximum individual tax rate is now 39.6% for ordinary income. The 1997 Taxpayer Relief Act provides that capital gains income is generally subject to a maximum marginal tax rate of 20% for individuals. However, with regard to the sale or exchange of real property, capital gains which represents the recapture of depreciation taken on such property will be taxed at a maximum rate of 25%.

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The maximum corporate tax rate is 35%, which commences at a taxable income of over $10 million, income up to $10 million is taxed at 34%; income up to $50,000 is taxed at 15% and income between $50,000 and $75,000 is taxed at 25%, with the benefits of these graduated rates phased out beginning at $100,000.

Alternative Minimum Tax. Noncorporate and corporate taxpayers, except for certain qualifying small corporations, are subject to an alternative minimum tax. Tax credits cannot be used to offset alternative minimum tax liability. Tax credits which cannot be used because of the alternative minimum tax restrictions, may be carried back one year or forward twenty years, with certain restrictions. See "Certain Other Tax Considerations--Alternative Minimum Tax" below for a more complete discussion.

Tax Returns and Tax Information. Although partnerships are not subject to federal income taxation, they must file annual partnership income tax returns. For each taxable year, each investor must report on his or her federal income tax return his or her share of Boston Capital's income, gains, losses, deductions and credits, regardless of whether he or she has received any cash distributions from Boston Capital. The IRS is paying increased attention to the proper application of the tax laws to limited partnerships whose interests are sold to a large number of investors. As a consequence, IRS audits of Boston Capital's tax information returns are likely. Investors should note that a federal income tax audit of Boston Capital's tax information returns may result in an audit of the returns of some or all of the investors.

Tax Shelter Registration. The tax code includes two special provisions with respect to tax shelters. First, it requires the promoters of tax shelters to maintain lists of investors and to make such lists available to the IRS. Second, it requires that the tax shelter register with and furnish certain information to the IRS. Boston Capital will be treated as a tax shelter for purposes of these requirements.

Changes in Tax Law. There may be changes to the tax code in future years (including amendments having a retroactive effect) which could adversely affect an investment in Boston Capital.

Opinions of Counsel. Counsel is of the opinion that, to the extent that the summary of federal income tax consequences to the investors set forth in this "Federal Income Tax Matters" section and under the headings "Risk
Factors--Federal Income Tax Risks" and "Government Assistance Programs--Low Income Housing Tax

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Credit" involves matters of law, such statements are accurate in all material respects under the tax code, regulations and existing interpretations thereof and address fairly the principal aspects of each material federal income tax issue relating to an investment in Boston Capital. Based on the assumptions and representations described herein, Counsel is of the opinion that for federal income tax purposes (1) Boston Capital will be classified as a partnership and not as an association taxable as a corporation; (2) Boston Capital will not be treated as a publicly traded partnership for purposes of Section 7704 or Section 469(k) of the tax code; (3) each investor will be permitted to include in his or her tax basis his or her share of the non-recourse liabilities of Boston Capital, including Boston Capital's share of such liabilities of each operating partnership; (4) it is more likely than not that profits and losses and tax credits will be allocated among the investors substantially in accordance with the Fund Agreement; and (5) the profits and losses (other than the portion thereof classified as portfolio income) and tax credits of Boston Capital will be treated as derived from a passive activity.

Boston Capital has not yet identified any particular investment in an operating partnership, however, and the tax benefits available to investors necessarily will depend in large part upon the characteristics of the particular investments acquired. Prior to investing in any operating partnership, Boston Capital will obtain an opinion of Counsel, which may be based on assumptions and on representations from Boston Associates and the general partners of that operating partnership, and on certain opinions of counsel to that operating partnership, substantially to the effect that for federal income tax purposes
(1) the operating partnership will be classified as a partnership and not as an association taxable as a corporation; (2) the operating partnership will be the owner of the relevant apartment complex; (3) it is more likely than not that profits and losses and tax credits of the operating partnership will be allocated to the Partnership substantially in accordance with the Operating Partnership Agreements; (4) for purposes of determining its tax basis and amount at-risk for the operating partnership, Boston Capital will be permitted to take into account its properly allocable share of such operating partnership's nonrecourse liabilities; and (5) assuming (a) that the apartment complex owned by the operating partnership satisfies the income and rent restrictions applicable to apartment complexes generating federal housing tax credits, (b) that the apartment complex receives its State Designation and (c) that the apartment complex continues to comply with the income and rent restrictions, it is more likely than not that an investor will be entitled to his or her share (based on his or her interest in the losses of Boston Capital) of Boston Capital's share (based on Boston Capital's interest in losses of the operating partnership) of federal housing tax credits generated by an apartment complex. No investment in any operating partnership will be made unless the

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opinion of Counsel referred to in this paragraph is obtained. See "Investment
Objectives and Acquisition Policies--Acquisition Policies."

However, no legal opinion has been obtained, and it is not anticipated that an opinion will be obtained in connection with an investment in an operating partnership, regarding determinations, the correctness of which depends in significant part on future factual circumstances, as to matters peculiar to certain investors or as to matters on which opinions are not customarily obtained. Such determinations may include (1) the allocation of basis among various components of a property, particularly as between buildings, the cost of which is depreciable, and the underlying land, the cost of which is not depreciable; (2) the characterization of various expenses and payments made to or by Boston Capital or an operating partnership (for example, the extent to which such payments represent deductible fees or interest); (3) the portion of the cost of any apartment complex that qualifies for the tax credits, including the federal housing tax credit or the historic tax credit; and (4) the application to any specific investor of the limitation on the availability of passive activity losses and credits. There can be no assurance, therefore, that some of the deductions to be claimed by Boston Capital or the allocation of items of income, gain, credits, loss and deduction among the investors, will not be challenged by the IRS and that such challenge will not be sustained by the courts. Such challenge, if successful, could have a detrimental effect on the ability of Boston Capital to realize its investment objectives. See also "Risk Factors--Tax Risks Associated with Boston Capital's Investments."

Tax Rates.
----------

The 1993 Tax Act established a new 36% marginal tax bracket for individual taxpayers. This rate applies to taxable income above approximately $140,000 for a joint return and $115,000 for a single person's return. In addition, the 1993 Tax Act applies a further surtax of 10% by applying a 39.6% rate to income in excess of $250,000 for individuals and married taxpayers filing jointly. The 1997 Taxpayer Relief Act provides that capital gains income is generally subject to a maximum marginal tax rate of 20% for individuals. However, with regard to the sale or exchange of real property, capital gains which represents the recapture of depreciation taken on such property will be taxed at a maximum rate of 25%.

The 1993 Tax Act continued the 15%, 28% and 31% tax rates under prior law, indexed for inflation. The 15% rate applies until income exceeds approximately $36,900 on a joint return and $22,100 on a single return. From

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that point, taxable income is taxed at a 28% rate up to $89,150 and $53,500 for joint and individual returns. Then the 31% rate applies until the $140,000 and $115,000 thresholds (see above) for the 36% rate are met.

The tax code provides for a graduated corporate tax rate. For corporations, taxable income up to $50,000 will be taxed at 15%, taxable income over $50,000 but not over $75,000 will be taxed at 25%, taxable income over $75,000 will be taxed at 34%, and taxable income over $10 million will be taxed at 35%. The benefit of the graduated rates is gradually phased out for corporations with more than $100,000 of taxable income. If for any year a corporation is subject to tax at rates in excess of 35%, any net capital gain recognized by the corporation in that year is taxed at 35%, and the remainder of the income is taxed at the higher rate.

Classification as a Partnership.
--------------------------------

The availability of any tax benefits to an investor is dependent upon the classification of Boston Capital and the operating partnerships as partnerships, rather than as associations taxable as corporations, for federal income tax purposes.

Boston Capital does not intend to request a ruling from the IRS that it will be classified as a partnership for federal income tax purposes. Counsel has rendered, and in connection with each investment date, will render its opinion that Boston Capital will be classified as a partnership for federal income tax purposes. In addition, Boston Capital will require, in connection with its acquisition of interests in any operating partnership, that Counsel render an opinion to the effect that the operating partnership will be classified as a partnership for federal income tax purposes. Boston Associates and Counsel are aware that the IRS would not issue an advance ruling to Boston Capital or the operating partnerships with respect to their classification as partnerships for federal income tax purposes because, pursuant to its published procedures, the IRS will not issue such an advance ruling where the general partners of a partnership are not obligated to restore deficits in their capital accounts to the extent of 1% of the capital contributions to such partnership of all limited partners.

The IRS has recently published new regulations that remove some of the uncertainty regarding whether an entity will be classified as a partnership. These new regulations provide that entities that are not required to be treated as corporations may now elect their tax classification. For domestic entities, a newly created entity with at least two members will automatically be treated as a partnership, unless it elects to be treated otherwise. Neither Boston Capital nor the operating partnerships will make such an election.

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If the IRS were to challenge the classification of Boston Capital or any of the operating partnerships as partnerships, Counsel is of the opinion that such challenge would be unsuccessful. If, however, an IRS challenge were successful, or if there is a material change in the law or the circumstances surrounding Boston Capital or any of the operating partnerships, Boston Capital or any of the affected operating partnership(s), might be treated as associations taxable as corporations. In such event, the income of each such entity would be taxable directly to such entity and any distributions to its partners would be treated as dividends to the extent of current and accumulated earnings and profits of the partnership. Moreover, tax credits and partnership losses (which include depreciation) would then be reflected only on the partnership's tax return, rather than being passed through to investors. This would eliminate substantially all of the tax benefits of a purchase of certificates. Furthermore, such change in the tax status of Boston Capital and/or any of the operating partnerships could create tax liability for an investor.

The 1987 Tax Act enacted new tax code Section 7704, which provides that publicly traded partnerships will be treated as corporations for federal income tax purposes. A publicly traded partnership is a partnership in which interests are traded on a securities exchange or on a secondary market or the substantial equivalent thereof. The Report of the Senate-House Conference Committee accompanying the 1987 Tax Act indicates that if interests in a partnership are readily tradable, then even in the absence of any established market, if trading in such interests occurs, interests in the partnership may be treated as publicly traded. IRS regulations and a notice from the IRS (Advance Notice 88-75) provide guidance on the types of transfers that will result in a partnership being deemed to be publicly traded. A partnership which is publicly traded will not be treated as a corporation if at least 90% of its gross income consists of qualifying "passive-type" income. This income includes interest, dividends, rents from real property and gain from the sale of real property. Boston Associates has represented that at least 90% of Boston Capital's gross income will consist of qualifying "passive-type" income.

It is the opinion of Counsel that, if the foregoing representation is correct, Boston Capital will not be treated as a corporation pursuant to Section 7704 of the tax code for federal income tax purposes. There is limited guidance available for interpreting this provision of the 1987 Tax Act, however, and no assurance can be given that the IRS will concur with this view. In the event this passive income exception were not to apply to Boston Capital, Boston Capital could be taxable as a corporation if it did not meet one of the "safe harbors" in the above-referenced IRS regulations and notice. If in the future Boston Capital becomes taxable as a corporation, under

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the Fund Agreement, Boston Associates may take any and all such actions it may deem necessary or appropriate to qualify Boston Capital (or a successor entity) for taxation as a pass-through entity. Such action may include, but shall not be limited to, amending the Fund Agreement, reorganizing Boston Capital into some other form of pass-through entity, or imposing restrictions on the transferability of certificates. Some forms of reorganization may cause Boston Capital (and therefore investors) to recognize the appreciation in Boston Capital's assets as taxable income. Boston Associates is required to effectuate any such qualification, amendment or reorganization so that, to the extent possible and legally permissible under the circumstances, the respective interests of the investors and Boston Associates in the assets and income of Boston Capital (or successor entity), immediately following such qualification, amendment or reorganization, are substantially equivalent to such interests immediately prior thereto.

Classification of Investors as Partners for Tax Purposes. The availability of any tax benefits to an investor is also dependent on the investor being treated as a limited partner of Boston Capital for federal income tax purposes. Under Delaware law, investors will not be partners of Boston Capital. Rather, investors will hold an assignment from the Assignor Limited Partner of an interest in the Assignor Limited Partner's limited partnership interest in Boston Capital. Counsel is of the opinion, however, that investors will be treated as partners of Boston Capital for federal income tax purposes, and that their payments for certificates will be treated as direct capital contributions to Boston Capital in exchange for such certificates. If investors were not considered to be partners of Boston Capital for federal income tax purposes, ownership of certificates might be treated as the ownership of an equity interest in the Assignor Limited Partner or the ownership of some other contractual right against the Assignor Limited Partner, in which case none of the profits, credits and losses of Boston Capital would be passed through to them directly from Boston Capital. Such treatment might cause Boston Capital's distributions to be included in the gross income of investors for federal income tax purposes.

Fund Allocations and Distributions.
-----------------------------------

(1) General. No federal income tax is paid by a partnership. Boston Capital will file an information return with the IRS, however, and each investor is required to report on his own federal income tax return his allocable share of the income, gains, credits, losses and deductions of Boston Capital, whether or not any cash distribution was made to such investor during such taxable year.

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A partner is permitted to offset his allocable share of partnership losses in any taxable year against his income from other sources, but only to the extent of his adjusted basis for his interest in Boston Capital at the end of the partnership year in which such losses occur. Any excess of such losses over such adjusted basis may be deducted by a partner in subsequent tax years to the extent that such partner's adjusted tax basis at the end of any such year exceeds zero before reduction by such loss in such year.

The operating partnerships are expected to incur certain tax credits and losses. Counsel has advised Boston Capital that an investor may report on his federal income tax return his allocable share, as finally determined for federal income tax purposes, of Boston Capital's share of such credits and losses incurred by each of the operating partnerships. However, an opinion of counsel is not binding on the IRS, and Boston Capital has not requested and will not receive an advance ruling concerning whether such "pass-through" of profits, credits and losses will be recognized for tax purposes. Were such "pass-through" to be denied, the tax benefits of a purchase of certificates would be very substantially reduced.

In general, each investor must treat Boston Capital items on his return consistently with the treatment of those items on Boston Capital's return. The tax code imposes restrictions on the ability of individual taxpayers, personal service corporations, estates and trusts to use credits and losses from interests in activities in which the taxpayer does not materially participate ("passive activities"), such as limited partnership interests; such restrictions will apply to certificates. With exceptions for special provisions applicable to tax credits, such taxpayers can only use such credits and losses from such passive activities to offset income or tax liability from passive activities, and may not use such losses to offset active income or portfolio income (e.g. interest, dividends, royalties).

These rules do not apply to most C corporations. Such corporations may use losses from passive activities to offset any form of income. C corporations that are closely held are subject to limited passive loss restrictions. Such corporations may use passive losses to offset active income or tax liability, but not portfolio income or tax liability. See "Passive Loss and Credit Limitations" below in this section.

(2) Calculation of Investor's Basis in His Certificates. Subject to the at-risk rules discussed below, a partner's tax basis for his interest in a limited partnership includes principally the amount of money he contributes to such partnership, his allocable share of the partnership's recourse liabilities to the extent that he bears the economic

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risk of loss for such liability, and his allocable share of liabilities as to which neither the partnership nor any partner nor any person related to any partner is personally liable ("nonrecourse liabilities"), to the extent such liabilities (including interest that accrues with respect thereto and effectively is added to principal) do not exceed the fair market value of the property securing such liabilities. A partner's tax basis is increased by his allocable share of any partnership income, and it is decreased (but not below zero) by: (1) distributions received by him from the partnership (including for this purpose his allocable share of a decrease in nonrecourse liabilities); (2) his allocable share of partnership losses; and (3) his allocable share of the partnership's share of any reduction in the basis of an apartment complex attributable to historic tax credits. However, no reduction in a partner's tax basis is required as a result of the allocation of federal housing tax credits.

Boston Capital will not itself directly own the apartment complexes but is to be a limited partner in the operating partnerships which own the apartment complexes. Counsel will render its opinion to Boston Capital that the tax basis of each investor will include his allocable share of Boston Capital's share of any mortgage and other indebtedness incurred by the operating partnerships, provided that neither the operating partnerships nor any partner therein has personal liability with respect to such indebtedness. In giving its opinion, Counsel will be relying, in part, on a published Revenue Ruling of the IRS. However, Boston Capital does not intend to request an IRS advance ruling with respect to this issue, and such opinion of Counsel is not binding on the IRS.

In certain circumstances, all or a portion of the debt incurred by an operating partnership may be guaranteed by an operating general partner or a person related to an operating general partner. This would result in all or portion of such debt being treated as recourse debt. Boston Capital, and thus the investors, would not be able to include any such guaranteed portion of such debt in basis. See "Allocation of Profits, Credits, Losses and Other Items in Accordance with the Fund Agreements."

Boston Capital will require, in connection with its acquisition of an interest in any operating partnership, that Counsel render an opinion to the effect that any mortgage indebtedness incurred by the operating partnership constitutes a nonrecourse liability (except to the extent of any guaranteed portion in the circumstances described above) for federal income tax purposes. Such opinion of Counsel will be based, and rely, upon an opinion of counsel to the operating partnership that, under local law, no partner of the operating partnership has or will have personal liability with respect to such mortgage indebtedness.

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A partner's pro rata share of the nonrecourse liabilities includable in basis is calculated in accordance with (1) such partner's share of the minimum gain of the partnership and (2) such partner's proportionate share of the profits of the partnership. If an investor's share of the profits of Boston Capital were to be challenged and successfully reallocated by the IRS, it could result in a reduction of such investor's basis in Boston Capital. Since an investor cannot deduct losses in an amount greater than his adjusted tax basis at the end of Boston Capital's tax year, any reduction in basis could have the effect of limiting the ability of an investor to deduct losses currently and could consequently trigger gain. Unused losses may be carried forward and may be deductible in subsequent years to the extent that such investor has available tax basis in such years. See "Allocation of Profits, Credits, Losses and Other Items in Accordance with the Fund Agreements," below.

(3) Allocation of Profits, Credits, Losses and Other Items In Accordance With the Fund Agreement. Section 704(b) of the tax code provides that tax credits be allocated in accordance with the respective partners' shares of losses or deductions attributable to the expenditures that give rise to such credits. Accordingly, tax credits will be allocated to Boston Capital by each operating partnership, and to the investors by Boston Capital, respectively, in accordance with their respective shares of the losses of each operating partnership, and of Boston Capital, respectively.

Regulations under Section 704(b) of the tax code governing allocations of losses attributable to guarantees of nonrecourse debt by affiliates of partners treat any nonrecourse indebtedness of a partnership which is guaranteed or held in whole or in part by a partner or "a person related to a partner" (as that term is defined in the tax code), as recourse indebtedness for purposes of allocating profit and loss. This means that losses attributable to the deemed recourse indebtedness, and associated credits, would be allocated to those partners who bore the economic risks associated with the guarantee.

It is possible that, in certain circumstances, all or a portion of the debt incurred by an operating partnership will be guaranteed by an operating general partner or a person related to an operating general partner. This would result in the guaranteed portion of the debt being treated as recourse debt. Accordingly (except as described in the next sentence), losses attributable to such debt would be allocated to such operating general partner, and federal housing tax credits attributable to such losses would also be allocated to such operating general partner, rather than to Boston Capital and the investors. However, the allocation of such credits and losses to any such operating general partner would be required only to the extent that capital contributions of Boston Capital to the

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applicable operating partnership were insufficient to offset fully the losses allocable to it pursuant to the applicable Operating Partnership Agreement. Boston Associates anticipates that Boston Capital will only make acquisitions of interests in operating partnerships which will permit the substantially full allocation (to the extent of the share of credits allocable pursuant to the applicable Operating Partnership Agreement) of federal housing tax credits to Boston Capital and, through it, to the investors.

Section 704(b) of the tax code provides that each partner's distributive share of the profits, losses and other items of a partnership is determined in accordance with the partnership agreement unless (a) the partnership agreement does not provide for the allocation of each partner's distributive share of profits or loss (or other item) or (b) the allocation to the partners under the partnership agreement does not have "substantial economic effect," in which case allocations will be made in accordance with such partners' interest in the partnership (taking into account all facts and circumstances). Substantial economic effect is generally recognized to exist where the allocation of taxable profits and losses actually affects the partners' shares of economic income or loss independent of tax consequences.

Regulations with respect to the determination of partners' distributive shares of partnership items provide clarification of the two part test for substantial economic effect: (1) that all allocations have economic effect and (2) that such effect must be substantial. With respect to the requirement of economic effect, the Regulations provide, in general, that allocations have economic effect if
(a) the partners' capital accounts are maintained properly and allocations of items are reflected in adjustments to capital accounts, (b) liquidation proceeds are required to be distributed in accordance with the partners' capital account balances, and (c) following the distribution of such proceeds, partners are required to restore any deficits in their capital accounts to the partnership. The determination of whether an allocation has economic effect is made as of the end of the partnership's taxable year to which the allocation relates. An allocation that does not satisfy requirement (c) may nevertheless be deemed to have substantial economic effect if the partnership agreement contains a "qualified income offset."

The Regulations state that a partnership agreement contains a "qualified income offset" if and only if it provides that a partner who unexpectedly receives certain types of adjustments, allocations, or distributions in connection with transfers of partnership interests and distributions of partnership property which cause or increase a deficit

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balance in his capital account will be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

If an agreement satisfies the first two requirements above and has a "qualified income offset" provision, then an allocation to a partner will have economic effect to the extent such allocation (other than an allocation attributable to nonrecourse debt) does not cause or increase a deficit in such partner's capital account which is greater than such partner's obligation to contribute additional capital to the partnership. In making this determination, the partner's capital account must first be reduced to take into account certain allocations of loss or deduction and/or distributions which have not yet occurred but which are reasonably expected to occur in the future.

With respect to the substantiality requirement, the Regulations generally state that an allocation must have a reasonable possibility of affecting the dollar amounts to be received by the partners independent of tax consequences in order to be substantial. An allocation is insubstantial if, as a result of the allocation, the after-tax economic consequences of at least one partner may be enhanced while there is a strong likelihood that the after-tax economic consequences of no partner will be diminished. Furthermore, the Regulations provide that allocations are insubstantial if they merely shift tax consequences within a partnership taxable year or are likely to be offset by other allocations in subsequent taxable years.

Regulations with respect to allocations of loss and deductions attributable to nonrecourse debt provide that allocations cannot have economic effect because it is the creditor (rather than any partner) who bears the economic risk of loss with respect to such indebtedness, but the Regulations provide that allocations of loss and deductions attributable to such debt will be deemed to be made in accordance with the partners' interests in the partnership if the following four requirements are met: (a) partnership capital accounts are properly maintained and liquidation distributions are made in accordance with capital account balances; (b) the allocations of loss and deduction attributable to nonrecourse debt are made in a manner that is reasonably consistent with some other significant partnership item attributable to partnership property securing the nonrecourse debt that has substantial economic effect; (c) the partnership agreement must contain an obligation to restore deficit capital account balances upon liquidation or a minimum gain chargeback; and (d) all other material partnership allocations and capital account adjustments must have substantial economic effect.

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A minimum gain chargeback is a provision in a partnership agreement which requires that, if there is a net decrease in partnership minimum gain during a partnership taxable year, all partners with deficit capital account balances at the end of such year (in excess of any amount which such partner is obligated to restore upon liquidation and such partner's share of partnership minimum gain) will be allocated, before any other allocations for such taxable year, items of income and gain for such year (and, if necessary, for subsequent years) in the amount and in the proportions needed to eliminate such deficits as quickly as possible.

The amount of partnership minimum gain is computed with respect to each nonrecourse liability of the partnership by determining the amount of gain which would be realized by the partnership if it disposed of the partnership property subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed. Special rules are provided for cases where property is subject to more than one liability, and where property is subject to a debt that is partially recourse and partially nonrecourse.

Regulations under Section 704(b) of the tax code also utilize a concept of partner nonrecourse debt which includes indebtedness which is nonrecourse to the partnership but with respect to which a partner or a related person is deemed to bear the economic risk of loss. Such indebtedness is includable solely in the tax basis of the partner or partners who bear the economic risk of loss, and any allocations attributable to such indebtedness must be made to those partner(s) who bear the economic risk of loss.

The Regulations under Section 704(b) also require that to the extent the minimum gain attributable to partnership nonrecourse debt or partner nonrecourse debt is reduced, there must be a minimum gain chargeback (of income) to those partners that had previously received allocations of losses or deductions attributable to the minimum gain with respect to such debt.

In the case of Boston Capital, all allocations will result in adjustments in Capital Accounts which will be maintained in accordance with the requirements of the Regulations. Additionally, the Fund Agreement will contain a qualified income offset provision, minimum gain chargeback provisions, and a provision stating that liquidation proceeds will be distributed in accordance with each partner's capital account. Consequently, it is anticipated that the allocations provisions of the Fund Agreement will meet the requirements of the Regulations.

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Regulations issued under Section 704 of the tax code provide that tax credits, other than tax credits specifically subject to the Regulations under Section 46 of the tax code, are to be allocated in accordance with the allocation of the deductions attributable to the expenditures relating to such credits. In the case of the federal housing tax credits, the allocation would follow the allocation of depreciation deductions of the apartment complex. Since expenditures relating to the federal housing tax credits are expected to be funded with investor capital contributions and nonrecourse indebtedness, the allocation of federal housing tax credits to investors should be permitted in the same ratio as the deductions for depreciation, which should permit substantially all federal housing tax credits to be allocated to the investors of Boston Capital. However, if Boston Capital's (as the limited partner of the operating partnership) capital account has been reduced to zero at any time during which the operating general partner has a positive capital account or has personal liability with respect to operating partnership debt, then deductions (and hence federal housing tax credits if during the credit period) would be allocated to the operating general partner. It is possible that the IRS may contend that an operating general partner's obligation to fund operating deficits results in such operating general partner having personal liability on an otherwise nonrecourse loan.

With respect to the allocation of historic tax credits, Regulation Section 1.46-3(f) provides that, in the case of a partnership, each partner takes into account his share of the credit basis as if he were the direct purchaser of that share of the property. A partner's share of the credit basis is determined in accordance with his share of partnership profits on the date on which the property involved is placed in service by the partnership.

Finally, because of certain fees payable to the operating general partners or their affiliates by the operating partnerships, it is unlikely that Boston Capital will receive any cash flow distributions from the operating partnerships for a substantial period of time. On this basis, the IRS could contend that Boston Capital has no economic interest in the operating partnerships and therefore should not be treated as a partner of such operating partnerships, and thus is not entitled to allocations of profits, losses or tax credits of the operating partnerships. However, Boston Capital is legally entitled to cash earnings of the operating partnerships if cash earnings are available in excess of amounts required to pay fees, and to cash benefits if an apartment complex is sold or refinanced, and the IRS has recognized the limited value of cash distributions in low-income housing investments in Revenue Ruling 79-300. Accordingly, even though no cash flow is expected for a substantial period of time, Boston Capital should still be treated as a partner in each of the operating partnerships.

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Upon review of the Fund Agreement and assuming the Fund Agreement will be executed in substantially this form, it is the opinion of Peabody & Brown that the allocations set forth in the Fund Agreement have "substantial economic effect" and/or are in accordance with the interests of the partners (and investors) in Boston Capital and that, while the outcome of litigation cannot be predicted with certainty, it is more likely than not that, if the issue were litigated, a court would so hold. Boston Capital will obtain an opinion of Peabody & Brown prior to making any investment in any operating partnership to the effect that the allocations set forth in the Operating Partnership Agreement have "substantial economic effect" and/or are in accordance with the interests of the partners in the operating partnership and that, while the outcome of litigation cannot be predicted with certainty, it is more likely than not that, if the issue were litigated, a court would so hold.

It is possible that in certain circumstances all or a portion of the debt incurred by an operating partnership will be guaranteed by an operating general partner or a person related to an operating general partner. This would result in the guaranteed portion of the debt being treated as recourse debt. Accordingly, losses attributable to such debt would be allocated to the operating general partner and federal housing tax credits attributable to such losses would also be allocated to the operating general partner, rather than to Boston Capital and investors. However, the allocation of such losses and credits to the operating general partner would be required only to the extent that capital contributions of Boston Capital to the operating partnership were insufficient to offset fully the losses allocable to it pursuant to the Operating Partnership Agreement. Boston Associates anticipates that Boston Capital will only make acquisitions of interests in operating partnerships which will permit the substantially full allocation of federal housing tax credits to Boston Capital and the investors.

Counsel's opinion assumes that the capital account balances (as that term is defined in the Fund Agreement and the Operating Partnership Agreements) of the partners of Boston Capital, or the partners of an affected operating partnership, as applicable, are not significantly adjusted by reason of a termination of Boston Capital or an operating partnership, or by reason of capital contributions (such as, for example, unanticipated advances of capital from general partners which may be deemed for federal income tax purposes to be capital contributions), other than the capital contributions provided for in the Fund Agreement and the Operating Partnership Agreements. Counsel's opinion also assumes, in those instances where there are guarantees of operating partnership debt by an operating general partner or a person related to an operating general partner, that the capital account balances of Boston Capital in such operating partnerships are sufficient to permit the allocation

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of credits and losses to Boston Capital. If such capital accounts are insufficient, Counsel would be unable to render such opinion.

Because unanticipated circumstances may occur with respect to Boston Capital which would affect the allocations of profits, credits and losses, the Fund Agreement provides, and the Operating Partnership Agreements will provide, authority to the appropriate general partner, upon the advice of the tax advisors to the applicable partnership, to vary the allocations of profits, losses and credits, or any item thereof, from that contained in the partnership agreements in any year in order to preserve and protect the allocations of profits and losses to all partners (and investors) of Boston Capital and all partners (including Boston Capital) of the operating partnerships. See "Sharing
Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals -- Authority of Boston Associates to Vary Allocations to Preserve and Protect Partners' and Investors' Intent."

If a court were to conclude that any of such allocations lack substantial economic effect and are not in accordance with the partners' (and investors') interests in Boston Capital or the applicable partners' interests in an operating partnership, partnership income, gain, credit, loss or deduction (or items thereof) could be reallocated to Boston Capital and/or its partners and investors in a manner substantially less favorable than that set forth in the applicable Operating Partnership Agreement and/or the Fund Agreement.

(4) Advances Treated as Debt for Federal Income Tax Purposes. If a partnership borrows funds and the terms of the loan, as well as other facts and circumstances surrounding the loan, indicate that the funds may be in the nature of an equity contribution rather than a loan, the IRS could contend that the advance should not be treated as debt for federal income tax purposes. Advances by partners or affiliates in the form of nonrecourse loans are particularly susceptible to such a challenge. If such a challenge were successful, (a) no interest deductions would be permitted with respect to the advance, (b) the "lender" may be treated as a partner in the partnership entitled to a distributive share of partnership items of income, gain, credit, loss or deduction, and (c) the other partners would not be permitted to include the loan as a partnership liability for purposes of computing their tax basis in their partnership interests. If the lender is already a partner, and the funds were to be treated as an additional equity contribution, the IRS might contend that such partner is entitled to a greater share of the losses and credits of the partnership than those allocated to the partner in the partnership agreement.

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It is uncertain how the law in this area may be applied to particular facts.
Because of such uncertainty and because the terms and conditions of future advances, if any, by either the applicable general partner(s) of an operating partnership or of Boston Capital cannot be foreseen, Counsel is unable to predict at this time the outcome of any challenge by the IRS to Boston Capital's or an operating partnership's treatment of any such loans.

(5) Allocation of Profits, Credits and Losses to Investors in Year of Purchase of Certificates. Subject to the rules governing basis limitations and passive losses, an investor will be entitled to deduct his pro rata share of Boston Capital's losses in the year he purchases certificates, based upon the length of time that he is an investor during the year. Although the tax code does not specifically provide for any method other than a daily allocation method, the legislative history of the 1984 Tax Act indicates that until regulations are issued by the Treasury Department providing for the appropriate method, a partner admitted to a partnership may be permitted to receive his share of the partnership's profits and losses for the entire month he is admitted to Boston Capital, regardless of what day in the month the admission occurs. The Treasury Department has the authority to issue regulations which are more restrictive than this monthly convention.

The legislative history of the 1986 Tax Act indicates that allocations of federal housing tax credits to partners of partnerships should be determined in accordance with the same rules as the general partnership profit and loss allocation rules. Boston Capital intends to allocate such tax credits on the basis of the interest in losses of a investor, or of Boston Capital in an operating partnership, as applicable, beginning with the month in which such investor purchases certificates, or Boston Capital acquires an interest in an operating partnership, as applicable.

The rules for allocating historic tax credits are different from those rules for federal housing tax credits discussed above, however, and provide that only investors who are admitted to Boston Capital on or prior to the date the building as to which such tax credits are claimed is placed in service will be allocated their share of the historic tax credits; correspondingly, Boston Capital must have acquired its interest in the applicable operating partnership on or prior to the date the applicable building is placed in service in order to receive any allocation of the historic tax credits.

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With respect to federal housing tax credits, special rules for determining the amount of credit that is available apply for the first year that a building is occupied by low-income tenants. See "Tax Credit Programs-The Federal Housing Tax Credit-Utilization of the Federal Housing Tax Credit."

(6) Allocation of Profits, Credits and Losses Upon Sale of Certificates. The Fund Agreement provides that on the sale of certificates, Boston Capital's profits, credits and losses and cash distributions during the year of the sale will be allocated and distributed to the purchaser from and after the first day of the month following the transfer, or by any other agreed upon method approved by Boston Capital's tax advisors. There can be no assurance that the IRS would not challenge the use of any such allocation other than a daily allocation method. See "Sale or Disposition of Certificates" below in this section.

Federal Housing Tax Credit.
---------------------------

The tax code provides for a tax credit for investments in low income housing constructed, acquired or rehabilitated after 1986, as described under "Tax Credit Programs--The Federal Housing Tax Credit."

Boston Capital will not acquire interests in an operating partnership unless it receives an opinion from Counsel that, assuming (a) that the apartment complex owned by the operating partnership satisfies the income and rent restrictions applicable to apartment complexes generating federal housing tax credits, (b) that the apartment complex receives its State Designation and (c) continuing compliance with the income and rent restrictions, it is more likely than not that a investor will be entitled to his share (based on his interest in the losses of Boston Capital) of Boston Capital's share (based on Boston Capital's interest in losses of the operating partnership) of federal housing tax credits generated by an apartment complex. However, because of the many factual issues, no opinion will be rendered as to whether any particular apartment complex qualifies for the federal housing tax credit. See "Tax Credit Programs--The Federal Housing Tax Credit."

State Designation of Apartment Complexes.
-----------------------------------------

All apartment complexes, except those financed through the proceeds of tax-exempt bonds subject to the tax-exempt bond limitation included in the tax code, must be allocated federal housing tax credit authority by the applicable state or local credit agency. Failure of an apartment complex to receive State Designation or to meet initially the applicable income and rent restrictions would result in the denial of all federal housing tax credits with respect to an apartment complex. This would materially reduce the tax benefits to an investor of a purchase

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of certificates. At the time Boston Capital is admitted to an operating partnership, it is possible that the operating partnership will not yet have received its State Designation, or will not have rented a sufficient number of units in the apartment complex to know whether the income level and the rent restriction tests can be met. The Operating Partnership Agreements are anticipated to provide for a repurchase of Boston Capital's interest by the operating general partners if, among other things, an apartment complex does not receive its State Designation in the year in which the apartment complex is placed in service or has not met both the income level and rent restriction tests within twelve months after an apartment complex is placed in service. See "Investment Objectives and Acquisition Policies--Acquisition Policies." Although Boston Associates will use its best efforts to reinvest promptly any funds received on such a repurchase in operating partnerships owning apartment complexes eligible for federal housing tax credits (subject to the limitations set forth in "Investment Objectives and Acquisition Policies--Acquisition Policies"), there is no assurance that Boston Associates will be able to reinvest the proceeds of such a repurchase in new operating partnerships. Any reinvestment is likely to cause a delay in obtaining tax credits. In addition, it is possible that the proceeds may be reinvested in operating partnerships that have already begun the ten-year federal housing tax credit period, which would result in a reduced amount of federal housing tax credits. See "Investment Objectives and Acquisition Policies--Unused or Returned Funds."

Historic Tax Credit.
--------------------

As described in "Tax Credit Programs--Historic Tax Credit," the tax code provides for a separate tax credit equal to 20% of qualified rehabilitation expenditures for certified historic structures. It is anticipated that a portion of the net proceeds of the offering may be used to invest in operating partnerships owning apartment complexes eligible for historic tax credits.

With respect to any non-profit operating partnership, an amount of otherwise qualified rehabilitation expenditures equal to the tax-exempt entity's highest proportionate share of any interest in an apartment complex will not be eligible for historic tax credits.

The entire historic tax credit can be claimed only in the year in which the property generating the credit is placed in service. Each investor would be entitled to take into account separately his allocable share of the historic tax credit attributable to any qualified investment on the date the property is placed in service. Investors acquiring certificates after such date will not be entitled to any portion of the historic tax credit.

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The use of the historic tax credit is limited by the amount that the taxpayer has at-risk with respect to the investment that generates the historic tax credit. In addition to the at-risk requirements described in "Federal Income Tax Matters--At Risk Limitations," a taxpayer must be at-risk for a minimum of 20% of the credit base of the property. To the extent that a taxpayer is protected against loss through guarantees, stop-loss agreements, or other similar arrangement, a taxpayer may not be considered at-risk with respect to his investment. Capital contributions made by Boston Capital to an operating partnership may be subject to an adjuster, repurchase or other "stop-loss" provision. It is possible that the IRS will argue that investors will not be deemed to be at-risk with respect to their capital contributions until such provision terminates, thus deferring their ability to utilize tax credits for expenditures funded with their capital contributions. Based on the Proposed Regulations under Section 465 of the tax code, the determination of this issue would likely depend upon whether any adjuster or repurchase provision would effectively protect investors against loss in all likely situations. It is possible that the IRS will argue that an obligation given to Boston Capital by an operating partnership to repurchase its operating partnership interest or to return its capital contributions will be treated as a guarantee or stop-loss agreement. Given the lack of direct authority on this issue, Counsel is unable to predict the outcome of any such challenge. If a court were to conclude that a repurchase obligation provides protection against loss in a similar manner as a guarantee or stop-loss agreement, then the credit base for purposes of determining historic tax credits may be reduced in an amount equal to Boston Capital's equity investment in the applicable operating partnership, resulting in a denial of historic tax credits.

Certain Operating Partnership Agreements could, but are not currently anticipated to, provide for a repurchase of Boston Capital's operating partnership interest (or in certain circumstances a reduction in the capital contributions of Boston Capital to the applicable operating partnership) in the event the apartment complex does not receive certification from the United States Secretary of the Interior within certain time limits, but only if Boston Capital receives an opinion of Counsel that it is more likely than not that such repurchase and reduction obligations would not be treated as a guarantee or stop-loss agreement. As of the date of this Prospectus and based on current law, Counsel anticipates that it will be unable to render a favorable opinion in such a situation. In the event that such repurchase and reduction obligations are included in an Operating Partnership Agreement and either of such events occurs, there is no assurance that Boston Associates will be able to reinvest the proceeds in operating partnership interests meeting the investment objectives of Boston Capital, and any

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reinvestment would probably cause a delay in obtaining any tax credits, and any such tax credits might or might not include historic tax credits. See "Investment Objectives and Acquisition Policies."

Boston Capital will not acquire interests in an operating partnership owning an apartment complex eligible for historic tax credits unless it receives an opinion of Counsel that assuming that (a) an apartment complex meets the requirements for the historic tax credit, and (b) Boston Capital has acquired its interest in the operating partnership at or prior to the time the apartment complex owned by the operating partnership is placed in service, each investor who acquired his certificates at or prior to the time the apartment complex is placed in service will be entitled to his share (based on his interest in the profits of Boston Capital) of Boston Capital's share (based on Boston Capital's share of profits in the applicable operating partnership) of historic tax credits generated by such apartment complex. However, because of the many factual issues, no opinion will be rendered as to whether any particular apartment complex qualifies for the historic tax credit.

Passive Loss and Tax Credit Limitations. Tax code Section 469 imposes limits on the ability of certain taxpayers as described below to use losses and credits from so-called "passive activities" to offset taxable income and tax liability arising from non-passive sources. A passive activity includes (a) one which involves the conduct of a trade or business in which the taxpayer does not materially participate, or (b) any rental activity. With certain limited exceptions, a limited partner will not be treated as materially participating in a limited partnership's activities. With the exception of the portion of the partnership's income that is portfolio income, based on the anticipated activities of Boston Capital, Counsel is of the opinion that the profits, credits and losses of Boston Capital will be treated as derived from a passive activity.

Portfolio income generally includes net income from the activity that is derived from interest, dividends, annuities or royalties, unless such income is derived in the ordinary course of a trade or business, and any gain or loss from the disposition of property that produces portfolio income or that is held for investment. Any income, gain or loss that is attributable to an investment of working capital also will be treated as portfolio income. Although the matter is not free from doubt due to the factual nature of the issue, it is anticipated that the activities of Boston Capital will constitute the conduct of a trade or business. Consequently the portfolio income of Boston Capital will primarily consist of interest earned on its invested reserves, which could amount to a substantial allocation of portfolio income. Prospective investors should be aware that the Department of Treasury has reserved the right to recharacterize other types of income from passive activities as portfolio

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income, and that proposed regulations have been issued which would recharacterize certain types of "self-charged" interest income as passive activity income. Foreign tax credits are not subject to the passive loss rules.

Individuals. Individual taxpayers may use tax credits from passive activities to offset certain amounts of tax liability from non-passive sources. Individuals can utilize tax credits to offset taxes on up to $25,000 of active or portfolio income. Thus, an individual taxed at the 31% tax rate could use tax credits to offset $7,750 (31% x $25,000) in taxes on such income, and an individual taxed at a 36% or 39.6% tax rate could use tax credits to offset $9,000 and $9,900, respectively, in taxes on such income. Married individuals filing separately may each use tax credits to offset taxes on up to $12,500 of non-passive income, but only if they have lived apart for the entire year. Otherwise, married individuals filing separately may not utilize tax credits to offset taxes on non-passive income.

Tax credits in excess of the $25,000 limit are subject to the general rules governing passive activities. Under these general rules in tax code Section 469, individual taxpayers generally are allowed to use credits or deduct losses generated by passive activities only to the extent of income or tax liability generated by passive activities. If an individual investor has no passive income for a taxable year against which losses can be offset, or no passive income tax liability against which passive credits may be used, any losses and credits allocated to him will be carried forward to the succeeding taxable year. Thus, tax credits in excess of the $25,000 limit can be used by such taxpayers only against tax liability arising from passive activities or carried forward pursuant to the passive activity loss limitation rules.

Losses of limited partners from limited partnerships owning apartment complexes are not eligible for the $25,000 allowance. Thus, they are subject to the general rules under Section 469 and can only be used against passive income or be carried forward. Upon disposition of an interest, any unused passive losses that were carried forward by an investor may be used without limitation, first to offset any capital gain realized upon disposition and any remaining losses may be used to offset any active income as directed by Section 469. Notwithstanding the foregoing, investors subject to the alternative minimum tax would still have to take into account the alternative minimum tax passive loss limitations.

For taxpayers with adjusted gross income of less than $150,000, and who actively manage rental real estate properties, there is an exception to the general rule which allows their losses from these properties to be eligible

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for up to a $25,000 allowance each year. For taxpayers with adjusted gross income of between $100,000 and $150,000 there is a gradual phaseout of the $25,000 yearly allowance. However, the $25,000 amount each year is an aggregate allowance for both credits and losses of the same taxpayer. Accordingly, if a taxpayer has both eligible credits and losses, the losses from the active rental activities must be used before the credits. In addition, credits other than federal housing tax credits (such as historic tax credits) must be used before federal housing tax credits.

With respect to historic tax credits only (and not with respect to federal housing tax credits), individual taxpayers will have this special $25,000 exception phased out if their adjusted gross income is in excess of $200,000.

With respect to federal housing tax credits, pursuant to the Omnibus Budget Reconciliation Act of 1989, the previously existing $200,000-$250,000 adjusted gross income limitation was repealed with respect to federal housing tax credits generated by apartment complexes which are placed in service after 1989 and as to which an interest is acquired after 1989.

Under the 1987 Tax Act, income, credits and losses of a partnership classified as a publicly traded partnership are also characterized as passive income, credits and losses from a separate activity. Credits and losses from an investment in a publicly traded partnership can only be used as an offset against income subsequently generated by the publicly traded partnership, and income from a publicly traded partnership cannot be sheltered by losses from other passive activities. Federal housing tax credits or historic tax credits generated by a publicly traded partnership must first be used to reduce the income of the publicly traded partnership before it may reduce income from other sources. However, it is not anticipated that Boston Capital will be classified as a publicly traded partnership. See "Classification as a Partnership" above in this section.

Corporations. Except as described below, corporations are generally not subject to limitations on their use of passive credits and losses and can utilize such credits and losses against any type of income or the tax liability attributable to any type of income, except as provided below. Two types of corporations, however, are subject to limitations: closely held C corporations and personal service corporations. Closely held C corporations are those C corporations that at any time during the last half of the taxable year were more than 50% owned, by value, directly or indirectly by five or fewer individuals. For the purposes of such a determination, stock held by

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related parties is taken into account pursuant to special stock attribution rules. Members of a family who are a spouse, a brother or sister, or an ancestor or lineal descendant of a shareholder are counted together with that shareholder as a single shareholder. Unlike regular C corporations, closely held C corporations may not use passive losses and credits to offset tax liability attributable to portfolio income. Closely held corporations which are not personal service corporations are allowed to utilize their passive activity losses and their passive activity credits to offset their tax liabilities arising from net active income. Generally this special exemption would allow such closely held corporations to shelter their taxable income from other sources, other than portfolio income, with credits and losses from passive activities; however, because of the at-risk limitations discussed below, closely held C corporations could receive a lower yield on their investment than other investors if an apartment complex receives financing which is not qualified nonrecourse financing for purposes of the at-risk rules in sections 465 and 49 of the tax code.

Personal service corporations are only allowed to use passive credits and losses, including tax credits, to shelter passive income or tax liability attributable to passive income. For this purpose, the term "personal service corporation" is defined to mean a corporation the principal purpose of which is the performance of personal services in the fields of health, law, engineering, architecture, accounting, actuarial science, performing arts, or consulting, and such services are substantially performed by any employee who owns, on any day during the year, any of the outstanding shares of such corporation. For this purpose, stock held by related parties is taken into account pursuant to special stock attribution rules generally similar to those described in the previous paragraph for closely held corporations. In general, if the compensation paid in any manner to the shareholders of the corporation who perform such services is more than 20% of the total compensation paid to all employees, the corporation will be classified as a personal service corporation. Corporations, the principal purpose of which is the performance of personal services, are strongly advised to consult their professional advisors regarding their classification as personal service corporations for this purpose.

Since a corporation subject to Subchapter S of the tax code is treated as a pass-through entity for federal tax purposes, each shareholder is generally subject to the limitations on the use of tax credits and passive losses which apply to individuals.

All Taxpayers. Notwithstanding the exemption from the passive activity limitations for most C corporations, two other restrictions may prevent current use of tax credits by all taxpayers. First, tax credits cannot be used to

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offset tax attributable to the alternative minimum tax. Second, tax credits are subject to the rules governing general business credits which limit the amount of tax liability which may be offset by business credits in any one year. Under this rule, the amount of tax credits which may be used is equal to $25,000 of regular tax liability plus 75% of any remaining regular tax liability, subject to the limits of the tentative minimum tax. Once tax credits have been made available under the $25,000 limitation, those tax credits are treated as credits arising from an active, rather than a passive, activity. Tax credits which cannot be used because of the foregoing restrictions of the alternative minimum tax and general business credit rules may be carried back one year or forward twenty years. For taxpayers subject to the passive loss rules, those taxpayers with tax liabilities attributable to net passive income may use tax credits to offset that tax, subject to the limitation on business credits described above and the alternative minimum tax. Any excess passive tax credits may be carried forward and used indefinitely, but not back, against tax liability attributable to net passive income in future years, subject to the above limitations in those years.

At-Risk Limitation on Credits and Losses. Sections 465 and 49 of the tax code place limits on the amount of credits, and of losses, that may be used by individuals and closely-held corporations, which limits relate to the amount which any such taxpayer has at-risk. Generally, partners will be deemed to be at risk for purposes of calculating credit base, and of deducting losses, with respect to nonrecourse financing if it is qualified nonrecourse financing.

Under Section 465 of the tax code, the deduction of losses from an activity, including real estate activities, is limited to the amount such a taxpayer has at-risk with respect to the activity. However, the tax code provides an exemption from the at risk rule for real property, if it is financed with certain third-party nonrecourse debt.

Under Section 49 of the tax code, the credit base for purposes of determining the amount of available tax credits is limited to the basis of the property less any nonqualified nonrecourse financing. In addition, with respect to historic tax credits, no more than 80% of the credit base for purposes of computing the historic tax credit may consist of nonrecourse financing, nor may the financing be obtained from a related party. See "Historic Tax Credit" above in this section.

It is anticipated that, in most instances, the permanent mortgage loan obtained by an operating partnership will be nonrecourse financing from third parties unaffiliated with Boston Capital, the operating partnership or any

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partners, and that such financing will qualify as qualified nonrecourse financing for purposes of Section 465 and Section 49 of the tax code.

In certain instances, however, all or a portion of otherwise nonrecourse debt may be guaranteed by an operating general partner or a person related to an operating general partner. This would result in Boston Capital and the investors being unable to include such financing in the basis for purposes of the at-risk rules, and could delay or prevent the allocation of losses, and credits attributable to depreciation losses, to Boston Capital and the investors, but would not adversely affect the at-risk basis for purposes of generating credits. Nonetheless, Boston Associates anticipates making acquisitions only in those operating partnerships which will not limit the availability of credits. Assuming that the permanent mortgage loans are qualified nonrecourse financing, in the opinion of Counsel it is more probable than not that the at-risk rule will not limit the availability to an investor of credits, nor limit the deduction by an investor of losses, resulting from inclusion in basis of such permanent mortgage loans.

It is anticipated that the operating partnerships will pay Development Fees to the operating general partner or its affiliates and, in certain cases, to Boston Capital Partners, Inc. It is likely that such Development Fees will accrue in one taxable year but be paid over a two-to-three-year period. The operating partnerships intend to include the full amount of such accrued Development Fees in Eligible Basis for purposes of federal housing tax credits, and, where applicable, in basis for purposes of computing historic tax credits. The IRS may contend that any portion of the Development Fee which will not be paid currently is not properly includable in basis. If the IRS were successful, the amount of the tax credits would be delayed or reduced. Because of the lack of judicial or regulatory guidance with respect to this issue, Counsel is unable to predict the outcome of such a challenge.

Purchase of Existing Apartment Complexes From Tax-Exempt or Governmental
Entities.
--------------------------------------------------------------------------------

For purposes of the at-risk rules, qualified nonrecourse financing includes any loan from a federal, state or local government and certain financing from a "qualified person." The definition of qualified person generally excludes the person from whom the taxpayer acquired the property. Therefore, purchase money indebtedness is generally excluded from the at-risk basis for purposes of the federal housing tax credits. However, Section 42 of the tax code provides an exception to this rule for purchase money indebtedness from a qualified nonprofit organization, which is generally defined to include tax-exempt organizations, including governmental entities, engaged in fostering low-income housing. If (a) no more than 60% of the tax credit basis represents such

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purchase money indebtedness; (b) the interest rate on the indebtedness is not lower than 1% less than the applicable federal rate; (c) the financing is secured by the qualified low-income building (which in certain instances would require prior approval of any government agency providing government assistance); and (d) the financing will be repaid on or before the earlier of maturity or the end of the initial fifteen-year compliance period, then the full amount of such financing may be included in the federal housing tax credit basis.

Boston Capital may acquire interests in operating partnerships which will use the above described form of financing to purchase existing apartment complexes from tax-exempt entities. It is anticipated that the sale by a tax-exempt entity of an apartment complex to an operating partnership would be for a combination of cash, assumption of any mortgage indebtedness and a purchase money note. It is likely that in any such transaction, the tax-exempt entity will have recently acquired the apartment complex from an unrelated taxable entity. Under such circumstances, it is likely that the taxable entity sold the apartment complex to the tax-exempt entity for a price below its fair market value, with the difference between the sale price and fair market value being treated as a charitable contribution. Such a transaction is known as a bargain sale.

If an operating partnership acquires an apartment complex from a tax-exempt entity under such circumstances, the IRS may attempt to recharacterize the transaction. The IRS may argue that the bargain sale to the tax-exempt entity by the taxable entity and the subsequent resale to an operating partnership should be ignored for tax purposes, and may seek to treat the transaction as a direct purchase by the operating partnership from the taxable entity. If the IRS were successful, any purchase money indebtedness would be excluded from the tax credit basis for the apartment complex, thus materially reducing the tax benefits to investors. Counsel is unable to predict the outcome of any such challenge.

As a separate matter, even if the IRS were to respect the form of the transaction, the IRS could challenge the value of an apartment complex acquired with purchase money indebtedness notwithstanding the proper inclusion of such indebtedness for at-risk purposes. An owner of property may not include in basis indebtedness deemed not to be bona fide indebtedness for federal income tax purposes. Cases and rulings by the IRS have held that a nonrecourse purchase money note may not be included in basis for federal income tax purposes unless the fair market value of the property at least approximately equals the sum of all indebtedness incurred in connection with the property.

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If an operating partnership were to acquire an apartment complex using purchase money indebtedness, an appraisal will be obtained from an independent qualified appraiser supporting the purchase price of the apartment complex (and any anticipated accrued but unpaid interest on indebtedness in connection with the financing thereof). However, because the issue of fair market value is essentially factual, and because such value is not presently ascertainable, Counsel cannot predict the outcome if the value of such an apartment complex were challenged by the IRS.

In any event, not more than 20% of Boston Capital's investment in operating partnership interests with respect to any series of certificates will be comprised of acquisitions of interests in operating partnerships using the form of acquisition financing described above.

Investment by Tax-Exempt Entities.
Investments in the certificates may be offered to tax-exempt entities which have and expect to continue to have income subject to federal income taxation sufficient to use the tax credits expected to be derived from an investment in Boston Capital.

Tax-exempt entities, such as pension funds and non-profit corporations, generally are exempt from taxation except to the extent that "unrelated business taxable income" ("UBTI") (determined in accordance with Sections 511-514 of the tax code) exceeds $1,000 during any fiscal year. A tax-exempt entity may have UBTI from other businesses in which it owns an interest. In addition, it will have UBTI if a partnership in which it has an interest either (1) is determined to be a publicly traded partnership (see discussion under "Classification as a Partnership" above in this section), or (2) owns "debt-financed property," that is, property in which there is "acquisition indebtedness" (in accordance with Section 514(d) of the tax code), and the partnership earns interest income from the debt-financed property or realizes gains or losses from the sale, exchange or other disposition of the debt-financed property.

The tax code does not impose restrictions on the acquisition of interests in partnerships such as Boston Capital by pension plans and non-profit corporations. However, the application of the rules governing federal housing tax credits as applied to tax-exempt entities is unclear. This is a complicated area and those entities should consult their own tax advisors with regard to the tax aspects of such investments.

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Persons maintaining pension plans should bear in mind that the tax attributes of an investment in Boston Capital by such plans do not flow through to the individual maintaining the accounts. Thus, for example, an individual beneficiary of a pension plan that purchases certificates will not receive the tax benefit of credits or deductions from Boston Capital because he cannot claim such credits or deductions on his own individual income tax return and they are of no benefit to the tax-exempt entity as long as it is exempt from tax.

The trustee or custodian of a pension plan which purchases certificates may be required to file Form 990-T (Exempt Organization Business Income Tax Return) with the IRS to report UBTI, if any, and to pay from the employee pension benefit plan the tax on any such income in excess of $1,000.

Recapture of Tax Credits.
-------------------------

An investor who has received federal housing tax credits will be subject to the recapture of a portion of such credits taken in prior years, plus interest, if either (1) an apartment complex fails to remain in compliance with the income and rent restrictions; or (2) Boston Capital disposes of its interest in an operating partnership; or (3) an operating partnership sells an apartment complex.

Generally, any change in ownership of a building during the federal housing tax credit compliance period is an event of recapture, unless a bond is posted, or treasury securities are pledged, by the seller with the Secretary of the Treasury in an amount satisfactory to the Treasury, and it can be reasonably expected that the building will continue to be operated as a qualified low-income building for the remainder of such compliance period. Similarly, a disposition by Boston Capital of its interest in an operating partnership will result in recapture of the accelerated portion of the federal housing tax credits taken with respect to the applicable apartment complex unless Boston Capital posts a bond as described above. In either event--the disposition of a building or the disposition of Boston Capital's interest in an operating partnership--the posting of the bond or the pledging of treasury securities allows Boston Capital to avoid recapture of any federal housing tax credits previously taken with respect to the applicable operating partnership.

An apartment complex eligible initially to receive federal housing tax credits must remain in compliance with the income and rent restrictions for a period of fifteen years beginning with the first day of the first taxable year in which the credit is claimed. Failure of an apartment complex to meet the income and rent restrictions will result in a recapture of a portion of all of such credits taken in prior years, plus interest, and will result in a

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disallowance of the credit for the year of the recapture event. During the first eleven years of the compliance period, if requirements are not met, one-third of the credits earned up to that point are recaptured, plus interest; between years eleven and fifteen, the recapture is phased out ratably so that in year fifteen only 1/15 of previously taken credits attributable to the non-complying dwelling units in the applicable apartment complex would be recaptured, plus interest.

If there is a decrease in the Qualified Basis of an apartment complex, but the Minimum Set-Aside Test and Rent Restriction Test are still being met with respect to other units in the apartment complex, there would be a recapture with respect to the decrease in Qualified Basis under the same formula as described in the immediately preceding sentence. See "Tax Credit Programs--The Federal Housing Tax Credit-Eligible Basis and Qualified Basis."

In addition to the recapture of previously taken federal housing tax credits, failure to maintain the income and rent restrictions throughout the compliance period would also result in loss of credits for future years. However, correction of the noncompliance within a "reasonable" time period would prevent the occurrence of a recapture event.

Recapture of prior years' credits and loss of future years' credits would materially reduce the tax benefits to an investor and the recapture could have significantly adverse tax consequences to an investor.

Pursuant to Section 42(j)(5) of the tax code, certain partnerships are deemed to be "treated as the taxpayer" for purposes of the recapture, which means that partners in such partnerships may transfer their interests without recapture and without posting a bond or pledging securities. Such partnerships are those which have at least thirty-five partners. Because Boston Capital has at least that many investors, and because Boston Capital does not intend to elect not to have
Section 42(j)(5) apply, Boston Capital will be treated as the taxpayer. Thus, no recapture will result to the transferor investor on the disposition of certificates (as long as within a twelve-month period at least 50% (in value) of the ownership is unchanged). However, if a recapture event occurs during the period the transferee investor owns certificates, the transferee investor will be required to recapture a portion of the federal housing tax credits previously taken by the transferor investor. See "Tax Credit Programs--The Federal Housing Tax Credit."

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With respect to any historic tax credits claimed, such credits will be recaptured if a qualifying apartment complex is disposed of by an operating partnership, or Boston Capital disposes of its interest in an operating partnership, prior to the expiration of five years from the date the rehabilitated apartment complex was placed in service. For purposes of determining the recapture of historic tax credits, a disposition is deemed to occur upon any sale, exchange, transfer, distribution, involuntary conversion, gift or lease of the property, or the occurrence of any other event which causes the property to cease to qualify for the historic tax credit. The recapture amount would be equal to 100% of the historic tax credit if disposition occurs within the first year, phasing down ratably to 20% of the credit in year five. In addition, even if the apartment complex is not sold, or Boston Capital does not dispose of its interest in the operating partnership, recapture will be triggered if a partner's or investor's interest in profits is reduced to two-thirds or less of the interest in profits that such partner held when the apartment complex was placed in service. Once this threshold is met, the recapture amount is equal to the extent of the reduction of the partner's or investor's interest in profits. There is no recapture after the apartment complex has been in service for five years.

If a taxpayer is subject to recapture, and is liable for any additional tax, no unused credits may be used to offset that liability.

Depreciation.
-------------

(1) General. The tax code permits owners of depreciable real and personal property to take an annual deduction for depreciation based on the entire cost of such property (without regard to salvage value) over a statutorily determined recovery period. Deductions for depreciation commence when depreciable property is placed in service.

(2) Depreciation of Real and Personal Property. The recovery period over which depreciation deductions will be taken with respect to the real property of the apartment complexes is 27.5 years using the straight line method, pursuant to the provisions of the tax code. However, with respect to any non-profit operating partnership, an amount equal to the tax-exempt entity's highest proportionate share of any interest in an apartment complex will be depreciated over forty years using the straight line method.

The operating partnerships also will use shorter recovery periods and the accelerated depreciation methods prescribed by the tax code for personal property used in the apartment complexes. As a result of such election,

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most personal property used in the apartment complexes, such as appliances, will be depreciated over a seven-year period based on the 200% declining balance method, switching to the straight line method at a time that will maximize the allowable deductions.

Although the tax code prescribes the recovery period that a taxpayer may use for its depreciable assets, there are, however, still some issues relating to the computation of depreciation with respect to which there may be uncertainty. These include, for example, the allocation of costs among depreciable and nondepreciable property and among different classes of depreciable property, the inclusion of certain capitalized fees in the depreciable basis of the property, and the proper time for commencing depreciation, that is, when the improvements are first placed in service. Such issues are factual, and, for that reason, Counsel cannot predict the outcome of a challenge with regard to them.

Construction Period Expenditures.
(1) Construction Period Interest and Taxes. Pursuant to the tax code, construction period interest and taxes must be capitalized. Accordingly, all construction period interest and taxes attributable to the apartment complexes will be added to the depreciable basis of the apartment complexes.

In addition, in the case of partnerships, except to the extent provided in yet to be released regulations, this provision applies at the partner level to the extent that any partnership debt is less than the total capitalized cost of constructing an apartment complex. Although it is not yet entirely clear, to the extent that a partner has interest expense attributable to a trade or business unrelated to his interest in a partnership, it is possible that such interest expense may be required to be capitalized.

For purposes of the tax code, the relevant "construction period" is determined on a building-by-building basis for each of the buildings in an apartment complex. The construction period begins when the construction of each building commences and ends when the building is ready to be placed in service. "Construction period interest" includes interest accrued during the construction period on any construction loan and interest on any deferred development fees payable to general partners during this period.

(2) Other Expenses Incurred During the Construction Period. Section 195 of the tax code classifies certain expenditures as start-up expenditures that must then be permanently capitalized or, at the election of the

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taxpayer, amortized over a period of sixty months beginning with the month in which the active trade or business begins. A start-up expenditure is defined to include an amount paid or incurred in connection with "any activity engaged in for profit and for the production of income before the day on which the active trade or business begins in anticipation of such activity becoming an active trade or business," and which would be otherwise allowable as a deduction if paid or incurred in connection with an existing active trade or business. Under tax code Section 195, the Treasury Department is authorized to prescribe regulations which will determine when an active trade or business begins. In light of its position in certain litigation before the enactment of tax code
Section 195 in its current form, the IRS is expected to take the position that a real estate partnership has not begun carrying on an "active trade or business" until the dwelling units it is constructing are ready for occupancy. Accordingly, each operating partnership will treat that portion of the operating partnership's management fees, if any, and other ordinary and necessary expenses incurred before its first dwelling units are ready for occupancy as start-up expenses, to be amortized over a period of sixty months.

Fees Paid from Capital Contributions or Boston Capital or Operating Partnership Cash Flow. Boston Capital intends to pay various fees to Boston Associates and/or its affiliates, and the operating partnerships intend to pay the operating general partner(s) and/or their affiliates certain fees. Boston Capital will pay an Acquisition Fee to Boston Capital Partners, Inc., and certain other offering and syndication fees to affiliates of Boston Associates, from the capital contributions of the investors, for services rendered to Boston Capital in acquiring and managing the business and assets of Boston Capital. It is anticipated that the operating partnerships will pay Development Fees to the operating general partners or their affiliates, from the capital contributions of Boston Capital to the applicable operating partnership, for services rendered to the applicable operating partnership in the development of the applicable apartment complex; in certain circumstances an operating partnership may pay an Acquisition Fee and/or a Development Fee (or a portion thereof) to Boston Capital. In addition, Boston Capital will pay an annual Fund Management Fee to Boston Associates or its affiliates from the cash flow of Boston Capital, and it is anticipated that the operating partnerships will pay annual Reporting Fees to an affiliate of Boston Associates, and annual partnership management fees and property management fees to the operating general partners or affiliates thereof, in each case from cash flow of the applicable operating partnership.

Boston Capital and the operating partnerships will not deduct or amortize any amounts relating to the above fees which are deferred until such amounts are paid, unless specifically provided by the tax code. Further, any

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portion of such fees related to services performed in the acquisition of property used in an apartment complex owned by an operating partnership will be amortized over 27.5 years. The Acquisition Fee will be amortized over a period roughly corresponding to the depreciable life of the apartment complex (and a portion over forty years with respect to a non-profit operating partnership).

Offering expenses will be capitalized by Boston Capital and not deducted or amortized. Organization expenses will be amortized over sixty months.

Under Section 267 of the tax code, a partnership may not deduct unpaid amounts of deductible business expenses accrued and owing to a cash basis partner (or any person related to that partner) until those amounts are paid or taken into income. Boston Capital and the operating partnerships intend to deduct all expenses in accordance with these provisions.

All fees attributable to the construction of the apartment complexes will be capitalized in accordance with Section 263A of the tax code.

All expenditures of Boston Capital and the operating partnerships must constitute ordinary and necessary business expenses in order to be deducted when incurred, unless the deduction of any such item is otherwise expressly permitted by the tax code (e.g., interest and certain taxes). In addition, the expenditures must be reasonable in amount and be for services which do not represent an expense required to be capitalized and which are performed during the taxable years in which paid or accrued, rather than for future years. Any compensation paid to a partner for services must be for services rendered other than in his capacity as a partner or must be determined without regard to partnership income.

The payment of the various fees for services from capital contributions is not determined by arm's-length negotiations. Instead, the amounts of the payments are determined on the basis of the experience of Boston Associates and its affiliates in this area and on the basis of their (and in connection with the operating partnerships, the operating general partners') judgment of the value of the services provided. Boston Associates believes that the fees described above represent compensation for services rendered, and that such fees are reasonable and comparable to the compensation that would be paid to unrelated parties for similar services.

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It is possible, however, that the IRS will challenge one or more of these payments and contend that the amount paid for the services exceeds the reasonable value of those services, in which case the IRS would seek to disallow as a deduction that portion of the amount paid which is determined to be in excess of the reasonable value of the services. It is probable that an amount disallowed as a deduction would be capitalized and amortized over some period of years. In addition, the IRS might accept the reasonableness of a fee, but contend that the fee should be deducted in a later year, or be capitalized rather than deducted, or be amortized over a period longer than the period chosen by Boston Capital or an operating partnership. Because the issues of the reasonableness of such fees, or the period to which such fees relate, are factual, Counsel cannot predict the outcome in the courts of a challenge by the IRS with respect to such issues. However, if in fact the payments are made as compensation for services, if the services provided are ordinary and necessary to the business of Boston Capital or an operating partnership, and if the amount of any fee is determined to be reasonable, Counsel believes that it is more probable than not that, if litigated, the treatment of such fee described above would be upheld.

Sale or Disposition of Certificates.
------------------------------------

Pursuant to the 1997 Taxpayer Relief Tax Act, gain or loss recognized by an investor on the sale of certificates will generally be taxed at the same rate as the investor's other ordinary income, except that for capital gains a ceiling on the tax for individuals is set at 20% (except with regard to the sale or exchange of real property, in which case the capital gains which represent the recapture of depreciation taken on such property are taxed at a maximum rate of 25%) and for corporations at 35%. In computing such gain or loss, the selling investor's allocable share of Boston Capital's share of any existing nonrecourse liabilities of the apartment complexes is included in the amount realized, and an investor may offset against any gain by the amount of any suspended passive losses. An investor who does not have suspended passive credits or losses to offset any gain may realize taxable gain and the sale may not result in cash proceeds sufficient to pay the tax obligations arising from such sale. Investors may also be subject to recapture of a portion of prior tax credits claimed if they sell or dispose of all or a portion of their certificates, if such disposition, in connection with other dispositions of their interests by other investors, results in 50% or more of all interests in Boston Capital being disposed of within a twelve-month period. See "Calculation of Investor's Basis in His Certificates," "Passive Loss and Tax Credit Limitations" and "Recapture of Tax Credits" above.

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A gift of certificates may also have federal income and/or gift tax consequences. See "Certain Other Tax Considerations--Consequences of Gift or Death" below in this section.

Although it is unlikely that a market will develop, and therefore investors may not be able to dispose of their certificates, Boston Capital anticipates issuing certificates in a form permitting trading. See "Description of Certificates--Transfers." If 50% or more of the total interests in Boston Capital profits and capital (including certificates) are sold or exchanged within a twelve-month period, Boston Capital will terminate for federal income tax purposes. If a termination occurs, the assets of Boston Capital will be deemed to be constructively contributed to a new partnership, and then the interests in this new partnership are deemed to be distributed to the partners. Boston Associates has the authority under the Fund Agreement to (1) halt trading of the certificates; (2) fail to list and/or cause the delisting of certificates from public trading markets; (3) cause each purchaser of certificates to be admitted to Boston Capital as a limited partner; (4) require investors to become limited partners; or (5) take such other action as may be necessary or appropriate in order to preserve the status of Boston Capital as a partnership or to prevent certain other adverse federal income tax consequences, however, no assurance can be given that such action(s) could be taken prior to a deemed termination. An investor would not realize gain upon the deemed distribution of Boston Capital's assets unless the portion of Boston Capital's cash constructively distributed to an investor exceeds his adjusted basis in his certificates. Boston Associates does not anticipate that available cash would exceed the aggregate basis of the investors' interests; therefore, it is anticipated that no gain will be realized upon a termination.

Section 754 of the tax code permits a partnership to elect to adjust the transferee's share of basis of partnership property upon the transfer of an interest in the partnership by the partner; this provision is equally applicable to a transfer of certificates. Boston Capital does not currently intend to make such an election.

Sale or Other Disposition of an Apartment Complex and Interests in Operating
----------------------------------------------------------------------------
Partnerships.
-------------

In determining the amount received upon the sale, exchange or other disposition of an apartment complex, an operating partnership must include, among other things, the amount of any liability to which such apartment complex is subject if the purchaser assumes, or takes the apartment complex subject to, such liability. For these purposes, a foreclosure of a mortgage on an apartment complex is deemed to be a disposition of the property. The amount of any outstanding nonrecourse mortgage indebtedness to which transferred property is subject will be treated as money received by the seller, even when the fair market value of the property in question is less

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than the outstanding balance of the mortgage indebtedness secured by the property. Accordingly, the unpaid principal balance of any mortgage loan indebtedness discharged by foreclosure will reduce any loss which might otherwise result upon foreclosure or could produce a taxable gain even though the operating partnership receives no cash from the foreclosure.

To the extent that Boston Capital's assets sold constitute Section 1231 property, (i.e., real property used in a trade or business and held for more than one year and depreciable personal property used in a trade or business and held for more than one year), an investor's share of the gains and losses would be combined with any other Section 1231 gains or losses incurred by the investor in that year and the net Section 1231 gain or loss would be treated as long-term capital gain (subject to depreciation recapture, if any) or ordinary loss, as the case may be. See "Tax Rates" for a discussion of tax rates applicable to capital gains.

In the event that Boston Capital or an operating partnership sells any personal property at a gain, 100% of all cost recovery allowances previously deducted are subject to recapture as ordinary income.

An apartment complex may be sold under an installment plan. Gain from installment sales by non-dealers of real property used in a taxpayer's trade or business or held for the production of rental income can be reported in the year payments are received from the purchaser in the profit ratio represented by each payment. However, interest is required to be paid with respect to the deferred tax liability attributable to an installment obligation that arises out of such a sale during a year and is outstanding as of the close of the year if the face amount of all such obligations that arise during a year and which are outstanding at the close of the year for such taxpayer and certain related taxpayers exceed $5 million. If interest is required to be paid with respect to an obligation during the year in which the obligation arises, interest must be paid for any remaining deferred tax liability in any subsequent taxable year if any portion of the obligation is outstanding at the end of that year.

Section 42 of the tax code permits, but does not require, the owner of an apartment complex to grant to the tenants, a qualified nonprofit organization or a governmental agency a right of first refusal to purchase the apartment complex for an amount equal, at least, to the amount of the indebtedness secured by the building and all taxes attributable to the sale. It is possible that some of the operating partnerships may enter into such agreements. The investors would be taxed on the purchase price, including the amount attributable to the taxes on the sale.

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Excess Investment Interest Limitation. The deductibility of investment interest by a non-corporate taxpayer is subject to substantial limitation by Section 163(d) of the tax code. In the case of Boston Capital, such limitation would be applied to each investor individually rather than to Boston Capital. Investment interest is interest incurred on funds borrowed to acquire or carry property held for investment. Pursuant to the 1986 Tax Act and subject to certain phase-in rules, excess investment interest is investment interest incurred in a year in excess of net investment income. The excess is not deductible in the current year but the amount not deductible in the current year may be deductible in subsequent years, subject to the same limitation.

The 1986 Tax Act expanded the definition of investment interest to include all interest expense of a limited partnership allocable to a limited partner. However, interest incurred in connection with a "passive activity" that is subject to the passive activity loss restriction is not subject to the investment interest limitation. Since Boston Capital will be subject to the passive activity loss restriction, most interest expense incurred by Boston Capital will not be subject to the investment interest limitation. Interest expense, if any, attributable to the production of portfolio income would be subject to the investment interest limitation.

Certain Tax Elections.
----------------------

Boston Capital may make various elections for federal income tax reporting purposes which could result in various items of Boston Capital's income, gain, credit, loss and deduction being treated differently for tax and partnership purposes than for accounting purposes. The tax code provides for optional adjustments to the basis of Boston Capital's property for measuring both depreciation and gain upon distributions of Boston Capital's property (Section
734) and transfers of Boston Capital's interests (including certificates) (Section 743), provided that a Boston Capital election has been made pursuant to
Section 754. The general effect of such an election is that transferees of Boston Capital's interests (including certificates) are treated, for purposes of computing depreciation and gain, as though they had acquired a direct interest in Boston Capital's assets, and Boston Capital is treated for such purposes, upon certain distributions to partners (including investors), as though it had newly acquired an interest in Boston Capital's assets and therefore acquired a new cost basis for such assets. A Section 754 election will not affect the amount of tax credits available to any partner (or investor) or his transferee. Any such election, once made, is irrevocable without the consent of the IRS. If Boston Associates does not agree to make such an election, any benefits which might be available to the investors, by reason of such an adjustment to basis will be foreclosed. In addition, if the election is not made, an investor may

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have greater difficulty in selling his certificates, since a purchaser will obtain no current tax benefits from his investment to the extent that such investment exceeds his allocable share of Boston Capital's basis in its assets and since, upon a subsequent disposition of the property by Boston Capital, such purchaser may be required to recognize taxable income to the extent of such excess even though he does not realize any economic profit.

IRS Audit Considerations.
-------------------------

(1) Boston Capital Tax Returns and Audits. The IRS may audit the information returns filed by Boston Capital. Such an audit could result, among other things, in the disallowance of certain deductions. In addition, it could possibly lead to an audit of an investor's tax return with respect to non-Boston Capital items.


The IRS has audited twenty-seven limited partnerships with which affiliates of Boston Associates are associated. Twenty-six of these audits have now been settled with the IRS without material change and one is still pending.


(2) Audit Procedures for Boston Capital and Operating Partnership Tax Returns. The IRS is paying increased attention to the proper application of the tax laws to limited partnerships. As a consequence, audits by the IRS of Boston Capital's or operating partnerships' information returns have become more likely. Investors should note that a federal income tax audit of Boston Capital's or an operating partnership's tax information return may result in an audit of the return of the investor, and that such an examination could result in adjustments both to items that are related to Boston Capital and unrelated items. An audit of Boston Capital's return will be a single proceeding at the Boston Capital level. Boston Associates, as to Boston Capital, and an operating general partner, as to each operating partnership, will be designated as the "tax matters partner" and will have considerable authority to make decisions both during the audit and in subsequent administrative and judicial proceedings that could affect all investors. Moreover, Boston Associates, or the operating general partner, as applicable, has the right to extend the statute of limitations for all partners with respect to the assessment of tax involving Boston Capital or operating partnership items, as applicable.

(3) Penalties Due to Substantial Understatement of Tax Liability. Section 6662 of the tax code imposes a penalty on a taxpayer when there is a "substantial understatement of income tax" liability on the income tax return of such taxpayer. For this purpose, an understatement is the excess of the amount of tax required to be shown in the return over the amount of tax in fact reported on the return. There is "substantial understatement of income tax" if the amount of the total understatement on the income tax return for the taxable year attributable

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to income, gain, loss, deduction or credit from all sources exceeds the greater of (a) $5,000 ($10,000 for corporations) or (b) 10% of the tax liability required to be shown on the return. The penalty does not apply to the extent that the understatement is attributable to (a) an item if there is or was "substantial authority" for the tax treatment of such item, or (b) an item with respect to which the relevant facts concerning the treatment of the item are disclosed on the taxpayer's return.

Special rules apply, however, to items on the taxpayer's return that are attributable to an investment in a "tax shelter" as that term is defined in
Section 6662 of the tax code ("Section 6662 Tax Shelter"). Section 6662 of the tax code defines a tax shelter to mean a partnership or other entity (such as a corporation or trust), an investment plan or arrangement, or any other plan or arrangement if the principal purpose of the entity, plan, or arrangement, based on objective evidence, is the avoidance or evasion of federal income tax. The Regulations under Section 6662 state that the principal purpose of an entity, plan, or arrangement is not the avoidance or evasion of federal income tax if the entity, plan, or arrangement has as its purpose the claiming of exclusions from income, accelerated deductions, or other tax benefits in a manner consistent with congressional purpose. Because it is anticipated that the principal items of tax benefit resulting from an investment in Boston Capital will include tax credits, depreciation deductions and interest on the mortgage indebtedness of the apartment complexes, which are specifically provided for by Congress, it is reasonable to anticipate that Boston Capital will not be considered to be a Section 6662 Tax Shelter. However, because such Regulations are relatively recent and because the definition of a Section 6662 Tax Shelter ultimately must be determined by judicial decisions, there still remains considerable uncertainty concerning the meaning of the term. Thus, Counsel is unable to predict the outcome if the question of whether Boston Capital is a
Section 6662 Tax Shelter were to be litigated.

If Boston Capital is determined to be a Section 6662 Tax Shelter, the penalty under Section 6662 for a substantial understatement will not apply to the extent that the understatement is attributable to an item if (a) there is or was "substantial authority" for the treatment of the item, and (b) the taxpayer reasonably believed that the tax treatment of such item was more likely than not the proper treatment.

The Secretary of the Treasury has promulgated regulations under Section 6662 that set forth his interpretation of the phrase "substantial authority," but both because such regulations are relatively recent and because "substantial authority" ultimately must be determined by judicial decisions, there still remains considerable

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uncertainty concerning the meaning of that phrase. Thus, as stated above,
Counsel is unable to predict the outcome if the question of whether there were substantial authority for certain material tax issues were to be litigated, if Boston Capital or an operating partnership were determined to be a Section 6662 Tax Shelter.

The penalty imposed by Section 6662 is equal to 20% of the amount of any underpayment attributable to the understatement of tax (as reduced for items described above), and it applies without regard to whether the taxpayer was negligent or otherwise improperly prepared his return. The penalty is in addition to any other penalties and any interest payable with respect to the underpayment.

The IRS has the authority to waive all or any part of the penalty if there was reasonable cause for the understatement and the taxpayer acted in good faith.

(4) Penalties Due to Overstatement of Value. Under Section 6662 of the tax code, a penalty is imposed where the value of property, or the adjusted basis of property, claimed on a return exceeds 200% of the amount determined to be the correct value or adjusted basis, or if the price for services or property in connection with transactions between certain affiliated entities is 200% or more of the correct price. Boston Associates does not anticipate that the determination of the value or adjusted basis of apartment complexes, or payment for services, would give rise to such a penalty. However, there can be no assurance that, for example, in the case of uncertainty in the allocation of basis among personal property, depreciable real property improvements and nondepreciable land, the IRS would not challenge the determination of the value or adjusted basis of apartment complexes.

(5) Interest on Underpayment of Tax. If it is finally determined that a taxpayer has underpaid tax for any taxable year, the taxpayer must pay the amount of underpayment, plus interest on the underpayment from the date the tax was originally due. The interest rate is the federal short-term rate plus three percentage points in the case of underpayments of tax, and the federal short-term rate plus two percentage points in the case of overpayments.

Limitations for Deductions Attributable to Activities Not Engaged in for Profit.
--------------------------------------------------------------------------------

Section 183 of the tax code provides limitations for deductions by individuals and S corporations attributable to "activities not engaged in for profit." The term "activities not engaged in for profit" means any activity other than one that (a) constitutes a trade or business or (b) is engaged in for the production or collection of income,

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or for the management, conservation, or maintenance of property held for the production of income. The determination of whether an activity is engaged in for profit is based on all the facts and circumstances. Where income for an activity exceeds the deductions from the activity for at least three out of five consecutive years, there is a presumption that the activity is engaged in for profit.

The test for whether an activity is engaged in for profit is normally determined at the partnership level. However, it is possible that each investor may have to independently meet this test as well. Generally, an activity is engaged in for profit if there is a bona fide objective of obtaining economic profit from the activity. In determining whether this profit objective exists, the Regulations under Section 183 list certain factors which, along with others, should normally be taken into account, although the Regulations state that no one factor is determinative. These factors include:

o    the manner in which the taxpayer carries on the activity;
o    the expertise of the taxpayer or his advisors;
o    the time and effort expended by the taxpayer in carrying on the activity;
o    the expectation that assets used in the activity may appreciate in value;
o success of the taxpayer in carrying on other similar or dissimilar activities;
o    the taxpayer's history of income or losses with respect to the activity;
o    the amount of profits, if any, which are earned;
o    the financial status of the taxpayer; and
o    any elements of personal pleasure or recreation.

The IRS has published a Revenue Ruling holding that the construction and operation of an apartment complex for low- and moderate-income housing under
Section 236 of the National Housing Act is not an activity to which Section 183 of the tax code applies. Consequently, the IRS has announced that it will not assert the "not for profit" argument to any otherwise appropriate deductions. Although few, if any, of the apartment complexes may be constructed or operated under Section 236 of the National Housing Act, all of the apartment complexes will constitute low or moderate income housing and will possess certain of the other attributes which the Revenue Ruling recites as factors in the IRS's decisions. To the extent that the IRS relied in its Revenue Ruling on Congress's intention that availability of tax benefits be allowed to encourage investment in apartment complexes providing decent housing for low- or moderate-income families, similar considerations are involved here. The federal housing tax credits were specifically enacted in the 1986 Tax Act. In addition, the IRS has

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recently issued regulations which state that Section 183 will not be applied to
Section 42. Accordingly, Counsel is of the opinion that it is more probable than not that Section 183 would not be applied to disallow deductions arising from the ownership of the apartment complexes.

Overall Evaluation of Tax Benefits.
-----------------------------------

Assuming that the investment objectives and acquisition policies of Boston Capital are substantially realized as set forth in this Prospectus, including, but not limited to the qualification for, and continuing compliance of the apartment complexes with the requirements for, tax credits, Counsel is of the opinion that it is more likely than not that the material tax benefits in the aggregate (a significant majority) of a purchase of certificates will be realized by qualified investors (i.e., individual investors whose adjusted gross income does not exceed the limits for historic tax credits or who are not subject to the alternative minimum tax).

Counsel's opinion with respect to the aggregate of the tax benefits to be realized by a qualified investor is based upon, and assumes the continuing applicability to an investment in Boston Capital of, existing federal income tax law. Counsel's opinion assumes that the capital account balances (as that term is defined in the Fund Agreement and the Operating Partnership Agreements) of the partners are not significantly adjusted by reason of a termination of Boston Capital or the operating partnerships or by reason of capital contributions (such as, for example, unanticipated advances of capital from Boston Associates, or working capital loans or operating deficit loans from the applicable operating general partner(s), which may be deemed for federal income tax purposes to be capital contributions), other than the capital contributions provided for in Article V of the Fund Agreement and the corresponding section of the Operating Partnership Agreements, and that in those instances where a portion of the debt incurred by an operating partnership is recourse, that the capital accounts are sufficient to allocate the losses to Boston Capital as provided for in the applicable Operating Partnership Agreement. See "Federal Income Tax Matters--Fund Allocations and Distributions," "--Federal Housing Tax Credit" and "--Certain Other Tax Considerations-Alternative Minimum Tax."

Certain Other Tax Considerations.
---------------------------------

Certain other provisions of the tax code should be considered by investors in determining whether to purchase certificates.

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(1) Alternative Minimum Tax. Individuals and corporations, except for certain qualifying small corporations, are subject to an alternative minimum tax ("AMT"). The AMT tax base is (a) regular taxable income, (b) increased by certain preference items, including the amount by which a corporate taxpayer's income for financial reporting purposes exceeds its AMT income, (c) adjusted for items requiring a substitute AMT method, such as depreciation on real and personal property, and (d) reduced by an exemption amount of $45,000 for the married filing jointly category, $33,750 for a single return and $22,500 for the married filing separately category (phased out at the rate of $0.25 cents for each $1.00 that AMT income exceeds $150,000, $112,500 and $75,000, respectively). Once AMT income is computed, a flat tax rate of 20% for corporations and 26% for individuals with AMT income up to $175,000 and 28% on amounts in excess of $175,000 is imposed that is payable to the extent it exceeds the taxpayer's regular income tax liability.

Neither federal housing tax credits nor historic tax credits can be used to offset alternative minimum tax. Taxpayers subject to the alternative minimum tax may be limited in the amount of tax credits that can be used in a tax year. In addition, taxpayers not otherwise subject to the alternative minimum tax nonetheless may be limited as to the amount of tax credits which can be used in a tax year. The maximum amount of tax credits that an investor can use in a tax year may not exceed the difference between regular income tax liability and tentative minimum tax. Tax credits that could not be utilized for the applicable year may be carried back one year or forward twenty years (subject to limitations on carry-backs for certain taxpayers).

For taxpayers subject to the alternative minimum tax, the primary adjustments and preferences applicable to an investor are likely to be (1) the adjustment to taxable income for depreciation on real property, using a forty-year life and the straight-line method, and personal property, using the 150% declining balance method; and (2) for corporations, the addition to taxable income of 75% of the amount by which adjusted current earnings exceeds alternative minimum taxable income.

(2) Interest on Debt Related to Purchasing or Carrying Tax Exempt Obligations.
Section 265(a)(2) of the tax code disallows any deduction for interest paid by a taxpayer on indebtedness incurred or continued for the purpose of purchasing or carrying tax-exempt obligations. Boston Capital will not purchase or carry any such obligations. However, such provision could apply to any investor who might own or acquire tax-exempt obligations. The IRS has announced in a published Revenue Procedure that the proscribed purpose will be deemed to exist with respect to indebtedness incurred to finance a "portfolio investment." The Revenue

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Procedure further states that, although a partnership's purpose in incurring indebtedness will be attributed to its general partners, a limited partnership interest will be regarded as a "portfolio investment." Therefore, in the case of an investor owning tax-exempt obligations, the IRS might take the position that his allocable portion of the interest paid by Boston Capital on its borrowings or any interest paid by an investor in connection with the purchase of certificates should be viewed as incurred to enable him to continue carrying tax-exempt obligations, and that such investor should not be allowed to deduct his full allocable share of such interest. The outcome of these issues would depend upon facts concerning each investor, and Counsel will not render an opinion on this issue. An investor who owns, or anticipates acquiring, tax-exempt obligations should consult with his tax advisor as to the possible impact of Section 265(a)(2) of the tax code.

(3) Consequences of Gift or Death. Generally, no gain or loss is recognized for income tax purposes as a result of a gift of property. Gifts of certificates may be subject to a federal gift tax imposed pursuant to the rules generally applicable to all gifts of property. A gift of certificates does not trigger suspended passive losses or credits, and does not result in any recapture of credits previously taken.

A gift of certificates may be treated as a sale of the certificates. For purposes of computing gain or loss realized upon the gift, the amount realized would include the donating investor's share of the nonrecourse liabilities from which the investor is relieved. Consequently, an investor could recognize taxable income as a result of making a gift of his interest.

In the event of the death of the owner of certificates, the fair market value of the certificates as of the date of death (or as of the alternative valuation date provided for in the federal estate tax law) will be included in the estate of the owner for federal estate tax purposes. Generally, the owner's heirs will, for federal income tax purposes, then take as their basis for the certificates the same fair market values determined for federal estate tax purposes. If the certificates have appreciated in value during the lifetime of the owner, his heirs will have the benefit of this "stepped-up" basis when they sell or otherwise dispose of the certificates.

(4) Suitability of an Investment in Certificates By Tax-Exempt Entities. It is not likely that a tax-exempt entity would be able to utilize tax credits, therefore an investment in certificates is not likely to be suitable for a tax-exempt entity. However, if a tax-exempt entity has, and expects to continue to have, unrelated business taxable

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income, tax credits could be used to offset the federal tax on such income. See
"Federal Income Tax Matters--Investment by Tax--Exempt Entities."

(5) Minor Children. Under the tax code, unearned income of a child under fourteen years of age is taxed to the child at the parent's highest marginal tax rate. The child is treated as a separate taxpayer from his parents and thus the limitation on the use of tax credits to offset tax under the passive activity rules of tax code Section 469 is determined with regard to the child's adjusted gross income rather than the parent's adjusted gross income. Thus, if the child's adjusted gross income does not exceed $200,000 (with respect to historic tax credits only), tax credits generated by the ownership of certificates may be used to reduce the child's taxes on up to $25,000 of income regardless of the parent's annual adjusted gross income. However, the child will be subject to an alternative minimum tax on his unearned income equal to the amount of alternative minimum tax that would have been imposed on his parents had the child's unearned income been included in the parent's alternative minimum taxable income.

(6) Foreign Investors. The tax consequences of the purchase of certificates by a foreign citizen or resident might differ significantly from those described in this Prospectus. See "Suitability of an Investment in Certificates--Availability and Applicability to Investors of Federal Income Tax Credits."

"Tax Shelter" Registration.
Section 6111 of the tax code requires persons who organize offerings classified as "tax shelters" (a "Registration Tax Shelter") (as defined therein for purposes of this requirement) to register them with the IRS. When Boston Capital registered as a Registration Tax Shelter with the IRS, it was given Registration Tax Shelter identification number 93355000022, which investors must include on their tax returns for the period of time in which they are investors. In addition, Boston Capital will be required to keep a list of investors' names and addresses and must furnish such list to the IRS upon request. The IRS Temporary and Proposed Regulations provide that the following disclosure should be made:

Issuance of a registration number does not indicate that this investment or the claimed tax benefits have been reviewed, examined, or approved by the IRS.

Upon the sale or transfer of certificates, selling investors must provide the purchaser with the tax shelter registration number (as well as the name, address and taxpayer identification number) of Boston Capital, and inform the purchaser that he must attach a Form 8271 to his tax return.

In addition, investors who transfer their certificates are required to maintain a list of specific data concerning the purchaser (regarding his name, address, date of purchase, and taxpayer identification number) and inform the purchaser of his similar obligation.

Future Federal Income Tax Legislation and Regulations.
------------------------------------------------------

Congress enacted comprehensive tax reform legislation in the 1986 Tax Act. No assurance can be given that the current Congress or any future Congress will not enact other federal income tax legislation that could adversely affect the tax consequences of ownership of certificates, or that the Treasury Department will not promulgate new regulations with similar adverse effects.

Any such future legislation or regulations enacted or promulgated after the issuance of the legal opinions anticipated to be rendered in connection with the assignment of certificates to investors may affect the ability of Counsel to render such opinions.

State and Local Taxes.
----------------------

In addition to the federal income tax consequences described above, investors should also consider other potential state and local tax consequences of the purchase of certificates, and should consult their tax advisor regarding state and local tax consequences. Depending upon such factors as the state and local residence or domicile of the investor and applicable state and local laws, tax benefits that are available for federal income tax purposes may not be available to investors for state or local income tax purposes and additional state and local tax liabilities may be incurred. It is the responsibility of each investor to satisfy himself as to the consequences of any state or local income tax or other tax to which he is subject by reason of his participation in Boston Capital.

Depending upon the state in which an investor resides and the location and eligibility therefor of one or more apartment complexes, a state housing tax credit may be available against the income tax payable in that state.

                                  THE OFFERING

Boston Capital is offering 8,000,000 certificates, in two series, namely Series 35 and Series 36. Each series will consist of at least 250,000 certificates and may consist of all certificates not already purchased by investors. The minimum purchase for each investor is 500 certificates ($5,000), except that employees of Boston Associates or its affiliates, and/or previous investors in public limited partnerships sponsored by Boston Capital Partners, Inc., may purchase a minimum of 200 certificates ($2,000). Additional investments must be made in multiples of 100 certificates ($1,000).

Series 35 will be offered first. After Series 35 is completed, Series 36 will be offered. We expect Series 35 to continue through June 1999. Series 36 is expected to begin in June 1999 and continue until December 31, 2000, but either series could be concluded earlier or extended by Boston Associates for an indefinite period of time, and is subject to the condition that subscriptions for at least 250,000 certificates be accepted by Boston Associates no later than twelve months from the commencement of each series.

Subscription proceeds will be placed in an interest-bearing escrow account with the escrow agent, and released to Boston Capital only on a closing date. Within seventy-five days after the end of the fiscal quarter following a closing date, subscribers who were admitted as investors will be paid interest accrued on their escrowed funds until the applicable closing date, less any escrow fees and expenses. Subscriptions for certificates will be accepted or rejected by Boston Associates, in its sole discretion, within thirty days of receipt, but the issuance of certificates to an investor shall be subject to acceptance of subscriptions for a sufficient number of certificates to effectuate a closing. If not accepted or rejected within thirty days of receipt by Boston Capital, any subscriptions shall be deemed to be accepted. Boston Capital will refund all monies paid on rejected subscriptions within ten days of such rejection without interest. Until subscriptions for at least 250,000 certificates in any series are received, no subscriber will be recognized as an investor and funds paid by the subscribers will be deposited with the escrow agent.

No certificates in any series will be sold unless Boston Associates receives and accepts subscriptions for at least 250,000 certificates prior to the expiration or termination of the applicable series offering period. If subscriptions for fewer than 250,000 certificates have been received and accepted from qualified investors by the expiration or termination of the applicable series offering period, no certificates of such series will be sold and all funds received from subscribers will be refunded promptly, together with accrued interest thereon in the case of subscribers whose subscriptions have been accepted. If, prior to the expiration or termination of the applicable series offering period, Boston Associates has received and accepted subscriptions for at least 250,000 certificates in its sole discretion, Boston Associates may release the subscription proceeds from escrow and the subscribers will be admitted as investors (the "initial closing").

The date on which the initial closing takes place with respect to any series pursuant to the foregoing provisions is referred to as an initial closing date. After the initial closing and prior to the expiration or termination of the applicable series offering period, Boston Associates may, but is not required to, accept additional subscriptions for such series in excess of 250,000 certificates--up to the total of authorized certificates not already purchased by investors and admit such subscribers as investors with subscription proceeds being released from escrow and subscribers admitted as investors not later than the last day of the calendar month following the date upon which their subscriptions were accepted by the Boston Associates.

Boston Associates and its affiliates and employees of its affiliates may purchase certificates aggregating not more than 15% of the certificates authorized for sale in any series, excluding certificates which comprise any part of the minimum offering of 250,000 certificates with respect to a particular series; provided, however, that the affiliated persons must hold the certificates for investment purposes only, and not for immediate resale. These persons will acquire certificates on the same terms and conditions as other investors, except they will not pay selling commissions, the Dealer-Manager Fee, the non-accountable expense allowance, nor the accountable due diligence expense reimbursement otherwise payable to the Dealer-Manager from Boston Capital. The net offering proceeds to Boston Capital with respect to such purchases will be the same as for certificates sold to nonaffiliated investors.

The offering amount of each series may be increased, in the sole discretion of Boston Associates, up to the total amount of authorized but unissued certificates at any time prior to the expiration or termination of the applicable series offering period.

Boston Capital will account for, and issue information with respect to, each series of certificates separately. Organization and offering expenses, Boston Capital's working capital reserve and other general expenses of Boston Capital may be allocated pro rata among the series based on the number of certificates in each series.

To the extent that additional certificates are sold in additional series, each such series may be required to reimburse prior series for its pro rata portion of organization and offering expenses. All of Boston Capital's operating expenses attributable to operating partnership interests allocated to a particular series of certificates will be charged to that series. Boston Associates will apportion operating expenses and other costs which are not specifically allocable to a particular series among the appropriate series upon the advice of its accountants. The allocations and distributions of profits, credits and losses, net cash flow and sale, refinancing and liquidation proceeds, and all other priorities and allocations set forth under "Sharing
Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals" will be separately determined for each series of certificates. Voting rights with respect to matters that are only applicable to a particular series of certificates will be exercisable only by investors as to such series.

All series of certificates will:

o have substantially identical investment objectives in generating tax credits, and possibly state housing tax credits;
o    provide for no duplication of property management or other fees;
o provide for substantially identical compensation to Boston Associates and its affiliates; and
o provide for investment in operating partnership interests under substantially the same terms and conditions.

Additionally, operating partnership interests may be invested in jointly by series of certificates, or may be invested in jointly by a series of certificates with another similar offering, provided that (1) the two programs have similar investment objectives; (2) there are no duplicate property management or other fees; (3) the compensation to the sponsors of each program is substantially similar; (4) each program will have a right of first refusal if the other program wishes to sell its operating partnership interest; and (5) the investment of each program is on substantially the same terms and conditions.

There is a potential risk that investors in a series of certificates may not acquire a controlling interest in a joint investment or, that if an equal interest is acquired by each program, there may be a potential risk of impasse on decisions.

The certificates of different series will share in different pools of operating partnership interests and, therefore, investors in different series might receive different returns on their investments.

Because each series of Boston Capital will be treated as though it were a separate partnership sharing in a separate and distinct pool of operating partnership interests and because the purchase of certificates in any one series will not entitle an investor to any interest in any other series of Boston Capital, historical financial information regarding Boston Capital, which is comprised of prior series, are not provided in this Prospectus. However, information regarding the prior performance of each series within Boston Capital and their affiliates is provided under the section of this Prospectus entitled "Prior Performance of Boston Associates and its Affiliates" and "Appendix I--Tabular Information Concerning Prior Limited Partnerships." In addition, audited financial information regarding the Boston Associates and the Assignor Limited Partner is provided in Appendix I. Any investor may obtain a copy of Boston Capital's most recent Form 10-K and/or Form 10-Q at no charge upon written request to Boston Capital Tax Credit Fund IV L.P., One Boston Place, Suite 2100, Boston, Massachusetts 02108, Attention: Anthony Nickas.

Selling Arrangements.
---------------------

The certificates are offered on a best efforts basis through Boston Capital Services, Inc., the Dealer-Manager. The Dealer-Manager is an affiliate of Boston Associates. The Dealer-Manager will receive as compensation selling commissions of 7% of the public offering price of the certificates sold hereby ($0.70 per certificate) except that for purchases of more than 10,000 certificates ($100,000), the selling commissions will be reduced as set forth in the table below. The incremental reduction in selling commissions on purchases of more than 10,000 certificates will not change Boston Capital's net proceeds, but will be reflected by a reduction in the price per certificate on such purchases as set forth in the table below.

Number of Certificates Purchased                                 Selling                         Price Per
--------------------------------                                 Commission                      Certificate
                                                                 ----------                      -----------

First 10,000 certificates                           7.0%         ($0.70 per certificate)             $10.00

Next 10,000 certificates                            6.5%         ($0.65 per certificate)             $9.95

Next 10,000 certificates                            5.5%         ($0.55 per certificate)             $9.85

Next 10,000 certificates                            4.5%         ($0.45 per certificate)             $9.75

Next 10,000 certificates                            3.5%         ($0.35 per certificate)             $9.65

Next 10,000 certificates and over                   2.5%         ($0.25 per certificate)             $9.55

Reductions apply in a graduated manner, i.e., for purchases above 10,000 certificates, selling commissions of $0.70 per certificate will nonetheless be payable on the first 10,000 certificates purchased and, thereafter, $0.65 per certificate will be payable on each certificate purchased from 10,100 to 20,000 certificates; $0.55 per certificate will be payable on each certificate purchased from 20,100 to 30,000; $0.45 per certificate will be payable on each certificate purchased from 30,100 to 40,000; $0.35 per certificate will be payable on each certificate purchased from 40,100 to 50,000; and $0.25 per certificate will be payable on each certificate purchased in excess of 50,100.

In order to purchase certificates, the subscriber must complete and properly execute, or, to the extent permitted by applicable state law, have completed and executed on his behalf by the Dealer-Manager or Soliciting Dealer, the Investor Form attached hereto. Each subscription for certificates must be accompanied by tender of the sum of $10 (less any applicable quantity discount) per certificate ($8.95 in the case of Boston Associates, its affiliates and employees of its affiliates). By executing the Investor Form, or agreeing to have the Investor Form executed on his behalf, the subscriber agrees to be bound by all the terms of the Fund Agreement, which is set forth in full as Exhibit A. Provisions of the Fund Agreement are summarized under the caption "Summary of Provisions of the Fund Agreement."

The Dealer-Manager also will receive (1) an accountable due diligence expense reimbursement in an amount up to 0.5% of the public offering price of the certificates sold; (2) a non-accountable expense allowance in an amount up to 1% of the public offering price of the certificates sold; and (3) a Dealer-Manager Fee in an amount equal to 2% of the public offering price of the certificates sold, the aggregate of which will be utilized for wholesaling expenses including reallowances.

Subject to the satisfactory completion of any regulatory reviews and examinations which may be required, the rules of the NASD and approval by the Dealer-Manager, the Dealer-Manager may establish sales incentive programs for registered representatives of Soliciting Dealers or may reimburse the Soliciting Dealers for sales incentive programs established by them. Sales incentives will be deemed to be additional underwriting compensation. The aggregate value of incentives paid directly to individual registered representatives will not exceed $100.00. The Soliciting Dealers will have sole discretion as to how they will distribute sales incentives to their respective registered representatives. The value of any sales incentives will be included in total underwriting compensation subject to the limitations set forth herein. The Dealer-Manager may also pay cash compensation directly to the Soliciting Dealers with such payments to be reflected on the books of those Soliciting Dealers as compensation in connection with the offering.

Investors who have engaged the services of a registered investment advisor may agree with the participating Soliciting Dealer selling the certificates and the Dealer-Manager to reduce the amount of selling commissions payable with respect to such sale to as low as zero. The net offering proceeds to Boston Capital will not be affected by such reduction and all such sales must still be made through Soliciting Dealers. Neither Boston Associates, the Dealer-Manager or its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to recommend an investment in Boston Capital.

At the sole discretion of each Soliciting Dealer, the Soliciting Dealers and their employees may purchase certificates aggregating not more than 10% of the certificates authorized for sale in any series on the same terms and conditions as other investors, except they will not pay that portion of any Selling Commissions which may otherwise be reallowed to the Soliciting Dealer by the Dealer-Manager. The net offering proceeds to Boston Capital of each such sale, however, will be the same as for the certificates sold to the public. Any purchases of certificates by Soliciting Dealers and their employees will not be considered in order to meet the minimum offering of a particular series.

The Dealer-Manager may reallow all or any portion of the 7% Selling Commissions, 2% Dealer-Manager Fee, 1% non-accountable expense allowance, and 0.5% accountable due diligence expense reimbursement to Soliciting Dealers in respect of any certificates sold through such Soliciting Dealer's efforts. Soliciting Dealers may elect to pay their registered representatives any reallowed selling commissions over a period of up to seven years. The aggregate compensation to be paid to the Dealer-Manager and Soliciting Dealers from whatever source and at all levels of sales will not exceed 10% of the offering proceeds plus a maximum of one-half of one per cent for bona fide due diligence expenses.

The agreement entered into by Boston Capital and Boston Associates with the Dealer-Manager and the selling agreements between the Dealer-Manager and Soliciting Dealers will contain cross-indemnity clauses for the benefit of the Soliciting Dealers with respect to certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Dealer-Manager and the Soliciting Dealers may be deemed underwriters as that term is defined in the Securities Act of 1933, as amended.

Escrow Arrangements.
--------------------

All proceeds of the offering will be deposited and held in trust for the benefit of the purchasers of certificates in an escrow account or accounts with the Escrow Agent to be used only for the specific purposes set forth under "Estimated Use of Proceeds." These proceeds may be temporarily invested in bank time deposits, certificates of deposit, bank money market accounts and government securities. Subscription proceeds deposited may not be withdrawn by subscribers. An investor should make the subscription check payable to "Wainwright Bank & Trust/BCTC IV Escrow Account."

Upon recognition as an investor, a subscriber for certificates will be entitled to receive an amount equal to the amount of the interest earned on his subscription proceeds held in the escrow account from the day after such proceeds were received in the escrow account until but not including the closing date. Such distribution will be made within seventy-five days of the end of the fiscal quarter following the closing date, and will be made prior to, and without regard to, any distributions from Boston Capital to which the investors are entitled as described under "Sharing Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals."

                   SUMMARY OF PROVISIONS OF THE FUND AGREEMENT

By tendering payment for certificates and by acceptance of the confirmation of purchase or delivery of the certificate, an investor shall be deemed to have assented to be bound by all the terms and conditions of the Fund Agreement, the form of which is set out in its entirety at the end of this Prospectus as Exhibit A. The investors will become Assignees of the Assignor Limited Partner of Boston Capital and as such, their rights will also be governed by the terms of the Fund Agreement. An investor executing an Investor Form shall have assented to be bound by all the terms and conditions of the Fund Agreement.

Prospective investors should study the form of Fund Agreement carefully before subscribing for certificates. The following statements and the statements in this Prospectus concerning the Fund Agreement and related matters are merely a summary, do not purport to be complete and in no way modify or amend, and are qualified in their entirety by reference to the Fund Agreement.

Withdrawal of the General Partner.
----------------------------------

Subject to the consent of a majority in interest of the limited partners including the Assignor Limited Partner, voting as instructed by a majority in interest of the investors, Boston Associates may withdraw or sell, transfer or assign its interest upon giving sixty days notice to the limited partners of its intention to withdraw upon admission of a substitute general partner, who has satisfied certain conditions, including, among other things, that:

(1) such person agrees to and executes the Fund Agreement;
(2) Counsel or counsel for the investors renders an opinion that such person's selection and admission is in accordance with the Delaware Revised Uniform Limited Partnership Act; and
(3) that such person has sufficient net worth and meets all other requirements of the IRS necessary for Boston Capital to continue to be classified as a partnership for federal income tax purposes; provided that the interests of the investors are not adversely affected.

Subject to Section 6.02 of the Fund Agreement, Boston Associates may designate additional persons to be general partners, whose interests shall be such as shall be agreed upon by Boston Associates and such additional general partners, provided that the interests of the investors shall not be adversely affected.

Removal of Boston Associates.
-----------------------------

A majority in interest of the limited partners, including the Assignor Limited Partner, voting as instructed by the investors, is entitled to remove the Boston Associates from Boston Capital and elect a new general partner.

Upon the removal of Boston Associates, any rights--including, but not limited to, rights to its Fund Interest and fees--or liabilities of Boston Associates which matured prior to such removal will not be affected. See "Voting Rights and Meetings."

Liability of Partners and Investors to Third Parties.
-----------------------------------------------------

Boston Associates will be liable for all general obligations of Boston Capital to the extent not paid by Boston Capital. Boston Associates will not be liable for any nonrecourse obligations of Boston Capital contracted for with third parties.

No limited partner or investor is personally liable for the debts, liabilities, contracts or any other obligations of Boston Capital; a limited partner and investor shall only be liable to pay his capital contribution as and when due, unless, in addition to the exercise of his rights and powers as a limited partner or investor, he takes part in the control of the business of Boston Capital. However, the Delaware Revised Uniform Partnership Act provides that if a limited partner receives a distribution from Boston Capital at the time that such distribution was in violation of Section 17-607(a) of the Act or the Fund Agreement, then that limited partner shall be liable to Boston Capital for the amount of such distribution for a period of three years from the date of such distribution. A distribution in violation of Section 17-607(a) of the Act is a distribution where, after giving effect to the distribution, all liabilities of Boston Capital other than liabilities to limited partners on account of their interests, and nonrecourse liabilities, exceed the fair value of Boston Capital's assets, excluding that portion of the fair value subject to nonrecourse liability. It is expected that similar liabilities would be applicable to investors.

Withdrawal of Capital and Redemption of Investors' Interest.
------------------------------------------------------------

Each investor may look solely to the assets of Boston Capital or the assets of Boston Capital attributable to his series of certificates, as the case may be, for any distributions, and will have no recourse against any other investor or any limited partner of Boston Capital. No limited partner or investor has the right to request withdrawal of his capital from Boston Capital, and as set forth in Section 3.04(b) of the Fund Agreement, Boston Associates has no personal liability for the repayment of such capital. No partner or investor is entitled to demand or receive any return of his capital contribution other than from liquidation, sale or refinancing proceeds, to the extent available, as provided in the Fund Agreement; nor is any limited partner or investor entitled to receive property other than cash upon dissolution and termination of Boston Capital. Boston Capital does not intend to purchase or redeem the interests of limited partners or investors. Nothing described above alters the limitation on liability of Boston Associates or its affiliates pursuant to Section 5.08(a) of the Fund Agreement.

Management of Boston Capital.
-----------------------------

Boston Associates has the sole right to manage the business of Boston Capital.

Mergers and Rollups.
--------------------

Section 10.02(h) of the Fund Agreement prohibits the merger or combination of Boston Capital with any other entity.

Voting Rights and Meetings.
---------------------------

Investors have no right to participate in the management or control of Boston Capital's business. The Fund Agreement provides, however, that the Assignor Limited Partner will vote its limited partnership interest as directed by the investors. Accordingly, the limited partners, including the Assignor Limited Partner voting on behalf of and as instructed by the investors, owning a majority in interest of the total interests of Boston Capital will have the right to vote to:

o approve or disapprove the sale of all or substantially all of the assets of Boston Capital at any one time; provided, however, only investors in a particular series will have the right to vote on the sale of operating partnership interests attributable to that series;
o amend the Fund Agreement, except that, without the approval of any limited partner affected thereby, no such amendment may (1) alter the rights and obligations of such limited partner under the Fund Agreement; (2) modify the order of distributions of cash or allocations of profits, credits and losses to such limited partner; (3) or modify the method of determining distributions of cash and allocations of profits, credits and losses to such limited partner; and (4) without the consent of all limited partners and investors, no such amendment may allow the investors to take part in the management or control of Boston Capital's business or otherwise modify their limited liability;
o    remove a general partner and elect a replacement; or
o    dissolve Boston Capital.

Notwithstanding the foregoing, Boston Associates may amend the Fund Agreement without the consent of the limited partners with respect to certain matters which are not adverse to the interests of the investors. Boston Associates may at any time call a meeting of investors or call for a vote without a meeting of the investors. See Section 12.02 of the Fund Agreement.

Under the Delaware Revised Uniform Limited Partnership Act, limited partners may not take part in the control of the business of a partnership. Under Delaware law presently applicable, a limited partner will not be deemed to be taking part in the control of the business by voting on one or more of the following matters: (1) sale of all or substantially all of the assets of Boston Capital;
(2) amendment to the partnership agreement; (3) change in the nature of its business; (4) removal of a general partner; (5) dissolution of the partnership; and (6) admission of a general or a limited partner.

There will be no annual or other periodic meetings of the investors. However, Boston Associates must call meetings of the investors for any purpose upon written request of limited partners, including the Assignor Limited Partner voting on behalf of and as instructed by the investors, owning in the aggregate 10% or more in interests. In addition, Boston Associates shall, upon written request of limited partners owning in the aggregate 10% or more in interests, submit any matter upon which they are entitled to vote to the limited partners and investors for a vote without a meeting. The Assignor Limited Partner will call for a meeting or a vote if so instructed by the investors holding the requisite percentage of interests. With respect to matters applicable to any particular series of certificates, the above-described provisions will be applicable only to investors in such series.

Unlike shareholders of a corporation, limited partners, including the Assignor Limited Partner acting on behalf of the investors, will not have any appraisal or dissenters' rights in the event that the Fund Agreement is amended against their wishes.

Amendments to Fund Agreement.
-----------------------------

In addition to amendments to the Fund Agreement approved by a majority in interest of the limited partners, including the Assignor Limited Partner acting on behalf of the investors described above, Boston Associates may amend the Fund Agreement without the consent of the limited partners or investors to:

o add or substitute general partners and limited partners if such addition or substitution is in compliance with the provisions of the Fund Agreement;
o add to the general partners' representations, duties or obligations or to surrender any right or power granted to them;
o cure any ambiguity in or correct or supplement any provision that may be inconsistent with the manifest intent of the Fund Agreement or the administrative efficiency of Boston Capital; or
o comply with the requirements of the staff of the Securities and Exchange Commission, any state securities commission, any national securities exchange or NASDAQ.

None of the foregoing amendments may be adverse to the interests of the limited partners or investors.

Dissolution and Liquidation.
----------------------------

Boston Capital shall continue in full force and effect until December 31, 2043, or until dissolution or adjudication of incompetence of a sole general partner; the passing of ninety days after the sale of all of the apartment complexes or operating partnership interests, as applicable, or until such time as is reasonably needed to wind up Boston Capital's affairs; the election by a majority in interest of the limited partners, including the Assignor Limited Partner voting on behalf of and as instructed by the investors to dissolve Boston Capital; or the occurrence of any other event causing dissolution of Boston Capital under the laws of the State of Delaware. Boston Capital would also be dissolved upon the removal or withdrawal of Boston Associates, unless Boston Associates has been or is to be replaced by a substitute general partner designated by a vote of the beneficiaries including the Assignor Limited Partner voting as instructed by the investors.

In the event of the occurrence of the bankruptcy, death, dissolution, withdrawal, removal or adjudication of incompetence of Boston Associates, and unless it is decided by vote of a majority in interest of the limited partners, including the Assignor Limited Partner voting as instructed by the investors, to continue Boston Capital and designate a successor general partner, the liquidator shall liquidate Boston Capital's assets and distribute its proceeds in accordance with the priorities set forth in the Fund Agreement.

Tax Election.
-------------

Upon a transfer of one or more certificates or limited partnership interests by the investors, Boston Capital is authorized, but does not intend, to make the election provided for under Section 754 of the tax code to adjust the basis of Boston Capital's property.

Tax Matters Partner Designation.
--------------------------------

Pursuant to Section 6231 of the tax code and its regulations and Section 9.06 of the Fund Agreement, Boston Associates shall designate itself as the tax matters partner for purposes of federal income tax audits of Boston Capital income, gain, loss, deduction or credit.

Books and Records.
------------------

Boston Capital's fiscal year begins April 1 of each year.

Boston Capital will use the accrual method of accounting.

Boston Capital's books and records shall include information relating to the status of each apartment complex, information with respect to any sales of goods or services by Boston Associates or its affiliates to Boston Capital, and a list of the names and addresses of all limited partners and investors.

Boston Capital's books and records shall be maintained at the office located at One Boston Place, Suite 2100, Boston, Massachusetts 02108. Such books and records shall be available there for examination by any limited partner or investor, or his duly authorized representative, at any and all reasonable times. Any limited partner or investor, or his duly authorized representative, shall, upon paying the costs of duplication and mailing, be entitled to a copy of audited financial statements of operating partnership(s) as soon as practicable after receipt thereof from the operating partnership(s) and of the most recently available list of the names and addresses of the limited partners and investors.

Successor in Interest.
----------------------

The provisions of the Fund Agreement are binding upon the limited partners and investors, and are binding upon and inure to the benefit of their heirs, executors, administrators, successors and assigns.

Power of Attorney.
------------------

Each investor, by acquiring certificates, irrevocably appoints and empowers Boston Associates as its attorney-in-fact to execute, acknowledge and swear to all instruments and file all documents requisite to carrying out the intention and purpose of the Fund Agreement.

Applicable Law.
---------------

The Fund Agreement shall be construed and enforced in accordance with the laws of the State of Delaware; provided, however, that causes of action for violations of federal or state securities laws shall be governed by federal securities laws or the laws of the appropriate state, as applicable.

                                SALES LITERATURE

In connection with this offering made hereby, the Dealer-Manager and Soliciting Dealers may make use of a brochure entitled "Boston Capital Tax Credit Fund IV" and prepared by Boston Capital, which describes certain aspects of Boston Capital, Boston Associates and its affiliates. In certain jurisdictions such supplemental material may not be available. The offering of certificates will be made only by means of this Prospectus. Although the information contained in the sales material will be consistent with the information contained in this Prospectus, such information will not purport to be complete. Any such sales material will not be part of this Prospectus and it should be read only in conjunction with this Prospectus.

                                     EXPERTS

The financial statements of Boston Capital, the Assignor Limited Partner, and Boston Associates included in this Prospectus have been included in reliance on the reports of Reznick Fedder & Silverman, independent certified public accountants, given on the authority of the firm as experts in auditing and accounting.

The balance sheet of Boston Associates included in this Prospectus has been included in reliance on the report of Kevin P. Martin & Associates, P.C., independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

The statements under the heading "Federal Income Tax Matters" have been reviewed by Peabody & Brown in Washington, D.C., and have been included herein, to the extent such statements constitute matters of law, in reliance upon the authority of the firm as an expert thereon.

                                INVESTOR REPORTS

Financial information contained in all reports to investors will be prepared on the accrual basis of accounting in accordance with generally accepted accounting principles and will include, where applicable, a reconciliation to information furnished to investors for income tax purposes--such income tax information will be on the cash basis. The balance sheet, income statement and certain other financial information in the annual report of Boston Capital will contain an opinion of independent certified public accountants and will be furnished to investors within 120 days following the close of each fiscal year. The annual report will contain a complete statement of compensation and fees paid by Boston Capital to Boston Associates and its affiliates, together with a description of any new agreements with affiliates. The annual report will also summarize Boston Capital's activities during the year.

Boston Capital's fiscal year will end on March 31 each year. Tax information will be provided to the investors within seventy-five days following the close of each calendar year. Boston Capital will distribute to the investors, (1) within forty-five days after the end of each of the first three fiscal quarters of each year, unaudited quarterly financial information with respect to Boston Capital, together with a summary report of its quarterly operations; and (2) within 120 days after the end of the fourth fiscal quarter of each year, audited financial information with respect to Boston Capital and a statement of the services rendered to Boston Capital by the Boston Associates and its affiliates and the payments by Boston Capital to them of fees and other compensation, reimbursed expenses and other cash distributions during such fiscal period, and until all operating partnership interests have been acquired, a description of any new operating partnership interests and the related apartment complexes, other than those, if any, described in this Prospectus acquired during the fiscal period.

All reports will set forth required information for each series separately to the extent applicable.

                                  LEGAL MATTERS

Legal matters in connection with the offering of the certificates will be passed upon by Peabody & Brown, 1255 23rd Street, N.W., Suite 800, Washington, D.C. 20037, as counsel to Boston Capital. In addition, Peabody & Brown in Washington, D.C. prepared the description of federal income tax consequences under the caption "Federal Income Tax Matters."

                             REGISTRATION STATEMENT

A Registration Statement under the Securities Act of 1933 has been filed with the Securities and Exchange Commission, Washington, D.C. with respect to these securities offered. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof.

This Prospectus contains a fair summary of the material terms of all of the exhibits to the Registration Statement and the documents referred to herein. Boston Capital has not knowingly made any untrue statement of a material fact or omitted to state any fact required to be stated in the Registration Statement, including this Prospectus, or necessary to make the statements therein not misleading.

                                    GLOSSARY

Additional definitions of terms can be found in Article II of the Fund
Agreement.

"Acquisition Fee" means the total of all fees and commissions paid by any party in connection with Boston Capital's acquisition of operating partnership interests, including the Asset Acquisition Fee, and in connection with the operating partnerships' acquisition of apartment complexes, but excluding a development fee paid to a person who is not an affiliate of Boston Associates in connection with the actual development of an apartment complex by an operating partnership. Included in the computation of such fees or commissions shall be any real estate fee, selection fee, development fee, nonrecurring management fee or any fee of a similar nature, however designated. For the purposes of this definition, development fee shall mean a fee for packaging of an apartment complex, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific apartment complex, either initially or at a later date.

 "Affiliate" means, when used with respect to a specified person, (1) any person that directly or indirectly controls or is controlled by or is under common control with the specified person, (2) any person that is an officer of, director of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified person is an officer, director, partner or trustee, or with respect to which the specified person serves in a similar capacity, (3) any person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified person or of which the specified person is directly or indirectly the owner of 10% or more of any class of equity securities, (4) any person who is an officer, director, general partner, trustee or holder of 10% or more of the voting securities or beneficial interests of any of the foregoing or (5) any person treated as a controlling person for purposes of Section V.E.1(a) of the NASAA Guidelines. For purposes of this definition, the term "Affiliate" shall not be deemed to include any law firm (or member or associate thereof) providing legal services to Boston Capital, Boston Associates or any affiliate of any of them.

"Boston Associates" means Boston Capital Associates IV L.P., a Delaware limited partnership, in its capacity as the general partner of Boston Capital.

"Boston Capital" means the limited partnership formed as of October 5, 1993, under the Delaware Revised Uniform Limited Partnership Act and known as Boston Capital Tax Credit Fund IV L.P.

"Capital Account" means a separate account maintained and adjusted (1) for each Limited Partner and the separate subaccount of the capital account of the Assignor Limited Partner maintained and adjusted for each investor in accordance with the terms of the Fund Agreement, and (2) for each partner of an operating partnership in accordance with the terms of the applicable Operating Partnership Agreement.

"Capital Transaction" means: (1) the sale by Boston Capital of all or part of its interest in an operating partnership, or any other transaction affecting Boston Capital, including its receipt of its share of the proceeds of a capital transaction as to an operating partnership, which is not in the ordinary course of its business; and (2) with respect to an operating partnership, any transaction the proceeds of which are not includable in determining net cash flow of the operating partnership, including, without limitation, the sale or other disposition of all or substantially all the assets of such operating partnership and any refinancing of the applicable permanent mortgage loan, but excluding the payment to the operating partnership of capital contributions.

"Dealer-Manager" means Boston Capital Services, Inc. ("BCS"), a Massachusetts corporation which is an affiliate of Boston Associates.

"Escrow Agent" means Wainwright Bank & Trust Company, Boston, Massachusetts, in its capacity as such.

"Front End Fees" means fees and expenses paid by any party for any services rendered during and in connection with Boston Capital's organizational or acquisition phase, including other Acquisition Fees, Organization and Offering Expenses, plus Selling Commissions and any other similar fees, although none are anticipated, however, designated by Boston Associates. For purposes of this definition "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with Boston Capital's acquisition of operating partnership interests (including the Asset Acquisition Fee, payable by Boston Capital from Gross Proceeds to Boston Associates or its affiliate(s) pursuant to
Section 5.15 of the Fund Agreement) and in connection with the operating partnerships' acquisition of apartment complexes, but excluding development fees paid to persons who are not affiliates of Boston Associates in connection with the actual development of apartment complexes by operating partnerships. Included in the computation of such fees or commissions shall be any real estate fee, selection fee, nonrecurring management fee or any fee of a similar nature, however designated. For purposes of this definition, "Acquisition Expenses" means the total of all legal fees and expenses, travel and communication expenses in connection with the negotiations, costs of real estate consultants and appraisals, engineering and market studies, accountants' fees, title and recording fees and miscellaneous expenses, associated with Boston Capital's acquisition of operating partnership interests and the operating partnerships' acquisition of apartment complexes, whether or not acquired, including any expenses that may have been paid by an operating general partner that will be reimbursed by Boston Capital or included in the purchase price of the apartment complexes or operating partnership interests, to the extent such expenses are not includable in Boston Capital's tax credit basis with respect to that apartment complex.

"Interest" or "Fund Interest" means the entire ownership interest of a limited partner in Boston Capital at any particular time, including the right of such limited partner to any and all benefits to which a limited partner may be entitled under the Fund Agreement and the Act, together with the obligations of such limited partner to comply with all the terms and provisions of the Fund Agreement. Reference to a majority, or specified percentage, in interest of the limited partners means (subject to the provisions of Section 12.11 of the Fund Agreement with respect to matters applicable to any particular series of certificates) limited partners whose combined capital contributions represent over 50%, or such specified percentage, respectively, of the capital contributions of all limited partners (the Assignor Limited Partner will vote Fund Interests on behalf of and in accordance with the written directions of the investors). The term "Interest" may also mean the beneficial interest of an investor in the Fund Interest of the Assignor Limited Partner, if the context so requires. As the context may require, the term "Interest" may also mean the limited partnership interest of Boston Capital in an operating partnership.

"Liquidation, Sale or Refinancing Proceeds" means (a) as to an operating partnership: (i) the gross proceeds resulting from (A) the liquidation of operating partnership assets, (B) the gross proceeds resulting from any sale of the applicable apartment complex or refinancing of the applicable permanent mortgage loan, and/or (C) any other capital transaction, less (ii) the expenses of the operating partnership incident to such capital transaction (including in the case of a refinancing the cost of retiring any existing mortgage or other secured indebtedness), before any application or distribution of such proceeds pursuant to the Operating Partnership Agreement; and (b) as to Boston Capital:
(i) the gross proceeds (A) resulting from the liquidation of Boston Capital's assets, (B) received by Boston Capital from an operating partnership as a result of the occurrence of a capital transaction as to such Operating Partnership, (C) resulting from any sale of the interest of the Boston Capital in any Operating Partnership, and/or (D) resulting from any other capital transaction, less (ii), in the case of (A), (C) and (D) immediately above, the expenses of Boston Capital incident to such capital transaction, before any application or distribution of such proceeds pursuant to the Fund Agreement.

"NASAA Guidelines" means the Statement of Policy Regarding Real Estate Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus.

"Net Cash Flow" means, with respect to any year or other applicable period, (a) all revenues received by Boston Capital during such period, plus (b) any amounts which Boston Associates releases from the Working Capital Reserve (other than amounts placed in the Working Capital Reserve from Net Offering Proceeds) as being no longer necessary to hold as part of the Working Capital Reserve, less
(i) operating expenses of Boston Capital paid from revenues during the period, including any expenses paid to Boston Associates, but not including such amounts paid from the Working Capital Reserve, (ii) all cash payments made from revenues of Boston Capital during such period to discharge Fund indebtedness, and (iii) all amounts from revenues, if any, added to the Working Capital Reserve during such period.

"Net Offering Proceeds" means the total amount of funds received by Boston Capital. on behalf of the Assignor Limited Partner from the investors in connection with the offering, exclusive of Selling Commissions, as described in "The Offering-Selling Arrangements."

"Organization and Offering Expenses" means (a) an accountable due diligence expense reimbursement to the Dealer-Manager in an amount up to $.05 per certificate sold; (b) the Dealer-Manager Fee to the Dealer-Manager; (c) a non accountable expense allowance to the Dealer-Manager in an amount up to $.10 per certificate sold; (d) an accountable expense reimbursement to Boston Associates and its affiliates; and (e) accountable expenses paid by Boston Capital directly or by Boston Associates and affiliates in connection with the organization of Boston Capital, the structuring of Boston Capital's investments and the offering of certificates, as more specifically described under the caption "Compensation and Fees-Organization, Offering and Acquisition Phase."

"Regulatory Agreement" means an agreement entered into between an operating partnership and a federal, state or local agency or unit of general local government, which agreement sets forth certain terms under which the applicable apartment complex is to be developed and/or operated.

"Sales Preparation Fee" means the fee payable by an operating partnership to an operating general partner for its services in preparing an apartment complex for sale, in an amount anticipated to be 3% of the gross sales price of the apartment complex.

"Working Capital Reserve" means funds of Boston Capital held in reserve, anticipated to be initially established in an amount of 4% of gross offering proceeds, to be available for contingencies relating to the operation, management and administration of the apartment complexes, the operating partnerships, and Boston Capital, including the payment of the annual Fund Management Fee. In addition, funds held in the Working Capital Reserve will also be available for option and/or other payments which may be necessary to secure the acquisition of operating partnership interests. Amounts held in the Working Capital Reserve may at any time, in the discretion of Boston Associates, be added to net cash flow or liquidation, sale or refinancing proceeds.

                               BALANCE SHEET AND
                          INDEPENDENT AUDITORS' REPORT

                          BOSTON CAPITAL ASSOCIATES IV
                                      L.P.

                               DECEMBER 31, 1998

                   [LETTERHEAD OF REZNICK FEDDER & SILVERMAN]



                          INDEPENDENT AUDITORS' REPORT


To the Partners of
Boston Capital Associates IV L.P.

     We have audited the accompanying balance sheet of Boston Capital Associates IV L.P. as of December 31, 1998. This balance sheet is the responsibility of the partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Boston Capital Associates IV L.P. as of December 31, 1998, in conformity with generally accepted accounting principles.

                                        /s/ Reznick Fedder & Silverman

Bethesda, Maryland
March 31, 1999

                        Boston Capital Associates IV L.P.

                                 BALANCE SHEET

                               December 31, 1998



                                   LIABILITIES

Investment in limited partnership (note C)                $   326,595
                                                          -----------
Partners' deficit (note B)
   General partner                                             (3,266)
   Limited partner                                           (323,329)
                                                          -----------
                                                             (326,595)
                                                          -----------
                                                          $        --
                                                          ===========





       The accompanying notes are an integral part of this balance sheet.

                        Boston Capital Associates IV L.P.

                             NOTES TO BALANCE SHEET

                               December 31, 1998

NOTE A--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Boston Capital Associates IV L.P. (the "Partnership") was organized under the laws of the State of Delaware as of October 5, 1993, to act as the general partner of, and to acquire and hold a general partnership interest in, Boston Capital Tax Credit Fund IV L.P.

Investment in Limited Partnership
---------------------------------

The partnership accounts for its investment in Boston Capital Tax Credit IV L.P. (the "Limited Partnership") using the equity method, whereby the partnership adjusts the investment cost for its share of the operating partnership's results of operations and for any distributions received or accrued.

The Limited Partnership maintains its financial statements based on a March 31 year end and the Partnership utilizes a calendar year end.

NOTE B--PARTNERS' CAPITAL CONTRIBUTIONS

The Partnership has one general partner--C&M Associates d/b/a Boston Capital Associates and one limited partner--Capital Investment Holdings IV. As of October 5, 1993, the general partner and the limited partner are obligated to make capital contributions of $100 and $1,400, respectively. Under the terms of the Partnership Agreement, the general partner has no obligation to make additional capital contributions to the Partnership, except possibly upon liquidation. There are no additional capital contributions due from the limited partner.

NOTE C--INVESTMENT IN LIMITED PARTNERSHIP

On October 5, 1993, the Partnership was admitted as the general partner in Boston Capital Tax Credit Fund IV L.P. The Limited Partnership was formed to invest in real estate by acquiring, holding, and disposing of limited partnership interests in operating partnerships which will acquire, develop, rehabilitate, operate and own newly-constructed, existing or rehabilitated low-income apartment complexes. The negative investment balance of $326,595 represents losses from the Limited Partnership in excess of capital contributed as of March 31, 1998.

                       Boston Capital Associates IV L.P.

                               December 31, 1998


NOTE C--INVESTMENT IN LIMITED PARTNERSHIP (Continued)

The summarized combined balance sheet of the Limited Partnership at March 31, 1998 and the summarized combined statement of operations for the year then ended are as follows:

                                 BALANCE SHEET

                                     ASSETS

INVESTMENT IN OPERATING LIMITED
PARTNERSHIP                                                  $263,155,258
                                                             ------------
OTHER ASSETS
  Cash                                                          4,193,020
  Investments available-for-sale                               70,135,961
  Notes receivable                                             24,395,853
  Acquisition costs                                             5,541,912
  Other assets                                                 18,650,949
                                                             ------------
                                                              122,917,695
                                                             ------------
                                                             $386,072,953
                                                             ============
                        LIABILITIES AND PARTNERS'EQUITY

LIABILITIES
  Capital contributions payable                              $ 70,863,665
  Line of credit                                                5,000,000
  Accounts payable -- affiliates                                3,413,858
  Accounts payable and accrued expenses                           486,292
                                                             ------------
                                                               79,763,815

PARTNERS' EQUITY                                              306,309,138
                                                             ------------

                                                             $386,072,953
                                                             ============

                       Boston Capital Associates IV L.P.

                               December 31, 1998


NOTE C -- INVESTMENT IN LIMITED PARTNERSHIP (Continued)


                            STATEMENT OF OPERATIONS


Income
  Interest income                                           $   4,007,240
                                                            -------------

Share of losses from operating limited partnerships           (12,821,176)
                                                            -------------
Expenses
  Fund management fee                                           2,454,590
  Amortization                                                    163,770
  General and administrative expenses                           1,528,261
  Professional fees                                               507,864
                                                            -------------

                                                                4,654,485
                                                            -------------

      NET LOSS                                              $ (13,468,421)
                                                            =============

                               BALANCE SHEET AND
                          INDEPENDENT AUDITORS' REPORT

                             BCTC IV ASSIGNOR CORP.

                               DECEMBER 31, 1998

                   [LETTERHEAD OF REZNICK FEDDER & SILVERMAN



                          INDEPENDENT AUDITORS' REPORT


To the Stockholder
BCTC IV Assignor Corp.

     We have audited the accompanying balance sheet of BCTC IV Assignor Corp. as of December 31, 1998. This balance sheet is the responsibility of the corporation's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of BCTC IV Assignor Corp. as of December 31, 1998, in conformity with generally accepted accounting principles.

                                        /s/ Reznick Fedder & Silverman

Bethesda, Maryland
March 31, 1999

                             BCTC IV Assignor Corp.

                                 BALANCE SHEET

                               December 31, 1998





                        ASSETS

Investment in limited partnership (Note B)..............        $  100
                                                                ======


          LIABILITIES AND STOCKHOLDERS' EQUITY

Subscription payable....................................        $  100
                                                                ------

Stockholder's equity
  Common stock -- 1,000 shares authorized, issued and
    outstanding, $1 par value per share ................         1,000
  Less: subscription receivable ........................        (1,000)
                                                                ------
                                                                $  100
                                                                ======






       The accompanying notes are an integral part of this balance sheet.

                             BCTC IV Assignor Corp.

                             NOTES TO BALANCE SHEET

                               December 31, 1998

NOTE A--ORGANIZATION

     BCTC IV Assignor Corp. (the "Corporation") was organized on October 12, 1993 under the laws of Delaware to act as the assignor limited partner of, and to acquire and hold a limited partnership interest in, Boston Capital Tax Credit Fund IV L.P. (the "Limited Partnership"). The Corporation will assign units of beneficial interest in its limited partnership interest to persons who purchase Beneficial Assignee Certificates (BACs), on the basis of one unit of beneficial interest for each BAC. The Corporation will not have any interest in profits, losses or distributions on its own behalf.


NOTE B--INVESTMENT IN PARTNERSHIP

     On October 12, 1993, the Corporation was admitted as the assignor limited partner in Boston Capital Tax Credit Fund IV L.P. The Limited Partnership was formed to invest in real estate by acquiring, holding, and disposing of limited partnership interests in operating partnerships which will acquire, develop, rehabilitate, operate and own newly-constructed, existing or rehabilitated low-income apartment complexes.

                                C & M ASSOCIATES
                         d/b/a BOSTON CAPITAL ASSOCIATES


                               DECEMBER 31, 1998

                                        Certified Public Accountants   South Shore Executive Park   Voice 781. 380.3520
                                        Business Consultants           Ten Forbes West              Fax   781. 380.7836
                                                                       Braintree, MA 02184-2696     EMail info@kpmonline.com

                                                                                                    Kevin P. Martin, CPA
                                                                                                    Kevin P. Martin, Jr., CPA, MST
|K|P|M| Kevin P. Martin & Associates, P.C.                                                          Kenneth J. Davin, CPA
                                                                                                    Garrett H. Dalton, III, CPA, MBA
                                                                                                    Lisa A. Martin, CPA, MST



To the Partners
C & M Associates
d/b/a Boston Capital Associates
One Boston Place
Boston, MA 02108-4406


                          Independent Auditors' Report
                          ----------------------------


     We have audited the accompanying balance sheet of C & M Associates d/b/a Boston Capital Associates (A Massachusetts General Partnership) as of December 31, 1998 and the related statements of income and expenses, partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C & M Associates d/b/a Boston Capital Associates as of December 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Kevin P. Martin & Associates, P.C.


February 18, 1999
Braintree, Massachusetts

                                                                     Exhibit "A"


                                C & M ASSOCIATES
                                ----------------
                         d/b/a BOSTON CAPITAL ASSOCIATES
                         -------------------------------
                      (A MASSACHUSETTS GENERAL PARTNERSHIP)
                      -------------------------------------

                                 BALANCE SHEET
                                 -------------
                                DECEMBER 31, 1998
                                -----------------


                                     ASSETS
                                     ------


CURRENT ASSETS:

  Cash                                                 $1,052,842
  Service fees receivable                                  11,834
                                                       ----------

     Total current assets                               1,064,676
                                                       ----------

OTHER ASSETS:

  Investments                                              63,923
                                                       ----------

                                                           63,923
                                                       ----------

                                                       $1,128,599
                                                       ==========


                      LIABILITIES AND PARTNERS' EQUITY
                      --------------------------------


CURRENT LIABILITIES:

  Accounts payable - trade                             $    3,644
  Accounts payable - affiliates                               436
                                                       ----------

     Total current liabilities                              4,080
                                                       ----------

PARTNERS' EQUITY                                        1,124,519
                                                       ----------

                                                       $1,128,599
                                                       ==========



                            See accompanying notes.

                                                                     Exhibit "E"


                                C & M ASSOCIATES
                                ----------------
                         d/b/a BOSTON CAPITAL ASSOCIATES
                         -------------------------------
                     (A MASSACHUSETTS GENERAL PARTNERSHIP)
                     -------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                               DECEMBER 31, 1998
                               -----------------



The accompanying financial statements have been prepared in accordance with generally accepted accounting principles. The following is a summary of significant accounting policies:

Note 1 - Summary of Significant Accounting Policies:
----------------------------------------------------

Nature of Business - C & M Associates was formed as a Massachusetts general partnership pursuant to an agreement dated July 1, 1982 to derive acquisition, consulting and management fees from various investment limited partnerships.

C & M Associates owns partnership interests in entities which own multiple apartment complexes located in various states. The partnerships are subject to long-term subsidy contracts, mortgage restrictions as to prepayments and priority distributions to limited partners.

The Partnership derives various acquisition and consulting fees from investment limited partnerships in connection with the negotiating and acquiring of operating partnership interests, substantially all of which are in the real estate sector and located throughout the United States. All accounts receivable are due from such partnership interests.

Method of Accounting - The financial statements of the Partnership are prepared on the accrual basis of accounting, and include only those assets, liabilities and results of operations of the Partnership which relate to the business of C & M Associates.

Revenue Recognition - The Partnership recognizes service fee income based upon the specific performance method at the time of syndication and closing of limited partnership investments. These fees are usually payable over a period of more than one year.

No individual private limited partnerships were syndicated through C & M Associates during 1998. However, C & M Associates continues to act as general partner in various public individual and corporate private limited partnerships which are syndicated through an affiliate.

Income Taxes - No provision for income taxes is made in the financial statements of the Partnership since the individual partners, not the entity, are allocated the tax effect of items of income, deduction and credits to be reported.

Bad Debts - No allowance for doubtful accounts has been provided as management believes all accounts receivable as of December 31, 1998 are fully collectible.

Cash and Cash Equivalents - The Partnership considers all highly liquid investments with a maturity of three months or less, when purchased, to be "cash equivalents."

In addition, the Partnership maintains its cash balances in one financial institution located in Boston, Massachusetts. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

                                                                     Exhibit "E"
                                                                     (Continued)

                                C & M ASSOCIATES
                                ----------------
                         d/b/a BOSTON CAPITAL ASSOCIATES
                         -------------------------------
                     (A MASSACHUSETTS GENERAL PARTNERSHIP)
                     -------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                               DECEMBER 31, 1998
                               -----------------


Note 1 - Summary of Significant Accounting Policies - continued
---------------------------------------------------

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statement and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Investments - Investments consist of interests in limited partnerships and are recorded at fair market value, which approximates cost.

C & M Associates holds a general partner interest in each limited partnership. As a general partner, C & M Associates is responsible to meet all limited partnership liabilities and obligations. These interests involve credit risk in excess of the amount recognized on the balance sheet. Unless noted otherwise, C & M Associates does not require collateral or other security to support financial instruments with credit risk.

Note 3 - Line of Credit - The Partnership is a guarantor on a $35 million revolving bank line of credit of another partnership, in which C & M Associates is affiliated as sponsor and through common control. Under the terms of the loan agreement dated August 22, 1996, the loan bears interest at the prime rate in effect from time to time. The Partnership has guaranteed 25% of the principal and 100% of the interest outstanding. As of December 31, 1998, there is no outstanding liability of C & M Associates under the line of credit. There is, however, $11,490,397 outstanding to the affiliate.

Note 4 - Transaction with Related Parties - Substantially all revenues are earned from the providing of financial consulting advice regarding development and syndication of partnership interests to partnerships in which C & M Associates is the general partner.

$436 of accounts payable at December 31, 1998 are payable to the related party.

TABULAR INFORMATION CONCERNING PRIOR LIMITED PARTNERSHIPS

The information contained in the following Tables I, II, III, and III-A is presented in conjunction with and as a supplement to the narrative summary appearing elsewhere in this Prospectus under "Prior Performance of the General Partner and its Affiliates" and is qualified in its entirety by the information contained in such narrative summary.

These Tables include information for the three-year period beginning January 1, 1996, and ending December 31, 1998 (five-year period ending March 31, 1998 for Table III) relating to public programs in the aggregate sponsored by the General Partner and its Affiliates which had similar investment objectives to those of the Fund. Programs deemed to have "similar investment objectives" are programs receiving Government Assistance and originally intended to provide, generally
(1) tax benefits in the form of tax losses and low-income housing and rehabilitation tax credits which could be used by limited partners to offset income from other sources, (2) long-term capital appreciation through increases in the value of the programs' investments, (3) cash distributions from the sale or refinancing of the apartment complexes owned by the operating partnerships, and (4) in some instances, limited cash distributions from operations. Additionally, the programs which had similar investment objectives to those of the Fund also involve material risks similar to those inherent in an investment in the Fund. (See the section of the Prospectus entitled "Risk Factors.")

The programs listed in these Tables were organized by the General Partner and its Affiliates generally in a two-tier structure. These two-tier programs consist of one investment limited partnership (the "investment partnership") which invested in a number of limited partnerships (the "operating partnerships"), each of which owns an apartment complex for low- and moderate-income persons, which receives Government Assistance. In the three-year period ending December 31, 1998, the General Partner and its Affiliates, sponsored one public partnership. The following table identifies the number of operating partnership interests acquired in programs sponsored by the General Partner and its Affiliates as of December 31, 1998, and emphasizes Boston Capital's philosophy of broad diversification:

                               % Equity       # of Operating                           Average Equity
                             Committed          Partnerships                           Per Operating
        Program             at 12/31/98           Acquired           # of States        Partnership
        -------             -----------           --------           -----------        -----------
Boston Capital Tax
  Credit Fund IV
  L.P.:
   Series 26.............         99.0%               44                 20              $  898,906
   Series 27.............         95.6%               14                 11              $1,680,565
   Series 28.............         99.9%               26                 14              $1,537,473
   Series 29.............         88.6%               21                  8              $1,685,028
   Series 30.............         82.9%               17                 11              $1,291,985
   Series 31.............         99.1%               26                 10              $1,680,111
   Series 32.............         87.8%               13                 10              $3,203,371
   Series 33.............         97.9%                7                  7              $3,361,742
   Series 34.............         85.1%                7                  5              $2,921,845


Although the percent of Equity Committed as of December 31, 1998 for Series 26, Series 27, Series 28, Series 29, Series 30, Series 31, Series 32, Series 33 and Series 34 is 99.0%, 95.6%, 99.9%, 88.6%, 82.9%, 99.1%, 87.8%, 97.9% and 85.1%
respectively, properties have been identified for acquisition to fully commit the equity raised for all of these Series.

In 1993, Affiliates of the General Partner formed Boston Capital Tax Credit Fund IV L.P., which was registered under the Securities Act of 1933.

The primary investment objectives of these limited partnerships are the preservation of the partnership's capital and the provision of current tax benefits to investors in the form of tax credits and passive losses. Cash flow distributions from the operating partnerships to the investment partnerships were not an investment objective in these programs. The regulations of RHS and other government subsidy programs limit the amount of rent which may be charged to tenants and also limit the amount of cash flow which may be distributed, even if greater amounts of cash flow are available.

Investors in Boston Capital will not have any interest in any of the prior limited partnerships incorporated in the tables or in any of the apartment complexes owned by these limited partnerships.

It should not be assumed that Investors in Boston Capital will experience results comparable to those experienced by investors in the programs incorporated in the following Tables.

The Tabular Information Concerning Prior Limited Partnerships and accompanying Notes are not covered by reports of independent certified public accountants.

Additional information regarding prior public programs can be obtained upon written request to:

Boston Capital Tax Credit Fund IV L.P. c/o Boston Capital Partners, Inc. One Boston Place, Suite 2100 Boston, Massachusetts 02108-4406 Attn: Richard DeAgazio.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(ON A PERCENTAGE BASIS)

Table I includes information concerning the experience of the Boston Associates and its affiliates in raising and investing funds for public limited partnerships having similar investment objectives to Boston Capital. Information is included for the sole public offering organized between January 1, 1996 and December 31, 1998, which invested in 175 operating partnerships. Table I presents the dollar amount offered and raised, the percentage of the amount raised which was used to pay offering costs and acquire investments, the percentage of leverage used and the time frame for raising and investing funds.

Table I is presented as if all capital contributions were received and all expenses and payments of capital were paid in the year in which the offering closed, although such transactions occur over several years.

The Table should be read in conjunction with the introduction and accompanying Notes.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(ON A PERCENTAGE BASIS)

January 1, 1996 Through December 31, 1998

                                                                  Public Offerings
                                                                  ----------------

                                                  BCTC IV               BCTC IV               BCTC IV
                                                    L.P.                  L.P.                 L.P.
                                               (Series 26)            (Series 27)           (Series 28)
                                                    1996                 1996                  1996
                                                    ----                 ----                  ----
Dollar amount offered (1)...............      $39,959,000            $24,607,000           $39,999,000
Dollar amount raised (100%).............              100%                   100%                  100%
Less: Offering expenses
Selling commissions and
   reimbursements retained by
   affiliates...........................             2.00%                  2.00%                 2.00%
  Other selling commissions.............             8.00%                  8.00%                 8.00%
  Legal and organizational..............             2.50%                  2.50%                 2.50%
                                                     -----                  ----                  -----

Total offering expenses.................            12.50%                 12.50%                12.50%
                                                    ======                 =====                 ======


Amount available for investment
   from limited partners................            87.50%                 87.50%                87.50%
Acquisition fees (2)....................             8.50%                  8.50%                 8.50%
Acquisition expenses (3)................             2.00%                  2.00%                 2.00%
Working capital reserves................             4.00%                  4.00%                 4.00%
Cash payments to operating
   partnerships (4).....................            73.00%                 73.00%                73.00%
                                                    ------               ------                ------

Total acquisition costs.................            87.50%                 87.50%                87.50%
                                                    ======               ======                ======


Mortgage financing......................      $50,873,195            $42,947,965           $37,594,746
Additional capital (5)..................      $ 2,986,574            $ 1,407,011              $322,469
                                              -----------            -----------              --------

Total other sources.....................      $53,859,769            $44,354,976           $37,917,215
Amount available for investment
   from offering proceeds...............      $34,964,125            $21,531,125           $34,999,125
                                              -----------            -----------          -----------

Total development costs.................      $88,823,894            $65,886,101           $72,916,340
                                              ===========            ===========          ===========


Percentage leverage (6).................            57.27%                 65.19%                51.56%
Average length of offering
   (days)...............................              159                     85                   124
Months to invest 90% of amount
   available............................               21                     15                    15

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(ON A PERCENTAGE BASIS)

January 1, 1996 Through December 31, 1998

                                                                  Public Offerings
                                                                  ----------------

                                                    BCTC IV               BCTC IV               BCTC IV
                                                      L.P.                  L.P.                 L.P.
                                                  (Series 29)           (Series 30)           (Series 31)
                                                      1997                 1997                  1997
                                                      ----                 ----                  ----
Dollar amount offered (1)...............          $39,918,000          $26,490,750           $44,057,750
Dollar amount raised (100%).............                  100%                 100%                  100%
Less: Offering expenses
Selling commissions and
   reimbursements retained by
   affiliates...........................                 2.00%                2.00%                 2.00%
  Other selling commissions.............                 8.00%                8.00%                 8.00%
  Legal and organizational..............                 2.50%                2.50%                 2.50%
                                                        ------               ------                ------

Total offering expenses.................                12.50%               12.50%                12.50%
                                                        ======               ======                ======


Amount available for investment
   from limited partners................                87.50%               87.50%                87.50%
Acquisition fees (2)....................                 8.50%                8.50%                 8.50%
Acquisition expenses (3)................                 2.00%                2.00%                 2.00%
Working capital reserves................                 4.00%                4.00%                 4.00%

Cash payments to operating
  partnerships (4).....................                 73.00%               73.00%                73.00%
                                                        ------               ------                ------

Total acquisition costs.................                87.50%               87.50%                87.50%
                                                        ======               ======                ======


Mortgage financing......................          $37,805,548          $22,238,706           $46,605,968
Additional capital (5)..................             $212,328             $247,934              $318,261
                                                  -----------          -----------           -----------

Total other sources.....................          $38,017,876          $22,486,640           $46,924,229
Amount available for investment
   from offering proceeds...............          $34,928,250          $23,179,406           $38,550,531
                                                  -----------          -----------           -----------

Total development costs.................          $72,946,126          $45,666,046           $85,474,760
                                                  ===========          ===========           ===========


Percentage leverage (6).................                51.83%               48.70%                54.53%
Average length of offering
   (days)...............................                  121                   80                   130
Months to invest 90% of amount
   available............................                  N/A                  N/A                     3

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(ON A PERCENTAGE BASIS)

January 1, 1996 Through December 31, 1998

                                                                  Public Offerings
                                                                  ----------------

                                                     BCTC IV             BCTC IV               BCTC IV
                                                      L.P.                 L.P.                 L.P.
                                                   (Series 32)          (Series 33)           (Series 34)
                                                      1998                 1998                  1998
                                                      ----                 ----                  ----
Dollar amount offered (1)                         $47,431,000          $26,362,000          $24,043,000
Dollar amount raised (100%)                               100%                 100%                 100%
Less: Offering expenses
Selling commissions and
   reimbursements retained by
   affiliates                                            2.00%                2.00%                2.00%
  Other selling commissions                              8.00%                8.00%                8.00%
  Legal and organizational                               2.50%                2.50%                2.50%
                                                  -----------          -----------          -----------

Total offering expenses                                 12.50%               12.50%               12.50%
                                                  ===========          ===========          ===========

Amount available for investment
   from limited partners                                87.50%               87.50%               87.50%
Acquisition fees (2)                                     8.50%                8.50%                8.50%
Acquisition expenses (3)                                 2.00%                2.00%                2.00%
Working capital reserves                                 4.00%                4.00%                4.00%
Cash payments to operating
   partnerships (4)                                     73.00%               73.00%               73.00%
                                                  -----------          -----------          -----------

Total acquisition costs                                 87.50%               87.50%               87.50%
                                                  ===========          ===========          ===========

Mortgage financing                                $25,959,250          $21,911,861          $16,748,004
Additional capital (5)                            $   150,964          $       589          $       632
                                                  -----------          -----------          -----------

Total other sources                               $26,110,214          $21,912,450          $16,748,636
Amount available for investment
   from offering proceeds                         $41,502,125          $23,066,750          $21,037,625
                                                  -----------          -----------          -----------

Total development costs                           $67,612,339          $44,979,200          $37,786,261
                                                  ===========          ===========          ===========

Percentage leverage (6)                                 38.39%               48.72%               44.32%
Average length of offering
   (days)                                                 156                   91                  101
Months to invest 90% of amount
   available                                              N/A                    3                  N/A

NOTES TO TABLE I

Note 1: The dollar amount offered and raised includes the entire amount of investors' contributions paid.

Note 2: Acquisition fees are amounts paid to the general partners and affiliates for selecting, evaluating, negotiating and closing the investment partnerships' acquisition of operating partnership interests.

Note 3: Acquisition expenses consist of legal and accounting fees, travel, market studies and other expenses to be paid to third parties.

Note 4: Cash payments to non-affiliated operating partnerships include capital contributions. The amount shown for 1998 includes 5.35% of public partnerships' funds committed but not yet invested.

Note 5: Additional capital represents funds contributed by the operating general partners. Properties financed by RHS after 1987 require the operating general partners to provide a minimum of 3% of the total development cost in equity.

Note 6: The leverage percentage equals the total amount of mortgage indebtedness on the acquisition date or completion date divided by total development costs.

TABLE II
COMPENSATION TO SPONSOR AND AFFILIATES

Table II sets forth the aggregate amount of all compensation earned by or paid to the General Partner and its Affiliates between January 1, 1996 and December 31, 1998 for the programs included in Table I. None of the programs included in this Table have been liquidated.

The Table should be read in conjunction with the introduction and accompanying notes.

January 1, 1996 Through December 31, 1998

                                                                      Public Offerings
                                                                      ----------------

                                                        BCTC IV            BCTC IV             BCTC IV
                                                          L.P.               L.P.               L.P.
                                                      (Series 26)       (Series 27)          (Series 28)
                                                          1996               1996              1996
                                                          ----               ----              ----
Dollar amount raised (1).........................     $39,959,000        $24,607,000       $39,999,000
Amounts paid and/or payable to
   sponsor and affiliates from
   proceeds (1):
Underwriting fees (2)............................       1,398,565            861,245         1,399,965
Acquisition fees.................................       3,396,515          2,091,595         3,399,915
Acquisition expense reimbursement................         799,180            492,140           799,980
Asset management fee.............................         793,805            645,895           379,644
Dollar amount of cash generated from
   operating partnerships before
   payments to sponsors (3)......................           5,173                  0                85
Amounts paid to sponsors from
   operations (4)................................               0                  0                 0

TABLE II
COMPENSATION TO SPONSOR AND AFFILIATES

January 1, 1996 Through December 31, 1998

                                                                      Public Offerings
                                                                      ----------------

                                                        BCTC IV            BCTC IV             BCTC IV
                                                          L.P.               L.P.               L.P.
                                                      (Series 29)       (Series 30)          (Series 31)
                                                          1997               1997              1997
                                                          ----               ----              ----
Dollar amount raised (1).........................     $39,918,000        $26,490,750       $44,057,750
Amounts paid and/or payable to
   sponsor and affiliates from
   proceeds (1):
Underwriting fees (2)............................       1,397,130            927,176         1,542,021
Acquisition fees.................................       3,393,030          2,251,714         3,744,909
Acquisition expense reimbursement................         798,360            529,815           881,155
Asset management fee.............................         406,391            164,542           262,845
Dollar amount of cash generated from
   operating partnerships before
   payments to sponsors (3)......................               0                  0                 0
Amounts paid to sponsors from
   operations (4)................................               0                  0                 0

TABLE II
COMPENSATION TO SPONSOR AND AFFILIATES

January 1, 1996 Through December 31, 1998

                                                                      Public Offerings
                                                                      ----------------

                                                        BCTC IV            BCTC IV             BCTC IV
                                                          L.P.               L.P.               L.P.
                                                      (Series 32)       (Series 33)          (Series 34)
                                                          1998               1998              1998
                                                          ----               ----              ----

Dollar amount raised (1).........................     $47,431,000        $26,362,000       $24,043,000
Amounts paid and/or payable to
   sponsor and affiliates from
   proceeds (1):
Underwriting fees (2)............................       1,660,085            922,670           841,505
Acquisition fees.................................       4,031,635          2,240,770         2,043,655
Acquisition expense reimbursement................               0            948,620           480,860
Asset management fee.............................         170,326             33,126            10,708
Dollar amount of cash generated from
   operating partnerships before
   payments to sponsors (3)......................               0                  0                 0
Amounts paid to sponsors from
   operations (4)................................               0                  0                 0

NOTES TO TABLE II

Note 1: Table II is presented as if all capital contributions were received and all fees payable from offering proceeds to the General Partner, its Affiliates, and their predecessors in interest were paid in the year in which the offerings were completed; such transactions actually occur over several years.

Note 2: Underwriting fees include non-accountable expense allowances, research report fees, due diligence fees, selling commissions, purchaser representative fees, and capital commitment fees. These amounts do not include commissions paid to an affiliated dealer-manager which were subsequently paid to non-affiliated brokers. These fees are paid over one to three years.

Note 3: The dollar amount of cash generated from operating partnerships is the total amount of cash distributions received by the investment partnerships during the three-year period. For example: 1998 would include 1996-1998 cash distributions for the partnership organized in 1996. Historically, cash flow from government-subsidized apartment complexes is generated by the second full year of operations, yet cash flow is not disbursed until financial statement analyses are complete.

Note 4: If cash flow is unavailable to pay investment partnership operating expenses, then expenses are either accrued until cash flow is available in future years to repay such expenses or the sponsor pays these operating expenses as they become due and subsequently receives reimbursement when cash flow is available.

TABLE III

OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

Table III summarizes the operating results of prior partnerships having similar investment objectives to the Fund which were closed between April 1, 1994 and March 31, 1999. The public investment partnerships own interests in 310 operating partnerships.

The information is presented in accordance with generally accepted accounting principles ("GAAP") except with respect to the information presented in the tables labeled "Tax & Distribution Data Per $1000 invested on a Tax Basis", which is presented on the tax basis method of accounting.

Significant differences can occur in operating results accounted for on a tax versus GAAP basis. Some differences, but not all, are due to depreciation methods and depreciable lives, and treatment of capitalized construction period interest and expenses. The usual effect of these differences is that taxable losses under GAAP would have been less than the taxable losses. Both GAAP and tax losses are reported in the table.

The Table should be read in conjunction with the introduction and accompanying Notes.

TABLE III
OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 1998

PUBLIC OFFERINGS CLOSED DURING 1994

BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 20)

                                               For the Financial Statement period ended March 31,
                                          1994         1995          1996           1997           1998
Gross Revenues.....................       8,065      231,414        151,206         41,051         52,699
Profit on sale of properties.......           0            0              0              0              0
Less:
 Losses from operating
  partnerships (1).................           0     (544,795)    (2,804,393)    (2,941,378)    (2,516,153)
 Operating Expenses (3)............      (5,561)    (483,018)      (438,912)      (396,611)      (357,506)
 Interest Expense..................           0            0              0              0              0
 Depreciation (2)..................           0      (15,470)       (23,285)       (23,285)       (23,285)
Net Income--GAAP Basis.............       2,504     (811,869)    (3,115,384)    (3,320,223)    (2,844,245)
Taxable Income
 from operations (4)...............           0     (399,908)    (3,063,829)    (2,569,647)    (2,771,051)
 gain on sale......................           0            0              0              0              0
Cash generated from
  operations (6)...................    (753,574)    (608,238)        87,374         90,782           (149)
Cash generated from sales..........           0            0              0              0              0
Cash generated from
  refinancing......................           0            0              0              0              0

Cash generated from
  operations, sales and
  refinancing......................    (753,574)    (608,238)        87,374         90,782           (149)
Less: Cash distributions to
  investors from operating
  cash flow........................           0            0              0              0              0
 from sales and refinancing........           0            0              0              0              0
 from other........................           0            0              0              0              0
Cash generated (deficiency)
  after cash distributions.........    (753,574)    (608,238)        87,374         90,782           (149)
Less: Special items (not including
  sales and refinancing) (identify
  and quantify)....................           0            0              0              0              0
Cash generated (deficiency)
  after cash distributions and
  special items....................    (753,574)    (608,238)        87,374         90,782           (149)



                                                       For the Tax period ended December 31,
Tax & Distribution Data Per $1,000                           1994        1995       1996          1997        1998
invested (7)
Federal Income Tax Results
  Federal Credit (5)............................               20          83        132           133          133
  State Credit..................................                0           0          0             0            0
  Ordinary Income (loss)........................              (10)        (78)       (66)          (72)         (68)
   from operations..............................              (10)        (78)       (66)          (72)         (68)
   from recapture...............................                0           0          0             0            0
  Capital gain (loss)...........................                0           0          0             0            0
Cash Distributions to investors:
  Source (on GAAP basis)........................                0           0          0             0            0
   Investment income............................                0           0          0             0            0
   Return of capital............................                0           0          0             0            0

  Source (on cash basis):
   Sales........................................                0           0          0             0            0
   Refinancing..................................                0           0          0             0            0
   Operations...................................                0           0          0             0            0
   Other........................................                0           0          0             0            0
Amount remaining invested in
   program properties...........................                                                           98.85%

TABLE III
OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 1998

PUBLIC OFFERINGS CLOSED DURING 1994

BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 21)

                                                               For the Financial
                                                       Statement period ended March 31,
                                           1995          1996          1997           1998

Gross Revenues                            77,548        109,287         63,343         53,299
Profit on sale of properties                   0              0              0              0
Less:
 Losses from operating
  partnerships (1)                      (277,472)      (902,586)    (2,109,014)    (1,854,423)
 Operating Expenses (3)                 (179,938)      (295,327)      (296,809)      (277,987)
 Interest Expense                              0              0              0              0
 Depreciation (2)                         (5,395)       (16,968)       (18,957)       (18,957)
Net Income--GAAP Basis                  (385,257)    (1,105,594)    (2,361,437)    (2,098,068)
Taxable Income
 from operations (4)                     (55,555)      (563,052)    (1,286,281)    (1,295,853)
 gain on sale                                  0              0              0              0
Cash generated from
  operations (6)                      (1,071,123)       828,821         55,158         21,666
Cash generated from sales                      0              0              0              0
Cash generated from
  refinancing                                  0              0              0              0

Cash generated from
  operations, sales and
  refinancing                         (1,071,123)       828,821         55,158         21,666
Less: Cash distributions to
  investors
 from operating cash flow                      0              0              0              0
 from sales and refinancing                    0              0              0              0
 from other                                    0              0              0              0
Cash generated (deficiency)
  after cash distributions            (1,071,123)       828,821         55,158         21,666
Less: Special items (not including
  sales and refinancing) (identify
  and quantify)                                0              0              0              0
Cash generated (deficiency)
  after cash distributions and
  special items                       (1,071,123)       828,821         55,158         21,666


                                      For the Tax period ended December 31,
Tax & Distribution Data Per $1,000   1994     1995    1996     1997     1998
invested (7)
Federal Income Tax Results
  Federal Credit (5)                   0       34       91      113      119
  State Credit                         0        0        0        0        0
  Ordinary Income (loss)              (3)     (29)     (68)     (68)    (106)
   from operations                    (3)     (29)     (68)     (68)    (106)
   from recapture                      0        0        0        0        0
  Capital gain (loss)                  0        0        0        0        0
Cash Distributions to investors:
  Source (on GAAP basis)               0        0        0        0        0
   Investment income                   0        0        0        0        0

   Return of capital                   0        0        0        0        0
  Source (on cash basis):
   Sales                               0        0        0        0        0
   Refinancing                         0        0        0        0        0
   Operations                          0        0        0        0        0
   Other                               0        0        0        0        0
Amount remaining invested in
   program properties............................                      93.20%

TABLE III
OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 1998

PUBLIC OFFERINGS CLOSED DURING 1994

BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 22)

                                                                  For the Financial
                                                          Statement period ended March 31,
                                                1995           1996            1997           1998

Gross Revenues                                  25,984         93,986         80,225         35,289
Profit on sale of properties                         0              0              0              0
Less:
 Losses from operating
  partnerships (1)                             (62,112)    (1,155,551)    (1,817,108)    (1,372,762)
 Operating Expenses (3)                        (93,965)      (312,736)      (309,421)      (304,253)
 Interest Expense                                    0              0              0              0
 Depreciation (2)                               (4,295)       (12,538)       (12,538)       (12,538)
Net Income--GAAP Basis                        (134,388)    (1,386,839)    (2,058,842)    (1,654,264)
Taxable Income
 from operations (4)                           (36,367)    (1,179,491)    (1,796,994)    (1,662,953)
 gain on sale                                        0              0              0              0
Cash generated from operations (6)          (3,300,628)     3,087,382        121,376         97,864
Cash generated from sales                            0              0              0              0
Cash generated from refinancing                      0              0              0              0
Cash generated from operations,
  sales and refinancing                     (3,300,628)     3,087,382        121,376         97,864

Less: Cash distributions to investors
 from operating cash flow                            0              0              0              0
 from sales and refinancing                          0              0              0              0
 from other                                          0              0              0              0
Cash generated (deficiency) after
  cash distributions                        (3,300,628)     3,087,382        121,376         97,864
Less: Special items (not including sales
  and refinancing) (identify and
  quantify)                                          0              0              0              0
Cash generated (deficiency) after
  cash distributions and special
  items                                     (3,300,628)     3,087,382        121,376         97,864


                                      For the Tax period ended December 31,
Tax & Distribution Data Per $1,000   1994     1995    1996     1997     1998
invested (7)
Federal Income Tax Results
  Federal Credit (5)                   0       46      100      119      125
  State Credit                         0        0        0        0        0
  Ordinary Income (loss)              (1)     (45)     (70)     (65)     (64)
   from operations                    (1)     (45)     (70)     (65)     (64)
   from recapture                      0        0        0        0        0
  Capital gain (loss)                  0        0        0        0        0
Cash Distributions to investors:
  Source (on GAAP basis)               0        0        0        0        0
   Investment income                   0        0        0        0        0
   Return of capital                   0        0        0        0        0
  Source (on cash basis):
   Sales                               0        0        0        0        0
   Refinancing                         0        0        0        0        0

   Operations                          0        0        0        0        0
   Other                               0        0        0        0        0
Amount remaining invested in
   program properties............................                      98.34%

TABLE III
OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 1998

PUBLIC OFFERINGS CLOSED DURING 1995

BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 23)

                                                                  For the Financial
                                                           Statement period ended March 31,
                                                 1995          1996           1997            1998
Gross Revenues                                   9,097        395,171        190,215         78,002
Profit on sale of properties                         0              0              0              0
Less:
 Losses from operating
  partnerships (1)                             (18,054)      (483,614)    (1,847,436)    (1,705,493)
 Operating Expenses (3)                              0       (447,957)      (326,623)      (287,098)
 Interest Expense                                    0              0              0              0
 Depreciation (2)                                    0         (9,804)       (13,072)       (13,072)
Net Income--GAAP Basis                          (8,957)      (546,204)    (1,996,916)    (1,927,661)
Taxable Income
 from operations (4)                                 0       (348,385)    (2,316,483)    (2,351,906)
 gain on sale                                        0              0              0              0
Cash generated from operations (6)              11,841       (410,825)      (266,198)        31,227
Cash generated from sales                            0              0              0              0
Cash generated from refinancing                      0              0              0              0
Cash generated from operations,
  sales and refinancing                         11,841       (410,825)      (266,198)        31,277

Less: Cash distributions to investors
 from operating cash flow                            0              0              0              0
 from sales and refinancing                          0              0              0              0
 from other                                          0              0              0              0
Cash generated (deficiency) after
  cash distributions                            11,841       (410,825)      (266,198)        31,227
Less: Special items (not including sales
  and refinancing) (identify and
  quantify)                                          0              0              0              0
Cash generated (deficiency) after
  cash distributions and special
  items                                         11,841       (410,825)      (266,198)        31,227


                                      For the Tax period ended December 31,
Tax & Distribution Data Per $1,000   1994    1995     1996    1997     1998
invested (7)
Federal Income Tax Results
  Federal Credit (5)                   0      31       90      129      131
  State Credit                         0       0        0        0        0
  Ordinary Income (loss)               0     (13)     (69)     (70)     (62)
   from operations                     0     (13)     (69)     (70)     (62)
   from recapture                      0       0        0        0        0
  Capital gain (loss)                  0       0        0        0        0
Cash Distributions to investors:
  Source (on GAAP basis)               0       0        0        0        0
   Investment income                   0       0        0        0        0
   Return of capital                   0       0        0        0        0
  Source (on cash basis):
   Sales                               0       0        0        0        0
   Refinancing                         0       0        0        0        0

   Operations                          0       0        0        0        0
   Other                               0       0        0        0        0
Amount remaining invested in
   program properties..............................                   98.38%

TABLE III
OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 1998

PUBLIC OFFERINGS CLOSED DURING 1995

BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 24)

                                                            For the Financial
                                                         Statement period ended
                                                                March 31,
                                                    1996           1997           1998
Gross Revenues                                     139,594        193,065         50,741
Profit on sale of properties                             0              0              0
Less:
  Losses from operating partnerships (1)          (149,023)      (797,796)    (1,342,281)
  Operating Expenses (3)                          (128,659)      (310,902)      (270,839)
  Interest Expense                                       0              0              0
  Depreciation (2)                                  (5,769)       (12,980)       (12,979)
Net Income--GAAP Basis                            (143,857)      (928,613)    (1,575,358)
Taxable Income
  from operations (4)                             (205,977)    (1,059,389)    (1,572,243)
  gain on sale                                           0              0              0
Cash generated from operations (6)                 102,553       (293,553)        53,614
Cash generated from sales                                0              0              0
Cash generated from refinancing                          0              0              0
Cash generated from operations, sales and
   refinancing                                     102,553       (293,553)        53,614

Less: Cash distributions to investors
  from operating cash flow                               0              0              0
  from sales and refinancing                             0              0              0
  from other                                             0              0              0
Cash generated (deficiency) after cash
   distributions                                   102,553       (293,553)        53,614
Less: Special items (not including sales and
   refinancing) (identify and quantify)                  0              0              0
Cash generated (deficiency) after cash
   distributions and special items                 102,553       (293,553)        53,614


                                        For the Tax period ended
                                              December 31,
Tax & Distribution Data Per $1,000   1995     1996    1997     1998
invested (7)
Federal Income Tax Results
  Federal Credit (5)                  11       50      112      127
  State Credit                         0        0        0        0
  Ordinary Income (loss)              (8)     (49)     (72)     (70)
   from operations                    (8)     (49)     (72)     (70)
   from recapture                      0        0        0        0
  Capital gain (loss)                  0        0        0        0
Cash Distributions to investors:
  Source (on GAAP basis)               0        0        0        0
   Investment income                   0        0        0        0
   Return of capital                   0        0        0        0
  Source (on cash basis):
   Sales                               0        0        0        0
   Refinancing                         0        0        0        0

   Operations                          0        0        0        0
   Other                               0        0        0        0
Amount remaining invested in
   program properties................................         98.84%

TABLE III
OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 1998

PUBLIC OFFERINGS CLOSED DURING 1995

BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 25 and 26)

                                                          For the Financial Statement period ended March 31,

                                                         Series 25                                   Series 26

                                              1996          1997           1998           1996          1997           1998

Gross Revenues                              130,046        442,637        134,963          8,666        962,666        534,030
Profit on sale of properties                      0              0              0              0              0              0
Less:
 Losses from operating
  partnerships (1)                           22,315       (767,183)    (1,550,724)             0       (493,405)      (869,148)
 Operating Expenses (3)                    (109,194)      (425,636)      (367,116)       (35,876)      (665,060)      (662,078)
 Interest Expense                                 0              0              0              0              0              0
 Depreciation (2)                            (2,622)       (10,488)       (10,488)             0        (14,198)       (18,931)
Net Income--GAAP Basis                       40,545       (760,670)    (1,793,365)       (27,210)      (209,997)    (1,016,127)
Taxable Income
 from operations (4)                         10,287       (453,738)    (2,196,058)             0       (760,605)    (1,551,349)
 gain on sale                                     0              0              0              0              0              0
Cash generated from operations (6)         (177,485)        74,185       (239,940)       (13,967)        63,427        (99,875)
Cash generated from sales                         0              0              0              0              0              0
Cash generated from refinancing                   0              0              0              0              0              0

Cash generated from operations,
  sales and refinancing                    (177,485)        74,185       (239,940)       (13,967)        63,427        (99,875)
Less: Cash distributions to investors
 from operating cash flow                         0              0              0              0              0              0
 from sales and refinancing                       0              0              0              0              0              0
 from other                                       0              0              0              0              0              0
Cash generated (deficiency)
  after cash distributions                 (177,485)        74,185       (239,940)       (13,967)        63,427        (99,875)
Less: Special items (not including
  sales and refinancing) (identify
  and quantify)                                   0              0              0              0              0              0
Cash generated (deficiency)
  after cash distributions and
  special items                            (177,485)        74,185       (239,940)       (13,967)        63,427        (99,875)


                                                        For the Tax Period Ended December 31,
                                                     Series 25                        Series 26
                                                     ---------                        ---------

Tax Distribution Data Per $1000      1995    1996    1997     1998      1995    1996    1997     1998
invested (7)
Federal Income Tax Results
 Federal Credit (5)                    0      13      108      125        0      21       59      100
 State Credit                          0       0        0        0        0       0        0        0
 Ordinary Income (loss)                0     (15)     (73)     (62)       0     (19)     (39)     (42)
 from operations                       0     (15)     (73)     (62)       0     (19)     (39)     (42)
 from recapture                        0       0        0        0        0       0        0        0
 Capital gain (loss)                   0       0        0        0        0       0        0        0

Cash Distributions to investors:
 Source (on GAAP basis)                0       0        0        0        0       0        0        0
 Investment income                     0       0        0        0        0       0        0        0
 Return of capital                     0       0        0        0        0       0        0        0
 Source (on cash basis):
 Sales                                 0       0        0        0        0       0        0        0
 Refinancing                           0       0        0        0        0       0        0        0
 Operations                            0       0        0        0        0       0        0        0
 Other                                 0       0        0        0        0       0        0        0
Amount remaining invested in
 program properties.....................                              98.77%                    98.33%

TABLE III
OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 1998

PUBLIC OFFERINGS CLOSED DURING 1996

BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 27, 28 and 29)

 For the Financial Statement
 period ended March 31,


                                                  Series 27                   Series 28                     Series 29
                                                  ---------                   ---------                     ---------

                                              1997           1998          1997          1998           1997            1998
Gross Revenues                               269,562        323,118       254,197      1,280,997          1,992        800,608
Profit on sale of properties                       0              0             0              0              0              0
Less:
 Losses from operating
 partnerships (1)                             (9,016)      (689,756)       (1,567)      (351,007)             0       (626,915)
 Operating Expenses (3)                     (277,112)      (404,945)     (155,959)      (645,593)        (1,058)      (441,805)
 Interest Expense                                  0              0             0              0              0              0
 Depreciation (2)                             (7,761)       (15,522)       (5,081)       (20,326)             0         (8,633)
Net Income--GAAP Basis                       (24,327)      (787,105)        91,59        264,071            934       (276,745)
Taxable Income
 from operations (4)                        (177,866)      (783,283)     (488,790)             0       (397,786)
 gain on sale                                      0              0             0              0              0              0
Cash generated from operations (6)          (118,251)        32,425      (142,303)       619,169         96,625      3,645,201
Cash generated from sales                          0              0             0              0              0              0
Cash generated from refinancing                    0              0             0              0              0              0

Cash generated from operations,
 sales and refinancing                      (118,251)       (32,425)     (142,303)       619,169         96,625      3,645,201
Less: Cash distributions to investors
 from operating cash flow                          0              0             0              0              0              0
 from sales and refinancing                        0              0             0              0              0              0
 from other                                        0              0             0              0              0              0
Cash generated (deficiency) after
 cash distributions                         (118,251)        32,425      (142,303)       619,169         96,625      3,645,201
Less: Special items (not including
 sales and refinancing) (identify
 and quantify)                                     0              0             0              0              0              0
Cash generated (deficiency) after cash
 distributions and special items            (118,251)        32,425      (142,303)       619,169         96,625      3,645,201


 For the Tax Period Ended December 31, 1998
                                                Series 27                  Series 28            Series 29
                                                ---------                  ---------            ---------
Tax Distribution Data Per $1000           1996    1997     1998      1996     1997     1998     1997    1998
invested (7)
Federal Income Tax Results
  Federal Credit (5)                       8       20       68         0        7       12        2      49
  State Credit                             0        0        0         0        0        0        0       0
  Ordinary Income (loss)                  (7)     (32)     (49)       (0)     (12)     (94)     (10)    (44)
  from operations                         (7)     (32)     (49)       (0)     (12)     (94)     (10)    (44)
  from recapture                           0        0        0         0        0        0        0       0
  Capital gain (loss)                      0        0        0         0        0        0        0       0
Cash Distributions to investors:
  Source (on GAAP basis)                   0        0        0         0        0        0        0       0
  Investment income                        0        0        0         0        0        0        0       0
  Return of capital                        0        0        0         0        0        0        0       0
  Source (on cash basis):                  0        0        0         0        0        0        0       0

  Sales                                    0        0        0         0        0        0        0       0
  Refinancing                              0        0        0         0        0        0        0       0
  Operations                               0        0        0         0        0        0        0       0
  Other                                    0        0        0         0        0        0        0       0
Amount remaining invested in
 program properties.....................          97.36%                      99.63%            99.16%

TABLE III
OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 1998

PUBLIC OFFERINGS CLOSED DURING 1997

BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series  30 and 31)

                                                   For the Financial
                                               Statement period ended
                                                       March 31,

                                                Series 30   Series 31
                                                ---------   ---------

                                                  1998          1998
Gross Revenues                                   459,716      200,996
Profit on sale of properties                           0            0
Less:
  Losses from operating partnerships (1)         100,573      (43,087)
  Operating Expenses (3)                        (223,345)    (224,172)
  Interest Expense                                     0            0
  Depreciation (2)                                (5,613)      (3,426)
Net Income--GAAP Basis                           331,331      (69,689)
Taxable Income
  from operations (4)                            (42,975)    (141,712)
  gain on sale                                         0            0
Cash generated from operations (6)                (1,821)     194,462
Cash generated from sales                              0            0
Cash generated from refinancing                        0            0

Cash generated from operations, sales and
   refinancing                                    (1,821)     194,462
Less: Cash distributions to investors
  from operating cash flow                             0            0
  from sales and refinancing                           0            0
  from other                                           0            0
Cash generated (deficiency) after cash
   distributions                                  (1,821)     194,462
Less: Special items (not including sales and
   refinancing) (identify and quantify)                0            0
Cash generated (deficiency) after cash
   distributions and special items                (1,821)     194,462


                                                                  For the Tax period ended
                                                                          March 31,
                                                                            1998
                                                                            ----

                                                              Series 30                   Series 31
Tax Distribution Data Per $1000                             1997     1998              1997    1998
invested (7)
Federal Income Tax Results
   Federal Credit (5)                                        0         19                 0      28
   State Credit                                              0          0                 0       0
   Ordinary Income (loss)                                   (2)       (21)               (3)    (16)
   from operations                                          (2)       (21)               (3)    (16)
   from recapture                                            0          0                 0       0
   Capital gain (loss)                                       0          0                 0       0

Cash Distributions to investors:
   Source (on GAAP basis)                                    0          0                 0       0
   Investment income                                         0          0                 0       0
   Return of capital                                         0          0                 0       0
   Source (on cash basis):                                   0          0                 0       0
   Sales                                                     0          0                 0       0
   Refinancing                                               0          0                 0       0
   Operations                                                0          0                 0       0
   Other                                                     0          0                 0       0
Amount remaining invested in program
   properties...................................                99.65%                    99.99%

TABLE III
OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

From Opening Through March 31, 1998

PUBLIC OFFERINGS CLOSED DURING 1997

BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 32 through Series 34)

                                                                        For the Financial
                                                                    Statement period ended
                                                                            March 31,

                                                    Series 32          Series 33          Series 34

                                                      1998               1998                1998
Gross Revenues                                       2,782
Profit on sale of properties                             0
Less:
    Losses from operating partnerships (1)               0
    Operating Expenses (3)                         (23,978)
    Interest Expense                                     0
    Depreciation (2)                                     0
Net Income--GAAP Basis                             (21,196)
Taxable Income
    from operations (4)                                  0
    gain on sale                                         0
Cash generated from operations (6)              (1,033,617)
Cash generated from sales                                0
Cash generated from refinancing                          0

Cash generated from operations, sales and
    refinancing                                 (1,033,617)
Less: Cash distributions to investors
    from operating cash flow                             0
    from sales and refinancing                           0
    from other                                           0
Cash generated (deficiency) after cash
    distributions                               (1,033,617)
Less: Special items (not including sales and
    refinancing) (identify and quantify)                 0
Cash generated (deficiency) after cash
    distributions and special items             (1,033,617)


                                      For the Tax period ended
                                               March 31,
                                                 1998

                                     Series 32   Series 33   Series 34
Tax & Distribution Data Per $1,000
invested (7)
Federal Income Tax Results
  Federal Credit (5)                     21         19          0
  State Credit                            0          0          0
  Ordinary Income (loss)                (10)        (2)        15
   from operations                      (10)        (2)        15
   from recapture                         0          0          0
  Capital gain (loss)                     0          0          0
Cash Distributions to investors:
  Source (on GAAP basis)                  0          0          0
   Investment income                      0          0          0
   Return of capital                      0          0          0

  Source (on cash basis):
   Sales                                  0        0        0
   Refinancing                            0        0        0
   Operations                             0        0        0
   Other                                  0        0        0
Amount remaining invested in program
   properties                           100.00%  100.00%  100.00%

NOTES TO TABLE III

Note 1: This figure represents the GAAP income (loss) allocable to the public investment partnerships from their investment in operating partnerships. The GAAP income (loss) is gross rental income less ordinary operating expenses, interest expense, depreciation and certain non-recurring fees, such as loan guarantee fees, lease-up fees and partnership management fees paid by the operating partnerships.

Note 2: This figure represents the amortization by the investment partnerships of its organization expense over a 60-month period commencing in the month initial investor admission occurs.

Note 3: Operating expenses consist of investor service costs and legal and accounting fees of the investment partnerships and expenses paid from equity which includes partnership management fees, initial investor service fees and capital commitment fees reported on an accrual basis.

Note 4: The taxable income (losses) for the investment partnerships represent losses from Operating Partnerships which in turn consist substantially of depreciation and mortgage interest.

Note 5: Federal credits include low-income housing tax credits and historic tax credits.

Note 6: Cash generated from operations is the net income (loss), net of non-cash expenses, adjusted for changes in accounts receivable and payable and distributions received from the operating partnerships.

Note 7: Federal low-income housing tax credits and historic tax credits and taxable income (loss), per $1,000 invested represents the limited partners' allocable share of such items divided by the capital contributed by the limited partners divided by $1,000. This information is presented on a Tax basis and not a GAAP basis.

Note 8: The information provided in the tables labeled "Tax & Distribution Data per $1,000 invested on a Tax Basis" is through the period December 31, 1998.

TABLE III-A

Table III-A summarizes the actual tax credit results during the period January 1, 1988 through December 31, 1998, of the seven public partnerships sponsored by affiliates of Boston Associates.

                                      Final
                                      Closing
     Program     Equity Raised        Date
     -------     -------------        ----
BCTC 1.........    12,999,000         Dec. 1988
BCTC 2 (CA)2        8,303,000         Apr. 1989
BCTC 3.........    28,822,000         May 1989
BCTC 4.........    29,788,160         Jun. 1989
BCTC 5 (CA)2        4,899,000         Jul. 1989
BCTC 6.........    12,935,780         Sept. 1989
BCTC II 7......    10,361,000         Dec. 1989
BCTC II 9......    41,574,018         May 1990
BCTC II 10.....    24,288,998         Aug. 1990
BCTC II 11.....    24,735,003         Dec. 1990
BCTC II 12.....    29,710,003         May 1991
BCTC II 14.....    55,728,996         Dec. 1991
BCTC III 15....    38,705,000         Jun. 1992
BCTC III 16....    54,293,000         Dec. 1992
BCTC III 17....    50,000,000         May 1993
BCTC III 18....    36,162,000         Oct. 1993
BCTC III 19....    40,800,000         Dec. 1993
BCTC IV 20.....    38,667,000         Jun. 1994

BCTC IV 21.....    18,927,000         Sept. 1994
BCTC IV 22.....    25,644,000         Dec. 1994
BCTC IV 23.....    33,366,000         Jun. 1995
BCTC IV 24.....    21,697,000         Sept. 1995
BCTC IV 25.....    30,248,000         Dec. 1995
BCTC IV 26.....    39,959,000         Jun. 1996
BCTC IV 27.....    24,607,000         Sept. 1996
BCTC IV 28.....    39,999,000         Jan. 1997
BCTC IV 29.....    39,918,000         Jun. 1997
BCTC IV 30.....    26,490,750         Sept. 1997
BCTC IV 31(5)      44,057,750         Jan. 1998
BCTC IV 32(5)      47,431,000         Jun. 1998
BCTC IV 33(5)      26,362,000         Sept. 1998

Total..........  $934,987,608

                                                   Actual Tax Credits (%)(3&4)

     Program      1987    1988     1989   1990(1) 1991    1992    1993    1994     1995    1996    1997     1998
     -------      ----    ----     ----   ----    ----    ----    ----    ----     ----    ----    ----     ----

BCTC 1.........             .9    11.0    22.0    14.2    14.2    14.2     14.2    14.2    14.2    14.2     12.1
BCTC 2 (CA)2                               4.2    24.8    29.5    27.0     17.1    11.1    10.5    10.2     10.2
BCTC 3.........                   12.0    18.5    12.9    12.9    12.9     12.9    12.9    12.9    12.9     12.5
BCTC 4.........                    7.8    17.4    13.9    12.6    12.6     12.4    12.4    12.4    12.4     12.4
BCTC 5 (CA)2                              7.0     24.1    25.2    21.5     15.2    11.1    10.7    10.4     10.1
BCTC 6.........                    2.9    15.3    14.9    13.5    13.1     13.0    13.0    13.0    12.8     12.8
BCTC II 7......                    6.2    11.9    17.1    11.9    12.1     12.2    12.2    12.2    12.2     12.2
BCTC II 9......                            9.3    11.6    11.9    12.5     13.5    13.7    13.8    13.8     13.7

BCTC II 10.....                            3.1    10.4    12.0    14.1     14.6    14.8    14.7    14.7     14.6
BCTC II 11.....                            4.5     7.9    12.3    12.8     13.3    13.3    13.3    13.3     13.3
BCTC II 12.....                                    4.7    11.0    12.1     14.3    14.8    14.7    14.8     14.7
BCTC II 14.....                                    3.8     9.1    12.5     14.0    14.4    14.5    14.5     14.3
BCTC III 15....                                            3.1     9.2     13.4    14.4    14.8    14.8     14.8
BCTC III 16....                                            1.4     4.4      8.6    13.9    14.2    14.2     14.3
BCTC III 17....                                                    3.2      8.3    13.6    14.1    14.1     14.1
BCTC III 18....                                                     .1      7.3    12.8    13.4    13.4     13.5
BCTC III 19....                                                             1.8    10.2    12.6    13.4     13.5
BCTC IV 20.....                                                             2.3     8.4    13.4    13.4     13.5
BCTC IV 21.....                                                                     3.5     9.2    11.5     12.0
BCTC IV 22.....                                                                     4.6    10.4    12.1     12.7
BCTC IV 23.....                                                                     3.1     9.1    13.0     13.2
BCTC IV 24.....                                                                     1.7     5.1    11.3     12.9
BCTC IV 25.....                                                                             1.4    10.9     12.6
BCTC IV 26.....                                                                             2.6     6.0     10.1
BCTC IV 27.....                                                                             0.9     2.0      6.9
BCTC IV 28.....                                                                                      .7      4.9
BCTC IV 29.....                                                                                     1.9      5.0
BCTC IV 30.....                                                                                      .1      1.9
BCTC IV 31(5)...                                                                                             2.9
BCTC IV 32 (5)...                                                                                            2.6
BCTC IV 33 (5)...                                                                                            2.3

                                                                    Overall Tax
                                              Cumulative time       Credit
     Program     Cumulative                  invested thru 1996     Objective
     -------     ----------                  ------------------     ---------
BCTC 1......... 145.4                            10 yrs.            130-150
BCTC 2 (CA)2 .. 154.8                             9 yrs. 8 mos.     170
BCTC 3......... 133.3                             9 yrs. 7 mos.     130-150
BCTC 4......... 126.3                             9 yrs. 6 mos.     130-150
BCTC 5 (CA)2 .. 145.7                             9 yrs. 5 mos.     150-170
BCTC 6......... 124.3                             9 yrs. 3 mos.     130-150
BCTC II 7...... 120.2                             9 yrs.            130-140
BCTC II 9...... 113.8                             8 yrs. 7 mos.     130-150
BCTC II 10..... 113.0                             8 yrs. 4 mos.     130-150
BCTC II 11..... 104.0                             8 yrs.            130-150
BCTC II 12..... 101.1                             7 yrs. 7 mos.     140-160
BCTC II 14.....  97.1                             7 yrs.            140-160
BCTC III 15....  84.5                             6 yrs. 6 mos.     140-160
BCTC III 16....  71.0                             6 yrs.            140-160
BCTC III 17....  67.4                             5 yrs. 7 mos.     140-160
BCTC III 18....  60.5                             5 yrs. 2 mos.     140-160
BCTC III 19....  51.5                             5 yrs.            140-160
BCTC IV 20.....  51.0                             4 yr. 6 mos.      130-150
BCTC IV 21.....  36.2                             4 yr. 3 mos.      130-150
BCTC IV 22.....  39.8                             4 yrs.            130-150
BCTC IV 23.....  38.4                             3 yr. 6 mos.      130-150
BCTC IV 24.....  31.0                             3 yr. 3 mos.      130-150
BCTC IV 25.....  24.9                             3 yrs.            130-150
BCTC IV 26.....  18.7                             2 yr. 6 mos.      120-140
BCTC IV 27.....   9.6                             2 yr. 3 mos.      120-140
BCTC IV 28.....   5.6                             1 yr.             120-140
BCTC IV 29.....   6.9                             1 yr.             110-130
BCTC IV 30.....   2.0                             1 yr.             110-130
BCTC IV 31(5) .   3.0                             11 mos.           110-130
BCTC IV 32(5) .   2.6                              6 mos.           110-130

BCTC IV 33(5) .   2.3                              3 mos.           110-130


NOTES TO TABLE III-A

(1) The 1990 results reflect, where applicable, the election available to partnerships owning interests in properties qualifying for federal housing tax credits pursuant to the 1990 Omnibus Budget Reconciliation Act which enables individual investors who held an interest in those partnerships prior to October 31, 1990, to utilize only in 1990 up to 150% of the annual federal housing tax credit, otherwise allowable for 1990. Where this election was made, the annual federal housing tax credit for 1990, 1991 and 1992 has been reduced by the 50% bonus ratably and will continue to be reduced over the remaining years of the credit period.

(2) These programs offered both California and federal housing tax credits.

(3) Each investor's first year yield may vary slightly based upon actual date of investor admission.

(4) The only material benefit from these programs may be tax credits which may mean that a material portion of each tax credit may represent a return of the money originally invested if there is not enough money from the sale or refinancing of the respective apartment complexes to return each investor's capital contribution.

(5) As with all programs less than one year old, these returns are for a partial year.

BCTC is Boston Capital Tax Credit Fund. BCTC II is Boston Capital Tax Credit Fund II. BCTC III is Boston Capital Tax Credit Fund III. BCTC IV is Boston Capital Tax Credit Fund IV.

BOSTON CAPITAL TAX CREDIT FUND IV L.P.
AGREEMENT OF LIMITED PARTNERSHIP

As of December 16, 1993

[This page intentionally left blank]

TABLE OF CONTENTS AGREEMENT OF LIMITED PARTNERSHIP

                                                                                                     Page
                                                                                                     ----
                                                   ARTICLE I

  CONTINUATION, NAME, PLACE OF BUSINESS, PURPOSE AND TERM.....................................        A-1
   1.01      Continuation of Partnership........................................................      A-1
   1.02      Name, Place of Business and Name and Address of Resident Agent.....................      A-1
   1.03      Purpose............................................................................      A-1
   1.04      Term...............................................................................      A-2

                                                  ARTICLE II

  DEFINED TERMS...............................................................................        A-2
   2.01      Defined Terms......................................................................      A-2

                                                  ARTICLE III

  PARTNERS AND CAPITAL........................................................................       A-13
   3.01      General Partner....................................................................     A-13
   3.02      Limited Partner....................................................................     A-13
   3.03      Assignees..........................................................................     A-13
   3.04      Partnership Capital................................................................     A-15
   3.05      Liability of Partners and Assignees................................................     A-17

                                                  ARTICLE IV

  DISTRIBUTIONS OF CASH; ALLOCATIONS OF PROFITS, CREDITS AND LOSSES...........................       A-17
   4.01      Allocations of Profits, Credits and Losses and Distributions of Cash
             Available for Distribution.........................................................     A-17
   4.02      Distributions of Liquidation, Sale or Refinancing Proceeds.........................     A-18
   4.03      Allocation of Gains and Losses.....................................................     A-19
   4.04      Determination of Allocations and Distributions Among Partners and
             Assignees..........................................................................     A-20
   4.05      Capital Accounts...................................................................     A-21
   4.06      Authority of General Partners to Vary Allocations to Preserve and Protect
             Partners' Intent...................................................................     A-22

   4.07      Allocations Between and Among Series...............................................     A-22
   4.08      Special Allocations................................................................     A-23

                                                   ARTICLE V

  RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER.......................................       A-24
   5.01      Management of the Partnership......................................................     A-24
   5.02      Authority of the Managing General Partner..........................................     A-26
   5.03      Authority of General Partner and Its Affiliates to Deal with Partnership
             and Operating Partnerships.........................................................     A-29
   5.04      General Restrictions on Authority of General Partner...............................     A-31
   5.05      Management Obligations.............................................................     A-33
   5.06      Delegation of Authority............................................................     A-35
   5.07      Other Activities...................................................................     A-35
   5.08      Limitation on Liability of General Partner and Assignor Limited Partner;
             Indemnification....................................................................     A-35
   5.09      Tax Status of Partnership..........................................................     A-37
   5.10      Fiduciary Duty; Derivative Action..................................................     A-37
   5.11      Agency Agreement...................................................................     A-37
   5.12      Restrictions on Authority to Deal with General Partner and Affiliates ...               A-37
   5.13      Additional Restrictions on the General Partner.....................................     A-37
   5.14      Accounting Fee Advances............................................................     A-38
   5.15      Asset Acquisition Fee..............................................................     A-39
   5.16      Partnership Management Fee.........................................................     A-39

                                                  ARTICLE VI

  CHANGES IN GENERAL PARTNERS.................................................................       A-39
   6.01      Withdrawal of the General Partner..................................................     A-39
   6.02      Admission of a Successor or Additional General Partner.............................     A-40
   6.03      Consent of Assignees and Limited Partners to Admission of Successor or
             Additional General Partner.........................................................     A-40
   6.04      Removal of a General Partner.......................................................     A-41
   6.05      Effect of Removal, Bankruptcy, Death, Withdrawal, Dissolution or
             Incompetency of a General Partner..................................................     A-41

                                                 ARTICLE VII

TRANSFERABILITY OF LIMITED PARTNERS' INTERESTS AND TRANSFERABILITY
  OF CERTIFICATES.............................................................................       A-42
    7.01     Assignments of the Interest of Assignor Limited Partner............................     A-42
    7.02     Conversion of Certificates.........................................................     A-42
    7.03     Assignees of Limited Partners; Substitute Limited Partners.........................     A-43
    7.04     Joint Ownership of Interests.......................................................     A-43
    7.05     Assignability of certificates......................................................     A-44

                                                 ARTICLE VIII

DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP................................................       A-45
    8.01     Events Causing Dissolution.........................................................     A-45
    8.02     Liquidation........................................................................     A-46

                                                  ARTICLE IX

BOOKS AND RECORDS, ACCOUNTING REPORTS, TAX MATTERS............................................       A-47
    9.01     Books and Records..................................................................     A-47
    9.02     Accounting Basis and Fiscal Year...................................................     A-48
    9.03     Bank Accounts......................................................................     A-48
    9.04     Reports............................................................................     A-48
    9.05     Section 754 Elections..............................................................     A-49
    9.06     Designation of Tax Matters Partner.................................................     A-49
    9.07     Duties of Tax Matters Partner......................................................     A-49
    9.08     Authority of Tax Matters Partner...................................................     A-50
    9.09     Expenses of Tax Matters Partner....................................................     A-51

                                                  ARTICLE X

MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS AND ASSIGNEES..................................       A-51
   10.01     Meetings...........................................................................     A-51
   10.02     Voting Rights of Limited Partners and Assignees....................................     A-52
   10.03     Voting by the Assignor Limited Partner on Behalf of certificate Holders............     A-54
   10.04     Management of the Partnership......................................................     A-55
   10.05     Other Activities...................................................................     A-55

                                                  ARTICLE XI

ASSIGNMENT OF BENEFICIAL INTERESTS TO ASSIGNEES AND RIGHTS
  OF ASSIGNEES................................................................................       A-55
   11.01     Assignment of Beneficial Interests to Assignees....................................     A-55
   11.02     Rights of Assignees of the Assignor Limited Partner................................     A-56
   11.03     Fiduciary Duty of Assignor.........................................................     A-56
   11.04     Preservation of Tax Status and Preservation of Partnership Status..................     A-56

                                                 ARTICLE XII

MISCELLANEOUS PROVISIONS......................................................................       A-57
   12.01     Appointment of Managing General Partner as Attorney-in-Fact........................     A-57
   12.02     Signatures; Amendments.............................................................     A-58
   12.03     Ownership by Limited Partners or Assignees of General Partners or their
             Affiliates.........................................................................     A-59
   12.04     Binding Provisions.................................................................     A-59
   12.05     Applicable Law.....................................................................     A-59
   12.06     Counterparts.......................................................................     A-59
   12.07     Separability of Provisions.........................................................     A-59
   12.08     Captions...........................................................................     A-59
   12.09     Disallowance of Expenses...........................................................     A-60
   12.10     Entire Agreement...................................................................     A-60
   12.11     Series Treated as Separate Partnerships; Exceptions................................     A-60

BOSTON CAPITAL TAX CREDIT FUND IV L.P.

AGREEMENT OF LIMITED PARTNERSHIP

RECITALS

Whereas, as of October 1, 1993, Boston Capital Associates IV L.P., a Delaware limited partnership (the "General Partner"), as the General Partner, executed a Certificate of Limited Partnership (the "Certificate") forming a limited partnership under the Delaware Revised Uniform Limited Partnership Act known as Boston Capital Tax Credit Fund IV L.P. (the "Partnership"), which Certificate was filed with the Delaware Secretary of State on October 5, 1993;

Whereas, the Partners of Boston Capital Tax Credit Fund IV L.P. desire to (i) set forth additional terms and conditions with respect to the Partnership, (ii) set forth in full the terms and conditions of their agreements and understandings in a single instrument, and (iii) continue the Partnership.

Now, Therefore, in consideration of the mutual promises made herein, the parties, intending to be legally bound, agree to continue Boston Capital Tax Credit Fund IV L.P. as follows:

ARTICLE I

CONTINUATION, NAME, PLACE OF BUSINESS,
PURPOSE AND TERM

1.01. Continuation of Partnership.
The undersigned hereby continue Boston Capital Tax Credit Fund IV L.P. as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. (S) 17-101 ct seq.). To the extent that the laws of other jurisdictions shall be applicable to the operations of the Partnership, the Partnership is intended to be qualified as a foreign limited partnership or a partnership in commendam under such laws.

1.02. Name, Place of Business and Name and Address of Resident Agent. The name of the Partnership is Boston Capital Tax Credit Fund IV L.P. The address of the principal place of business and office of the Partnership is c/o Boston Capital Partners, Inc., One Boston Place, Suite 2100, Boston, Massachusetts 02108. Notification of any change in the Partnership's place of business and principal office shall be given to the Limited Partners and Assignees.

The address of the registered office and the name and address of the registered agent for service of process is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware.

1.03. Purpose.
The purpose of the Partnership is to invest in real estate by acquiring, holding, and disposing of limited partnership interests in Operating Partnerships which will acquire, develop, rehabilitate, operate and own newly-constructed, existing or rehabilitated Apartment Complexes and to engage in other activities necessary or appropriate to the foregoing in order to:

(1) provide tax benefits in the form of Federal Housing Tax Credits and Rehabilitation Tax Credits which may be applied, subject to certain strict limitations, against federal income tax liability from active, portfolio and/or passive income; provided, however, that with respect to any series of certificates which will invest in Operating Partnerships generating State Housing Tax Credits, the Partnership's objective will be to provide current tax benefits in the form of Federal Housing Tax Credits, Rehabilitation Tax Credits and State Housing Tax Credits;

(2) provide tax benefits in the form of passive losses which may be applied to offset passive income (if any); and

(3) preserve and protect the Partnership's capital and provide capital appreciation and cash distributions from a Capital Transaction as to the Partnership; and

1.04. Term.
The Partnership began as of October 5, 1993, and shall continue in full force and effect until December 31, 2043, or until dissolution prior thereto pursuant to the provisions hereof, and upon the filing of a Certificate of Cancellation with the Delaware Secretary of State in accordance with Article VIII.

ARTICLE II

DEFINED TERMS

2.01. Defined Terms.
The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article II. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.

"Accountants" means Reznick Fedder & Silverman, of Bethesda, Maryland, or such other nationally recognized firm of independent certified public accountants as shall be engaged from time to time by the Managing General Partner on behalf of the Partnership.

"Accounting Fee" means the fee paid to the Accountants for the preparation of the Partnership tax returns and the annual financial reports to the Partners.

"Accounting Fee Advances" means any advances made by the General Partner to the Partnership for payment of all or part of any Accounting Fee, as set forth in
Section 5.14.

"Acquisition Expenses" means including but not limited to, the total of all legal fees and expenses, travel and communication expenses in connection with negotiations, costs of real estate consultants and appraisals, engineering and market studies, accountants' fees, title and recording fees, and miscellaneous expenses, associated with the Partnership's acquisition of Operating Partnership Interests and the Operating Partnerships' acquisition of Apartment Complexes, whether or not acquired, including any expenses that may have been paid by an Operating General Partner that will be reimbursed by the Partnership or included in the acquisition price of the Apartment Complexes or Operating Partnership Interests.

"Acquisition Fees" means the total of all fees and commissions paid by any party in connection with the Partnership's acquisition of Operating Partnership Interests (including the Asset Acquisition Fee) and in connection with the Operating Partnerships' acquisition of Apartment Complexes, but excluding a development fee paid to a Person who is not an Affiliate of the General Partner in connection with the actual development of an Apartment Complex by an Operating Partnership on or after acquisition of the Apartment Complex by the Operating Partnership. Included in the computation of such fees or commissions shall be any real estate fee, selection fee, development fee, nonrecurring management fee or any fee of a similar nature, however designated. For the purposes of this definition, development fee shall mean a fee for packaging of an Apartment Complex, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Apartment Complex, either initially or at a later date.

"Act" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time during the term of the Partnership.

"Adjusted Capital Contribution" means the Capital Contribution of a Partner or Assignee, as the context may require, which for purposes of this definition shall be deemed to be $10 per certificate or Limited Partnership Interest reduced (but not below zero) by any return of such Capital Contributions under
Section 3.04(c) and Section 3.04(d) and by any distribution of Liquidation, Sale or Refinancing Proceeds which represent a return of such Capital Contribution.

"Affiliate" means, when used with reference to a specified Person, (i) any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer of, director of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities, (iv) any Person who is an officer, director, general partner, trustee or holder of 10% or more of the voting securities or beneficial interests of any of the foregoing or (v) any Person treated as a Controlling Person. An Affiliate of the Partnership or of a General


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Partner does not include a Person who is a partner in a partnership or joint venture with the Partnership or any other Affiliate of the Partnership if such Person is not otherwise an Affiliate of the Partnership or a General Partner. For purposes of this definition, the term "Affiliate" shall not be deemed to include any law firm (or member or associate thereof) providing legal services to the Partnership, the Managing General Partner or any Affiliate of any of them.

"Aggregate Cost" means the sum(s) of (i) any capital contributions anticipated to be made by the Partnership to the Operating Partnerships, plus (ii) the proportionate amount of the mortgage loans on, and other debts related to, the Apartment Complexes, which proportionate amount is equal to the Partnership's initial, pro rata interest in the profits, losses and credits of the Operating Partnerships. The amount of the "Aggregate Cost" will be determined after the completion of investment of Net Proceeds in the Operating Partnerships in accordance with Section 5.04(q).

"Agreement" means this Agreement of Limited Partnership, as originally executed and as amended from time to time.

"Apartment Complex" means the land and buildings comprising each of the multifamily housing developments owned by the Operating Partnerships.

"Asset Acquisition Fee" means the fee payable by the Partnership from Gross Proceeds to the General Partner or its Affiliate(s) pursuant to Section 5.15, for analyzing and evaluating potential investments in Operating Partnerships, negotiating the terms of such investments and any miscellaneous activities related to the selection of and investment in Operating Partnership Interests.

"Assignee" means any Person who has been assigned one or more units of beneficial interest in the Limited Partnership Interest of the Assignor Limited Partner, which assignment is represented by a certificate, but which Person is not a Limited Partner.

"Assignment Agreement" means an agreement pursuant to which the Assignor Limited Partner assigns units of beneficial interest in its Limited Partnership Interest to Assignees.

"Assignor Limited Partner" means BCTC IV Assignor Corp., a Delaware corporation which is an Affiliate of the General Partner.


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"BAC" means the beneficial interest of an Assignee in the Limited Partnership
Interest of the Assignor Limited Partner, attributable to an original Capital Contribution of $10.00 ($8.95 in the case of the General Partner, its Affiliates and employees of its Affiliates).

"BAC Holder" means any Person who has been assigned one or more units of beneficial interest in the Limited Partnership Interest of the Assignor Limited Partner, which assignment is represented by a BAC, but which Person is not a Limited Partner.

"Bankruptcy" or "Bankrupt" as to any Person means the filing of a petition for relief as to any such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or like provision of law (except if such petition is contested by such Person and has been dismissed within 60 days); insolvency of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; or commencement of any proceedings relating to such Person under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereby or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 60 days.

"BCS" means Boston Capital Services, Inc., a Massachusetts corporation which is the Dealer-Manager and an Affiliate of the General Partner.

"BCSG" means BCS Group, Inc., a Massachusetts corporation and an Affiliate of the General Partner.

"Boston Capital" means Boston Capital Partners, Inc., a Massachusetts corporation and an Affiliate of the General Partner.

"Capital Account" means the separate capital account maintained and adjusted for each Partner and the separate subaccount of the Capital Account of the Assignor Limited Partner maintained and adjusted for each Assignee in accordance with the terms of Section 4.05.


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"Capital Contribution" means the total amount of money contributed to the
Partnership (prior to the deduction of any selling commissions or expenses) by all the Partners or any class of Partners, or by any one Partner, as the context may require (or the predecessor holders of the Interests of such Persons or Person), and with respect to the Assignees, the Capital Contribution of the Assignor Limited Partner made on behalf of the Assignees.

"Capital Transaction" means the sale by the Partnership of all or part of its Interest in an Operating Partnership, or any other transaction affecting the Partnership, including the receipt by the Partnership of its share of the proceeds of a Capital Transaction as to an Operating Partnership, which is not in the ordinary course of the Partnership's business. As the context may require, the term "Capital Transaction" shall, as to an Operating Partnership, mean any transaction the proceeds of which are not includable in determining net cash flow of the Operating Partnership, including, without limitation, the sale or other disposition of all or substantially all the assets of such Operating Partnership and any refinancing of the applicable Permanent Mortgage Loan, but excluding the payment to such Operating Partnership of capital contributions of the Partnership.

"Cash Available for Distribution" means, with respect to any period, Net Cash Flow less any amounts set aside from Net Cash Flow for deposit into the Working Capital Reserve.

"Cash Flow" means Net Cash Flow plus amounts available each year for payment of Accounting Fees, Accounting Fee Advances, reimbursement for Acquisition Expenses and payment of the Partnership Management Fee, as set forth in Section 4.01(a).

"Cause" means, with respect to Section 5.08 and Section 5.13 hereof only, conduct which constitutes fraud, bad faith, negligence, misconduct or breach of fiduciary duty.

"Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of succeeding law.

"Consent" means either the consent given by vote at a meeting called and held in accordance with the provisions of Section 10.01 hereof or the prior written consent, as the case may be, of a Person to do the act or


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thing for which the consent is solicited, or the act of granting such consent, as the context may require, subject to the provisions of Section 12.11.

"Construction Fee" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation with respect to an Apartment Complex.

"Controlling Person" means any Person, whatever his title, who performs functions for a General Partner or any Affiliate of a General Partner similar to those of the Chairman or member of the Board of Directors, or executive officer such as the President, Executive Vice President or Senior Vice President, Corporate Secretary, or Treasurer, or any Person holding a 5% or more equity interest in any General Partner, or any Person having the power to direct or cause the direction of a General Partner, whether through the ownership of voting securities, by contract or otherwise.

"Dealer-Manager" means Boston Capital Services, Inc. ("BCS"), a Massachusetts corporation which is an Affiliate of the General Partner.

"Dealer-Manager Fee" means the fee payable by the Partnership to the Dealer-Manager for its services with respect to the Offering.

"Development Fee" means a fee for packaging of an Apartment Complex, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Apartment Complex, either initially or at a later date.

"Escrow Agent" means Wainwright Bank & Trust Co., Boston, Massachusetts, in its capacity as such.

"Federal Housing Tax Credit" means the low-income housing tax credit allowed for low-income housing developments pursuant to Section 42 of the Code.

"Front End Fees" means fees and expenses paid by any party for any services rendered during and in connection with the Partnership's organizational or acquisition phase, including Acquisition Fees, Acquisition Expenses,


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Organization and Offering Expenses, plus Selling Commissions and any other similar fees, although none are anticipated, however designated by the General Partner. For purposes of this definition, "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with the Partnership's acquisition of Operating Partnership Interests (including the Asset Acquisition Fee, payable by the Partnership from Gross Proceeds to the General Partner or its Affiliate(s) pursuant to Section 5.15 hereof) and in connection with the Operating Partnerships' acquisition of Apartment Complexes, but excluding development fees paid to Persons who are not Affiliates of the Sponsor in connection with the actual development of Apartment Complexes by Operating Partnerships. Included in the computation of such fees or commissions shall be any real estate fee, selection fee, nonrecurring management fee or any fee of a similar nature, however designated. For purposes of this definition, "Acquisition Expenses" means including but not limited to, the total of all legal fees and expenses, travel and communication expenses in connection with the negotiations, costs of real estate consultants and appraisals, engineering and market studies, accountants' fees, title and recording fees and miscellaneous expenses, associated with the Partnership's acquisition of Operating Partnership Interests and the Operating Partnerships' acquisition of Apartment Complexes, whether or not acquired, including any expenses that may have been paid by an Operating General Partner that will be reimbursed by the Partnership or included in the purchase price of the Apartment Complexes or Operating Partnership Interests.

"General Partner(s)" means Boston Capital Associates IV L.P., or, as applicable, any Person(s) who, at the time of reference thereto, has been admitted as a successor to its Partnership Interest or as an additional General Partner, in each such Person's capacity as a General Partner. During such time as Boston Capital Associates IV L.P., or any successor to the Interest of Boston Capital Associates IV L.P., shall be the sole general partner of the Partnership, the terms "General Partner(s)" and "Managing General Partner" shall be deemed to be identical in meaning and may be employed interchangeably in this Agreement.

"Government Assistance" means any form of local, state or federal assistance, including, without limitation, mortgage insurance, rental assistance payments, permanent mortgage financing, interest reduction payments, bond financing, Tax Credits, State Housing Tax Credits or any other form of loan, grant, insurance or guarantee.

"Gross Proceeds" means the total amount of money contributed to the Partnership by the Assignor Limited Partner, which amount will be equal to (i) $10 times the aggregate number of BACs sold to BAC Holders other than (to the extent applicable) the General Partner, its Affiliates and employees of its Affiliates pursuant to the


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Offering, plus (ii) $8.95 times the aggregate number of BACs sold to the General Partner, its Affiliates and employees of its Affiliates pursuant to the Offering.

"Interest" or "Partnership Interest" means the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled under this Agreement and the Delaware Revised Uniform Limited Partnership Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement. Reference to a majority, or specified percentage, in interest of the Limited Partners means, subject to the provisions of Section 12.11 with respect to matters applicable to any particular series of certificates, the Limited Partners (including the Assignor Limited Partner) whose combined Capital Contribution represents over 50%, or such specified percentage, respectively, of the Capital Contribution of all Limited Partners. The ownership interests of the Limited Partner(s) in the Partnership are sometimes referred to herein as "Limited Partnership Interest(s)."

"Investment in Properties" means the amount of Capital Contributions actually paid or allocated to Operating Partnership Interests acquired by the Partnership (including the purchase of such properties, Working Capital Re serves allocable thereto (except that Working Capital Reserves in excess of 5% shall not be included), and other cash payments such as interest and taxes, but excluding Front-End Fees).

"Investment Date" means the date or dates, from time to time, when the proceeds of the Offering are released from the Escrow Agent to the Partnership through the Assignor Limited Partner (on behalf of the Assignees) and upon the satisfaction of the conditions described in Sections 3.02 and 3.03.

"Limited Partner" means any Person who is a Limited Partner, whether the Assignor Limited Partner, a Substitute Limited Partner, or a former Assignee or General Partner whose Partnership Interest has been converted into a Limited Partnership Interest, at the time of reference thereto, in such Person's capacity as a Limited Partner of the Partnership.

"Limited Partnership Interest" means the Interest held by a Limited Partner, including the Interest held by the Assignor Limited Partner the beneficial interest of which is assigned to the Assignees.


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

"Liquidator" means the General Partner, or, if there is none at the time in question, such other Person who may be appointed in accordance with applicable law who shall be responsible to take all action related to the winding up and distribution of assets of the Partnership.

"Liquidation, Sale or Refinancing Proceeds" means (a) the gross proceeds (i) resulting from the liquidation of Partnership assets, (ii) received by the Partnership from an Operating Partnership as a result of the occurrence of a Capital Transaction as to such Operating Partnership, (iii) resulting from any sale of the Interest of the Partnership in any Operating Partnership, and/or
(iv) resulting from any other Capital Transaction, less (b) in the case of (i),
(ii) and (iii) immediately above, the expenses of the Partnership incident to such Capital Transaction, before any application or distribution of such proceeds pursuant to this Agreement.

"Managing General Partner" means Boston Capital Associates IV L.P., in its capacity as a General Partner, so long as it shall be a General Partner, or any successor to the Interest of Boston Capital Associates IV L.P., or a General Partner who becomes Managing General Partner pursuant to Section 8.01(a) upon the removal of the former Managing General Partner. During such time as Boston Capital Associates IV L.P., or any successor to the Interest of Boston Capital Associates IV L.P., shall be the sole general partner of the Partnership, the terms "Managing General Partner" and "General Partner(s)" shall be deemed to be identical in meaning and may be employed interchangeably in this Agreement.

"NASAA Guidelines" means the Statement of Policy Regarding Real Estate Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus.

"NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

"Net Cash Flow" means, with respect to any year or applicable period, (a) all Revenues received by the Partnership during such period (not including depreciation), plus (b) any amounts which the Managing General Partner releases from the Working Capital Reserve (other than amounts placed in the Working Capital Reserve from Net Offering Proceeds) as being no longer necessary to hold as part of the Working Capital Reserve, less (i) cash funds used to pay operating expenses of the Partnership paid from Revenues during the period, including any expenses paid to the Managing General Partner, but not including such amounts paid from the Working Capital Reserve, (ii) all cash payments made from Revenues during such period to discharge


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Partnership indebtedness, and (iii) all amounts from Revenues, if any, added to the Working Capital Reserve during such period.

"Net Proceeds" means the Gross Proceeds less expenses incurred by the Partnership in connection with its organization and the offering and sale of BACs, including Selling Commissions.

"Non-Profit Operating Partnership" means an Operating Partnership which has a non-profit sponsor as its Operating General Partner, and as to which certain limitations or restrictions on the distribution of Cash Flow and/or Liquidation, Sale or Refinancing Proceeds may apply.

"Notice" means a writing, containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person. The date of personal delivery or the date of mailing thereof, as the case may be, shall be deemed the date of receipt of Notice.

"Offering" means the offering of BACs by the Partnership pursuant to the terms and conditions described in the Prospectus.

"Operating Expenses" means, with respect to any period, except to the extent paid with cash withdrawn from the Working Capital Reserve therefor, the amount of expenses incurred by the Partnership in such period in the ordinary course of the Partnership's business for all expenses, including, but not by way of limitation, computer costs, advertising, promotion, management, salaries, insurance, brokerage fees, taxes, accounting, bookkeeping, legal, travel and telephone. Operating Expenses may include reimbursement to the General Partner and its Affiliates for the administrative services necessary to the prudent operation of the Partnership and the management of its investments, provided that any such reimbursement shall be at the lower of the General Partner's actual cost or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location; provided, however, that the General Partner or its Affiliates may not be reimbursed for rent or depreciation, utilities, capital equipment, other administrative expenses or salaries or fringe benefits incurred by or allocated to any of their controlling persons (as defined in Section V.E.1. of the NASAA Guidelines).


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

"Operating General Partner" means with respect to an Operating Partnership, the general partner(s) under its Operating Partnership Agreement.

"Operating Partnership" means each of the limited partnerships or limited liability companies owning an Apartment Complex in which the Partnership invests as a limited partner or member, as applicable, which Apartment Complexes are expected to be qualified pursuant to Section 42(g) of the Code.

"Operating Partnership Agreement" means the limited partnership agreement or operating agreement, as applicable, of each of the Operating Partnerships, as amended from time to time.

"Operating Partnership Interest" means the ownership interest of the Partnership in an Operating Partnership at any particular time, including the right of the Partnership to any and all benefits to which the Partnership may be entitled as provided in the applicable Operating Partnership Agreement.

"Operating Partnership Management Fee" means the fee paid to a Person providing partnership management services to an Operating Partnership.

"Organizational and Offering Expenses" means those expenses incurred in connection with or related to the formation and qualification of the Partnership, the structuring of the Partnership's investments, the registration and qualification of the BACs under applicable federal and state laws and the marketing, advertising, distribution, sale and processing of the certificates including without limitation: (a) the costs of preparing, printing, filing and delivering a registration statement with respect to the BACs, the Prospectus (including any amendments thereof or supplements thereto), a "Blue Sky Survey" and all underwriting and sales agreements, including the cost of all copies thereof supplied to the Dealer-Manager and the Soliciting Dealers, (b) the cost of preparing and printing this Agreement, other solicitation material and related documents and the cost of filing and recording such BACs or other documents as are necessary to comply with the laws of the State of Delaware for the formation of a limited partnership and thereafter for the continued good standing of a limited partnership, (c) the cost of any escrow arrangements, including any compensation to the Escrow Agent, (d) filing fees payable to the Securities and Exchange Commission, to state securities commissions and to the National Association of Securities Dealers, Inc., (e) fees of the Partnership's counsel and Accountants, and (f) the Dealer-


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Manager Fee, a non-accountable expense allowance of up to $0.10 per BAC and an accountable due diligence expense reimbursement of up to $0.05 per BAC, payable to the Dealer-Manager.

"Partner" means any General Partner or any Limited Partner.

"Partnership" means the limited partnership formed as of October 5, 1993, under the Act and known as Boston Capital Tax Credit Fund IV L.P., as said limited partnership may from time to time be constituted.

"Partnership Management Fee" means the annual fee for Partnership management services payable pursuant to Section 5.16 to the General Partner or its Affiliate; the Partnership Management Fee is defined in the Prospectus as the "Fund Management Fee".

"Permanent Mortgage Loan" means with respect to an Operating Partnership, the permanent mortgage loan to be made to the Operating Partnership by a permanent mortgage lender, and which will be secured by a mortgage or deed of trust and other related security documents and financing statements.

"Permitted Temporary Investments" means investments in short-term, highly liquid investments, including, without limitation, debt securities or money market funds which invest in debt securities.

"Person" means any individual, partnership, corporation, joint venture, trust or other legal entity.

"Purchase Price" means the price paid upon the purchase or sale of a particular property, including the amount of Acquisition Fees and all liens and mortgages on the property, but excluding points and prepaid interest.

"Priority Return" means an amount equal to the amount, if any, by which (i) the Priority Return Base as to a particular series, exceeds (ii) the aggregate amount of cash, Tax Credits and State Housing Tax Credits, where applicable, actually distributed or allocated by the Partnership to the Assignees and Limited Partners as to such series, for each BAC as signed to the Assignees and Limited Partners as to such series, in each case on a cumulative basis to the date of a Capital Transaction as to such series of the Partnership.


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"Priority Return Base" means an aggregate amount of cash, Tax Credits and State
Housing Tax Credits, where applicable, to be distributed and allocated by the Partnership to the Assignees and Limited Partners as to a particular series, per year during the holding period(s) of the investments of such series, for each BAC assigned to the Assignees and Limited Partners as to such series, expressed as a percentage of the Capital Contributions of such BAC Holders and Limited Partners, as set forth in a supplement to the Prospectus at the time of the commencement of the applicable Series Offering Period. The Priority Return Base shall never be less than 6%, the calculation of which shall commence no later than the end of the calendar quarter in which a Capital Contribution is made.

"Profits, Credits and Losses" means the income or loss of the Partnership for federal income tax purposes, as computed in accordance with the requirements of
Section 704(b) of the Code, including related tax items such as tax credits, capital gains and losses, tax preferences and recapture, but excluding any gains or losses arising from a Capital Transaction as to an Operating Partnership or the Partnership.

"Prospectus" means the prospectus contained in the registration statement File No. 33-99602, filed with the Securities and Exchange Commission for the registration of BACs and/or Limited Partnership Interests under the Securities Act of 1933, in the final form in which said prospectus is filed with said Commission and as thereafter supplemented pursuant to Rule 424 under said Act.

"Regulations" means the regulations promulgated by the U.S. Department of the Treasury pursuant to the Code.

"Rehabilitation Tax Credit" means the historic rehabilitation tax credit allowed for the rehabilitation of certified historic structures pursuant to Section 47 of the Code.

"Reporting Fee" means the fee to be paid to an Affiliate of the General Partner by the Operating Partnerships for services in connection with preparing reports regarding the Operating Partnerships.

"Repurchase Event" means an event pursuant to which an Operating General Partner will be required, at the direction of the General Partner on behalf of the Partnership, to repurchase the Interest of the Partnership in the applicable Operating Partnership.


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"Revenues" means all cash receipts of the Partnership during any period except for Capital Contributions, Liquidation Sale or Refinancing Proceeds or the proceeds of any loan to the Partnership.

"Roll-Up" means (i) a transaction involving the acquisition, merger, conversion, consolidation, or reorganization of the Fund and the issuance of securities of a Roll-Up Entity; or (ii) any change in the rights, preferences or privileges of Partners or BAC Holders in the Fund; or any change that would have the effect of:

A) materially changing the amount, terms or conditions of promoter or General Partner compensation;

B) amending the voting rights of the BAC Holders;

C) listing the Fund on a national securities exchange, or on the Automated Quotation System of the National Association of Securities Dealers;

D) changing the fundamental investment objectives of the Fund; or

E) materially altering the duration of the Fund.

"Roll-Up Entity" means a limited partnership, real estate investment trust, corporation, business trust, or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

"Schedule A" means the schedule(s), as may be amended from time to time, of Partners' names, addresses, Capital Contributions and Interest (expressed as a percentage of all Partners' Interests), which schedule, in its initial form, is attached hereto and made a part hereof.

"Selling Commissions" means the selling commissions payable to the Dealer-Manager, in connection with the Offering, all or a portion of which may be reallowed to the Soliciting Dealers.

"Soliciting Dealer" means any of the participating soliciting dealers assisting the Dealer-Manager in the sale of the BACs.


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

"Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Partnership, and any Affiliate of such Person, but does not include (a) any Person whose only relationship with the Partnership or the General Partner is that of an independent property manager whose only compensation from the Partnership is in the form of fees for the performance of property management services, or (b) wholly independent third parties such as attorneys, accountants and underwriters whose only compensation from the Partnership is for professional services rendered in connection with the Offering or the operations of the Partnership. A Person may also be a Sponsor by: (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Partnership, either alone or in conjunction with one or more Persons; (ii) receiving a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services and property; (iii) having a substantial number of relationships and contacts with the Partnership; (iv) possessing significant rights to control the Partnership's properties; or (v) receiving fees for providing services to the Partnership which are paid on a basis that is not customary in the industry.

"Substitute Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 7.03.

"State Housing Tax Credit" means a low-income housing tax credit allowed against state income tax liability pursuant to the applicable laws of a state.

"Tax Credit" means the Federal Housing Tax Credit and, as applicable, the Rehabilitation Tax Credit.

"Tax Matters Partner" means the Partner designated as the Tax Matters Partner of the Partnership by the Managing General Partner pursuant to the provisions of
Section 9.06.

"Working Capital Reserves" means funds held in reserve, anticipated to be initially established in an amount of 4% of Gross Offering Proceeds, to be available for contingencies relating to the operation, management and administration of the Apartment Complexes, the Operating Partnerships, and the Partnership, including payment of the annual Partnership Management Fee. In addition, funds held in the Working Capital Reserve will also be available for option and/or other payments which may be necessary to secure the acquisition of Operating



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Partnership Interests. Amounts held in the Working Capital Reserve may at any time, in the discretion of the General Partner, be added to Net Cash Flow or Liquidation, Sale or Refinancing Proceeds.


ARTICLE III PARTNERS AND CAPITAL

3.01. General Partner.
The General Partner is Boston Capital Associates IV L.P. The name, address and Capital Contribution of the General Partner is as set forth in Schedule A. The General Partner shall not be required to make any additional Capital Contributions to the Partnership. The Interest of the General Partner is 1%.

3.02. Limited Partner.
The Assignor Limited Partner is BCTC IV Assignor Corp. The name, address and Capital Contribution of the Assignor Limited Partner is as set forth in Schedule
A. The Interest of the Assignor Limited Partner is 99%.

On the first Investment Date of the first series of BACs, the Partnership shall redeem the initial Capital Contribution of the Assignor Limited Partner and the Assignor Limited Partner shall make a Capital Contribution to the Partnership equal to the proceeds from the issuance of the BACs closed and released on such Investment Date.

The Managing General Partner and the Assignor Limited Partner shall authorize and cause the Escrow Agent to transfer to the Partnership all proceeds (less a Dealer-Manager Fee in the amount of 2% of Gross Proceeds, an accountable due diligence expense reimbursement to the Dealer-Manager in the amount of up to 0.5% of Gross Proceeds, a non-accountable expense allowance to the Dealer-Manager in the amount of up to 1% of Gross Proceeds and Selling Commissions to the Dealer-Manager and/or other selected broker-dealers in the amount of 7% of Gross Proceeds (less any applicable quantity discount with respect to the Selling Commissions), which Dealer-Manager Fee, due diligence reimbursement, expense allowance and Selling Commissions shall not be payable by the General Partner or its Affiliates or employees of its Affiliates with respect to BACs purchased by them) received from Persons who purchased BACs pursuant to the Offering, and all such proceeds transferred by the Assignor Limited Partner shall be treated as Capital Contributions to the Partnership made by the Assignor Limited Partner on behalf of, and as nominee for, the Assignees. The Assignor Limited Partner shall make additional Capital Contributions on each Investment Date thereafter (if any) equal to the additional


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proceeds from the issuance of BACs released on each applicable Investment Date.
The Assignor Limited Partner shall not be required to make any additional Capital Contribution to the Partnership. Other than to serve as Assignor Limited Partner, the Assignor Limited Partner has no other business purpose and will not engage in any other activity or incur any debts. The Assignor Limited Partner may not withdraw from the Partnership without the Consent of all Persons who are then Assignees.

3.03. Assignees.
(a) On each Investment Date, the Assignor Limited Partner is authorized and directed to issue BACs to the Assignees representing the assignment of beneficial interests in the Limited Partnership Interest of the Assignor Limited Partner to the Assignees, provided, however, that not fewer than 250,000 BACs and not more than 50,000,000 BACs (including all BACs previously sold in any series as of such Investment Date) may be issued and sold. Any BACs sold to the General Partner and/or its Affiliates shall not be included in the calculation of the minimum amount of BACs in any series. It is hereby understood and agreed that the Assignor Limited Partner shall assign such BACs to other Persons, as may be provided in an Assignment Agreement executed among the Partnership, the Managing General Partner, and the Assignor Limited Partner on its own behalf and on behalf of the Assignees, in connection with the Offering. A Person shall be eligible to become an Assignee at such time as he has (1) agreed to purchase a minimum investment of 500 or more BACs, (2) paid the sum of $10.00 in cash (less any applicable quantity discount with respect to the Selling Commission) for each BAC purchased ($8.95 in the case of the General Partner, its Affiliates and employees of its Affiliates), and (3) obtained the consent of the Managing General Partner or its designee to such purchase and assignment, the granting or denial of which shall be within the absolute discretion of the Managing General Partner. Each BAC shall represent one Unit of beneficial interest in the Limited Partnership Interest of the Assignor Limited Partner. Purchasers of certain numbers of BACs may receive quantity discounts with respect to Selling Commissions. The offering of BACs in each series will not exceed 12 months, or such lesser period as may be determined by the General Partner, in its sole discretion.

(b) Payment for all orders for BACs shall be received by the Partnership in trust and deposited in an escrow account with the Escrow Agent. Upon acceptance by the Managing General Partner of orders for at least 250,000 BACs, the Escrow Agent shall release Gross Proceeds (less Selling Commissions and other compensation payable to the Dealer-Manager), to the Partnership, and the Persons whose payments have been so closed and released shall become Assignees no later than the next business day after the date of such release.


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Such funds as shall be received by the Partnership shall be contributed to the capital of the Partnership and the Capital Account of the Assignor Limited Partner (and therefore, the subdivided Capital Accounts of the Assignees). Thereupon, the Assignees shall be credited on the books and records of the Partnership with such Capital Contributions. The Persons holding such BACs shall be recognized as Assignees with all the rights attendant thereto under this Agreement no later than the next business day after the date of release of funds from the escrow account.

After the initial Investment Date, prospective Assignees whose orders or subscriptions are approved by the Managing General Partner shall, to the extent feasible, be treated as Assignees as of the close of business on the business day following the day the Partnership receives such Person's Capital Contribution. All monies paid by Persons whose orders are rejected by the Managing General Partner shall be returned by the Escrow Agent to such subscribers, without interest, within 10 days after such rejection. In any event, prospective Assignees shall be treated as Assignees not later than the last day of the calendar month following the date upon which their subscriptions were accepted by the General Partner. The Managing General Partner shall have thirty (30) days to accept the subscription of any Person.

The aggregate interest of the Assignees (through the Assignor Limited Partner) shall be 99% of the Partnership Interests. The aggregate interest of each Assignee in the Partnership shall be determined in accordance with a ratio which shall be multiplied by 99%. That ratio shall be determined as follows: the numerator shall be the number of BACs owned by each Assignee; the denominator shall be the total number of BACs owned by all Assignees.

(c) The Managing General Partner is hereby authorized to do all things necessary to accomplish the purpose of this Section 3.03, including, but not limited to, registering the BACs under the Securities Act of 1933, as amended, pursuant to the rules and regulations of the Securities and Exchange Commission, qualifying the BACs for sale with state securities regulatory authorities, perfecting exemptions upon such terms and conditions as the Managing General Partner may deem advisable, and entering into an agency agreement with the Dealer-Manager on behalf of the Partnership.

(d) Immediately upon the release by the Escrow Agent of funds of prospective Assignees and the delivery of such funds to the Partnership, the Assignor Limited Partner shall be credited on the books and records of the


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Partnership with additional Capital Contributions in the amount of such orders, and its initial Capital Contribution will be returned. On each Investment Date, an Assignment Agreement between the Partnership and the Assignor Limited Partner (as a Limited Partner of the Partnership and on behalf of the Assignees) shall be executed to reflect the number of BACs purchased by Assignees. The Assignor Limited Partner's rights and interest in such Limited Partnership Interests shall be deemed to have been transferred and assigned to the Assignees in accordance with Section 11.01.

(e) The name, address and Capital Contribution of any Limited Partner (other than the Assignor Limited Partner) shall be set forth in a schedule to this Agreement at such times as such other Limited Partners may be admitted hereto pursuant to Sections 7.02, 7.03 or 11.04.

(f) A creditor who makes a nonrecourse loan to the Partnership shall not have or acquire at any time, as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership, other than as a creditor or secured creditor, as the case may be.

(g) The Partnership may sell BACs aggregating not more than 15% of the total BACs authorized for sale in any series directly to either the General Partner or any Affiliate of the General Partner or employees of such Affiliates. Any BACs acquired by the General Partner or its Affiliates will be on the same terms and conditions as other Investors, except that they will not pay the 7% Selling Commissions, the 2% Dealer-Manager Fee, the non-accountable expense allowance of up to 1% or the accountable due diligence expense reimbursement of up to 0.5% otherwise payable to the Dealer-Manager.

(h) All interest income earned on Offering proceeds prior to the date the Offering proceeds are released to the Partnership on behalf of the Assignor Limited Partner pursuant to this Section 3.03 shall be allocated and paid solely to Assignees, within 75 days of the end of the fiscal quarter following the applicable Investment Date, in the amount earned by their respective shares of Offering proceeds, less any escrow fees and expenses, and the General Partner shall not receive any portion of such interest income.


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3.04. Partnership Capital.
(a) No Partner or Assignee shall be paid interest on any Capital Contribution; provided, however, that if no assignments are made from the Assignor Limited Partner to the Assignees, subscription proceeds shall be returned to the Assignees with a pro rata portion of any interest earned thereon.

(b) The Partnership shall not redeem or repurchase any Partnership Interest or BAC, and no Partner or Assignee shall have the right to withdraw, or receive any return of, his Capital Contribution, except as specifically provided herein. No Capital Contribution may be returned in the form of property other than cash or cash equivalents. The General Partner shall have no personal liability for the repayment of the Capital Contribution of any Limited Partner or Assignee. Nothing in this Section 3.04 shall alter the limitation on liability of the General Partner or its Affiliates pursuant to Section 5.08(a).

(c) Any portion of the Capital Contributions of the Assignees with respect to the first series of BACs (except for any amounts utilized to pay Partnership Operating Expenses, or Organizational and Offering Expenses, or any amounts set aside for the Working Capital Reserve) which is not invested or committed for investment in Operating Partnership Interests within 24 months from the date the Prospectus is declared effective by the Securities and Exchange Commission (or, with respect to Capital Contributions of the Assignees of subsequent series of BACs, if any, 24 months from the commencement of such series offering(s)) (subject to the Partnership's authority to substitute Operating Partnership Interests for previously-committed investments in Operating Partnership Interests) shall be distributed to the Assignees by the Partnership as a return of capital, without reduction for any Selling Commission paid with respect to such Capital Contributions by the Partnership to the Dealer-Manager or the Soliciting Dealers and subject to the provisions of Section 5.15 of this Agreement relating to the return of a pro rata portion of the Asset Acquisition Fee. For the purpose of this Agreement, funds will be deemed to have been committed for investment in Operating Partnership Interests and will not be returned to the Assignees to the extent such funds are deposited in the Working Capital Reserve or to the extent that written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings with respect to such investments shall be at any time executed, and as to which some portion of the funds have been invested. Any return of Capital Contributions previously made by the Partnership to the Operating Partnerships during the first 24 months after the making of such Capital Contributions, and any other funds which have been earned or returned to the Partnership with respect to Operating Partnership Interests and any Liquidation, Sale or Refinancing Proceeds otherwise received within 36 months from the Partnership's acquisition of Operating Partnership Interests shall, in the discretion of


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the Managing General Partner, be invested in additional Operating Partnership
Interests, placed in the Working Capital Reserve or returned to the Assignees in proportion to their respective Capital Accounts as a return of capital, provided that in no event shall the Managing General Partner make any reinvestments in Operating Partnership Interests later than 36 months from the final Investment Date. Any such funds which are not so invested or placed in the Working Capital Reserve as permitted by the preceding sentence within six months of the completion of the construction period of all of the Apartment Complexes owned by the Operating Partnerships shall be returned to Assignees in proportion to their respective Capital Accounts as a return of capital; provided, further, that a sufficient portion of such funds shall be distributed to Assignees and Limited Partners to cover their estimated income tax liabilities, if any, arising out of the receipt of such funds.

(d) Any return of capital under this Section 3.04 shall be deemed to be a compromise within the meaning of Section 17-502(b) of the Delaware Revised Uniform Limited Partnership Act and Assignees receiving any such return shall not be obligated to return any such money to the Partnership or a creditor of the Partnership.

3.05. Liability of Partners and Assignees. The liability of each Limited Partner or Assignee for the losses, debts, liabilities and obligations of the Partnership shall be limited to his Capital Contribution (or, in the case of Assignees, the Capital Contribution made on his behalf) and his share of any undistributed profits of the Partnership; provided, however, that under applicable law a Limited Partner or Assignee may be liable to the Partnership to the extent of previous distributions made to him, with interest, if the Partnership does not have sufficient assets to discharge its liabilities. No Limited Partner or Assignee shall be required to lend any funds to the Partnership or, after his Capital Contribution (or, in the case of Assignees, the Capital Contribution made on his behalf) has been paid pursuant to Section 3.03, to make any further Capital Contribution to the Partnership. It is the intent of the Partnership that, for purposes of establishing liability of the Limited Partners and Assignees as discussed in this Section 3.05, no distribution (or any part of any distribution) made to any Limited Partner or Assignee pursuant to Section 4.01 of this Agreement shall be deemed a return or withdrawal of capital, and that no Limited Partner or Assignee shall be obligated to pay any such amount to or for the account of the Partnership or any creditor of the Partnership. If any court of competent jurisdiction holds, however, that, notwithstanding the provisions of this Agreement, any Limited Partner or Assignee is obligated to make any such payment, such obligation shall be the obligation of such Limited Partner or Assignee and not of the General Partner. To the extent that the Assignor Limited Partner is required to return any distributions or repay any amount by law or pursuant to this Section 3.05, each Assignee who has received any portion of such


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distribution agrees, by virtue of accepting such distribution, to pay his proportionate share of such amount to the Assignor Limited Partner immediately upon Notice by the Assignor Limited Partner to such Assignee. To the extent that any Limited Partner or Assignee fails to return such distribution to the Partnership, the Managing General Partner may withhold further distributions to such Limited Partner or Assignee as an offset. In the event that the Assignor Limited Partner is determined to have unlimited liability for the debts of the Partnership, nothing set forth herein shall be construed to require Assignees to assume any portion of such liability.


ARTICLE IV.

DISTRIBUTIONS OF CASH; ALLOCATIONS OF PROFITS,
CREDITS AND LOSSES

4.01. Allocations of Profits, Credits and Losses and Distributions of Cash Available for Distribution. (a) Prior to the initial Investment Date, any Profits, Credits and Losses and any Cash Available for Distribution will be specially allocated to the General Partner, determined on the basis of an interim closing of the Partnership's books on that date. Thereafter, all Profits, Credits and Losses and all Cash Available for Distribution, after payment of Accounting Fees, reimbursement to the General Partner of payments to the Accountants for the preparation of Partnership tax returns and other reports, reimbursement to the General Partner and its Affiliates for any unreimbursed Acquisition Expenses, and payment of the Partnership Management Fee, shall be allocated and distributed 99% to the Assignees and Limited Partners as a group, and 1% to the General Partner, annually; provided that the distributions of cash to the General Partner pursuant to this subparagraph (a) shall be subordinated to the Priority Return.

(b) Distributions of Cash Available for Distribution, if any, shall be made annually, within 180 days after the end of the annual period to which they relate every calendar year.

(c) In the event that the deduction of all or a portion of any fee paid or incurred out of Cash Flow or Net Cash Flow by the Partnership to a Partner or an Affiliate of a Partner is disallowed for federal income tax purposes by the Internal Revenue Service with respect to a taxable year of the Partnership, the Partnership shall then allocate to such Partner an amount of gross income of the Partnership for such year equal to the amount of such fee as to which the deduction is disallowed.


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(d) In accordance with Section 704(c) of the Code (relating to allocations with respect to appreciated contributed property) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall be allocated, solely for tax purposes, among the Partners and Assignees so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its fair market value. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement.

4.02. Distributions of Liquidation, Sale or Refinancing Proceeds. (a) Except as may be required by Section 8.02(c), all Liquidation, Sale or Refinancing Proceeds shall be applied and distributed in the following amounts and order of priority: (i) to the payment of debts and liabilities of the Partnership (including any expenses of the Partnership incident to any such liquidation, sale or refinancing of an Apartment Complex or of the Partnership's interest in an Operating Partnership), excluding loans or other debts and liabilities of the Partnership to the General Partner or any Affiliate (such debts and liabilities, in the case of a nonliquidating distribution, to be only those which are then required to be paid or, in the judgment of the Managing General Partner, required to be provided for); (ii) to any additions to the Working Capital Reserve or other reserves as the Managing General Partner deems reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Partnership; (iii) to the repayment of any unrepaid loans theretofore made by the General Partner and/or any Affiliates to the Partnership for Partnership obligations and to the payments of any unpaid amounts owing to the General Partner and/or its Affiliates under this Agreement, including repayment of any Accounting Fee Advances and payment of any unpaid Partnership Management Fees; and (iv) the balance, 95% to the Assignees and Limited Partners and 5% to the General Partner; provided that the distribution to the General Partner pursuant to this subparagraph (iv) shall be subordinated to a return of all of the Assignees' and Limited Partners' Capital Contribution and to the Priority Return.

(b) If there are insufficient funds to make payment in full of all amounts under any subsection of Section 4.02(a), the funds then available for payment shall be allocated proportionately among the Persons entitled to


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payment pursuant to such subsection; provided, however, that within any subsection, funds shall be distributed in the order of any priority specifically stated therein.

(c) Subject to the provisions of Section 3.04(c), distributions of Liquidation, Sale or Refinancing Proceeds, if any, shall be made quarterly, within 45 days after the end of each calendar quarter to which such proceeds relate.

4.03. Allocation of Gains and Losses. (a) All gains (but not losses) arising from the sale, exchange or other disposition of all or substantially all the property owned by an Operating Partnership or the Partnership's interest in an Operating Partnership shall be allocated in the following manner:

(i) First, that portion of gains (including any profits treated as ordinary income for federal income tax purposes) shall be allocated to the Partners or Assignees who have negative Capital Account balances in an amount equal to and in proportion to such balances; provided that no gain shall be allocated to a Partner or Assignee under this Section 4.03(a)(i) once such Partner's or Assignee's Capital Account is brought to zero;

(ii) Second, gain in excess of the amount allocated under Section 4.03(a)(i) shall be allocated to the Partners and Assignees in the amount and to the extent necessary to increase their Capital Accounts so that the proceeds distributed under Section 4.02(a)(iv) will be distributed in accordance with the positive balance in the Partners' and Assignees' respective Capital Accounts.

(b) All losses shall be allocated as follows:

(i) First, an amount of loss to the Partners and Assignees to the extent and in such proportions as the respective balances in all Partners' and Assignees' Capital Accounts; and

(ii) Second, any remaining loss to the Partners and Assignees in accordance with the manner in which they bear the economic risk of loss or, if none, in accordance with their Interests.

(c) Each Partner shall retain his respective Interest in the Partnership attributable to property described in Section 751(a) of the Code ("interest in Section 751 property") for so long as such Partner has an Interest in the



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Partnership. Accordingly, any portion of the gains which are allocated pursuant to Section 4.03(d) above, and which are treated as ordinary income for federal income tax purposes under Section 1245 and 1250 of the Code, shall be allocated to those Partners who have an interest in Section 751 property, in proportion to the amounts of such Partners' respective interests in Section 751 property.

(d) Notwithstanding any other provision of this Agreement to the contrary that may be expressed or implied herein, the Interests of the General Partners, in the aggregate, in each item of Partnership income, gain, loss, deduction or credit will be equal to at least 1% of each of those items at all times during the existence of the Partnership.

4.04. Determination of Allocations and Distributions Among Partners and
Assignees.

(a) Except as provided in Sections 4.04(d) and 4.04(e), all Profits, Credits and Losses allocable to the Limited Partners and Assignees and all Cash Available for Distribution and all Liquidation, Sale or Refinancing Proceeds distributable to the Limited Partners and Assignees shall be allocated or distributed, as the case may be, to each Limited Partner and Assignee entitled to such allocation or distribution in the ratio which the BACs or Limited Partnership Interests owned by such Limited Partner or Assignee bears to the total BACs and Limited Partnership Interests owned by all Limited Partners and Assignees entitled to such allocation or distribution; provided, however, that any distribution pursuant to Section 4.02(a)(iv) shall be made to each Limited Partner or Assignee entitled to such distribution in the ratio which the positive balance in such Limited Partner's or Assignee's Capital Account bears to the total positive balances in the Capital Accounts of all Limited Partners and Assignees entitled to such distribution as of the date of the Liquidation, Sale or Refinancing.

(b) Except as provided in Section 4.04(c), all Profits, Credits and Losses allocable to the Limited Partners and Assignees, as a group, shall be allocated, and all Cash Available for Distribution distributable to the Limited Partners and Assignees, as a group, shall be distributed, as the case may be, to the Persons recognized by the Partnership as the holders of record of BACs or Limited Partnership Interests as of the last day of the calendar month for which such allocation or distribution is to be made.

(c) All Profits, Credits and Losses for a Partnership year allocable to any BACs or Limited Partnership Interests which has been transferred during such year shall be allocated between the transferor and the transferee based


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upon the number of monthly periods on the last day of which each was recognized
(in accordance with Section 7.02(b)) as the holder of record of the BACs or Limited Partnership Interests for purposes of this Section, without regard to the results of Partnership operations during particular monthly periods of such year and without regard to whether cash distributions were made to either the transferor or transferee.

(d) All Profits, Credits and Losses arising from an event giving rise to Liquidation, Sale or Refinancing Proceeds allocable to the Limited Partners and Assignees shall be allocated, and all Liquidation, Sale or Refinancing Proceeds arising from such Liquidation, Sale or Refinancing distributable to the Limited Partners and Assignees shall be distributed, as the case may be, to the Persons who are holders of record of BACs or Limited Partnership Interests as of the date of such Liquidation, Sale or Refinancing, or on a different record date as may be established by the Managing General Partner within ten days thereof. All Profits, Credits and Losses and all Liquidation, Sale or Refinancing Proceeds which are attributable to a Liquidation, Sale or Refinancing but which are not received by the Partnership as cash upon a Liquidation, Sale or Refinancing but which will be received later by the Partnership as a result of an installment or other deferred sale shall be allocated or distributed, as the case may be, to the Persons recognized (in accordance with Sections 7.03(e) and 11.01(a) in the case of a transfer of BACs or Limited Partnership Interests) as the holders of BACs or Limited Partnership Interests as of the date such Liquidation, Sale or Refinancing Proceeds are received by the Partnership or on a different record date within ten days thereof as may be established by the Managing General Partner.

(e) In the event that there is more than one Investment Date with respect to any series, (i) all Cash Available for Distribution, and all Profits, Credits and Losses allocable to the Limited Partners and Assignees in such series as a class for the period commencing with the first day following the previous Investment Date and ending on the last day preceding the next succeeding Investment Date shall be distributed or allocated solely to those Persons who held BACs or Limited Partnership Interests as of or prior to the Investment Date occurring within such period, on the basis of an interim closing of the Partnership's books on such dates. In the event that the BACs are listed on a national exchange or included for quotation on NASDAQ, the General Partner is authorized to allocate Profits, Credits and Losses and to make distributions of cash or other property, so as to equalize the BACs on an economic basis and to equalize any differences in Capital Accounts attributable to multiple Investment Dates.


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(f) Any portion of the gains treated as ordinary income for federal income tax purposes under Section 1245 and 1250 of the Code ("Recapture Amount") shall be allocated on a dollar for dollar basis to those Partners and Assignees to whom the items of Partnership deduction or loss giving rise to the Recapture Amount had been previously allocated.

(g) Subject to the requirements of Section 469 of the Code, if any, in the event that there is a determination that any provision of the Code requiring imputation of interest is applicable to the Capital Contributions of any Partner or Assignee or any loan between a Partner or Assignee and the Partnership, any income or deduction attributable to such Capital Contribution or loan (whether stated or unstated) shall be allocated solely to such partner. The amount of any imputed interest attributable to Capital Contribution of a Partner or Assignee shall not be included in such Partner's or Assignee's Capital Account to the extent previously included as capital.

(h) Notwithstanding any other provision in this Agreement, income, gain, loss and deduction with respect to property which has a variation between its basis computed in accordance with Treasury Regulation Section 1.704-1(b) and its basis computed for Federal income tax purposes shall be shared among Partners so as to take account of such variation in a manner consistent with the principles of
Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

4.05. Capital Accounts.
A separate Capital Account shall be maintained and adjusted for each Partner in accordance with the Code and the Regulations. There shall be credited to each Partner's Capital Account the amount of his capital contributed (including the Capital Contributions of the Assignor Limited Partner on behalf of the Assignees), the fair market value of any property contributed to the capital of the Partnership (net of any liabilities secured by such property), such Partner's distributive share of the Profits, Credits and Losses of the Partnership, and such Partner's share of any tax-exempt income of the Partnership; and there shall be charged against each Partner's Capital Account the amount of all Cash Available for Distribution distributed to such Partner, all Liquidation, Sale or Refinancing distributed to such Partner, the fair market value of any property distributed to such Partner (net of any liabilities secured by such property), such Partner's distributive share of the Losses of the Partnership, and allocations to such Partner of expenditures of the Partnership described in Section 705(a)(2)(B) of the Code. Each Partner's Capital Account shall be maintained and adjusted in accordance with the Code and Treasury Regulations thereunder, including expressly, but not by way of limitation, the adjustments to Capital


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Accounts under Section 704(b) of the Code and the Treasury Regulations
thereunder. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treas. Reg. (S)1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. It is the intent of the Partners that the Capital Accounts maintained under this Agreement be determined and maintained throughout the full term of this Agreement in accordance with the accounting rules of Treas. Reg. (S)1.704-(b)(2)(iv). The Assignor Limited Partner's Capital Account shall be subdivided into separate Capital Accounts for each Assignee and shall be maintained and adjusted for each Assignee in accordance with the foregoing.

4.06. Authority of General Partners to Vary Allocations to Preserve and Protect Partners' Intent. It is the intent of the Partners that each Partner's or Assignee's distributive share of income, gain, loss, deduction, or credit (or item thereof) shall be determined and allocated in accordance with this Article IV to the fullest extent permitted by Section 704(b) of the Code. The General Partner is authorized and directed to allocate income, gain, loss, deduction, or credit (or item thereof) arising in any year differently than otherwise provided for in this Article IV to the extent that, allocating income, gain, loss, deduction, or credit (or item thereof) in the manner provided for in this
Article IV in the opinion of tax advisors to the Partnership would cause the determinations and allocations of each Partner's or Assignee's distributive share of income, gain, loss, deduction, or credit (or item thereof) not to be permitted by Section 704(b) of the Code and Treasury Regulations promulgated thereunder. Any allocation made pursuant to this Section 4.06 shall be deemed to be a complete substitute for any allocation otherwise provided for in this
Article IV in the opinion of tax advisors to the Partnership and no amendment of this Agreement or approval of any Partner or Assignee shall be required.

4.07. Allocations Between and Among Series. To the extent that BACs are issued in series, allocations and distributions of each item set forth in this Article IV shall be made and accounted for separately for each series of BACs.

4.08. Special Allocations.
(a) Notwithstanding any other provision of this Agreement, if there is a net decrease in Partnership Minimum Gain during a Partnership taxable year, each Partner or Assignee shall be specially allocated, before any other allocation is made under this Agreement, items of income and gain for such year (and, if necessary, for subsequent taxable years) in amounts equal to the greater of (i) the amounts needed to eliminate any deficit


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Capital Account balance (reduced by the portion of such deficit balances (A)
that must be restored upon liquidation, if any, and (B) that would be eliminated under Treas. Reg. (S)1.704-2(b) if the Partnership were liquidated at such time, and increased by the items described in Treas. Reg. (S)1.704-1(b)(2)(ii)(d)(4),
(5) and (6)), or (ii) the portion of each such Partner's share of the net decrease in Partnership Minimum Gain during such year (as specified in Treas. Reg. 1.704-2(b) and (d)) that is allocable to the disposition of Partnership property subject to one or more nonrecourse liabilities of the Partnership. The items so allocated shall be determined in accordance with Treas. Reg.
(S)1.704-2(b), (g) and (j). This provision is intended to comply with the minimum gain charge BAC requirement of the Treasury Regulations under Section 704(b) of the Code and shall be interpreted consistently therewith.

(b) Except as provided in Section 4.08(a) hereof, in the event any Partner or Assignee unexpectedly receives any adjustments, allocations or distributions described in Treas. Reg. (S)1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate (to the extent required by the Regulations under Code Section 704(b)) the deficit balance in each such Partner's or Assignee's Capital Account as quickly as possible, provided that an allocation pursuant to this Section 4.08(b) shall be made only if and to the extent that such Partner or Assignee has a deficit Capital Account balance in excess of such sum after all other allocations provided for in this Section 4 have been tentatively made, as if this Section 4.08(b) were not in this Agreement.

(c) In the event that a Partner or Assignee has a deficit Capital Account balance at the end of any Partnership year that exceeds the sum of (i) the amount that such Partner or Assignee must repay to the Partnership upon liquidation, if any, and (ii) the amount that such Partner or Assignee is deemed to be obligated to restore under Treas. Reg. (S)1.704-2(g), such Partner or Assignee shall be allocated items of Partnership income in the amount of such excess as soon as possible, provided that an allocation pursuant to this Section 4.08(c) shall be made only if and to the extent that such Partner or Assignee has a deficit Capital Account balance in excess of such sum after all other allocations provided for in this Section 4 have been tentatively made, as if this Section 4.08(c) were not in this Agreement.

(d) The allocations set forth in this Section 4.08 (the "Regulatory Allocations") are intended to comply with certain requirements of Treas. Reg.
(S)1.704-1(b) and Treas. Reg. (S)1.704-2. Notwithstanding any other provisions of this Article IV (other than the Regulatory Allocations), the Regulatory Allocations shall be taken


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into account in allocating other profits, losses and items of income, gain, loss and deduction among the Partners or Assignees so that, to the extent possible, the net amount of such allocations of other profits, losses and other items and the Regulatory Allocations to each Partner or Assignee shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

(e) If there is a net decrease in Partner Non-Recourse Debt Minimum Gain during a Partnership taxable year, then each Partner with a share of the minimum gain attributable to such debt at the beginning of such year will be allocated items of income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to such Partner's share of the net decrease in Partner Non-Recourse Debt Minimum Gain during the year. A Partner is not subject to this Partner Non-Recourse Debt Minimum Gain charge BAC to the extent that any of the exceptions provided in Treas. Reg.
(S)1.704-2(i)(4) applied consistently with Treas. Reg. (S)1.704-2(f)(2)-(5) apply. Such allocations shall be made in a manner consistent with the requirements of Treas Reg. (S)1.704-2(i)(4) under Section 704 of the Code.


ARTICLE V.

RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER

5.01. Management of the Partnership. (a) The General Partner, within the authority granted to it under this Agreement, shall have full, complete and exclusive discretion to manage and control the business of the Partnership to the best of its ability and to use its best efforts to carry out the purpose of the Partnership. In so doing, the General Partner shall take all actions necessary or appropriate to protect the interests of the Limited Partners and the Assignees. The General Partner shall devote such time as is necessary to the affairs of the Partnership. The General Partner shall not receive compensation therefor from the Partnership other than as expressly provided herein. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's possession or control, and it shall not employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

(b) Subject to the other provisions of this Agreement, Boston Capital Associates IV L.P. shall be the Managing General Partner. All decisions made for and on behalf of the Partnership by the Managing General Partner shall be binding upon the Partnership. Except as expressly otherwise set forth elsewhere in this Agreement, the


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Managing General Partner (acting for and on behalf of the Partnership), in extension and not in limitation of the rights and powers given by this or by the other provisions of this Agreement shall, in its sole discretion, have full and entire right, power and authority in the management of the Partnership business to do any and all things necessary to effectuate the purpose of the Partnership. Without limiting the foregoing grant of authority but subject to the other provisions of this Agreement, the Managing General Partner, in its capacity as General Partner shall have the right, power and authority, acting for and on behalf of the Partnership, to do all acts and things set forth in Section 5.02. No Person dealing with the Managing General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any facts or circumstances bearing up on the existence of such authority.

(c) The Managing General Partner shall, after the release from escrow of orders for BACs pursuant to Section 3.03, establish the Working Capital Reserve out of Capital Contributions in an amount of not less than 4% of the Gross Proceeds. The Working Capital Reserve may be increased or reduced by the Managing General Partner as it deems appropriate under the circumstances from time to time.

(d) All of the Partnership's Operating Expenses shall be billed to and paid by the Partnership. In the event that legitimate Partnership expenses are billed by its creditors to the Managing General Partner rather than the Partnership, subject only to the limitations herein which apply generally to the Partnership's expenses, such expenses shall be paid by the Partnership. The Operating Expenses to be paid by the Partnership in connection with the Partnership's business include without limitation: (i) all costs of personnel employed by the Partnership and involved in the business of the Partnership, except as prohibited pursuant to Section 5.01(e) below, (ii) all costs of borrowed money, taxes and assessments applicable to the Partnership (including interest or other changes on loans or letters of credit by or obtained by the General Partners or their Affiliates), (iii) legal, audit, accounting and appraisal fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an Interest in the Partnership or in connection with the business of the Partnership, (v) fees and expenses paid to independent contractors, mortgage bankers, finders, brokers and servicers, consultants, real estate brokers, and other agents, (vi) expenses in connection with the acquisition, sale, exchange or other disposition and financing of the Operating Partnership Interests, (vii) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership, and (viii) costs incurred in connection with any litigation or regulatory proceeding in which the Partnership is involved except as may be prohibited by Section 5.08.


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(e) Reimbursements to the General Partner or any of its Affiliates shall not be allowed, except for reimbursement of (i) Organizational and Offering Expenses,
(ii) the actual cost to the General Partners or such Affiliates of goods and materials supplied by unaffiliated parties used for or by the Partnership, or in the case of any goods and materials purchased from the General Partner or its Affiliates, 90% of the competitive price of such goods and materials, and (iii) the direct expenses, including, but not limited to, travel and telephone, of them or their employees on Partnership business, and direct out-of-pocket expenses incurred in rendering legal, accounting, bookkeeping, computer, printing, public relations and any other administrative services necessary to the prudent operation of this Partnership, which services could be performed by independent parties. Reimbursement of expenses shall not exceed the lesser of the cost of such expenses or the amount which an independent party would charge for such services. Notwithstanding the foregoing, the General Partner and its Affiliates (including the Assignor Limited Partner) may be reimbursed for the administrative services necessary to the prudent operation of the Partnership, provided that any such reimbursement shall be at the lower of the General Partner's actual cost or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. No reimbursement shall be permitted for services for which the General Partner is entitled to compensation by way of a separate fee. The General Partner or its Affiliates may not be reimbursed for general overhead expenses in connection with the ongoing administration of the Partnership during its operational phase, such as rent, depreciation, utilities, capital equipment and other administrative expenses, or the salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any of their Controlling Persons.

The amount of Organization and Offering Expenses are estimated to be 5.5% of the Gross Proceeds applicable to the first 250,000 BACs issued, and may be proportionally more if fewer than 250,000 BACs are issued and proportionally less with respect to the issuance of additional BACs. Subsequent series (if applicable) may therefore be required to reimburse the first series for that pro rata share of such items.

Notwithstanding the terms and conditions of Sections 5.01(d) and (e) above, if Front End Fees exceed the percentage of Gross Proceeds (after investment in Invested Properties and deposit into the Working Capital Reserve) allowable therefor pursuant to Section IV.C.2. of the NASAA Guidelines, the excess will be paid by the General Partner and not the Partnership.


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The annual report of the Partnership will include a breakdown of the amounts actually reimbursed to the General Partner and its Affiliates. The Accountants for the Partnership will certify that the amounts actually reimbursed were costs incurred in the management of the Partnership. The methods of verification used by the Accountants will be in accordance with generally accepted auditing standards and other auditing procedures which the Accountants consider appropriate, including but not limited to, review of the time records of the employees of the General Partner and its Affiliates, and review of the nature of the tasks performed by such employees for which the General Partner is reimbursed.

The method of verification shall at minimum provide: (a) a review of the time records of individual employees, the cost of whose services were reimbursed; and
(b) a review of the specific nature of the work performed by each such employee. The additional costs of such verification will be itemized by said Accountants on a program-by-program basis and may be reimbursed to the General Partner by the Partnership in accordance with this provision only to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for such services as determined above.

5.02. Authority of the Managing General Partner. (a) Subject to Sections 5.03 and 5.04, the Managing General Partner for, and in the name and on behalf of, the Partnership is hereby authorized, without limitation:

(i) to negotiate for and enter into agreements to acquire, hold, encumber, sell, dispose of and otherwise manage the Operating Partnership Interests, at such price and upon such terms, as it deems to be in the best interests of the Partnership, the Limited Partners and Assignees;

(ii) to give the consent of the Partnership in its capacity as a limited partner of an Operating Partnership to any action proposed to be taken by such Operating Partnership which, under the provisions of its Operating Partnership Agreement, requires the consent of the Investment Partnership, including the sale or refinancing of any Apartment Complex;

(iii) to waive any condition precedent to the making of an installment of capital contributions to an Operating Partnership or to waive any material default by an Operating General Partner in the performance of his obligations under any Operating Partnership Agreement;


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(iv) to designate, on the behalf of the Investment Partnership, a successor
Operating General Partner, to the extent so provided in any Operating Partnership Agreement;

(v) to require the applicable Operating General Partner(s) to repurchase an Operating Partnership Interest upon the occurrence of a repurchase event under the applicable Operating Partnership Agreement;

(vi) to execute any applicable documents which the General Partner deems necessary or appropriate in connection with the development and financing of any Apartment Complex in which the Partnership acquires an interest;

(vii) to acquire by purchase, lease, exchange or otherwise, any real or personal property;

(viii) to borrow money and issue evidences of indebtedness, and to secure the same by mortgage, deed of trust, pledge or other lien on any Operating Partnership Interest or other assets of the Partnership;

(ix) to employ agents, employees, managers, accountants, attorneys, consultants and other Persons necessary or appropriate to carry out the business and operations of the Partnership, and to pay fees, expenses, salaries, wages and other compensation to such Persons;

(x) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Partnership;

(xi) to determine the appropriate accounting method or methods to be used by the Partnership (the Partnership intends to utilize the accrual method of accounting);

(xii) to cause the Partnership to make or revoke any of the elections referred to in Sections 195, 709, 732, 754, or 1017 of the Code or any similar provisions enacted in lieu thereof or any other elections beneficial to the Assignees and the Partners of the Partnership;


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(xiii) to allocate income, gain, loss, deduction, or credit (or item thereof) in accordance with Article IV of this Agreement;

(xiv) to establish and maintain the Working Capital Reserve, originally in the amount of not less than 4% of Gross Proceeds, and thereafter in such amounts as it deems appropriate from time to time;

(xv) to amend this Agreement to reflect the substitution of Limited Partners, and to amend this Agreement as provided for in Section 12.02;

(xvi) to invest all funds not immediately needed in the operation of the business, including, but not limited to (A) the Net Proceeds prior to investment in and allocation to specific Operating Partnerships, (B) the Net Proceeds allocated for subsequent investment in a particular Operating Partnership, or
(C) the Working Capital Reserve, in Permitted Temporary Investments;

(xvii) to deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from any Person who has provided any services to, lent money to, sold property to, or purchased property from the General Partner or any of its Affiliates or who may in the future provide services to, lend money to, sell to or purchase property from such parties;

(xviii) to obtain loans for the Partnership from the General Partner or any Affiliate of the General Partner in accordance with the requirements of Section 5.03;

(xix) to prepare and file with the Securities and Exchange Commission a registration statement with respect to the Offering and take all actions necessary or desirable to cause such registration statement to be declared effective by the Securities and Exchange Commission; to prepare and distribute, or cause to be distributed, the Prospectus; and to take any and all other actions to effectuate the Offering;

(xx) to cooperate with the Assignor Limited Partner to facilitate the issuance of one or more series of BACs;

(xxi) to take such actions as are necessary and appropriate to permit or restrict the transfer of BACs, including the listing of the BACs on, and/or the delisting of the BACs from (pursuant to Section 11.04), public trading


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markets or include the BACs for quotation on the National Association of
Securities Dealers Automated Quotation System; provided that the General Partner may not take such actions to list the BACs for quotation or trading until counsel to the Partnership has rendered its opinion that it is substantially more likely than not that listing the BACs will not cause the Partnership to be treated as a corporation for federal income tax purposes;

(xxii) to deal with, delegate, enter into an agreement, agreements, or contracts with a financial institution or other entity to conduct, on its behalf, transfers of BACs, including correspondence with the Assignees, preparing, transmitting and doing all other necessary actions to effect transfers, assignments or other dispositions of BACs as requested by Assignees and to do all other acts authorized hereunder in connection with such administrative activities relating to the Assignees; provided however, that except as set forth in Sections 7.03(c) and 7.05(c), the cost of such services shall be borne by the Partnership for ordinary and necessary business expenses with respect to the provision of services to the Partners and Assignees. Further, any contractual arrangement between the Partnership and the transfer agent with respect to the BACs shall not relieve the Managing General Partner of its fiduciary duties hereunder; and/or

(xxiii) to engage in any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of the purposes of the Partnership.

(b) With respect to all of its obligations, powers and responsibilities under this Agreement, the Managing General Partner is authorized to execute and deliver, for and on behalf of the Partnership, such notes and other evidences of indebtedness, contracts, agreements, assignments, deeds, leases, loan agreements, mortgages and other security instruments and agreements as it deems proper, all on such terms and conditions as it deems proper.

(c) All series of BACs will (i) have substantially identical investment objectives in generating Tax Credits, and possibly State Housing Tax Credits,
(ii) provide for no duplication of property management or other fees, (iii) provide for substantially identical compensation to the General Partner and its Affiliates, and (iv) provide for investment in Operating Partnership Interests under substantially the same terms and conditions. Additionally, Operating Partnership Interests may be invested in jointly by series of BACs only in accordance with the conditions set forth in Section 5.05(c).


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5.03. Authority of General Partner and Its Affiliates To Deal With Partnership
and Operating Partnerships. (a) The General Partner and its Affiliates may not be an Operating General Partner, unless there has been a material and adverse breach of the Operating Partnership Agreement by the unaffiliated Operating General Partner. In such instance, the affiliated Operating General Partner shall fully comply with all provisions of Section V.H.6 of the NASAA Guidelines. An Affiliate of the General Partner may, and shall have the right to, act as management agent of any Apartment Complex on terms and conditions permitted by any applicable governmental regulations or any applicable requirements of any lender and as set forth in Section 5.03(b).

(b) (i) Except in extraordinary circumstances, the General Partner or any Affiliate shall not have the right to contract or otherwise deal with any Operating Partnership for the sale of goods or services or the lending of money to an Operating Partnership or the Operating General Partners, except for: (i) Apartment Complex management services, the fee for which shall be as set forth in Section 5.03(b)(ii) hereof; (ii) loans made by, or guaranteed by, the General Partner or its Affiliates, and (iii) for those dealings, contracts or provision of services described in this Agreement. Extraordinary circumstances shall only be presumed to exist where there is an emergency situation requiring immediate action and the services required are not immediately available from unaffiliated parties. All services rendered shall be rendered pursuant to a written contract which shall contain a clause allowing termination without penalty on sixty (60) days Notice. Goods and services will be provided at the lesser of actual cost or the price charged for such goods or services by independent parties. Any payment made to the General Partner or any Affiliate for such goods, services or loans shall be fully disclosed to all Assignees and Limited Partners in the reports required hereunder. Neither the General Partner nor any Affiliate shall, by the making of lump sum payments to any other Person for disbursement by such other Person, circumvent the provisions of this Section 5.03(b).

(ii) Property management, rent-up or leasing fees shall be paid to the General Partner or any of its Affiliates only for services actually rendered and shall be in an amount equal to the lesser of (i) fees competitive in price and terms with those of non-Affiliated Persons rendering comparable services in the locality where the Apartment Complex is located and which could reasonably be available to the Partnership, or (ii) 5% of such Apartment Complex's gross revenues. No duplicate property management fees or other fees shall be paid to any Person.


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(c) In the event extraordinary circumstances arise, the General Partner and its
Affiliates may provide construction services. The General Partner or its Affiliates shall not provide such services to the Partnership unless it believes that it has an adequate staff to do so and unless such provision of goods and construction services is part of its ordinary and ongoing business in which it has previously engaged, independent of the activities of the Partnership. Such services being provided shall be reasonable for and necessary to the Partnership, shall be actually furnished to the Partnership and, shall be provided at the lower of 100% of the construction contract rate with respect to the applicable Apartment Complex or 90% of the competitive price charged for such services by independent parties for comparable goods and services in the same geographic location (except that in the case of transfer agent, custodial and similar banking-type fees, and insurance fees, the compensation, price or fee shall be at the lesser of cost or the compensation, price or fee of any other Person rendering comparable services as aforesaid). Cost of services as used herein means the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or other method of allocation acceptable to the Partnership's Accountants. The costs of verification of costs reimbursed to the General Partner or its Affiliates contained in the annual report may be reimbursed only to the extent, when added to the costs of such goods or services rendered, that the sum does not exceed the competitive rate for such services.

(d) All services provided by the General Partner or any Affiliates pursuant to
Section 5.03(c) shall be rendered pursuant to this Agreement or a written contract, which contract precisely describes the services to be rendered and all compensation to be paid and shall contain a clause allowing termination without penalty on 60 days Notice to the General Partner by the vote of the majority in Interest of the Limited Partners and the BAC Holders (the Assignor Limited Partner acting according to the direction of the BAC Holders). The General Partner and its Affiliates shall not have the right to contract or otherwise deal with the Partnership for the sale of goods or services, except for those dealings, contracts or provision of services on terms described in this Agreement.

(e) The following prohibitions shall apply with respect to the General Partner and its Affiliates: (i) neither the General Partner nor any such Affiliate shall be given an exclusive right to sell, or exclusive employment to sell, any Apartment Complex; (ii) the Partnership shall not lend money to the General Partner or any Affiliate of the General Partner; (iii) neither the General Partner nor any Affiliate of the General Partner shall make any loan to the Partnership if such loan provides for a prepayment penalty or the interest rates and other finance charges and


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fees in connection with such loan are in excess of the rate or fees at which the
Partnership could have borrowed from an independent bank under comparable circumstances or, if lower, the rate which the General Partner or such Affiliate paid to obtain the funds to make the loan to the Partnership compounded monthly; and (iv) no compensation or fees may be paid by the Partnership or an Operating Partnership to the General Partner or its Affiliates except as described in this Agreement or in the Prospectus, and in no event shall the aggregate compensation payable to the Partnership, the General Partner or its Affiliates exceed the amounts permitted under Section IV of the NASAA Guidelines.

(f) Notwithstanding any provisions of this Section 5.03, neither the General Partner nor any of its Affiliates shall:

(i) receive any rebate or give-up, or participate in any reciprocal arrangement, of which would circumvent the provisions of the Partnership Agreement;

(ii) receive any compensation for providing insurance brokerage services to the Partnership, unless such services and compensation are provided in compliance with Section 5.03(b), and (x) the cost of providing such services is no greater than the lowest quotes obtained from two unaffiliated insurance agencies and the coverage and terms are comparable, and (y) at least 75% of the insurance brokerage service gross revenues of the General Partner or its Affiliates are derived from other than insurance brokerage services provided to Affiliates;

(iii) provide "financing" to the Partnership, as that term is defined in Section I.B.17. of the NASAA Guidelines as the indebtedness encumbering program properties, the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not greater than 50 percent of the principal amount of which is scheduled to be paid during the first 24 months. Nothing in this definition shall be construed as prohibiting a bonafide prepayment provision in the financing agreement;

(iv) charge the Partnership for, or take from any other Person, any property management fee with respect to Partnership property or assets, except as provided in Section 5.03(b); or (v) pay or award, directly or indirectly, any commission or other compensation (other than normal sales commissions and reimbursement of expenses payable to registered broker-dealers which may include cash incentives under a program submitted for review and approval by the National Association of Securities Dealers, Inc. ("NASD") in accordance with
Section 5(f)


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of Appendix F to Section 34 of the NASD Rules of Fair Practice) to any Person
engaged by a potential investor for investment advice as an inducement to such advisor to advise such investor to purchase BACs.

(g) Notwithstanding any provision in this Agreement, in no event shall the General Partner or its Affiliates provide services or receive compensation other than as allowed by Sections V.E.2 and V.J. of the NASAA Guidelines.

5.04. General Restrictions on Authority of General Partner. In exercising management and control of the Partnership, the General Partner, on behalf of the Partnership and in furtherance of the business of the Partnership, shall have the authority to perform all acts which the Partnership is authorized to perform. However, the General Partner shall not have any authority to:

(a) perform any act in violation of this Agreement or any applicable law or regulation thereunder;

(b) do any act required to be approved or ratified in writing by all Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees) under the Act, unless the right to do so is expressly otherwise given in this Agreement;

(c) without the Consent of a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees), sell or otherwise dispose of all or substantially all of the assets of the Partnership in a single sale or disposition or in a series of contemporaneous sales or dispositions with a view towards distribution;

(d) borrow from the Partnership;

(e) elect to dissolve the Partnership without the Consent of a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees) (unless a greater number of Limited Partners is then required under the Act);

(f) do any act which would make it impossible to carry on the ordinary business of the Partnership;


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(g) confess a judgment against the Partnership;

(h) possess Partnership property, or assign its rights in specific Partnership property, for other than a Partnership purpose;

(i) admit a Person as a General Partner, except as provided in this Agreement;

(j) knowingly perform any act that would subject any Assignee to liability as a general partner in any jurisdiction;

(k) invest Partnership funds in junior trust deeds, land sale contracts or similar obligations;

(l) invest in or underwrite the securities of other issuers, except as provided in Sections 5.02(a)(xvi) or 9.03; provided, however, that the General Partner may temporarily invest Partnership funds in money market funds or other suitable investments (other than funds organized as limited partnerships);

(m) invest Partnership funds in investments organized and/or operated by its Affiliates other than as set forth in Sections 5.03(a) and 5.05(c) hereof;

(n) allocate any income, gain, loss, deduction, or credit (or any item thereof) to any Partner or Assignee if, and only to the extent that, such allocation will cause the determinations and allocations of income, gain, loss, deduction, or credit (or any item thereof) provided for in Article IV hereof not to be permitted by Section 704(b) and the Treasury Regulations promulgated thereunder;

(o) issue senior securities or offer BACs or Partnership Interests in exchange for property other than cash;

(p) utilize Net Proceeds for any purpose other than as set forth in this Agreement and in the Prospectus;

(q) utilize for Investment in Properties less than the greater of (i) 82.5% of the Gross Proceeds reduced by 0.1625% for each 1% of financing encumbering the Apartment Complex; or (ii) 69.5% of the Gross Proceeds. To calculate the percentage of financing encumbering the Apartment Complex, divide the amount of financing


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by the Purchase Price, excluding Front End Fees and multiply the quotient by
 .1625% to determine the percentage deducted from 82.5%;

(r) make loans to the Partnership or accept loans on behalf of the Partnership from any Affiliate of the General Partners that do not comply with Section 5.03(e)(iii);

(s) utilize any Liquidation, Sale or Refinancing Proceeds to acquire additional Operating Partnership Interests, except that with respect to each series of BACs, any return of Capital Contributions received by the Partnership from any Operating Partnership during the first 24 months after acquisition of such Operating Partnership Interests and any Liquidation, Sale or Refinancing Proceeds otherwise received within 36 months from the Partnership's acquisition of Operating Partnership Interests may, in the discretion of the General Partner, be invested in additional Operating Partnership Interests, placed in the Working Capital Reserve, or refunded to Investors in such series, provided that in no event shall the General Partner make any reinvestments in Operating Partnership Interests with respect to a particular series of BACs later than 36 months from the final Investment Date with respect to such series; provided, further, that (i) a sufficient portion of such funds shall be distributed to BAC Holders to cover their estimated income tax liabilities, if any, arising out of the receipt of such funds, and (ii) any compensation to the General Partner and/or its Affiliates in the event of a reinvestment is subject to the limitations set forth in Sections 5.03, 5.04(q), 5.15 and 5.16 of this Agreement; (t) invest in limited partnership interests of programs other than programs which own and operate a property to be qualified pursuant to Section 42(g) of the Code; (u) invest in Operating Partnership Interests jointly with other programs, except in accordance with the conditions set forth in Section 5.05(c); (v) sell, lease or lend Partnership assets to the General Partner or any Affiliate of the General Partner or purchase or lease property from the General Partner or its Affiliates, or acquire property from a program in which the General Partner or its Affiliates have an interest, or sell or lease an Apartment Complex to an Operating Partnership; (w) reinvest Net Cash Flow (excluding Liquidation, Sell or Refinancing Proceeds) in Operating Partnership Interests; (x) incur Partnership indebtedness exceeding 85% of the value of the Partnership's assets; or (y) take any action to merge or Roll-Up the Partnership with or into any other entity.

5.05. Management Obligations.
In conducting the business of the Partnership, the General Partners shall be bound by the following:


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(a) The Partnership's interest in any Operating Partnership shall not be acquired with a view to resale and shall be acquired for long-term appreciation.

(b) The Partnership shall normally seek to minimize depreciation recapture and to defer capital gain taxes by not selling any interest in any Operating Partnership, or by not causing, or consenting to, the sale of any Apartment Complex unless proceeds arising from such sale are likely to be sufficient to meet the federal tax liabilities at the then maximum rate of the Assignees or the Limited Partners arising from such sale.

(c) Operating Partnership Interests may be invested in jointly by series of BACs, or may be invested in jointly by a series of BACs with another publicly registered program (either of such parties referred to as a "Program"), provided that any joint investment in Operating Partnership Interests will satisfy the following conditions:

(i) the two Programs have substantially identical investment objectives;

(ii) there are no duplicate property management or other fees;

(iii) the compensation to the sponsor of each Program is substantially identical in each Program;

(iv) each Program will have a right of first refusal if the other Program wishes to sell its Operating Partnership Interest; and

(v) the investment of each Program is on substantially the same terms and conditions.

(d) Operating Partnership Interests may also be invested in jointly with an affiliated Program which is not publicly registered if in addition to the requirements set forth in Section 5.05(c), such investment is necessary to relieve the Sponsor from any commitment to purchase an Operating Partnership Interest in compliance with this Agreement prior to the closing of the Offering.

(e) The completion of any Apartment Complex which is under construction at the time of the acquisition of an Operating Partnership Interest by the Partnership shall be secured by a completion bond in the amount of the contract price or other satisfactory security, which may include, but is not limited to, the following:


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(i) A written guarantee of completion by a Person, supported by financial statements demonstrating sufficient net worth or adequately collateralized by other real or personal properties or other Persons' guarantees; and/or

(ii) A retention of a reasonable portion of the capital contributions to the Operating Partnership and/or fees to the Operating General Partner(s) as a potential offset in the event the Operating General Partner does not perform in accordance with the Operating Partnership Agreement.

(f) All acquisitions by the Partnership of Operating Partnership Interests in Operating Partnerships owning Apartment Complexes must be supported by either
(i) an appraisal prepared by a competent, independent appraiser or (ii) FmHA Forms 1924-13 (estimate and BAC of actual cost) and 1930-7 (statement of budget, income and expense) or HUD project cost and budget analysis on Form 2264, or any successor or FmHA or HUD form, any comparable form of a state or other governmental agency, including any applicable Tax Credit allocation agency, setting forth estimates with respect to construction and mortgage financing costs and initial rental income and operating expenses figures. The appraisal or governmental form(s) shall be maintained in the Partnership's records for at least five years, and shall be available for inspection and duplication by any Partner or Assignee. Such appraisal or governmental form(s) shall demonstrate that the total amount of indebtedness incurred by the Operating Partnerships shall not exceed the sum of 85% of the Aggregate Cost of all Apartment Complexes which have not been refinanced, and 85% of the aggregate fair market value of all refinanced Apartment Complexes, as determined by the lender as of the date of refinancing. Notwithstanding the foregoing, however, to the extent any Apartment Complexes are financed by (i) loans insured or guaranteed by the full faith and credit of the United States government, or of a state or local government, or by an agency or instrumentality of any of the foregoing, and/or
(ii) loans received by any of the foregoing, following termination of the Offering, the total amount of indebtedness incurred by the Operating Partnerships with respect to such Apartment Complexes shall not exceed the sum of 100% of the Aggregate Cost of all such Apartment Complexes which have not been refinanced, and 100% of the aggregate fair market value of all such refinanced Apartment Complexes, as determined by the lender as of the date of refinancing.

5.06. Delegation of Authority.
Subject to the provisions of this Article V, the General Partner may delegate all or any of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction


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of the business of the Partnership, which Person may, under supervision of the
General Partner, perform any acts or services for the Partnership as the General Partner may approve.

5.07. Other Activities.
The General Partner and any Affiliate may engage in or possess interests in other business ventures of every kind and description for its own account, including, without limitation, serving as general partner of other partnerships which own, either directly or through interests in other partnerships, apartment complexes similar to the Apartment Complexes. Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom.

5.08. Limitation on Liability of General Partner and Assignor Limited Partner; Indemnification.

(a) Neither the General Partner, its Affiliates nor the Assignor Limited Partner shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any of the Limited Partners or BAC Holders for any act or omission performed or omitted by such General Partner or Assignor Limited Partner if the General Partner determines in good faith, that the act or omission was in the best interests of the Partnership, provided that such General Partner's or Assignor Limited Partner's conduct did not constitute Cause. Notwithstanding the foregoing, the General Partner shall be liable to the Partnership, Limited Partners, or BAC Holders for violations of federal securities laws for which lack of Cause is not a defense. The Partnership shall indemnity and hold harmless the General Partner and its Affiliates, including, the Assignor Limited Partner against and for any loss, liability or damage incurred by any of them or the Partnership by reason of any act performed or omitted to be performed by them in good faith, in connection with the business of the Partnership including all judgments, costs and attorneys' fees (which costs and attorneys' fees may not be paid as incurred, except as provided in
Section 5.08 (c)) and any amounts expended in settlement of any claims of liability, loss or damage, provided that the indemnified Person's conduct did not constitute Cause if the General Partner determines, in good faith, that such course of conduct was in the best interests of the Partnership. The satisfaction of any indemnification obligation shall be from and limited to Partnership assets, and no Limited Partner or BAC Holder shall have any personal liability on account thereof. Notwithstanding any provision of this subsection to the contrary, the General Partner shall be presumed to be personally liable to creditors for the debts of the Partnership.


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(b) Notwithstanding anything to the contrary contained in paragraph (a) above, neither the General Partner, its Affiliates nor the Assignor Limited Partner, any Person acting as a broker-dealer or the Partnership shall be indemnified with regard to any liability, loss or damage incurred by them in connection with any claim or settlement involving allegations that federal or state securities laws, rules or regulations were violated by the General Partner or by any such above listed Persons unless: (A) (i) the General Partner or other Persons seeking indemnification are successful in defending such action on the merits of each count involving such violation and the court approves indemnification of the litigation costs, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction and the court approved indemnification of the litigation costs, or (iii) a court of competent jurisdiction approves a settlement of such claims and finds that indemnification of the settlement and related costs should be made; and (B) such indemnification is specifically approved by a court of law which shall have been advised as to the then current position of the Securities and Exchange Commission, the Massachusetts Securities Commission, the Missouri Securities Commission, Tennessee Securities Division and other applicable state securities laws administrators regarding indemnification for violations of securities laws. Notwithstanding the provisions of Section 5.08(a), the Assignor Limited Partner shall not be indemnified by the Partnership against any loss, damage or liability and related expenses (including attorneys' fees) incurred by reason of any action or inaction performed or omitted to be performed by the Assignor Limited Partner in connection with activities of the Assignor Limited Partner acting exclusively in its capacity as Assignor Limited Partner on behalf of the BAC Holders. Further, to the extent the Assignor Limited Partner otherwise would be entitled to indemnification pursuant to Section 5.08(a), indemnification shall be provided only so long as the Assignor Limited Partner is an Affiliate of the General Partner.

(c) The General Partner, its Affiliates, including the Assignor Limited Partner may receive advances from the Partnership for payment of their costs and attorneys' fees as incurred only if each of the following three conditions are satisfied: (A) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of the Partnership; (B) the legal action is initiated by a third party who is not a Partner or BAC Holder; and (C) the General Partner, its Affiliates, including the Assignor Limited Partner undertake to repay the advanced funds to the Partnership in cases in which they are not entitled to indemnification pursuant to Section 5.08(a).

(d) The Partnership shall not incur the cost of liability insurance which insures any party for any liability as to which such parties are prohibited from being indemnified under this Section 5.08.


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(e) For purposes of Sections 5.08(a), (b) and (c) only, "Affiliates" shall be defined to mean any Person (A) performing services on behalf of the Partnership who (1) directly or indirectly controls or is controlled by or is under common control with the specified Person, (2) is an officer of, director of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (3) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of the voting securities of the specified Person, or (4) is an officer, director, general partner, trustee or holder of 10% or more of the voting securities of any of the foregoing, and (B) acting in a manner within the scope of authority granted to a General Partner by this Agreement.

5.09. Tax Status of Partnership.
The General Partner shall use its best efforts to meet such requirements of the Code, including any net worth requirements, as interpreted from time to time by the Internal Revenue Service, any other agency of the federal government, or the courts, necessary to assure that the Partnership will be classified as a partnership for federal income tax purposes.

5.10. Fiduciary Duty; Derivative Action. The General Partner owes the same fiduciary duty to the BAC Holders as the General Partner owes to the Limited Partners. An Assignee may bring a derivative action to enforce a right of the Partnership to recover a judgment to the same extent as a Limited Partner has such a right. No BAC Holder or Limited Partner may alter, by means of contract, the fiduciary duty owed to him by the General Partner under common law.

5.11. Agency Agreement.
The Partnership shall execute an Agency Agreement with the Dealer-Manager pursuant to which said firm will assist the Partnership in the sale of BACs, be paid Selling Commissions, accountable and non-accountable due diligence expense reimbursements and a Dealer-Manager Fee therefor, all as described in Section 3.02, and be indemnified by the General Partner against certain liabilities. Neither the General Partner nor the Assignor Limited Partner shall directly or indirectly pay or award any commissions or other compensation to any Person engaged by a potential Assignee for investment advice as an inducement to such advisor to advise the purchaser


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

of BACs; provided, however, that notwithstanding the preceding sentence, sales commissions payable to a registered broker-dealer or other properly licensed person shall not be prohibited.

5.12. Restrictions on Authority to Deal with General Partner and Affiliates. Other than as specifically authorized in this Agreement or with respect to other transactions unrelated to this Partnership, the Managing General Partner is prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with any General Partner or any Affiliate of any General Partner.

5.13. Additional Restrictions on the General Partner. (a) If any public offering is made by the General Partner or any of its Affiliates of interests in a partnership or of beneficial assignee interests in a partnership, which partnership intends to invest in investments which would satisfy the same criteria and standards of investments to be made by the Partnership, the following criteria will be followed with respect to determining which entity should acquire such investments: The General Partner and its Affiliates will review the investment portfolio of each such entity (including any series being offered by each such partnership) and will in their sole determination decide which such entity will acquire the investment on the basis of various factors such as the amount of funds available and the length of time such funds have been available for investment; the cash requirements of each such entity; and the effect of the acquisition on each such entity's portfolio. If funds should be available to two or more public limited partnerships to purchase a given investment and all factors have been evaluated and deemed equally applicable to each entity (including any series being offered by each such partnership), then the General Partner and its Affiliates will acquire such investments for the entities on a basis of rotation with the order of priority determined by the dates of formation of the entities (including any series being offered by each such partnership).

(b) No investment in any Operating Partnership will be made unless the General Partner or its designee, exercising the rights of the Partnership (or such designee) as a limited partner in an Operating Partnership, and in any event acting on behalf of the Partnership, is provided certain rights under the terms of the Operating Partnership Agreement substantially similar to the rights set forth below: (i) the right to remove and replace the applicable Operating General Partner(s) on the basis of the performance and discharge of the Operating General Partner(s) obligations constituting Cause; (ii) the right to approve or disapprove of certain transactions not in the ordinary courses of business, including the right to approve or disapprove any sale or refinancing of an Apartment Complex; (iii) the right to receive information and/or reports with regard to the financial and


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physical condition of an Apartment Complex owned by an Operating Partnership;
(iv) the right to approve or disapprove the dissolution of the applicable Operating Partnership; (v) the right to direct an Operating General Partner to convene meetings and to submit matters to a vote; (vi) the right to approve or disapprove amendments to the applicable Operating Partnership Agreement materially and adversely affecting the Partnership's investment in the Operating Partnership; and (vii) the right to have access, inspect and copy the books and records of the applicable Operating Partnership.

(c) Neither the General Partner nor its Affiliates (except the Partnership) shall become a limited partner in an Operating Partnership whose Operating General Partner is an Affiliate of the General Partner.

5.14. Accounting Fee Advances.
In the event that the Partnership does not have sufficient funds in 1993 to pay the fee to the Accountants for the preparation of Partnership tax returns and other reports (the "Accounting Fee"); the General Partner shall advance up to $5,000 to the Partnership to pay the Accounting Fee incurred with respect to such year. Thereafter, the General Partner may, but shall not be obligated to, advance funds to enable the Partnership to pay the Accounting Fee. Any amounts so advanced (the "Accounting Fee Advances") shall be repaid by the Partnership from the Cash Flow of the Partnership or, if applicable, from Liquidation, Sale or Refinancing Process.

5.15. Asset Acquisition Fee.
The General Partner or its Affiliates shall receive from the Partnership an Asset Acquisition Fee for the services of the General Partner and/or its Affiliate(s) in connection with selecting, evaluating and negotiating the terms of investments in Operating Partnership Interests. The amount of the Asset Acquisition Fee shall be equal to 8.5% of the Gross Proceeds, reduced by any Acquisition Fees paid to the General Partner or its Affiliates by the Operating Partnerships or Operating General Partners. A pro rata portion of such fee will be refunded to the Partnership to the extent that investments in Operating Partnership Interests are not made. Notwithstanding the foregoing, payment of the Asset Acquisition Fee described therein shall be payable only for services actually rendered.


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5.16. Partnership Management Fee.
The Partnership shall pay the General Partner or an Affiliate thereof an annual Partnership Management Fee commencing in 1993 of 0.5% of the Aggregate Cost of the Apartment Complexes then held by the Operating Partnerships. The Partnership Management Fee shall be payable, on a cumulative basis, solely from Cash Flow of the Partnership, or from the proceeds of a Capital Transaction as provided in
Section 4.02. The Partnership Management Fee shall be prorated in 1993 based on the number of months remaining in the year after the initial Investment Date. In the event a reporting fee is paid to an Affiliate of the General Partner by an Operating Partnership for services in preparing reports for such Operating Partnership, the annual Partnership Management Fee will be reduced by the amount of any such reporting fee to the extent the combined amounts of both fees exceed 0.5% of the Aggregate Cost of the Apartment Complexes on an annual basis.


ARTICLE VI.

CHANGES IN GENERAL PARTNERS

6.01. Withdrawal of the General Partner. (a) Except in the event of the Bankruptcy or dissolution of the General Partner as provided in Section 6.05, without the prior Consent of a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees), Boston Capital Associates IV L.P. shall not be entitled to withdraw from the Partnership or to sell, transfer or assign its Interest as General Partner. Upon such withdrawal by Boston Capital Associates IV L.P. and subject to the Consent of such number of Limited Partners (if any) as are then required under the Delaware Revised Uniform Limited Partnership Act (including the Assignor Limited Partner voting as instructed by the Assignees), Boston Capital Associates IV L.P. may substitute as General Partner in the Partnership any entity which has, by merger, consolidation or otherwise, acquired substantially all of its assets.

(b) In the event that Boston Capital Associates IV L.P. withdraws from the Partnership or sells, transfers or assigns its entire Interest, it shall be and shall remain liable for all obligations and liabilities incurred by it as General Partner before such withdrawal, sale, transfer or assignment shall have become effective, but shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time of such withdrawal, sale, transfer or assignment shall have become effective.


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(c) The General Partner may at any time designate additional Persons to be
General Partners, whose Interest(s) in the Partnership shall be such as agreed upon by the General Partner and such additional General Partners, provided that the Interests of the Assignees shall not be affected thereby.

Such additional Persons shall become additional General Partners only upon meeting the conditions provided in Section 6.02.

6.02. Admission of a Successor or Additional General Partner. A Person shall be admitted as a General Partner of the Partnership only if the following terms and conditions are satisfied:

(a) except as permitted in Section 6.01(a), the admission of such Person shall have been Consented to, or ratified, by not less than a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees) voting together as a class or by such greater number of Limited Partners (including the Assignor Limited Partner) as are then required under the Act to Consent to, or ratify, the admission of a general partner;

(b) such Person shall have accepted and agreed to be bound by the terms and provisions of this Agreement, by executing a counterpart hereof, and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner shall have been filed for recording, and all other actions required by law in connection with such admission shall have been performed;

(c) if such Person is a corporation, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of its authority to become a General Partner and to be bound by the terms and provisions of this Agreement;

(d) counsel for the Partnership or the Limited Partners and Assignees, as the case may be, shall have rendered an opinion to the Partnership that the admission of such Person is in conformity with the Act and that none of the actions taken in connection with the admission of such Person are in violation of the Act, will impair the limited liability of the Assignees, will cause the termination or dissolution of the Partnership or will cause the Partnership to be classified other than as a partnership for federal income tax purposes; and


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(e) the interests of the Assignees are not affected thereby.

6.03. Consent of Assignees and Limited Partners to Admission of Successor or Additional General Partner. Unless otherwise prohibited under the Act at the time that such Consent is necessary, each of the Assignees by the execution of this Agreement by the Assignor Limited Partner Consents to the admission of any Person as a successor or additional General Partner to which at the time there has been given the express Consent of a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees). Upon receipt of such Consent of a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees), such admission shall, without any further Consent or approval of the Limited Partners or the Assignees, be the act of all the Limited Partners and Assignees.

6.04. Removal of a General Partner. Subject to Section 10.02, a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting as instructed by the Assignees), without the Consent or other action by the General Partner may remove any General Partner and elect a replacement therefor.

6.05. Effect of Removal, Bankruptcy, Death, Withdrawal, Dissolution or Incompetency of a General Partner. (a) In the event of the Bankruptcy of a General Partner or the withdrawal, death or dissolution of a General Partner or an adjudication that a General Partner is incompetent (which term shall include, but not be limited to, insanity) the business of the Partnership shall be continued with Partnership property by the other General Partners (and the other General Partners, by execution of this Agreement and/or an amendment hereto, as applicable, expressly so agree to continue the business of the Partnership); provided, however, that if the withdrawn, Bankrupt, deceased, dissolved or incompetent General Partner is then the sole General Partner, the provisions of
Section 8.01 shall be applicable.

(b) Upon the removal, withdrawal, Bankruptcy, death, dissolution or adjudication of incompetency of a General Partner such General Partner shall immediately cease to be a General Partner. The value of the General Partner's interest is to be determined by agreement between the General Partner so removed and the Partnership, or in the absence of such agreement, by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the General Partner so removed and the Partnership. If a General Partner is removed for cause, it shall be required to sell its General Partner's


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interest at one-half its value to a substitute General Partner. Any method of payment to a General Partner involuntarily removed may be an interest bearing promissory note with a term of no less than five years with equal annual installments bearing interest at the Prime Rate; provided that such note will become due and payable when Liquidation, Sale or Refinancing Proceeds with respect to the last Operating Partnership Interest held by the Partnership are received. Any method of payment to a General Partner that voluntarily withdraws from the Partnership will be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the withdrawing General Partner otherwise would have received under this Partnership Agreement had it not withdrawn. Nothing in this Section 6.05(b) shall affect any rights or liabilities of the Bankrupt, deceased, dissolved or incompetent General Partner which matured prior to the Bankruptcy, death, dissolution or incompetence of such General Partner.

(c) If, at the time of withdrawal, removal, Bankruptcy, death, dissolution or adjudication of incompetence of a General Partner, the withdrawn, removed, Bankrupt, deceased, dissolved or incompetent General Partner was not the sole General Partner of the Partnership, the remaining General Partner or Partners shall immediately (i) give Notice to the Limited Partners and Assignees of such withdrawal, removal, Bankruptcy, death, dissolution or adjudication of incompetence and (ii) prepare such amendments of this Agreement and execute and file for recording such amendments or documents or other instruments necessary to reflect the assignment, transfer, termination or conversion (as the case may be) of the Interest of the withdrawn, removed, Bankrupt, deceased, dissolved or incompetent General Partner.

(d) All parties hereto hereby agree to take all actions and to execute all documents necessary or appropriate to effect the foregoing provisions of this
Section 6.05.


ARTICLE VII.

TRANSFERABILITY OF LIMITED PARTNERS'
INTERESTS AND TRANSFERABILITY OF BACS

7.01. Assignments of the Interest of the Assignor Limited Partner. (a) Pursuant to Section 11.01(a), the Assignor Limited Partner shall assign units of beneficial interest in its Limited Partnership Interest to each Person purchasing BACs pursuant to Section 3.03, each of which is equivalent to the number of BACs so purchased.


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

The Partnership shall recognize as an Assignee each Person to whom the Assignor Limited Partner assigns such beneficial interests as of such dates as provided in Section 3.03, provided that the Partnership has received from each such Assignee proceeds in the amount of $10.00 (subject to quantity discounts with respect to selling commissions) per BAC ($8.95 in the case of the General Partner, its Affiliates and employees of its Affiliates) for a minimum of 500 BACs.

(b) The Assignor Limited Partner shall remain an Assignor Limited Partner on the books and records of the Partnership notwithstanding the assignment of all of the beneficial interest in its Limited Partnership Interest until such time as the Assignor Limited Partner transfers its position as the Assignor Limited Partner to another Person or Persons.

(c) All Persons becoming Assignees shall be bound by the terms and conditions of, and shall be entitled to all rights of, Limited Partners under this Agreement.

(d) Other than pursuant to this Section and Section 11.01(a), the Assignor Limited Partner may not transfer or assign a beneficial interest in its Partnership Interest without the prior written Consent of the Managing General Partner or its designee.

7.02. Conversion of BACs.
After the termination of the offering with respect to any series of BACs, on at least a semi-annual basis, any BAC Holder who desires to convert his BACs into Limited Partnership Interests may do so by fulfilling the requirements of
Section 7.03 for the admission of Substitute Limited Partners and the payment of the legal and administrative costs and recording fees (currently estimated to be $500). Persons who effect such conversion will receive one Limited Partnership Interest for each BAC they convert and shall not thereafter be permitted to re-exchange their Limited Partnership Interests for BACs. The Capital Account of the Assignor Limited Partner shall be reduced by an amount equal to the Capital Account of such former BAC Holder and such amount will be credited to such BAC Holder's account as a Substitute Limited Partner. BACs which have been converted into Limited Partnership Interests will be cancelled and will not be reissued. Persons who convert BACs into Limited Partnership Interests may request and receive from the Partnership BACs representing such Limited Partnership Interests.


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7.03. Assignees of Limited Partners; Substitute Limited Partners. (a) The
Partnership need not recognize for any purpose any assignment or transfer of all or any fraction of the Partnership Interest of a Limited Partner admitted to the Partnership pursuant to Sections 7.02, 10.02(b) or 11.04 unless (i) the Partnership shall have received a fee in the amount established by it from time to time sufficient to reimburse it for all its actual costs (currently estimated to be $500) in connection with such assignment or transfer (applicable only to transfers of Limited Partners admitted pursuant to Section 7.04); (ii) the Partnership shall have received such evidence of the authority of the parties to such assignment or transfer, including, but not by way of limitation, certified corporate resolutions and BACs of fiduciary authority, as its counsel may request; and (iii) there shall have been filed with the Partnership and recorded on the Partnership's books a duly executed and acknowledged counterpart of the instrument making such assignment or transfer, and such instrument evidences the written acceptance by the assignee of all of the terms and provisions of this Agreement, represents that such assignment or transfer was made in accordance with all applicable laws and regulations (including investor suitability requirements) and in all other respects is satisfactory in form and substance to the General Partners. Except as provided in Section 4.04(d), Substitute Limited Partners shall be recognized as such no later than on the first day of the calendar month following the month in which the Partnership receives the instrument of assignment provided in this Section 7.02.

(b) Any Limited Partner who shall assign all his Partnership Interest shall cease to be a Limited Partner of the Partnership, except that unless and until a Substitute Limited Partner is admitted in his stead, such Limited Partner shall retain the statutory rights of an assignor of a limited partnership interest under the Delaware Revised Uniform Limited Partnership Act.

7.04. Joint Ownership of Interests. (a) Subject to the other provisions of this Agreement, Limited Partnership Interests or BACs may be acquired by two or more individuals, who shall, at the time they acquire such Limited Partnership Interests or BACs, indicate to the Partnership whether the Limited Partnership Interests or BACs are being held by them as joint tenants with the right of survivorship, as tenants-in-common or as community property. In the absence of any such designation, they shall be presumed to hold such Limited Partnership Interests or BACs as tenants-in-common. Any Consent of the Limited Partners and Assignees shall require the action or vote of all owners of any such jointly held Limited Partnership Interests or BACs.


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

(b) Upon Notice to the Managing General Partner from all owners of any jointly held Limited Partnership Interests or BACs and the submission of such documentation as may be required, the General Partner shall (unless otherwise instructed by the owners) cause the Limited Partnership Interests or BACs to be divided into two or more equal portions, except that there may be no partial Limited Partnership Interests or BACs in any such portion, which shall thereafter be owned separately by each of the former owners.

7.05. Assignability of BACs.
Subject to the provisions of this Agreement, including Section 11.04, the General Partner in its discretion may cause the BACs to be freely transferable by an Assignee to a Person who shall become a substitute Assignee. To the extent such transfers are permitted, they will be subject to the following limitations:

(a) No transfer shall be permitted if it would result, when considered with all other transactions in BACs and Partnership Interests within the previous twelve months, in the Partnership being considered to have been terminated within the meaning of Section 708 of the Code;

(b) No transfer shall be permitted if such transfer of BACs would be in violation of any applicable federal or state securities law (including any investor suitability requirements);

(c) No transfer fee shall be imposed by the Partnership for the transfer of BACs;

(d) Any attempted transfer of BACs in contravention of the provisions of this Section shall not be recognized by the Partnership;

(e) The Partnership shall recognize the transferee of a BAC as the BAC Holder on the Partnership's books and records as of the last business day of the calendar month during which the Partnership or its agent receives all necessary documentation with respect to the transfer (unless such documentation is received less than five business days prior to the last business day of a calendar month, in which case the transferee will be recognized as the BAC Holder on the last business day of the next calendar month following such receipt);

(f) In order to record a trade on its books, the Partnership is under no obligation to, but may require such evidence of transfer or assignment and authority of the transferor or assignor (including signature guarantees),


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an opinion of counsel to the effect that there has been no violation of federal or state securities laws in the assignment or transfer, as the Managing General Partner may determine; and

(g) In order to record a trade on its books, the Partnership will require evidence of the transferee's suitability under state securities laws and the Code, as the Managing General Partner may determine.


ARTICLE VIII. DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

8.01. Events Causing Dissolution.
(a) The Partnership shall dissolve upon the happening of any of the following events:

(i) the Bankruptcy, death, dissolution, withdrawal, removal or adjudication of incompetence of a General Partner who is at that time the sole General Partner;

(ii) the passage of ninety (90) days after the Liquidation, Sale or Refinancing of all Apartment Complexes and/or Operating Partnership Interests, as applicable and this sale or other disposal substantially all other tangible assets of the Partnership;

(iii) the vote by a majority in Interest of the Limited Partners, or such greater number as are then required under the Delaware Revised Uniform Limited Partnership Act (including the Assignor Limited Partner voting as instructed by the Assignees), pursuant to Section 10.02(a)(ii) to dissolve the Partnership;

(iv) the expiration of the term of the Partnership specified in Section 1.04; or

(v) any other event causing the dissolution of the Partnership under the laws of the State of Delaware.

Notwithstanding the foregoing, the Partnership shall not be dissolved upon the occurrence of the Bankruptcy, death, dissolution, withdrawal, removal or adjudication of incompetence of a General Partner if (a) all of the remaining General Partners, if applicable, elect within 30 days after such an event to continue the business of the Partnership; or (b) within 90 days, after the withdrawal of a General Partner, all of the remaining Partners


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(including the Assignor Limited Partner voting as instructed by a majority in
Interest of the Assignees or such greater number as is then required under the
Act) agree in writing to continue the business of the Partnership, and, if the General Partner who became Bankrupt, died, dissolved, withdrew or was removed or adjudicated incompetent was the sole General Partner, designates a substitute General Partner. If all of the remaining General Partners elect to continue the Partnership pursuant to (a) in the preceding sentence, and if the General Partner who became Bankrupt, died, dissolved, withdrew or was removed or adjudicated incompetent was the Managing General Partner, all of the rights and obligations of the Managing General Partner hereunder shall be assumed by a General Partner selected by the remaining General Partners or, if there is only one remaining General Partner, by such sole remaining General Partner.

(b) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until a BAC of Cancellation shall be filed with the Delaware Secretary of State and the assets of the Partnership shall have been distributed as provided in Section 8.02. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, the business of the Partnership and the affairs of the Partners and Assignees shall continue to be governed by this Agreement.

8.02. Liquidation.
(a) Upon dissolution of the Partnership, the Managing General Partner or other liquidator (the "Liquidator") shall liquidate the assets of the Partnership, apply and distribute the proceeds thereof as contemplated by this Section 8.02 and cause the cancellation of the Partnership's BAC of limited partnership.

(b) After payment of liabilities owing to creditors of the Partnership, the Managing General Partner or the Liquidator shall set aside as a reserve such amount as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership. Said reserve may be paid over by the Managing General Partner or the Liquidator to a bank, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Managing General Partner or the Liquidator may deem advisable, the amount in such reserve shall be distributed to the Partners and Assignees in the manner set forth in Section 8.02(c).

(c) After paying such liabilities and providing for such reserves, the Managing General Partner or the Liquidator shall cause the remaining assets of the Partnership to be distributed to the Partners or Assignees. All


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distributions to the Partners or Assignees upon liquidation of the Partnership, shall be deemed to be distributions arising from Liquidation, Sale or Refinancing and shall be made as distributions of Liquidation, Sale or Refinancing Proceeds in accordance with Section 4.02.

It is the intent of the Partners and Assignees that, upon liquidation of the Partnership, all distributions to the Partners or Assignees be made in accordance with the Partners' or Assignees' respective Capital Account balances and the Partners and Assignees believe that distributions in accordance with
Section 4.02 will effectuate such intent. In the event that, upon liquidation, there is any conflict between distributions pursuant to the Partners' or Assignees' respective Capital Account balances and the intent of the Partners and Assignees with respect to distributions as provided in Section 4.02, the Liquidator shall, notwithstanding the provisions of Sections 4.01, 4.03 and 4.04, allocate the Partnership's gains and losses in a manner that will cause the distribution of Liquidation, Sale or Refinancing Proceeds to the Partners or Assignees to be in accordance with the Partners' or Assignees' respective Capital Account balances. After paying such liabilities and providing for such reserves, the Managing General Partner shall cause the remaining assets of the Partnership to be distributed to the Partners or Assignees. All distributions to the Partners or Assignees upon liquidation of the Partnership shall be deemed to be distributions arising from a Liquidation, Sale or Refinancing and shall be made as distributions of Liquidation, Sale or Refinancing Proceeds in accordance with Section 4.02.

(d) If the Managing General Partner shall determine that an immediate sale of part or all of the Partnership's assets would cause undue loss to the Partners or Assignees, the Managing General Partner may, after having given Notice to all the Limited Partners and Assignees, to the extent not then prohibited by any applicable law of any jurisdiction in which the Partnership is then formed or qualified defer liquidation of, and withhold from distribution, for a reasonable time any assets of the Partnership except those necessary to satisfy the Partnership's debts and obligations. No distributions in kind shall be made.

(e) Upon dissolution of the Partnership, if there is no Managing General Partner, such other Person who may be appointed in accordance with applicable law shall be responsible to take all action related to the winding up and distribution of assets of the Partnership and shall perform the actions of the Managing General Partner described in this Section 8.02.


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(f) Each Limited Partner or Assignee shall look solely to the assets of the
Partnership for all distributions with respect to the Partnership and his Capital Contribution thereto and his share of Cash Available for Distribution, Liquidation, Sale or Refinancing Proceeds, and Profits, Credits and Losses, and shall have no recourse therefor, upon dissolution, or otherwise, against any General Partner or Limited Partner or Assignee. No Partner or Assignee shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership. Nothing in this Section 8.02(f) shall alter the limitation on liability of the General Partner or its Affiliates pursuant to
Section 5.08(a).


ARTICLE IX.

BOOKS AND RECORDS, ACCOUNTING, REPORTS,
TAX MATTERS

9.01. Books and Records.
(a) The Partnership shall maintain at the principal office of the Partnership the following records, which are available for examination and copying there at the request, and at the expense, of any Partner or Assignee or his duly authorized representative during ordinary business hours or, copies of which may be requested by any Partner or Assignee or his duly authorized representative provided that the reasonable costs of fulfilling such request, including copying expenses, shall be paid by the Person making such request:

(i) a current list, updated at least quarterly, of the full name and last known home or business address and business telephone number of each Partner and Assignee, set forth in alphabetical order and each Partners' or Assignees' related interest in the Partnership. Any requests for copies of said list shall be mailed within 10 days of the request thereof. A Partner or Assignee may request a copy of said list, without limitation, for matters relating to voting rights under the Agreement and the exercise of rights under federal proxy laws.

(ii) a copy of the BAC and of this Agreement, together with executed copies of any powers of attorney pursuant to which this Agreement, and any amendments hereto, has been executed;

(iii) copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recent years;


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(iv) copies of (1) any effective written partnership agreements and (2) any financial statements of the Partnership for the three most recent years;

(v) for a period of at least five years, copies of each appraisal received pursuant to Section 5.05(e); and

(vi) the Partnership books.

(b) The Managing General Partner or its agent or designee shall maintain for a period of at least six years a record of the information obtained to indicate that an Assignee meets the suitability standards set forth in the Prospectus.

(c) If a Partner or Assignee must compel production of the list set forth in
Section 9.01(a)(i), then the General Partner will pay the Partner's or Assignee's actual costs and damages, including attorneys' fees. It shall be a defense that the actual purpose and reason for the requests is to secure such list or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the Partner or Assignee relative to the affairs of the Partnership. The General Partner may require the requesting party to represent that the list is not requested for a commercial purpose unrelated to the Partner's or Assignee's interest in the Partnership. The remedies provided hereunder are in addition to, and shall not in any way limit, other remedies available to Partners or Assignees under federal law, or the laws of any state.

9.02. Accounting Basis and Fiscal Year. The Partnership will initially utilize the accrual method of accounting. The fiscal year of the Partnership shall begin on April 1st of each calendar year.

9.03. Bank Accounts.
The bank accounts of the Partnership shall be maintained in such banking institutions as the Managing General Partner shall determine. All deposits and other funds not immediately needed in the operation of the business may be invested in Permitted Temporary Investments, as directed by the Managing General Partner; provided, however, prior to the sale by the Partnership of the minimum number of BACs, no funds paid by subscribers for BACs shall be invested in tax-exempt notes or bonds. The funds of the Partnership shall not be commingled with the funds of any other Person.


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9.04. Reports.
(a) Within 45 days after the end of each of the first three fiscal quarters of each year, the Managing General Partner shall send to each Person who was an Assignee during such quarter certain unaudited financial information with respect to the Partnership as of the end of, such fiscal quarter, together with a report of the activities of the Partnership during such fiscal quarter.

(b) Within 120 days after the end of the fourth quarter in each fiscal year, the Managing General Partner shall cause to be prepared and distributed to each person who was an Assignee at any time during the quarter then ended (i) a detailed statement describing (a) any new agreement, contract or arrangement required to be reported by Section 5.03(b) and (b) the amount of all fees, other compensation and amounts paid by the Partnership during such fiscal period to any General Partner or any Affiliate of any General Partner which may be included in the financial statements sent to BAC Holders and (ii) until the Capital Contributions of the Assignees shall be fully invested, a report of acquisitions of Operating Partnership Interest.

(c) The Managing General Partner shall send to each Person who was an Assignee at any time during the year then ended such tax information as shall be necessary for the preparation by such Assignee of his federal income tax return and required state income and other tax returns with regard to jurisdictions in which the Partnership is formed or qualified or owns investments. The Managing General Partner shall send this information within 75 days after the end of each year.

(d) Within 120 days after the end of each fiscal year, the Managing General Partner shall send to each Person who was an Assignee at any time during the fiscal year then ended (i) the balance sheet of the Partnership as of the end of such year and statements of operations, changes in Partners' and Assignees' capital and changes in financial position of the Partnership for such year, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by a report of the Accountants containing an opinion of the Accountants, (ii) a statement of Cash Available for Distribution for such year (which need not be audited), (iii) a report of the activities of the Partnership during such year, and (iv) a statement (which need not be audited) showing distributions per Unit by admission date at any time during such year in respect of such year, which statement shall identify distributions from (a) Cash Available for Distribution generated during the year, (b) Cash Available for Distribution generated during prior years which has been held as reserves, (c) proceeds from


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a Capital Transaction, (d) lease payments on net leases with builders and sellers, and (e) the Working Capital Reserve and other sources.

(e) A copy of each report referred to in this Section 9.04 shall be filed with all securities commissions requiring such filing at the time required by such commissions.

(f) If BACs are issued in series, all reports described in this Section 9.04 shall set forth required information for each series separately, as applicable.

9.05. Section 754 Elections.
In the event of a transfer of all or any part of the Interest of an Assignee, the Partnership may, but is not required to elect, pursuant to Section 754 of the Code (or any corresponding provision of succeeding law), to adjust the basis of the Partnership property.

9.06. Designation of Tax Matters Partner. The Managing General Partner is hereby authorized to designate itself or any other General Partner, as Tax Matters Partner of the Partnership, as provided in regulations pursuant to Section 6231 of the Code. Each Partner and Assignee, by the execution of this Agreement consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

9.07. Duties of Tax Matters Partner. (a) To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, profits interest and taxpayer identification number of each Partner and Assignee to the Secretary of the Treasury or his delegate (the "Secretary").

(b) To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall keep each Partner and Assignee informed of the administrative and judicial proceedings for the adjustment at the Partnership or Operating Partnership level of any item required to be taken into account by a Partner and Assignee for income tax purposes (such administrative proceeding referred to hereinafter as a "tax audit" and such judicial proceeding referred to hereinafter as "judicial review").


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(c) If the Tax Matters Partner, on behalf of the Partnership, receives a notice with respect to a Partnership tax audit from the Secretary or from the Tax Matters Partner of the Operating Partnership, the Tax Matters Partner shall, within 30 days of receiving such notice forward a copy of such notice to the Persons who hold or held an interest (through their Interest in the Partnership or the BACs) in the Profits, Losses and Credits of such Operating Partnership for the Operating Partnership taxable year to which the notice relates.

9.08. Authority of Tax Matters Partner. The Tax Matters Partner is hereby authorized, but not required:

(a) to enter into any settlement with the Internal Revenue Service or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners or Assignees, except that such settlement agreement shall not bind any Partner or Assignee who (within the time prescribed pursuant to the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner or Assignee;

(b) in the event that a notice of a final administrative adjustment at the Partnership or Operating Partnership level of any item required to be taken into account by a Partner or Assignee for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Partnership's principal place of business is located, or the United States Claims Court;

(c) to intervene in any action brought by any other Partner or Assignee for judicial review of a final adjustment;

(d) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

(e) to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner or Assignee for tax purposes, or an item affected by such item; and


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(f) to take any other action on behalf of the Partners or Assignees or the
Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

9.09. Expenses of Tax Matters Partner. The Partnership shall indemnity and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners or Assignees. The payment of all such expenses shall be made before any distributions are made from Cash Flow or the Working Capital Reserve are set aside by the Managing General Partner. Neither the General Partner, or any Affiliate, nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 5.08 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.


ARTICLE X.

MEETINGS AND VOTING RIGHTS OF LIMITED
PARTNERS AND ASSIGNEES

10.01. Meetings.
(a) Except as otherwise provided in Section 10.01(b), the Managing General Partner may, and at the written request signed by 10% or more in Interest of the Limited Partners (including the Assignor Limited Partner acting on behalf of and at the instruction of the Assignees) shall, submit any matter to the Limited Partners and Assignees upon which the Limited Partners and Assignees are entitled to vote for a vote by written Consent without a meeting. With regard to all matters to be brought before the Limited Partners, the Assignor Limited Partner shall act for and at the direction of the Assignees.

(b) Meetings of the Limited Partners and Assignees for any purpose may be called by the Managing General Partner at any time and, after receipt of a written request for such a meeting signed by 10% or more in Interest of the Limited Partners (including the Assignor Limited Partner acting on behalf of and at the instruction of the Assignees) the Managing General Partner shall notify in person or in writing by a certified mailing all Limited


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Partners (including the Assignor Limited Partner) and Assignees of such request within ten days of receiving such request. Any such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon thereat. Meetings shall be held at the principal office of the Partnership or at such other place as may be designated by the Managing General Partner or, if the meeting is called upon the request of Assignees, as designated by such Assignees. In addition, the Managing General Partner shall submit any matter upon which the Limited Partners (including the Assignor Limited Partner acting on behalf of and at the instruction of the Assignees) are entitled to act to the Limited Partners and Assignees for a vote by written Consent without a meeting.

(c) Any meeting called pursuant to Section 10.01(b) shall be held not less than 15 days nor more than 60 days after the date of the receipt of the request for such meeting. Notice to each Limited Partner and Assignee shall be given at his record address, or at such other address which he may have furnished in writing to the Managing General Partner or Assignor Limited Partner. Such Notice shall state the place, date and hour of the meeting and shall indicate that the Notice is being issued at the direction of, or by, the Partner or Partners calling the meeting. Included with such notice shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any proposal to be acted upon at the meeting. The Partnership will provide proxies or written consents which provide for approval and disapproval of each matter to be acted upon at the meeting. If a meeting is adjourned to another time or place, and if an announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give Notice of the adjourned meeting. The presence in person or by proxy of a majority in Interest of the Limited Partners (including the Assignor Limited Partner acting on behalf of and at the instruction of the Assignees) shall constitute a quorum at all meetings of the Limited Partners and the Assignees; provided, however, that if there be no such quorum, holders of a majority in Interest of the Limited Partners (including the Assignor Limited Partner voting on behalf of the Assignees) so present or so represented may adjourn the meeting from time to time without further Notice, until a quorum shall have been obtained. No Notice of the time, place or purpose of any meeting of Limited Partners and Assignees need be given to any Limited Partner or Assignee who attends in person or is represented by proxy, except for a Limited Partner or Assignee attending a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened, or to any Limited Partner or Assignee entitled to such Notice who, in writing, executed and filed with the records of the meeting, either before or after the time thereof, waives such Notice.


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(d) For the purpose of determining the Limited Partners entitled to vote on, or to vote at, any meeting of the Limited Partners, or any adjournment thereof, or to vote by written Consent without a meeting, and the Assignees entitled to direct the voting of the Assignor Limited Partner on any such occasion, the Managing General Partner or the Limited Partners requesting such meeting or vote may fix, in advance, a date as the record date of any such determination of Limited Partners and Assignees. Such date shall not be more than 50 days nor less than 10 days before any such meeting or submission of a matter to the Limited Partners and Assignees for a vote by written Consent.

(e) At each meeting of Limited Partners and Assignees, the Limited Partners and Assignees present or represented by proxy shall elect such officers and adopt such rules for the conduct of such meeting as they shall deem appropriate.

(f) The provisions of this Section 10.01 are subject to the provisions of
Section 12.11.

10.02. Voting Rights of Limited Partners and Assignees. (a) The consent of 80% in Interest of the Limited Partners (or of such greater number of Limited Partners as are then required under the Act) (it being understood that the Assignor Limited Partner is voting at the direction of the Assignees), shall be required to approve any transaction involving the sale, transfer or other disposition of all or substantially all of the assets of the Partnership when the consideration to be received by Limited Partners or Assignees does not consist entirely of cash, prior to the consummation of such transaction.

(b) A majority in Interest of the Limited Partners (or of such greater number of Limited Partners as are then required under the Act) (it being understood that the Assignor Limited Partner is voting at the direction of the Assignees), without the concurrence of the General Partner, may: (i) amend this Agreement, subject to the conditions that such amendment (a) may not in any manner allow the Limited Partners or Assignees to take part in the management or control of the Partnership's business or otherwise modify their limited liability and (b) may not, without the Consent of the Partner affected and subject to the provisions of Section 6.05(b), alter the rights, powers and duties of such Partner as set forth in Article V, the interest of such Partner in Profits, Credits and Losses, or Cash Available for Distribution, or Liquidation, Sale or Refinancing Proceeds as set forth in this Agreement; (ii) dissolve the Partnership; (iii) remove any General Partner and elect a replacement therefor;
(iv) approve or disapprove the sale of all or substantially all of the assets of the Partnership at any one time


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(including the Partnership's interest in all of the Operating Partnerships) and
(v) advise the General Partner to: (a) remove any Operating General Partner from an Operating Partnership, or (b) disapprove any material and adverse amendment to the Operating Partnership Agreement. If so advised, the General Partner shall promptly take such action as may be required to remove such Operating General Partner or to disapprove such amendment, in accordance with the terms of the Operating Partnership Agreement. If the Limited Partners (including the Assignor Limited Partner voting at the direction of the Assignees) vote to remove a General Partner pursuant to this Section 10.02, they shall provide the removed General Partner with Notice thereof, which Notice shall set forth the date upon which such removal is to become effective.

(c) Any General Partner removed pursuant to this Section shall, upon such removal, have the rights afforded to it pursuant to Section 6.05. Assignees, or any successor General Partner proposed by them, shall have the option, but not the obligation, to acquire, upon payment of any agreed upon value or the fair market value therefor, the Interest in the Partnership of any General Partner so removed. Any dispute as to fair market value shall be settled by arbitration in accordance with the rules of the American Arbitration Association. The cost of arbitration shall be borne equally by the removed General Partner and the Partnership.

(d) Any General Partner removed pursuant to this Section shall remain liable for all obligations and liabilities incurred by him as General Partner before such removal shall have become effective, but shall be free of any obligation or liability as General Partner incurred on account of the activities of the Partnership from and after the time such removal shall have become effective.

(e) A Limited Partner shall be entitled to cast one vote for each Limited Partnership Interest which he owns and an Assignee shall be entitled to direct the Assignor Limited Partner to cast one vote for each BAC which he owns: (i) at a meeting, in person, by written proxy or by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner for each Limited Partner or the Assignor Limited Partner for each Assignee prior to such meeting, or (ii) without a meeting, by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner for each Limited Partner or the Assignor Limited Partner for each Assignee prior to the date upon which the votes of Limited Partners and Assignees are to be counted. Every proxy must be signed by the Limited Partner or Assignee or his attorney-in-fact. No proxy shall be valid after the expiration of 12 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of


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

the Limited Partner or Assignee executing it. Only the votes of Limited Partners and Assignees of record on the Notice date, whether at a meeting or otherwise, shall be counted. The General Partner shall not be entitled to vote. The laws of the State of Delaware pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by the Limited Partners. Assignees may give proxies only to the Assignor Limited Partner. The Assignor Limited Partner will vote in accordance with the directions of the Assignees so that each Interest of an Assignee will be voted separately.

(f) The provisions of this Section 10.02 are subject to the provisions of
Section 12.11.

(g) Notwithstanding anything herein to the contrary, the General Partner and any affiliated partnerships or corporations which purchased BACs may not vote as Limited Partners and may not direct the Assignor Limited Partner to vote on their behalf with respect to matters set forth in Section 10.02(b)(iii); provided, however, that the above-described restriction shall not apply in the event the BACs are listed for trading and the applicable stock exchange or NASDAQ prohibits restrictions on voting rights of the BAC Holders or Limited Partners.

(h) The merger or combination of the Partnership with another entity shall be prohibited.

10.03. Voting by the Assignor Limited Partner on Behalf of BAC Holders. The Assignor Limited Partner hereby agrees that, with respect to any matter on which a vote of the Limited Partners is taken, the Consent of the Limited Partners is required or any other action of the Limited partners is required or permitted, it shall vote its Limited Partnership Interest or grant such Consent or take such action (other than solely administrative actions as to which the Assignor Limited Partner has no discretion) only for the sole benefit of, and in accordance with the written instructions of the BAC Holders to which units of beneficial interest in such Limited Partnership Interest have been assigned. The General Partner shall provide notice to the BAC Holders containing information regarding any matters to be voted upon or as to which any Consent or other action is requested or proposed sufficiently in advance of the date of the vote, Consent or action for which instructions are requested to permit BAC Holders to provide written instructions and shall otherwise establish reasonable procedures for any such request for instructions. The Partnership and the General Partners hereby agree to permit BAC Holders to attend any meetings of Partners and the Assignor Limited Partner shall, upon the written request of BAC Holders owning BACs which represent in the aggregate 10% or more of all of the outstanding BACs, request the General Partners to call a meeting of Partners pursuant to
Section 10.01 or to submit a matter
to the Assignor Limited Partner without a meeting pursuant to this Agreement. The General Partners shall give the Limited Partners and BAC Holders Notice of any meeting to be held pursuant to Section 10.01(a) or (b) at the same time and manner as such Notice is required to be given to the Assignor Limited Partner pursuant to Section 10.01(c).

10.04. Management of the Partnership. No Limited Partner or Assignee shall take part in the management or control of the business of the Partnership or transact any business in the name of the Partnership. No Limited Partner or Assignee shall have the power or authority to bind the Partnership or to sign any agreement or document in the name of the Partnership. No Limited Partner or Assignee shall have any power or authority with respect to the Partnership except insofar as the Consent of the Limited Partners or Assignees shall be expressly required.

10.05. Other Activities.
The Limited Partners and Assignees may engage in or possess interests in other business ventures of every kind and description for their own accounts, including without limitation, serving as general or limited partner of other partnerships which own, either directly or through interests in other partnerships, apartment complexes similar to the Apartment Complexes. Neither the Partnership nor any of the Partners or Assignees shall have any rights by virtue of this Agreement in or to such business ventures or to the income or profits derived therefrom.


ARTICLE XI.

ASSIGNMENT OF BENEFICIAL INTERESTS
TO ASSIGNEES AND RIGHTS OF ASSIGNEES

11.01. Assignment of Beneficial Interests to Assignees. (a) The Assignor Limited Partner, by the execution of this Agreement, irrevocably transfers and assigns to the Assignees all of the Assignor Limited Partner's rights and beneficial interest in and to the Limited Partnership Interest held by the Assignor Limited Partner, such transfer and assignment made in the number of units equal to the number of BACs purchased by each such Person no later than the next business day following the day such Person's funds are released to the Partnership, on behalf of the Assignor Limited Partner, of any proceeds from the Offering. The rights and interest so transferred and assigned shall include the following:

(i) all rights to receive distributions of Capital Contributions pursuant to
Section 3.04(c);

(ii) all rights with respect to profits, credits, losses and cash distributions pursuant to Article IV;

(iii) all rights to receive any proceeds of sales or refinancings pursuant to
Section 4.02 or liquidation of the Partnership pursuant to Section 8.02;

(iv) all rights to inspect books and records and to receive reports pursuant to
Article IX; and

(v) all rights which Limited Partners have, or may have in the future, under the Act, except as otherwise provided herein.

(b) The General Partner, by the execution of this Agreement, irrevocably Consents to and acknowledges that (i) the transfer and assignment pursuant to
Section 11.01(a) by the Assignor Limited Partner to the Assignees of the Assignor Limited Partner's rights and beneficial interest in its Limited Partnership Interest is effective, and (ii) the Assignees are intended to be third party beneficiaries of all rights and privileges of the Assignor Limited Partner in respect of its Limited Partnership Interest. The General Partner covenants and agrees that, in accordance with the foregoing transfer and assignment, all the Assignor Limited Partner's rights and privileges may be exercised by the Assignees.

11.02. Rights of Assignees of the Assignor Limited Partner. (a) The Assignees shall share pari passu on the basis of one unit of beneficial interest in the Assignor Limited Partner's Limited Partnership Interest for one BAC, and shall be considered as a single class with respect to all rights to receive distributions of Net Cash Flow, Liquidation, Sale or Refinancing Proceeds, allocations of Profits, Credits and Losses, and other determinations of allocations and distributions pursuant to this Agreement.

(b) Limited Partners (including the Assignor Limited Partner voting the Interests of the Assignees at their direction) shall vote on all matters in respect of which they are entitled to vote (either in person, by proxy or by written Consent), as a single class with each Limited Partner entitled to one vote per Partnership Interest and each BAC Holder entitled to one vote per BAC through the Assignor Limited Partner.

11.03. Fiduciary Duty of Assignor.
Pursuant to Section VII.E.3. of the NASAA Guidelines and in conformance with the terms of this Agreement, the Assignor shall have fiduciary responsibility for the safekeeping of any funds and assets of the Assignees and shall not permit the use of such funds and assets other than for the benefit of the Assignees.

11.04. Preservation of Tax Status and Preservation of Partnership Status. (a) The Managing General Partner may, upon advice of counsel, restrict, halt or suspend trading of BACs to prevent a termination of the Partnership for federal income tax purposes which is deemed harmful to the Assignees. In the event of such suspension, the transferring or assigning Assignee will be notified in such event, and any deferred transfers or assignments will be affected (in chronological order to the extent practicable), as of the first day of the next succeeding period in which such transfers or assignments can be affected without either premature termination of the Partnership for tax purposes or any adverse effects from such premature termination, as the case may be. In the event transfers or assignments are suspended for the foregoing reasons, the General Partner will give notice of such suspension to Assignees as soon as practicable.

(b) The Managing General Partner may, upon advice of counsel, (i) restrict or halt trading in BACs, (ii) cause the delisting of BACs from public trading markets, (iii) require a purchaser of BACs (at no additional cost) to be admitted to the Partnership as a Limited Partner, (iv) require a BAC Holder (at no additional cost) to become a Limited Partner, and/or (v) take such other action with respect to the manner in which BACs are being or may be transferred or traded, as it may deem necessary or appropriate (including causing the amendment of this Agreement in connection therewith), in order to preserve the status of the Partnership as a partnership, prevent a termination of the Partnership for federal income tax purposes which is deemed harmful to the Assignees, prevent federal income tax treatment of the Partnership as an association taxable as a corporation, insure that BAC Holders will be treated as limited partners of the Partnership for state law and federal income tax purposes and/or qualify the Partnership as a pass-through entity pursuant to the provisions of any future legislation.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

12.01. Appointment of Managing General Partner as Attorney-in-Fact. (a) Each Limited Partner, including each Substitute Limited Partner, by the execution of this Agreement, irrevocably constitutes and appoints, with full power of substitution, the Managing General Partner, acting through any partner of its general partner, his true and lawful attorney-in-fact with full power and authority in his name, place and stead to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices this Agreement, and such other documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to: (i) all BACs and other instruments (including counterparts of this Agreement), and any amendment thereof, which any such Person deems appropriate to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners will have limited liability comparable to that provided by the Delaware Revised Uniform Limited Partnership Act on the date thereof) in a jurisdiction in which the Partnership may conduct business or in which such formation, qualification or continuation is, in the opinion of any such Person, necessary to protect the limited liability of the Limited Partners and Assignees; (ii) any other instrument or document which may be required to be filed by the Partnership under Federal law or under the laws of any state in which any such Person deems it advisable to file; (iii) all amendments to this Agreement adopted in accordance with the terms hereof and all instruments which any such Person deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement; and (iv) any instrument or document, including amendments to this Agreement, which may be required to (A) effect the continuation of the Partnership, the admission of any Limited Partners, any Substitute Limited Partner or any additional or successor General Partner, or the dissolution and termination of the Partnership (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement), (B) to reflect any reductions in amount of contributions of Partners or (C) to make a correction to any Exhibit thereto.

(b) The appointment by each Limited Partner of each of such Persons as his attorney-in-fact is irrevocable and shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of such Persons to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and such power shall survive the removal, Bankruptcy, death, incompetence or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the BACs or Partnership Interests of such Person; provided, however, that in the event of a transfer by a Limited Partner or a BAC Holder of all or any part of his Interests, the foregoing power of attorney of a transferor Limited Partner or BAC Holder shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a Substitute Limited Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

12.02. Signatures; Amendments.
(a) Each Limited Partner, additional General Partner and successor General Partner shall become a signatory hereto by signing such number of counterpart signature pages to this Agreement and such other instrument or instruments in such manner and at such time as the Managing General Partner shall determine. By so signing, each Limited Partner, successor General Partner or additional General Partner, as the case may be, shall be deemed to have adopted, and to have agreed to be bound by, all the provisions of this Agreement, as amended from time to time; provided, however, that no such counterpart shall be binding if and until it shall have been accepted by the Managing General Partner. (b) In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partner, without the Consent of the Limited Partners (or the Assignees), (i) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein; (ii) to cure any ambiguity or correct or supplement any provision herein which may be inconsistent with the manifest intent of this Agreement or the administrative efficiency of the Partnership; and (iii) to delete or add any provision of this Agreement required to be deleted or added by the staff of the Securities and Exchange Commission or other federal agency or by a state "Blue Sky" commissioner or similar official, or by any national securities exchange or NASDAQ, which addition or deletion is deemed by such Commission, agency, entity or official to be for the benefit or protection of Limited Partners or the Assignees; provided, however, that no amendment shall be adopted pursuant to this Section 12.02(b) unless the adoption thereof (1) is for the benefit of, or not adverse to the interests of, the Limited Partners and the Assignees; (2) is not inconsistent with Section 5.01;
(3) does not affect the distribution of Cash Available for Distribution or Liquidation, Sale or Refinancing Proceeds or the allocation of Profits, Credits and Losses among the Limited Partners or the Assignees; and (4) does not affect the limited liability of the Limited Partners or the Assignees or the status of the Partnership as a partnership for federal income tax purposes.

(c) If this Agreement shall be amended as a result of substituting a Limited Partner, the amendment to this Agreement shall be signed by the Managing General Partner and by the Person to be substituted (which signature of the Person to be substituted may be made by such Person's attorney-in-fact), and if a Limited Partner is to be substituted, either by the assigning Limited Partner or by the Managing General Partner pursuant to its authority to act as Attorney-in-Fact on behalf of the assigning Limited Partner. If this Agreement shall be amended to reflect the designation of an additional General Partner, such amendment shall be signed by the other General Partners and by such additional General Partner. If this Agreement shall be amended to reflect the withdrawal of a General Partner when the business of the Partnership is being continued, such amendment shall be signed by the withdrawing General Partner and by the remaining or successor General Partner or Partners.

(d) In making any amendments, there shall be prepared and filed by the Managing General Partner for recording such documents and BACs if and to the extent required to be prepared and filed under the Act.

12.03. Ownership by Limited Partners or Assignees of General Partner or Its Affiliates.
No Limited Partner or Assignee shall at any time, either directly or indirectly, own any stock or other interest in any General Partner or in any Affiliate of any General Partner if such ownership by itself or in conjunction with the stock or other interest owned by other Limited Partners and Assignees would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. Each Limited Partner and Assignee shall promptly supply any information requested by the Managing General Partner in order to establish compliance by the Limited Partner or Assignee with the provisions of this Section 12.03.

12.04. Binding Provisions.
The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and assigns of the respective parties hereto.

12.05. Applicable Law.
This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this section.

12.06. Counterparts.
This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart, except that no counterpart shall be binding unless signed by the Managing General Partner.

12.07. Separability of Provisions.
Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

12.08. Captions.
Article and Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

12.09. Disallowance of Expenses.
Any fee paid to any General Partner pursuant to this Agreement which is disallowed as a deductible expense for federal income tax purposes shall constitute, for federal income tax purposes, a special allocation of gross income to the General Partner receiving such fee.

12.10. Entire Agreement.
This Agreement, together with the Exhibits attached hereto, sets forth all (and is intended by all parties to be an integration of all) of the promises, agreements and understandings among the parties hereto with respect to the Partnership, the Partnership business and the property of the Partnership, and there are no promises, agreements, or understandings, oral or written, express or implied, among them other than as set forth or incorporated herein.

12.11. Series Treated as Separate Partnerships; Exceptions. (a) Except as otherwise provided in Section 12.11(b), this Partnership Agreement shall apply to each series of BACs as though each such series were a separate partnership and the terms set forth herein shall be applied identically in each series. The General Partners shall maintain separate bank accounts and books and records for each series and shall credit income and apportion Operating Expenses and other costs which are not specifically allocable to a particular series among all outstanding series upon the advice of the Accountants.

(b) Section 12.11(a) shall not apply in the following instances:

(i) if the topics of a meeting or a vote without a meeting concern more than one series of BACs, then for purposes of Section 10.01 all affected series will be combined and treated as a single class; and

(ii) the right of Limited Partners and Assignees set forth in Sections 10.02(a) and (b) may be exercised only by a majority in interest (or such greater percentage as is then required under the Act) of the Limited Partners of all affected series (including the Assignor Limited Partner acting for and at the direction of BAC Holders of all affected series) voting as a single class.

(c) In the event that a creditor asserts a claim against the assets of the Partnership and it can be determined by the nature of the creditor's claim that such claim is attributable to one series only, and that series' funds are insufficient to satisfy the claim, then the General Partner will assume liability for any unsatisfied portion of the creditor's claim. In the event of such claim against more than one series, if the proportional liability of a particular series can be determined, such series will only be liable for such proportional amount of the claim; if such series' funds are insufficient to satisfy the proportional amount of the claim, the General Partner will assume liability for any unsatisfied portion thereof.

IN WITNESS WHEREOF, the parties hereto hereunder affix their signatures and seals on December 16, 1993.

GENERAL PARTNER:

BOSTON CAPITAL ASSOCIATES IV L.P.

By: Boston Capital Associates, its General Partner

                                                      By: /s/ Herbert F. Collins
                                                          ----------------------
                                                              Herbert F. Collins
                                                              General Partner


                                                      By: /s/ John P. Manning
                                                          ----------------------
                                                              John P. Manning
                                                              General Partner


ASSIGNOR LIMITED PARTNER:

BCTC IV ASSIGNOR CORP.

                                                      By: /s/ John P. Manning
                                                          ----------------------
                                                              John P. Manning
                                                              President

                                 Boston Capital Tax Credit Fund IV Investor Form
                                 -----------------------------------------------

BOSTON CAPITAL
The Tax Credit Experts

  I. Investor Information (Please Type or Print Clearly)

[ ] This investment is for Series            [ ] I have previously invested in Series

Individual Name                                        Social Security Number

Joint Name                                             Social Security Number

Entity Name                                            Taxpayer Identification Number

Home Address

City           State          Zip Code       Home Telephone

Occupation

               Check One  [ ] Mr.  [ ] Mrs.  [ ] Ms.  [ ] Mr. & Mrs.  [ ] Dr.  [ ] Other

 II. Legal Form of Ownership

     [ ] Individual (01) [ ] Community Property (15)   [ ] Partnership (04)     [ ] Grantor Trust/Living Trust (07)
     [ ] JTWROS (08)     [ ] Tenants in Common (09)    [ ] Corporation (05)     [ ] Other (specify)


III. Investment Information

Investment Amount $                Minimum Investment: $5,000 (Additional increments: $1,000)


Make Checks Payable to: "WB&T/BCTC FUND IV ESCROW ACCOUNT"


IV. Investor Signature (if required)

Investors who are residents of the states of Arizona, Arkansas, California, Iowa, Maine, Massachusetts, Michigan, Minnesota, Missouri, Nebraska, New Hampshire, New Jersey, New Mexico, North Carolina, Oklahoma, Oregon, South Dakota, Texas, Washington, and Wisconsin must make the following representations and sign below. In addition, certain Soliciting Dealers have internally determined that Investor Signatures will be required. Each Account Executive should consult with his or her central office regarding an Investor Signature requirement. If there is such a requirement, please have your client complete the information and make the representations that follow by signing below. I hereby confirm that I have received a Prospectus relating to the offering of Beneficial Assignee Certificates ("BACs") representing assignments of limited partnership interests in Boston Capital Tax Credit Fund IV L.P. and that I meet the minimum suitability standards regarding annual income and net worth as disclosed in the Prospectus.



Signature of First Investor                       Date



Signature of Second Investor                      Date


For Internal Use Only
B/D No.                  Check No.                o CONTINUED ON THE OTHER SIDE

                                 Boston Capital Tax Credit Fund IV Investor Form
                                 -----------------------------------------------
                                 side two


--------------------------------------------------------------------------------
V. Broker/Dealer Information

   [ ] Please check if new address

   Account Executive                    Broker/Dealer Firm

   -----------------------------------------------------------------------------

   Account Executive's Branch Address

   City             State     Zip Code       Telephone

   -----------------------------------------------------------------------------

The undersigned represents that he has complied with the requirements of the rules of fair practice of the NASD with respect to the subscriber whose name appears on the above Investor Form and hereby certifies that he has reasonable grounds to believe on the basis of information obtained from the investor concerning his objectives, financial situation and needs and any other information known to the undersigned that the investment in the interests is suitable for the investor, and, in addition, has informed the investor as to the lack of liquidity and marketability of the interests.


Account Executive's Signature and/or Branch Manager         Date

--------------------------------------------------------------------------------




Make Checks Payable To:  "WB&T/BCTC FUND IV ESCROW ACCOUNT"
   Submit Documents To:  Boston Capital Services
                         Escrow Administrator
                         One Boston Place, Suite 2100
                         Boston, Massachusetts 02108-4406
                         (617) 624-8900 or (800) 866-2282

BOSTON CAPITAL TAX CREDIT FUND IV L.P.

BOSTON CAPITAL
TAX CREDIT FUND IV L.P.

PROSPECTUS

TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
Summary...........................................................................................     1
Additional Summary Information for Corporate Investors............................................    17
Suitability of an Investment in Certificates......................................................    19
Estimated Use of Proceeds.........................................................................    24
Risk Factors......................................................................................    26
Fiduciary Responsibility of Boston Associates.....................................................    35
Conflicts of Interest.............................................................................    37
Compensation and Fees.............................................................................    44
Investment Objectives and Acquisition Policies....................................................    48
Investment in Operating Partnerships..............................................................    64
Tax Credit Programs...............................................................................    65
Government Assistance Programs....................................................................    77
Management........................................................................................    90
Prior Performance of Boston Associates and Its Affiliates.........................................    95
Description of Certificates.......................................................................   102
Sharing Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals.......................   105
Federal Income Tax Matters........................................................................   109
The Offering......................................................................................   163
Summary of Provisions of the Fund Agreement.......................................................   169

                                      330

Sales Literature..................................................................................   175
Experts...........................................................................................   176
Investor Reports..................................................................................   176
Legal Matters.....................................................................................   177
Registration Statement............................................................................   177
Glossary..........................................................................................   178
Appendix I--Reports of Independent Certified Public Accountants, Financial
            Statements and Tabular Information Concerning Prior Limited
            Partnerships..........................................................................  I-1 (183)
Exhibit A--Fund Agreement.........................................................................  A-1 (246)
Exhibit B--Investor Form..........................................................................  B-1

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.   Other Expenses of Issuance and Distribution.
           --------------------------------------------

           Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by the Registrant (or, to the extent expenses exceed the limits set forth in the Prospectus, by the General Partner or its Affiliates) in connection with the issuance and distribution of 10,000,000 beneficial assignee certificates ("BACs").

           Securities and Exchange Commission Registration Fee............... $ 75,750
           NASD Filing Fee...................................................   10,500
           *Printing.........................................................  250,000
           *Accounting Fees and Expenses.....................................   50,000
           *Blue Sky Expenses (including legal fees).........................  100,000
           *Counsel Fees and Expenses........................................  100,000
           *Transfer Agent and Registrar Fees................................   50,000
           Miscellaneous including advertising...............................  250,000

                          Total.............................................. $886,250
                                                                               -------

Item 31.   Sales to Special Parties.
           -------------------------
           None.

Item 32.   Recent Sales of Unregistered Securities.
           ----------------------------------------
           The General Partner of the Registrant, Boston Capital Associates IV L.P., holds a 1% interest in the Partnership for which it contributed $500.00 to the Partnership as of October 12, 1993. The Assignor Limited Partner of the Registrant, BCTC IV Assignor Corp., holds a 99% interest for which it has contributed $100.00 to the Partnership. These sales were exempt from registration under Section 4(2) of the Securities Act of 1933 as they did not involve any public offering.

           --------------------------------
           *  Estimated.

           Item 33.  Indemnification of Directors and Officers.
                     ------------------------------------------

                     Section 5.08 of the Partnership Agreement provides in part that neither the General Partner, its Affiliates nor the Assignor Limited Partner, shall be liable, responsible or accountable in damages or otherwise to the Partnership or any of the Limited Partners (including assignees of the Assignor Limited Partner) for any act or omission performed or omitted by any General Partner or the Assignor Limited Partner in good faith and in the best interests of the Partnership and the Assignees, provided that such General Partner's or Assignor Limited Partner's conduct did not constitute fraud, bad faith, negligence, misconduct or breach of fiduciary duty. The Partnership shall indemnify and hold harmless the General Partner, and its Affiliates, including the Assignor Limited Partner, from any loss, liability or damage incurred by any of them or by the Partnership by reason of any act performed or omitted to be performed by them in good faith and in a manner reasonably believed by them to be in the Partnership's best interests, in connection with the business of the Partnership, including all judgments, costs and attorneys' fees (which costs and attorneys' fees may be paid as incurred only if the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of the Partnership; the legal action is initiated by a third party who is not a Partner or BAC Holder; and the General Partner, the Assignor Limited Partner or their Affiliates undertake to repay the advanced funds to the Partnership in cases in which they are not entitled to indemnification) and any amounts expended in settlement of any claims of liability, loss or damage, provided that such General Partner's or Assignor Limited Partner's conduct did not constitute fraud, bad faith, negligence, misconduct or breach of fiduciary duty. The satisfaction of any indemnification obligation shall be from and limited to Partnership assets, and no Limited Partner or BAC Holder shall have any personal liability on account thereof.

                     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the General Partner and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a General Partner or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such general partner or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           See "Fiduciary Responsibility of the General Partner" in Part I of this Registration Statement and Section 5.08 of the Limited Partnership Agreement.

           Item 34.  Treatment of Proceeds from Stock Being Registered.
                     --------------------------------------------------
                     Inapplicable.

           Item 35.  Financial Statements and Exhibits.
                     ----------------------------------

                     (a)    Financial Statements

                            All Financial Statements (which include all information required by any schedule) are included in the Prospectus, including the following:

                            Boston Capital Associates IV L.P. - Report of Independent Certified Public Accountants.

                            Boston Capital Associates IV L.P. Balance Sheet, December 31, 1998.

                            Boston Capital Associates IV L.P. - Notes to
                            Balance Sheet.

                            Boston Capital Associates - Report of Independent Certified Public Accountants.

                            Boston Capital Associates Balance Sheet,
                            December 31, 1998.

                            Boston Capital Associates - Notes to Balance Sheet.

                            Boston Capital Associates Balance Sheet,
                            December 31, 1998.

                            Boston Capital Associates - Notes to Balance Sheet.

                            BCTC IV Assignor Corp. - Report of Independent Certified Public Accountants.

                            BCTC IV Assignor Corp. - Balance Sheet,
                            December 31, 1998.

                            BCTC IV Assignor Corp. - Notes to Balance Sheet.

           -----------------------------
           *   Previously Filed


                     (b)    Description of Exhibits

                     *      1.     Form of Dealer-Manager Agreement between
                                   Boston Capital Services, Inc. and the
                                   Registrant (including, as an exhibit thereto, the form of Soliciting Dealer Agreement).

                            2.     Inapplicable.

                     *      3.     Organization Documents -

                            Certificate of Limited Partnership of Boston Capital Tax Credit Fund IV L.P.

                                   Certificate of Limited Partnership of Boston
                                   Capital Associates IV L.P.

                                   Certificate of Incorporation and By-Laws of BCTC IV Assignor Corp. (the Assignor Limited Partner).

                     *      4.     Instruments defining the rights of security
                                   holders, including indentures.

                                   Agreement of Limited Partnership of Boston
                                   Capital Tax Credit Fund IV L.P. (included in
                                   Part I of this Registration Statement).

                     *      5.     Opinion re legality.

                                   Form of Opinion of Peabody & Brown.

           Items (b)6 and 7 are inapplicable.

                     *      8.     Opinion re tax matters.

                                   Form of Opinion of Peabody & Brown.


           -----------------------------
           *   Previously Filed

           Item (b)9 is inapplicable.

                     *      10.    Material Contracts.

                                   A.   Form of Beneficial Assignee Certificate.
                                   B.   Form of Capital Contributions Escrow
                                        Agreement between Wainwright Bank &
                                        Trust Company and the Registrant.

           Items (b)11 through (b)20 are inapplicable.

                            21.    Other documents or Statements to Security
                                   Holders.

                                   A. Supplement No. 4 dated February 12, 1999 to Prospectus dated August 1, 1998.

                            22.    Subsidiaries of Registrant.

                                   See "Conflicts of Interest," and "Management" in Part I of this Registration Statement.

           Item (b)23 is inapplicable.

                            24.    Consents of Experts and Counsel.
                         *         A.   Letter of Peabody & Brown (included in
                                        Exhibits 5 and 8).
                                   B. Letter of Reznick Fedder & Silverman.
                                   C. Letter of Kevin P. Martin & Associates,
                                      P.C.

                         *  25.    Powers of Attorney - Included with Signature
                                   Page to Registration Statement.

           Item (b)26 and 27 is inapplicable.

           --------------------
           *    Previously Filed


           Item 36.  Undertakings.
                     -------------

                     The Registrant undertakes (a) to file any prospectuses required by Section 10(a)(3) of the Securities Act of 1933 as post-effective amendments to the Registration Statement;
                     (b) that for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof; (c) that all post-effective amendments will comply with the applicable forms, rules, and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

                     The Registrant undertakes to send to each Investor at least on an annual basis a detailed statement of any transactions with the General Partner or its Affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

                     The Registrant undertakes to provide to the Investors the financial statements required by Form 10-K for the first full fiscal year of operations of the Partnership.

                     The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period with respect to any applicable series describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Investors. Each sticker supplement should disclose all compensation and fees received by the General Partner and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

                     The Registrant also undertakes to file, after the end of the distribution period with respect to any applicable series, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Investors at least once each quarter after the distribution period of the offering has ended.

                     The Registrant undertakes that the prospectus will be supplemented at the close of any series to state the number of participants in that series, the amount of BACs sold therein, the cumulative amount sold under all series sold under the subject registration statement, and the amount of BACs to be offered in the next series.

                     The Registrant undertakes that if at the commencement of the offering of any series (which will not take place until completion of the offering of any prior series with the same investment objectives and the filing of the supplement contemplated by the preceding undertaking) the series to be offered has a reasonable probability of acquiring an interest in an Operating Partnership, the offering will not commence until after a post-effective amendment to the registration statement has been filed and declared effective. Any such post-effective amendment shall contain such information as would be required in an original registration statement with respect to the Operating partnership being acquired (including audited financial statements complying with Rule 3-14 of Regulation S-X).

                     The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                     Statement:

                            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                            (ii) To reflect in the Prospectus any facts or
                     events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                            (iii) To include any material information with
                     respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused Post-Effective Amendment No. 8 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and the Commonwealth of Massachusetts on this 21st day of April 1999.

                                      BOSTON CAPITAL TAX CREDIT FUND IV L.P.


                                      By:    Boston Capital Associates IV L.P.

                                             By:    Boston Capital Associates


                                                    By:   /s/ John P. Manning
                                                          ----------------------
                                                          John P. Manning



                                                    By:   /s/ Herbert F. Collins
                                                          ----------------------
                                                          Herbert F. Collins




                            ASSIGNOR LIMITED PARTNER


                            BCTC IV ASSIGNOR CORP.


                                   By:    /s/ John P. Manning
                                          ------------------------
                                          John P. Manning
                                          President

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE:                            TITLE:                              DATE:

/s/ Herbert F. Collins             General Partner and                April 21, 1999
----------------------             Principal Executive
Herbert F. Collins                 Officer, Principal
                                   Financial Officer and
                                   Principal Accounting
                                   Officer of Boston Capital
                                   Associates; Director and
                                   Chairman of the Board of
                                   BCTC IV Assignor Corp.


/s/ John P. Manning                General Partner and                April 21, 1999
-------------------                Principal Executive
John P. Manning                    Officer, Principal
                                   Financial Officer and
                                   Principal Accounting Officer
                                   of Boston Capital Associates;
                                   Director, President  and Chief
                                   Executive Officer of BCTC IV
                                   Assignor Corp.


/s/ Anthony Nickas                 Executive                          April 21, 1999
----------------------             Vice President,
Anthony Nickas                     Principal Financial Officer
                                   and Principal Accounting Officer
                                   of BCTC IV Assignor Corp.
